EXHIBIT B-1


                            STOCK PURCHASE AGREEMENT

                                      among

                               AMEREN CORPORATION,

                              ILLINOVA CORPORATION,

                           ILLINOVA GENERATING COMPANY

                                       and

                                   DYNEGY INC.

                          Dated as of February 2, 2004


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                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

Section 1.1     Certain Defined Terms..........................................1
Section 1.2     Other Defined Terms...........................................12
Section 1.3     Other Definitional and Interpretative Provisions..............13

                                   ARTICLE II
                                PURCHASE AND SALE

Section 2.1     Purchase and Sale of Shares...................................15
Section 2.2     Purchase Price................................................15
Section 2.3     Purchase Price Adjustments....................................16
Section 2.4     Closing.......................................................17
Section 2.5     Closing Deliveries by Seller..................................17
Section 2.6     Closing Deliveries by Purchaser...............................19

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF SELLER AND DYNEGY

Section 3.1     Organization and Qualification................................20
Section 3.2     Capitalization................................................20
Section 3.3     Authority.....................................................21
Section 3.4     Consents and Approvals; No Violation..........................22
Section 3.5     IPC Reports...................................................22
Section 3.6     IPC Financial Statements......................................23
Section 3.7     Absence of Certain Changes; Absence of Undisclosed
                Liabilities...................................................23
Section 3.8     Taxes.........................................................24
Section 3.9     Litigation....................................................26
Section 3.10    Employee Benefit Plans........................................27
Section 3.11    Environmental Matters.........................................29
Section 3.12    Compliance with Applicable Laws...............................30
Section 3.13    Labor Matters; Employees......................................31
Section 3.14    Material Contracts............................................32
Section 3.15    Intellectual Property.........................................32
Section 3.16    Real Property.................................................33
Section 3.17    Brokers.......................................................35
Section 3.18    Personal Property.............................................35
Section 3.19    Availability of Assets; Affiliate Transactions................35
Section 3.20    Title to Property.............................................35
Section 3.21    Bank Accounts; Powers of Attorney; Minute Books...............35
Section 3.22    Regulation as a Utility.......................................36
Section 3.23    Regulatory Proceedings........................................36
Section 3.24    Hedging.......................................................36


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Section 3.25    Responsibility for Compliance with Sarbanes-Oxley Act.........36
Section 3.26    Insurance.....................................................36
Section 3.27    Clinton Nuclear Power Station.................................37

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 4.1     Organization and Qualification................................37
Section 4.2     Authority.....................................................38
Section 4.3     Conflicts.....................................................38
Section 4.4     Securities Matters............................................39
Section 4.5     Litigation....................................................39
Section 4.6     Availability of Funds.........................................39
Section 4.7     Brokers.......................................................39

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

Section 5.1     Conduct of Business Prior to the Closing......................39
Section 5.2     Access to Information.........................................42
Section 5.3     Governmental Permits and Approvals............................43
Section 5.4     Notice of Developments........................................45
Section 5.5     Insurance; Risk of Loss.......................................45
Section 5.6     Confidentiality...............................................47
Section 5.7     Intercompany Arrangements.....................................47
Section 5.8     Use of Dynegy and Seller's Names..............................47
Section 5.9     Change of Control Offer.......................................48
Section 5.10    Further Assurances............................................48
Section 5.11    No Public Announcement........................................48
Section 5.12    Access to Records.............................................48
Section 5.13    No Solicitation...............................................49
Section 5.14    Terminated Employees..........................................49
Section 5.15    Intercompany Note.............................................49
Section 5.16    Covenant Not to Sue...........................................49
Section 5.17    IPC Property..................................................50
Section 5.18    Remediation of Excluded Environmental Matters.................50
Section 5.19    Consent Solicitation..........................................52
Section 5.20    Generation Asset Transfers....................................53
Section 5.21    Certain Additional Agreements.................................53
Section 5.22    Status Meetings...............................................56
Section 5.23    PPA Modification Right........................................56
Section 5.24    Compliance with Sarbanes-Oxley Act............................57
Section 5.25    Litigation and Clinton Nuclear Power Station Updates..........57


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                                   ARTICLE VI
                         EMPLOYEES AND EMPLOYEE MATTERS

Section 6.1     Employment of Transferred Employees...........................58
Section 6.2     Transferred Employee Benefit Matters..........................60
Section 6.3     Miscellaneous Benefits........................................69
Section 6.4     Employee Rights...............................................69
Section 6.5     WARN Act Requirements.........................................70
Section 6.6     Retention of Certain Liabilities by Dynegy....................70

                                   ARTICLE VII
                         TAX MATTERS AND INDEMNIFICATION

Section 7.1     Preparation and Filing of Tax Returns.........................70
Section 7.2     Cooperation...................................................71
Section 7.3     Transfer Taxes................................................72
Section 7.4     FIRPTA Certificate............................................72
Section 7.5     Tax Sharing Agreements........................................72
Section 7.6     Tax Refunds...................................................72
Section 7.7     Section 338(h)(10) Election...................................73
Section 7.8     Tax Indemnification...........................................74
Section 7.9     Survival and Coordination.....................................75

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

Section 8.1     Conditions to Obligations of Seller...........................75
Section 8.2     Conditions to Obligation of Purchaser.........................77
Section 8.3     Effect of Certain Waivers of Closing Conditions...............78

                                   ARTICLE IX
                                 INDEMNIFICATION

Section 9.1     Obligations of Dynegy.........................................79
Section 9.2     Obligations of Purchaser......................................80
Section 9.3     Procedures....................................................80
Section 9.4     Survival......................................................83
Section 9.5     Limitations on Indemnification................................84
Section 9.6     Mitigation....................................................85
Section 9.7     Remedies Exclusive............................................85
Section 9.8     Tax Indemnification Matters...................................85
Section 9.9     Qualification as to Materiality...............................85

                                    ARTICLE X
                             TERMINATION AND WAIVER

Section 10.1    Termination...................................................86
Section 10.2    Effect of Termination.........................................86


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                                   ARTICLE XI
                               GENERAL PROVISIONS

Section 11.1    Expenses......................................................87
Section 11.2    No Additional Representations.................................87
Section 11.3    Materiality...................................................89
Section 11.4    Disclosure Schedules..........................................89
Section 11.5    Limitation on Damages.........................................89
Section 11.6    Notices.......................................................89
Section 11.7    Headings......................................................90
Section 11.8    Severability..................................................90
Section 11.9    Entire Agreement..............................................91
Section 11.10   Assignment....................................................91
Section 11.11   No Third Party Beneficiaries..................................91
Section 11.12   Amendment.....................................................91
Section 11.13   Waiver........................................................91
Section 11.14   Governing Law.................................................92
Section 11.15   WAIVER OF JURY TRIAL..........................................92
Section 11.16   Specific Performance; Remedies................................92
Section 11.17   Counterparts..................................................92
Section 11.18   Representation by Counsel; Interpretation.....................92
Section 11.19   Commercially Reasonable Efforts to Consummate.................93


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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of February 2, 2004, is entered into by and among Ameren Corporation, a Missouri corporation ("Purchaser"), Illinova Corporation, an Illinois corporation ("Seller"), Illinova Generating Company, an Illinois corporation ("IGC"), and Dynegy Inc., an Illinois corporation ("Dynegy"). Dynegy, IGC and Seller are referred to herein as the "Dynegy Parties".

                              W I T N E S S E T H:

     WHEREAS, Seller owns (a) 62,892,213 shares (the "Common Shares") of common stock, without par value, of Illinois Power Company, an Illinois corporation ("IPC"), constituting all of the outstanding common stock of IPC and (b) 662,924 shares (the "Preferred Shares") of preferred stock, $50 par value per share, of IPC, constituting approximately 73% of the issued and outstanding preferred stock of IPC, and IGC owns 12,400 shares of common stock, $100 par value per share, of Electric Energy, Inc. ("EEI"), an Illinois corporation (the "EEI Shares", and together with the Common Shares and the Preferred Shares, the "Shares");

     WHEREAS, Dynegy has agreed, as an inducement to Purchaser, to enter into this Agreement;

     WHEREAS, Seller, IGC, and IPC are wholly-owned subsidiaries of Dynegy (other than with respect to the outstanding shares of preferred stock of IPC that are not Preferred Shares);

     WHEREAS, Seller and IGC desire to sell, and Purchaser desires to purchase, the Shares upon the terms and subject to the conditions set forth in this Agreement, and Dynegy and Purchaser desire to make an election under Section 338(h)(10) of the Code (as defined below) with respect to the purchase and sale of the Common Shares and the Preferred Shares; and

     NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Accounting Firm" shall mean a nationally recognized accounting firm mutually acceptable to Seller and Purchaser.

     "Action" shall mean any claim, order, demand, action, suit, arbitration, mediation, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Actual IP Contributions" shall mean the amount by which any cash contributions made by Dynegy or any of its Affiliates after the date hereof and prior to the Closing to any of the Seller Pension Plans or Seller's VEBAs with respect to the 2004 plan year results in an increase in the aggregate amounts


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transferred to the Purchaser Pension Plans and the Purchaser's VEBAs over what would have been transferred to the Purchaser Pension Plans and the Purchaser's VEBAs pursuant to this Agreement had such contributions not been made prior to the Closing.

     "Adjusted Working Capital" shall have the meaning set forth on Exhibit A.

     "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

     "Agreement" shall mean this Purchase Agreement, dated as of the date hereof, among Purchaser, Seller, IGC and Dynegy (including the Exhibits and Schedules hereto), as amended, modified or supplemented from time to time.

     "AmerGen Power Supply Agreement" shall mean the power purchase agreement dated June 30, 1999 by and between Illinois Power Company and AmerGen Energy Company, L.L.C ("AmerGen").

     "Ancillary Agreements" shall mean the PPA, the Transition Services Agreement (if applicable), the Tier 2 Memorandum, the Escrow Agreement, the Blackstart Agreement, the Easement and Facilities Agreement, the Generation Agreement and the Termination Agreements.

     "Applicable Rate" shall mean 2% plus the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City. Each change in such prime rate shall be effective from and including the date such change is publicly announced as being effective.

     "Asset Transfer Agreements" shall mean (a) the Asset Transfer Agreement, dated as of October 1, 1999, between IPC and Seller, (b) the Bill of Sale and Assignment, effective as of August 31, 2001, between IPC and Seller and (c) the Assignment and Bill of Sale effective as of December 31, 2001, between IPC and Dynegy Midwest Generation, Inc.("DMG").

     "Audit" shall mean any action, suit, audit, assessment or reassessment of Taxes, other examination by any Taxing Authority, or proceeding or appeal of such proceeding relating to Taxes.

     "Blackstart Agreement" shall mean the agreement the form of which is set forth on Exhibit F.

     "Business" shall mean the business conducted by the IPC Companies, including the transmission, distribution and sale of electric energy, which business is regulated as a public utility under PUHCA, and the distribution, transportation and sale of natural gas in the State of Illinois.

     "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.


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     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Company Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included Seller or any IPC Company or any predecessor of or successor to Seller or any IPC Company (or another such predecessor or successor), or any other group of corporations that, with respect to any period on or before the Closing Date, files, has filed or will file Tax Returns on a combined, consolidated or unitary basis with Seller or any IPC Company or any predecessor of or successor to Seller or any IPC Company (or another such predecessor or successor).

     "Confidentiality Agreement" shall mean the Confidentiality and Sales Process Agreement, dated July 23, 2003, between Dynegy and Purchaser.

     "Contract" shall mean any contract, lease, sublease, license, indenture, instrument, agreement, commitment or other legally binding arrangement.

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, in each case with respect to or arising under or out of any "employee benefit plan," as defined in Section 3(3) of ERISA, maintained or otherwise contributed to by Dynegy, any Seller, or any of their subsidiaries at any time.

     "DHI" shall mean Dynegy Holdings Inc., a Delaware corporation.

     "Disclosure Schedules" shall mean the Schedules that qualify any representation or warranty contained in Article III and Schedule 1.1(b).

     "Dynegy Group" shall mean the "affiliated group" (as defined in Section 1504(a) of the Code) of which Dynegy is the common parent, or any other group of corporations that files, has filed or will file Tax Returns on a combined, consolidated or unitary basis with Dynegy (and, in each case, any predecessor or successor to such group).

     "Enforceable" shall mean, with respect to a Contract, such Contract being "enforceable" if it is the legal, valid and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and general principles of equity.


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     "Environmental Laws" shall mean United States federal, state, and local environmental protection, health and safety or similar Laws imposing liability or establishing standards of conduct for protection of the environment or human health and safety (not to include state or federal workplace safety issues), including the federal Clean Water Act, Safe Drinking Water Act, Resource Conservation and Recovery Act, Clean Air Act, Toxic Substances Control Act, CERCLA and Emergency Planning and Community Right to Know Act, and similar state and local laws, each as amended and in effect on the date hereof.

     "Equity Interest" shall mean any capital stock or other equity securities of any Person, any securities convertible into or exercisable or exchangeable for capital stock or other equity securities of such Person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Excluded Environmental Matters" shall mean (a) any actual or alleged, known or unknown, violation of Environmental Law at any time prior to the Closing Date in connection with the Business or any of the IPC Assets, or (b) the actual or alleged, known or unknown, presence or Release of any Hazardous Substances at any time prior to the Closing Date in soil, sediment, surface water, groundwater, air or any structure at any IPC Asset or any site formerly owned or operated by the Business (including the sites in items 10, 11 and 13 on Schedule 3.11), including any migration of those Hazardous Substances from any IPC Asset or foregoing site to an off-site location; or (c) any Hazardous Substances generated by the Business prior to the Closing Date and sent to an offsite location for treatment, storage, disposal or recycling, or (d) all matters listed on Schedule 3.11; provided that (i) Excluded Environmental Matters shall not include the matters set forth on Schedule 1.1(c), (ii) Excluded Environmental Matters shall not include any molecules of Hazardous Substances that were not actually and physically present in the soil, sediment, surface water, groundwater, air or any structure at any IPC Asset (or the off-site location to which such molecules of Hazardous Substances had migrated) prior to the Closing Date.

     "Existing IPC Obligations" shall mean an amount equal to the sum of:
(a) the unpaid principal amount of all short-term and long-term indebtedness (including current portion) for borrowed money of each of the IPC Companies; (b) the liquidation preference of the outstanding shares of preferred stock, $50 par value per share, of IPC, not owned by Seller; (c) any accrued and unpaid dividends on the shares of preferred stock, $50 par value per share, of IPC, not owned by Seller, that are in arrears as a result of the failure of IPC to pay such dividends on the relevant dividend payment date; and (d) all outstanding capital lease obligations of each of the IPC Companies, if any, in each instance as of the Closing Date. For purposes of calculating the amount of the Existing IPC Obligations, the amount of indebtedness attributable to the Transitional Funding Trust Notes shall be reduced by an amount equal to the lesser of
(a) $240,000 multiplied by the number of days, from and including the first day following the most recent date on which a portion of the Transitional Funding Trust Notes were repaid, through and including the Closing Date, and (b) the amount of restricted cash held by IPC on the Closing Date dedicated to the


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retirement of such indebtedness. Existing IPC Obligations as of September 30,
2003 are set forth on Schedule 1.1(d). For the avoidance of doubt, Existing IPC Obligations shall not include the capital lease related to the Tilton Assets if such assets are transferred to DMG prior to or at the Closing.

     "FERC" shall mean the Federal Energy Regulatory Commission, or any successor thereto.

     "Final Determination" shall mean the final resolution of liability for any
Tax: (a) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a form having the same effect under the laws of other jurisdictions, except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Taxing Authority to assert a further deficiency shall not constitute a Final Determination; (b) by a Governmental Order of a court of competent jurisdiction which has become final and unappealable; (c) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or agreements having the same effect under the laws of other jurisdictions; (d) by any allowance of a refund or credit in respect of an overpayment of Tax; or (e) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

     "Final Order" shall mean any Governmental Order which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by Law before the transactions contemplated thereby may be consummated has expired (but without the requirement for the expiration of any applicable rehearing or appeal period), and as to which all conditions to the consummation of such transactions prescribed by Law have been satisfied.

     "FPA" shall mean the Federal Power Act, as amended, including any regulations promulgated thereunder and any successor statutes thereto.

     "GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time.

     "Generation Agreement" shall mean the agreement in the form of Exhibit B.

     "Generation Assets" shall mean (a) the "Purchased Assets" described in the Asset Transfer Agreements, including the assets set forth on Schedule 1.1(e) and
(b) any fossil-fuel fired electric generating stations owned, used or operated at any time by any of the IPC Companies, including those assets identified by the parties pursuant to clause (ii) of Section 5.20(a) that are to be transferred to DMG by IPC pursuant to the Generation Agreement, but excluding those assets identified by the parties pursuant to clause (i) of Section 5.20(a) that are to be transferred to IPC by DMG pursuant to the Generation Agreement.

     "Generation Liabilities" shall mean any and all rights, costs, damages, disbursements, expenses, losses, fines, penalties, settlements, payments, judgments, awards, deficiencies, charges, commitments, encumbrances, liens, rights of others, demands, actions, claims, liabilities, obligations, debts, causes of action, or lawsuits of any kind or nature whether known or unknown,


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arising from or relating to the Generation Assets or related Excluded
Environmental Matters, including: (a) items 1 and 2 listed on Schedule 3.11;
(b) actual or alleged failure of any Generation Assets or their owner or operator to have complied at any time with any Law (including Environmental
Laws); (c) actual or alleged presence or Release of any Hazardous Substance in soil, sediment, surface water, groundwater, air or any structure at any Generation Assets at any time, including in connection with ash ponds at any Generation Asset or any migration of Hazardous Substances from a Generation Asset to an off-site location; (d) any Hazardous Substance from a Generating Asset that was sent to an off-site location for treatment, storage, disposal or recycling; (e) closure, shutdown, decommissioning, monitoring, investigation, cleanup, containment, remediation, removal, mitigation, response or restoration work at, on, beneath, to, from or in any Generation Assets (including any equipment) at any time; (f) claims for workers' compensation benefits payable on account of injuries, illness or other conditions; (g) any claims for any personal injury (including wrongful death) or property damage (real or personal) relating to the Generating Assets; or (h) any liabilities of IPC under the Generation Agreement or the Asset Transfer Agreements; provided that Generation Liabilities will not include the matters set forth on Schedule 1.1(c).

     "Governmental Authority" shall mean any United States federal, state or local or any foreign government, supranational, governmental, regulatory or administrative authority, instrumentality, agency or commission, political subdivision, self-regulatory organization or any court, tribunal or judicial or arbitral body or mediator.

     "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Substances" shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, mixed hazardous waste substances, petroleum, petroleum products, radioactive material or any substance as defined by and which is prohibited, limited, or regulated under or defined in any Environmental Law.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "ICC" shall mean the Illinois Commerce Commission.

     "Income Tax Returns" shall mean Tax Returns relating to Income Taxes.

     "Income Taxes" shall mean any Taxes imposed on or determined by reference to net income, together with any interest or penalty, addition to tax or additional amount imposed by any Taxing Authority on account of such Taxes.

     "Indemnifiable Claim" shall mean any claim of an Indemnifiable Loss for or against which any party is entitled to indemnification under this Agreement.

     "Indemnifiable Loss" shall mean any cost, damage, disbursement, expense, liability, loss, fine, penalty or settlement, payment or judgment of any kind or nature, including court filing fees, court costs, arbitration fees or costs and reasonable fees and disbursements of legal counsel and other professionals fees


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and amounts paid in settlement that are actually imposed on, or otherwise actually incurred or suffered by the specified Person.

     "Indemnified Party" shall mean the party entitled to indemnification hereunder.

     "Indemnifying Party" shall mean the party obligated to provide indemnification hereunder.

     "Intellectual Property" shall mean: (a) any United States and foreign invention, patent application, patent, patent disclosure, including all reissues, reexaminations, divisions, continuations and extensions thereof (whether or not patentable or reduced to patent) and improvements thereto; (b) any United States and foreign trademark, trademark registration, trademark application, service mark, internet domain name, trade name, trade dress, logo, business names (including all assumed or fictitious names under which any IPC Company is conducting business or has within the last three years conducted business), whether registered or unregistered, and pending applications to register the foregoing; (c) any United States and foreign copyright, copyright registration, copyrightable works, whether registered or unregistered, and pending applications to register the same; and (d) any design, design registration, and trade secret (including confidential information, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how), and, in each case, any right to any of the foregoing.

     "Intercompany Note" means the promissory note in the original principal amount of $2,725,721,995.00 (as adjusted) issued by Seller to IPC on October 1, 1999.

     "IPC Assets" shall mean assets owned or leased by the IPC Companies as of the time of the Closing, after giving effect to asset transfers contemplated by this Agreement.

     "IPC Companies" shall mean IPC and the Persons listed on Schedule 3.2.

     "IPC Other Real Property" shall mean easements, licenses, rights-of-way, option, rights-of-first refusal, rights-of-first offer or similar rights or interests in any parcel of real property, which rights or interest are held or used by any of the IPC Companies.

     "IPC Owned Real Property" shall mean each parcel of real property owned in fee simple by any of the IPC Companies.

     "IPC Properties" shall mean the IPC Owned Real Property, Leased Real Property and IPC Other Real Property.

     "IRS" means the United States Internal Revenue Service.

     "Knowledge" shall mean (a) with respect to Purchaser, the actual knowledge (after reasonable inquiry) of the persons listed on Schedule 1.1(f), and
(b) with respect to any of the Dynegy Parties, the actual knowledge (after reasonable inquiry) of the persons listed on Schedule 1.1(f).


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     "Law" shall mean any United States federal, state or local statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law enacted, adopted, issued or promulgated by any Governmental Authority.

     "Leased Real Property" shall mean each lease or similar contract under which an IPC Company is a lessee of, or holds, uses or operates, any real property owned by third Persons.

     "Lien" shall mean any lien (statutory or otherwise), mortgage, deed of trust, pledge, security interest, option, covenant, restriction, easement or other encumbrance of any kind or any similar right of any kind.

     "Material Adverse Effect" shall mean any condition, circumstance, change, event, occurrence or state of facts that is (a) materially adverse to the IPC Assets, the Business, financial condition or results of operations of the business of the IPC Companies, taken as a whole; or (b) materially adverse to the ability of Dynegy, any of the IPC Companies or any of their respective Affiliates to perform their obligations under this Agreement or any Ancillary Agreement, including the financial obligations of Dynegy hereunder or thereunder, other than, with respect to clause (a) above, any condition, circumstance, change, event, occurrence or state of facts (i) relating to or resulting from economic conditions in general that are not disproportionately adverse to the IPC Companies or the Business; (ii) resulting from the execution or announcement of this Agreement; (iii) resulting from a material breach by Purchaser of this Agreement; (iv) relating to or resulting from changes or developments generally in the electric or gas utility industry that are not disproportionately adverse to the IPC Companies or the Business; or (v) resulting from compliance by Dynegy or any IPC Company with the terms of this Agreement or any Ancillary Agreement.

     "Natural Gas Act" shall mean the Natural Gas Act, as amended, including any regulations promulgated thereunder and any successor statutes thereto.

     "Non-Income Tax Returns" shall mean Tax Returns relating to Non-Income
Taxes.

     "Non-Income Taxes" shall mean all Taxes other than Income Taxes.

     "NPL" shall mean the National Priorities List pursuant to CERCLA.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permit" shall mean any permit, franchise, consent, approval, license, certificate of occupancy, certificate of public convenience and necessity, privilege or similar authorization.

     "Permitted Liens" shall mean (a) leases, subleases, licenses and similar use and occupancy agreements that do not materially interfere with the present use of the relevant asset or property; (b) Liens for Taxes, assessments and governmental charges or levies not delinquent or that may be paid without interest or penalty that do not materially interfere with the present use of the relevant assets or property; (c) Liens imposed by Law (other than any Lien arising under Section 412 of the Code or Section 302 of ERISA) that do not materially interfere with the present use of the relevant assets or property;
(d) pledges or deposits to secure obligations under workers' compensations laws or similar legislation or to secure public or statutory obligations that do not materially interfere with the present use of the relevant assets or property;
(e) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course (excluding any such lien securing or evidencing a claim in excess of $400,000 that the holder thereof has taken affirmative steps to enforce other than customary notice, perfection or protective filings), and Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course, in each case that do not materially interfere with the present use of the relevant assets or property; (f) Liens listed on Schedule 1.1(b); (g) recorded and unrecorded easements, covenants, rights of way and other similar restrictions that do not materially detract from the value and do not materially interfere with the present use of the relevant assets or property; (h) as to any Leased Real Property, Liens affecting the interest of the lessor thereof that do not materially interfere with the present use of the relevant assets or property;
(i) all matters created by or on behalf of Purchaser, including any documents or instruments to be recorded as part of any financing for the acquisition of the Shares by Purchaser; (j) Liens created by this Agreement or in connection with the transactions contemplated hereby; and (k) any other Liens that do not materially adversely affect title to, or interfere with the present use of, the relevant assets or property.

     "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity.

     "Post-Closing Tax Period" shall mean any taxable period beginning after the Closing Date (and, in the case of a Straddle Period, the portion of such taxable period beginning on the day after the Closing Date).

     "PPA" shall mean the agreement by and between Dynegy Power Marketing, Inc. ("DYPM") and IPC in the form of Exhibit D, with such changes as may be required by Governmental Authorities as a condition to approving the transactions or any portion thereof contemplated by this Agreement and the Ancillary Agreements that are required to be accepted by Seller or by Purchaser, pursuant to the provisions of Section 5.3 or 5.23 or are otherwise accepted by Seller and by Purchaser.

     "Pre-Closing Tax Period" shall mean any taxable period ending on or before the Closing Date (and, in the case of a Straddle Period, the portion of such taxable period ending at the close of the Closing Date).

     "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended, including any regulations promulgated thereunder or any successor statutes thereto.

     "Purchaser Group Member" shall mean the IPC Companies, Purchaser, each of their respective Affiliates and each of their respective directors, officers, employees, agents, successors and assigns.

     "Reference Balance Sheet" shall mean the unaudited consolidated balance sheet of IPC as of the Reference Balance Sheet Date attached as Schedule 1.1(a).

     "Reference Balance Sheet Date" shall mean September 30, 2003.

     "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, empty, dump, pour, emit, leach, discharge, dispersal, leaking or migration or allowing to escape into or through the environment.

     "Remediation" shall mean any or all of the following activities in connection with and to the extent they relate to or arise from the presence or Release of a Hazardous Substance into or on air, land, water or groundwater:
(a) monitoring, investigation, sampling, analysis, cleanup, containment, control, remediation, removal, mitigation, response, recovery, corrective action or restoration work as these terms are defined individually or collectively under any Environmental Law or court decision (collectively, "Work"); (b) obtaining any Permits from any Governmental Authority necessary to conduct any of the Work; (c) preparing and implementing any plans or studies necessary for implementation or completion of the Work; (d) where required or desired, obtaining a written notice from a Governmental Authority that no material additional work is required by such Governmental Authority; and (e) any other activities reasonably necessary or appropriate or required under Environmental Laws to address the presence or Release of Hazardous Substances.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Seller Group Member" shall mean Seller and Dynegy and each of their Affiliates (other than the IPC Companies after the Closing) and each of their respective directors, officers, employees agents, successors and assigns.

     "Seller Indemnitors" shall mean Dynegy and Seller.

     "Software" shall mean computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

     "Straddle Period" shall mean any taxable period that begins on or before and ends after the Closing Date.

     "Subsidiaries" shall mean, with respect to any Person, any and all corporations, partnerships, limited liability companies and other entities with respect to which such Person, directly or indirectly, owns securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity.

         "Target Fully Adjusted Working Capital" shall have the meaning set forth on Exhibit A.

     "Tax" shall mean: (a) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority; and (b) any liability for the payment of amounts with respect to payments of a type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax Sharing Arrangement, Tax indemnity agreement or arrangement or similar agreement or arrangement.

     "Tax Refund" shall mean a refund of Taxes either in the form of cash, credit memos or any similar item as the result of a Final Determination.

     "Tax Return" shall mean any return, filing, report, questionnaire, information statement or other document required to be filed, including any amendments that may be filed with respect thereto, for any taxable period with any Taxing Authority.

     "Tax Sharing Arrangement" shall mean any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes or included any IPC Company.

     "Taxing Authority" shall mean any Governmental Authority exercising any authority to impose, regulate or administer the imposition of Taxes.

     "Termination Agreement" shall mean each of the agreements in the forms of Exhibit C-1 and Exhibit C-2.

     "Tier 2 Memorandum" shall mean the agreement the form of which is set forth in Exhibit H.

     "Tilton Assets" shall mean all rights and obligations of any of the IPC Companies pursuant to and arising from (a) the Lease, dated as of September 10, 1999, between IPC, as the lessee, and ABN Amro Bank N.V., not individually but solely as agent lessor (as amended and restated as of October 30, 2002 (the "Tilton Lease"), (b) the Lease Agreement, dated as of October 29, 1998, between IPC, as tenant, and Danville Industrial, L.L.C., an Illinois limited liability company as landlord and all directly related rights and obligations held or owed by any IPC Company (the "Tilton Ground Lease"), and (c) the Sublease, dated as of October 1, 1999, between IPC, as sublessor, and DMG, as sublessee, in accordance with Section 6.2 of the Tilton Lease, and all rights, interests, assets, liabilities and obligations of the IPC Companies that are primarily related to the foregoing project.

     "Transitional Funding Trust Notes" shall mean the Transitional Funding Trust Notes, Series 1998-1, in the original principal amount of $864,000,000, issued by Illinois Power Special Purpose Trust, under the Indenture dated as of December 1, 1998, between Illinois Power Special Purpose Trust, as note issuer, and Harris Trust and Savings Bank, as trustee.

     "Triggering Event" shall mean the occurrence of any of the "events" set forth in Paragraph 5 of the Escrow Agreement, the form of which is set forth in Exhibit G (the "Escrow Agreement"), requiring payment in full or in part, as the case may be, to Seller of the Escrow Funds (as defined in the Escrow Agreement).

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, including any regulations promulgated thereunder and any successor statutes thereto.

     Section 1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

     Term                                                     Section
     ----                                                     -------
     Accrued Liability                                        6.2(a)(iv)(A)
     Active Employees                                         6.1(a)
     Actual IP Contribution Amount                            2.2(a)(ii)
     Affiliate Employees                                      6.1(g)
     Allocation                                               7.6(a)
     Altenbaumer Contract                                     6.1(c)
     AmerGen                                                  1.1
     Base Energy Contracts                                    5.21(c)
     BACT                                                     5.18(c)
     Benefit Payments                                         6.2(a)(iv)(B)
     Blackstart Agreement                                     5.21(c)
     CERCLIS                                                  3.11(g)
     Closing                                                  2.4
     Closing Date                                             2.4
     Common Shares                                            Recitals
     Compensation Arrangements                                3.10(a)
     Correction Amount                                        6.2(b)(iv)(D)
     Date of Spinoff                                          6.2(a)(iv)(A)
     DMG                                                      1.1
     DOJ                                                      5.3(a)
     DYPM                                                     1.1
     Dynegy                                                   Recitals
     Dynegy Parties                                           Recitals
     Easement and Facilities Agreement                        5.21(b)
     EEI                                                      Recitals
     EEI Shares                                               Recitals
     Employee Benefit Plans                                   3.10(a)
     Employees                                                3.10(a)
     Escrow Agreement                                         2.2
     FIRPTA                                                   3.8(b)
     FSA                                                      6.2(d)(vii)
     FTC                                                      5.3(a)
     Historic Insurance Policies                              5.5(b)
     IGC                                                      Recitals
     Initial Transfer Amount                                  6.2(a)(iv)(B)
     Initial Transfer Date                                    6.2(a)(iv)(B)
     IPC                                                      Recitals
     IPC SEC Reports                                          3.5
     Mandate                                                  5.18(c)

     Term                                                     Section
     ----                                                     -------
     Material Contracts                                       3.14
     Material Permits                                         3.12
     Non-Union Transferred Employees                          6.1(a)
     Other Plan Participant                                   6.2(a)(i)
     PGA                                                      9.1(g)
     Pollution Control Certification                          2.5(x)
     Potential Transaction                                    5.13
     Pre-Closing Covenants                                    9.4
     Preferred Shares                                         Recitals
     Proposed Allocation                                      7.6(a)
     Purchase Price                                           2.2(a)
     Purchaser                                                Recitals
     Purchaser Includable Claims                              9.5(b)
     Purchaser Pension Plan(s)                                6.2(a)(ii)
     Purchaser Savings Plan(s)                                6.2(b)(ii)
     Purchaser Welfare Plans                                  6.2(d)(i)
     Purchaser's VEBA                                         6.2(c)(i)
     Retiree(s)                                               6.2(c)(i)
     SEC Reports                                              3.5
     Section 338(h)(10) Election                              7.7(a)
     Section 338(h)(10) Forms                                 7.7(b)
     Section 4044 Amount                                      6.2(a)(iv)(A)
     Seller                                                   Recitals
     Seller Bonus Plans                                       6.1(e)
     Seller Includable Claims                                 9.5(a)
     Seller Pension Plan(s)                                   6.2(a)(i)
     Seller Savings Plans                                     6.2(b)(i)
     Seller Welfare Plans                                     6.2(d)(i)
     Seller's VEBA(s)                                         6.2(c)(i)
     Shares                                                   Recitals
     Solvency Opinion                                         8.1(f)
     Tax Controversy                                          7.8(c)
     Termination Date                                         10.1(b)
     Tilton Lease                                             1.1
     Tilton Ground Lease                                      1.1
     Transferred Employee                                     6.1(a)
     Transition Services Agreement                            5.21(a)
     True-Up Date                                             6.2(a)(iv)(B)
     VEBA Transfer Date                                       6.2(c)(ii)
     Work                                                     1.1

     Section 1.3  Other Definitional and Interpretative Provisions.
                  ------------------------------------------------

     (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Exhibit and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

     (d) The phrase "made available" in this Agreement shall mean, with respect to any document, that (i) a document containing the information referred to has actually been provided to the party (or its representative) to whom such information is asserted as having been "made available", (ii) the party asserting that a document has been made available can show by clear and convincing evidence that the party (or its representative) was provided access to such document or (iii) such document was included in the electronic data room established by Dynegy to which Purchaser (and its representatives) had access prior to the execution of this Agreement.

     (e) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The meaning of general words herein shall not be limited by specific examples introduced by "such as" or "for example" or other similar expressions unless otherwise specified.

     (f) References to "the date of this Agreement" or "the date hereof" shall mean February 2, 2004, and the terms "currently" and "presently" shall mean as of February 2, 2004.

     (g) References to a Person include its successors and permitted assigns. References to a "party" or the "parties" shall refer, respectively, to a party or the parties to this Agreement, unless the context otherwise requires or this Agreement otherwise specifies.

     (h) The phrase "in the ordinary course" shall mean in the ordinary course of the Business.

     (i) Without limiting the rights of the Purchaser Group Members to indemnification pursuant to Sections 9.1(c) through (i) no representation or warranty in Article III is made whatsoever with respect to any of the matters for which indemnification is provided to Purchaser pursuant to Sections 9.1(c) through (i).

     (j) References to a specified number of days prior to the Closing shall mean such specified number of days prior to the Closing Date as determined in the reasonable good faith judgment of Purchaser and Dynegy.

                                   ARTICLE II

                                PURCHASE AND SALE

     Section 2.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller and IGC shall sell to Purchaser, and Purchaser shall purchase from Seller and IGC, the Shares.

     Section 2.2  Purchase Price.
                  --------------

     (a)  The aggregate purchase price for the Shares shall be $2,300,000,000

          (i) less an amount equal to the Existing IPC Obligations;

          (ii) plus an amount equal to the amount by which the Actual IP Contributions exceed $17,500,000 or minus an amount equal to the amount by which the Actual IP Contributions are less than $17,500,000, as applicable (the "Actual IP Contributions Amount");

          (iii) plus the amount by which the Final Adjusted Working Capital is greater than the Target Fully Adjusted Working Capital (if the Final Adjusted Working Capital is greater than the Target Fully Adjusted Working Capital); and

          (iv) minus the amount by which the Target Fully Adjusted Working Capital is greater than the Final Adjusted Working Capital (if the Target Fully Adjusted Working Capital is greater than the Final Adjusted Working Capital)

(such aggregate amount, the "Purchase Price"). No later than seven Business Days prior to the Closing, Seller shall deliver to Purchaser a certificate executed on behalf of Seller by the President, Executive Vice President or any Senior Vice President of Seller, dated the date of its delivery, setting forth Seller's calculation of the amount of the Existing IPC Obligations setting forth in reasonable detail the basis for such calculation. The Purchase Price will be payable as set forth in paragraphs (b) and (c) of this Section 2.2.

     (b) At the Closing, Purchaser will pay $2,300,000,000 in cash minus the sum of (i) an amount equal to the Existing IPC Obligations, and
(ii) $100,000,000 (representing the amount of the Escrow Funds that are to be delivered at Closing by Purchaser to an Escrow Agent (as defined in the Escrow Agreement), mutually acceptable to Purchaser and Dynegy under the Escrow Agreement; provided, with respect to the reduction set forth in clause (ii) of this paragraph (b), that (A) in the event that a Triggering Event has occurred that would result in a payment to Seller in part of the Escrow Funds had the Escrow Agreement been entered into prior to the occurrence of such Triggering Event, such $100,000,000 amount shall be reduced by the amount that would have been so paid in such event and (B) in the event that a Triggering Event has occurred that would result in a payment to Seller in full of the Escrow Funds had the Escrow Agreement been entered into prior to the occurrence of such Triggering Event, such $100,000,000 amount shall be reduced to zero.

     (c) After the Closing the Purchase Price shall be adjusted to reflect the difference between the Target Fully Adjusted Working Capital and the Final Adjusted Working Capital as provided in Section 2.3 and the Actual IP Contributions Amount as of the True-Up Date.

     Section 2.3  Purchase Price Adjustments.
                  --------------------------

     (a) Promptly following the Closing Date, but in no event later than 60 days after the Closing Date, Purchaser shall provide to Seller a certificate executed on behalf of Purchaser by the President, Executive Vice President or any Senior Vice President of Purchaser, dated the date of its delivery, setting forth Purchaser's (i) proposed Adjusted Working Capital as of the Closing Date (the "Proposed Final Adjusted Working Capital") and (ii) Purchaser's reasonably detailed calculation thereof (the "Closing Date Statement"). The Closing Date Statement shall be prepared in accordance with GAAP (except as noted on Exhibit
A) and in a manner consistent with the policies and principles used in connection with the preparation of the Reference Balance Sheet (provided, however, that in preparing the Closing Date Statement, the inclusions, exclusions, adjustments and terms set forth on Exhibit A shall be given effect).

     (b) Purchaser shall provide reasonable cooperation to, and shall cause the IPC Companies and their respective employees and agents to provide reasonable cooperation to, Seller and its employees and representatives in their review of the Closing Date Statement and shall provide Seller and its employees and representatives reasonable access to the applicable personnel, properties, books and records of Purchaser and the IPC Companies for such purpose. In the event Seller disputes the correctness of the Proposed Final Adjusted Working Capital proposed by Purchaser, Seller shall notify Purchaser in writing of its objections within 30 days after receipt of the Closing Date Statement and shall set forth, in writing and in reasonable detail, the reasons for Seller's objections. If Seller fails to deliver its notice of objections within 30 days after receipt of the Closing Date Statement, Seller shall be deemed to have accepted Purchaser's calculation. Seller and Purchaser shall endeavor in good faith to resolve any disputed matters within 15 days after receipt of Seller's notice of objections. If Seller and Purchaser are unable to resolve the disputed matters, Seller and Purchaser shall promptly refer the disputed matters to the Accounting Firm. The Accounting Firm shall offer Seller and Purchaser (and their respective employees and representatives) the opportunity to provide written submissions regarding their positions on the disputed matters, which opportunity shall not extend more than 15 days after the submission of the disputed matters to the Accounting Firm. The Accounting Firm shall deliver a written report resolving all disputed matters and setting forth the basis for such resolution within 30 days after Seller and Purchaser have submitted in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the disputed items. The determination of the Accounting Firm in respect of the correctness of each matter remaining in dispute shall be conclusive and binding on Seller and Purchaser. The determination of the Accounting Firm shall be based solely on the written submissions by Seller and Purchaser and shall not be by independent review (it being understood that the Accounting Firm need not accept in its entirety the submission of either one party or the other). The Adjusted Working Capital as of the Closing Date, as finally determined pursuant to this Section 2.3(b) (whether by failure of Seller to deliver a timely notice of objection, by agreement of Seller and Purchaser or by determination of the

Accounting Firm), are referred to herein as the "Final Adjusted Working
Capital".

     (c) Promptly (but in no event later than five Business Days) after the determination of the Final Adjusted Working Capital, (i) if the Final Adjusted Working Capital is greater than the Target Fully Adjusted Working Capital, Purchaser shall pay to Seller the amount of such difference, with simple interest thereon from the Closing Date to the date of payment at a fixed rate per annum equal to the Applicable Rate, and (ii) if the Final Adjusted Working Capital is less than the Target Fully Adjusted Working Capital, Dynegy or Seller shall pay to Purchaser the amount of such difference, with simple interest thereon from the Closing Date to the date of payment at a fixed rate per annum equal to the Applicable Rate.

     (d) The fees and expenses, if any, of the Accounting Firm retained in accordance with this Section 2.3 to resolve any dispute shall be paid one-half by Purchaser and one-half by Seller.

     (e) Within 10 days after the Closing or as soon as practicable thereafter, Dynegy (after consultation with Purchaser) shall provide Purchaser with its good faith estimate of the Actual IP Contributions. Within 5 days after the receipt of such estimate, (i) Purchaser shall pay to Dynegy an amount equal to the amount by which such estimated Actual IP Contributions exceed $17,500,000 or
(ii) Dynegy or Seller shall pay to Purchaser an amount equal to the amount by which such estimated Actual IP Contributions are less than $17,500,000, as applicable. The determination of the Actual IP Contributions (as opposed to the estimate) shall be made at the same time as the "true up" is being conducted under Section 6.2(a)(iv)(B) and shall be subject to the dispute resolution procedures set forth in Section 6.2(a)(iv)(C) and the correction procedures set forth in Section 6.2(a)(iv)(D).

     (f) In the event the Accounting Firm is requested to resolve any dispute pursuant to this Section 2.3, any meetings or proceedings involving the Accounting Firm in connection with such dispute resolution shall be held in New York, New York.

     Section 2.4 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of O'Melveny & Myers LLP, 30 Rockefeller Plaza, New York, New York at 10:00 a.m., New York City time, within 10 Business Days after the day on which all conditions to the obligations of the parties set forth in Article VIII (except for such conditions which by their nature are satisfied on the Closing Date) are satisfied or waived, or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). For all purposes of this Agreement, including all provisions relating to Taxes and accounting matters, the Closing shall be deemed to have occurred at 11:59 p.m., Chicago, Illinois time, on the Closing Date.

     Section 2.5 Closing Deliveries by Seller. Subject to the fulfillment or waiver of the conditions set forth in Section 8.1, at the Closing, Seller shall deliver to Purchaser:

     (a) stock certificates evidencing the Common Shares registered in the name of Purchaser or its nominee, stock certificates evidencing the Preferred Shares registered in the name of Purchaser or its nominee, and stock certificates evidencing the EEI Shares registered in the name of Ameren Energy Resources Company or its nominee, in form reasonably satisfactory to Purchaser;

     (b) a receipt for the portion of the Purchase Price payable at the Closing pursuant to Section 2.2 hereunder;

     (c)  the certificate required to be delivered pursuant to Section 8.2(a);

     (d) the stock or unit books, stock or unit ledgers, minute books and corporate or similar seals of the IPC Companies; provided, however, that any of the foregoing items shall be deemed to have been delivered pursuant to this
Section 2.5(d) if such item has been delivered to, or is otherwise located at, the offices of an IPC Company;

     (e) copies of the articles of incorporation of Seller and Dynegy certified as of a recent date by the Secretary of State of the State of Illinois;

     (f) copies of the articles of incorporation or other organizational documents of each of the IPC Companies certified as of a recent date by the Secretary of State of the state of its organization;

     (g) certificate of good standing of Seller and Dynegy issued as of a recent date by the Secretary of State of the State of Illinois;

     (h) certificate of good standing of each of the IPC Companies certified as of a recent date by the Secretary of State of the state of its organization;

     (i)  certificate of the Secretary of Seller, dated the Closing Date, as to
(i) no amendments to the articles of incorporation of Seller since a specified date; (ii) the by-laws of Seller; (iii) the resolutions of the board of directors of Seller and of IPC authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) the incumbency and signatures of the officers of Seller and of IPC executing this Agreement and the Ancillary Agreements;

     (j) certificate of the Secretary or Assistant Secretary of Dynegy, dated the Closing Date, as to (i) no amendments to the articles of incorporation of Dynegy since a specified date; (ii) the by-laws of Dynegy; (iii) the resolutions of the board of directors of Dynegy authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) the incumbency and signatures of the officers of Dynegy executing this Agreement and the Ancillary Agreements;

     (k) all consents and Permits, including those described in Section 8.2(e), that are received by the Dynegy Parties in connection with this Agreement on or prior to the Closing Date; provided, however, that any of the foregoing items shall be deemed to have been delivered pursuant to this Section 2.5(k) if such item has been made available to Purchaser prior to the Closing, remains in full force in effect, and is located at the offices of any IPC Company;

     (l) a signed resignation by each of the directors of each of the IPC Companies;

     (m)  the certificate required to be delivered pursuant to Section 7.4;

     (n) to the extent applicable, transfer tax declarations, duly executed by the applicable Dynegy Party or Affiliate thereof;

     (o) the Base Energy Contracts referred to in Section 5.21(c), duly executed by IPC;

     (p) a written certification by Dynegy ("Pollution Control Certification") stating that, to the Knowledge of Dynegy, AmerGen Energy Company, L.L.C is in compliance in all material respects with the requirements of Article 6.8(e) of the Asset Purchase Agreement between Illinois Power Company, as Seller, and AmerGen Energy Company, L.L.C, as Buyer, dated June 30, 1999; and

     (q) in the event a Triggering Event (that would have the effect of requiring the full payment of the Escrow Funds had the Escrow Agreement been entered into prior to such Triggering Event) has not occurred prior to the Closing Date, the Escrow Agreement, duly executed by Seller.

     Section 2.6 Closing Deliveries by Purchaser. Subject to the fulfillment or waiver of the conditions set forth in Section 8.2, at the Closing, Purchaser shall deliver, or cause to be delivered to Seller:

     (a) by wire transfer in immediately available funds to a bank account or bank accounts of Seller designated by written notice to Purchaser at least two Business Days before the Closing, an amount in U.S. dollars equal to the cash portion of the Purchase Price payable at the Closing pursuant to Section 2.2 hereunder (without reduction or setoff of any kind);

     (b)  a receipt for the Shares;

     (c)  the certificate required to be delivered pursuant to Section 8.1(a);

     (d) copies of the certificate of incorporation of Purchaser certified as of a recent date by the Secretary of State of the State of Missouri;

     (e) certificate of good standing of Purchaser issued as of a recent date by the Secretary of State of the State of Missouri;

     (f) certificate of the Secretary or Assistant Secretary of Purchaser, dated the Closing Date, as to (i) no amendments to the certificate of incorporation of Purchaser since a specified date; (ii) the by-laws of Purchaser; (iii) the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby; and (iv) the incumbency and signatures of the officers of Purchaser executing this Agreement; and

     (g) in the event a Triggering Event (that would have the effect of requiring the full payment of the Escrow Funds had the Escrow Agreement been entered into prior to such Triggering Event) has not occurred prior to the Closing Date, the Escrow Agreement, duly executed by Purchaser.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLER AND DYNEGY

     As an inducement to Purchaser to enter into this Agreement, to the execution of the Ancillary Agreements and to consummate the transactions contemplated hereby and by the Ancillary Agreements, except as set forth in the SEC Reports filed prior to the date hereof (it being understood that, in order for this exception to apply, the relevance of any disclosure in the SEC Reports to a particular representation below must be reasonably apparent from the disclosure itself), Seller and Dynegy jointly and severally hereby represent and warrant to Purchaser as follows:

     Section 3.1  Organization and Qualification.
                  ------------------------------

     (a) Each Dynegy Party is a corporation duly organized, validly existing and in good standing under the Laws of the State of Illinois. Each Dynegy Party has the requisite corporate power and authority to own, use or lease and to operate its properties and to carry on its business as it is now conducted. Each Dynegy Party is not in default in the performance, observation or fulfillment of any provision of its articles of incorporation or by-laws.

     (b) Each of the IPC Companies is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. Each of the IPC Companies has the requisite corporate or other similar power and authority to own, use or lease and to operate its properties and to carry on its business as it is now conducted. Seller has made available to Purchaser a complete and correct copy of the articles of incorporation and by-laws and other constituent documents of each of the IPC Companies, each as amended to date, and such articles of incorporation, by-laws and other constituent documents as so made available are in full force and effect. None of the IPC Companies is in default in the performance, observation or fulfillment of any provision of its articles of incorporation or by-laws or other constituent documents.

     Section 3.2  Capitalization.
                  --------------

     (a) The authorized capital stock of IPC consists of (i)100,000,000 shares of common stock, no par value, of which 75,643,937 shares are issued and 62,892,213 shares are outstanding and (ii) 15,000,000 total shares of preferred stock, of which (A) 5,000,000 are Serial Preferred Stock, $50 par value, of which 912,675 shares are issued and outstanding, (B) 5,000,000 are Serial

Preferred Stock, no par value, none of which are issued and outstanding and
(C) 5,000,000 are Preference Stock, no par value, none of which are issued and outstanding. All outstanding shares of IPC are duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth above, and other than this Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other Contracts obligating IPC to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class.

     (b) Except for 249,751 shares of preferred stock held by third parties, Seller is the record or beneficial owner of all of the outstanding Equity Interests of IPC, there are no irrevocable proxies with respect to any such Equity Interests, and no Equity Interests of IPC are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into or exchangeable or exercisable for, Equity Interests of IPC, and there are no Contracts by which Seller or IPC is bound to issue additional Equity Interests of IPC or securities convertible into or exchangeable or exercisable for any such Equity Interests. All of such Equity Interests are duly authorized, validly issued, fully paid and nonassessable and, except for 249,751 shares of preferred stock held by third parties, are owned by Seller free and clear of all Liens.

     (c) IGC is the record or beneficial owner of the EEI Shares, which are duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, and are owned by IGC free and clear of all Liens.

     (d) Schedule 3.2 sets forth with respect to each Subsidiary of IPC, the number of authorized, issued and outstanding shares of capital stock of each class, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and not reserved for any purpose. IPC, either directly or indirectly, owns 100% of all issued and outstanding shares of capital stock, limited liability company interests or other Equity Interests of such Subsidiaries, and owns no capital stock, other securities, or rights or obligations to acquire the same, of any other Person. All of the outstanding shares of capital stock or other Equity Interests of each Subsidiary of IPC are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no subscriptions, options, rights warrants, calls, convertible securities, stock appreciation rights, phantom equity, or other Contracts relating to or obligating IPC or any of its Affiliates (including such Subsidiary) to issue, sell, redeem, repurchase or otherwise acquire any shares of capital stock or Equity Interests of any Subsidiary of IPC.

     Section 3.3 Authority. Each Dynegy Party has full corporate power and authority to execute and deliver this Agreement and any Ancillary Agreements to be executed by it and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to be executed by such Dynegy Party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of such Dynegy Party, and do not require any other authorization or consent of any Dynegy Party, any of its Affiliates or its stockholders. This Agreement has been, and upon its execution and delivery, each Ancillary Agreement to be executed by any Dynegy Party will have been, duly and validly authorized, executed and delivered by such Dynegy Party and is or will be upon its execution Enforceable against such Dynegy Party.

     Section 3.4 Consents and Approvals; No Violation. The execution and delivery of this Agreement, the Ancillary Agreements, the Base Energy Contracts, the consummation of the transactions contemplated hereby and thereby, and the performance by Dynegy, Seller, IGC and the IPC Companies of their obligations hereunder and under the Ancillary Agreements and Base Energy Contracts, to the extent applicable, do not and will not:

     (a) except as listed in Schedule 3.4(a), require any writ, waiver, consent, judgment, decree, approval, order, act or Permit of, or registration, filing with or notification to any Governmental Authority, except for municipal and county franchises and Permits that are ministerial in nature and are customarily obtained from Governmental Authorities after closings in connection with transactions of the same nature as are contemplated hereby;

     (b) except as listed in Schedule 3.4(b), conflict with, result in any violation of or breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, purchase, first refusal, cancellation, modification or acceleration or guaranteed payments or a loss of rights under (i) any provision of the articles of incorporation or by-laws of Seller or the articles of incorporation or by-laws (or other similar organizational documents) of any of its Affiliates; or (ii) any provisions of any Contract to which any IPC Company, Seller, IGC or Dynegy is a party or may be subject or bound or by which any IPC Assets or the Business may be subject or bound;

     (c) upon receipt of the approvals and consents listed on Schedule 3.4(a), violate the provisions of any Law or Governmental Order, or result in the termination or lapse of any Permit, applicable to Dynegy, Seller, IGC, any IPC Company, any IPC Assets or the Business; or

     (d) result in the creation of any Lien other than Permitted Liens upon any IPC Asset or properties or assets of any IPC Company, Purchaser or any of its Affiliates or on any Equity Interests of any IPC Company, Purchaser or any of its Affiliates under any applicable Law or under any Contract to which any IPC Company, Seller, or Dynegy is a party or by which any IPC Company, Seller, Dynegy, the IPC Assets or the Business or any of their properties may be subject bound;

except, with respect to any of Sections 3.4(a), 3.4(b)(ii) and 3.4(c), to the extent any such writ, waiver, consent, judgment, decree, approval, order, act, Permit, registration, filing or notice requirement, conflict, violation, breach, default, right of termination, purchase, first refusal, cancellation, modification or acceleration or guaranteed payment or loss of right, violation of Law or Governmental Order or Lien would not reasonably be expected, individually or in the aggregate, (A) to result in a Material Adverse Effect or
(B) to prevent the consummation of any transactions contemplated hereby or by any Ancillary Agreement.

     Section 3.5 IPC Reports. The filings required to be made by IPC since January 1, 2003, under PUHCA, applicable Illinois Laws, the FPA and the Natural Gas Act have been timely filed with the appropriate Governmental Authority and, as of the date of such filings, complied in all material respects with all applicable requirements of each such Law. Copies of such filings have been made available to Purchaser. IPC has filed with, or furnished to, the SEC, as the case may be, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto) required to be filed or furnished to the SEC since January 1, 2003 under the Securities Act or the Exchange Act, as applicable (collectively, the "IPC SEC Reports"). Dynegy has filed with, or furnished to, the SEC, as the case may be, and made available to Purchaser, copies of each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto) required to be filed with or furnished to the SEC since January 1, 2003 under the Securities Act or the Exchange Act (together with the IPC SEC Reports, the "SEC Reports"). As of the respective dates that the IPC SEC Reports were filed, or furnished, as the case may be, each IPC SEC Report, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act; and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. No event has occurred between the date of the most recent IPC SEC Report and the date hereof that would require the filing of a Current Report on Form 8-K by IPC or Dynegy.

     Section 3.6 IPC Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of IPC (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the two fiscal years ended December 31, 2001 and 2002 (the "IPC Financial Statements"), and any subsequent IPC SEC Report, has been prepared from, and is in accordance with, the books and records of IPC, complies in all material respects with applicable accounting requirements and with the SEC's published rules and regulations, has been prepared in accordance with GAAP (except in the case of unaudited statements, as permitted under Form 10-Q under the Exchange Act) applied on a consistent basis (except as may be indicated in the notes thereto) and fairly presents in all material respects in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of IPC as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of IPC for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

     Section 3.7   Absence of Certain Changes; Absence of Undisclosed
                   Liabilities.
                   --------------------------------------------------

     (a) Except as listed in Schedule 3.7 or as permitted by this Agreement or the Ancillary Agreements, since September 30, 2003: (i) the Business has been conducted in all material respects in the ordinary course; (ii) through the date hereof there has not been any Material Adverse Effect; (iii) except for declarations, set asides and payments of dividends with respect to regular quarterly cash dividends with respect to the preferred stock of IPC in accordance with its terms, there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any IPC Company or any repurchase, redemption or other acquisition by IPC of any outstanding shares of capital stock or other securities of, or other ownership interests in, any IPC Company; (iv) there has not been any amendment or modification of any term of any outstanding security of any IPC Company; (v) there has not been any change in any method of accounting or accounting principles, practices or policies by any IPC Company, except for any such change required because of a concurrent change in GAAP or the applicable rules and regulations of the SEC; (vi) except as required by applicable Law, no Tax Return has been prepared or filed by or with respect to Seller, the Business, any IPC Asset or any IPC Company that is inconsistent with past practice, no position has been taken, election made, or method adopted by or with respect to Seller or any IPC Company that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns with respect to Seller or such IPC Company in prior periods, no Tax Sharing Arrangement, Tax indemnity Contract or similar Contract or arrangement affecting Seller or any IPC Company has been entered into, amended or modified by Seller or any IPC Company, and no payments under any Tax Sharing Arrangement, Tax indemnity Contract or similar Contract have been made that are outside the ordinary course of business, inconsistent with past practice or inconsistent with the terms thereof; and (vii) there has not been any damage, destruction or other casualty loss with respect to any IPC Assets or the Business that has a value of at least $5,000,000 or is material in the aggregate to the IPC Companies, the Business or the IPC Assets which is not covered by insurance.

     (b) None of the IPC Companies has any liabilities or obligations (whether known or unknown, accrued, absolute, contingent or otherwise) of any nature, except those which: (i) are accrued or reserved against in the most recent audited consolidated financial statements of IPC or reflected in the notes thereto; (ii) were incurred in the ordinary course; (iii) have been discharged or paid in full; or (iv) are not required to be reflected in the consolidated financial statements or the notes thereto of IPC prepared in accordance with GAAP consistently applied.

     Section 3.8  Taxes.
                  -----

     (a)  Except as listed in Schedule 3.8:

          (i) Each IPC Company has timely filed or will timely file or cause to be timely filed (taking into account all extensions of due dates) all material Tax Returns required by applicable Law to be filed prior to or as of the Closing Date. All such material Tax Returns are or will be true, complete and correct and disclose all Taxes required to be paid for the periods covered thereby.

          (ii) Each IPC Company has timely paid, whether or not shown on any Tax Return, all Taxes imposed on it or for which it may otherwise be liable or, with respect to Non-Income Taxes, where payment is not yet due, will have established as a liability or reserve taken into account in determining Final Adjusted Working Capital an adequate accrual, determined in accordance with GAAP (as described in paragraph 1 of Exhibit A), for the payment of, all such Non-Income Taxes imposed on it or for which it may otherwise be liable.

          (iii) All deficiencies asserted in writing or assessments made as a result of any Audit of the Tax Returns referred to in clause (i) have been paid in full.

          (iv) No Audit is pending or, to the Knowledge of Seller, threatened with respect to any Tax Returns filed by or with respect to, or Taxes due from or with respect to, any IPC Company. To the Knowledge of Seller, with respect to Taxes for all taxable periods beginning on or after January 1, 2000, no deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against any IPC Company that remains outstanding. There are no Liens for Taxes upon the assets of any IPC Company, except Permitted Liens.

          (v) No IPC Company has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters that will be outstanding as of the Closing Date. No IPC Company is the beneficiary of any extension of time within which to file any Tax Return.

          (vi) No IPC Company (or any Affiliate thereof) has received any Tax rulings, made any request that is still pending for rulings, or entered into any closing agreements relating to any IPC Company that would reasonably be expected to affect any Tax liability relating to any IPC Company for any period after the Closing Date.

          (vii) All Taxes that any IPC Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been timely paid to the appropriate Taxing Authority or, to the extent due after the Closing Date, will be reflected as a liability or reserve, determined in accordance with GAAP (as described in paragraph 1 of Exhibit A), taken into account in determining Final Adjusted Working Capital.

          (viii) All Tax sharing, Tax indemnity or similar Contracts relating to any IPC Company (other than this Agreement) will terminate prior to the Closing and neither Purchaser nor any IPC Company will have any liability thereunder on or after the Closing Date, except to the extent of Non-Income Tax liabilities included in the calculation of Final Adjusted Working Capital.

          (ix)  Each IPC Company (other than IPC and IP Gas Supply Company)
(A) is disregarded for federal income tax purposes as an entity separate from IPC, (B) was formed through a contribution of assets from IPC or another IPC Company, (C) is not a successor to any entity and (D) has no liability for Taxes of IPC, any member of any Company Group or any other Person.

          (x) Dynegy has filed a consolidated Federal income Tax Return with IPC for the taxable year that was two years preceding the current taxable year and as of the Closing Date will be eligible to make a Section 338(h)(10) Election with respect to the Common Shares and the Preferred Shares.

          (xi) No IPC Company has any liability for the Taxes of any other person (other than any IPC Company) under Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign law, by contract or otherwise.

          (xii) Each Dynegy Group has filed all material Tax Returns that it was required to file for each taxable period during which any IPC Company was a member of such Dynegy Group. All such Tax Returns are or will be true, correct and complete in all material respects. All material Income Taxes owed by any Dynegy Group have been paid for each taxable period during which any IPC Company was a member of such group. No Audit is pending or, to the Knowledge of Dynegy or Seller, threatened with respect to any Tax Returns filed by or with respect to, or Taxes due from or with respect to, any Dynegy Group for any taxable period during which any IPC Company was a member of such Dynegy Group. To the Knowledge of Dynegy or Seller, no Taxing Authority has requested any information related to Tax matters from, or with respect to, any Company Group for any taxable period during which any IPC Company was a member of such Company Group. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against any Company Group that remains outstanding for any taxable period during which any IPC Company was a member of such Company Group.

          (xiii) No IPC Company will be required to include any material item of income in, or exclude a material item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (A) change in method of accounting for a Pre-Closing Tax Period under Code Section 481(c) (or any corresponding or similar provision under state, local or foreign Income Tax law), (B) written and legally binding agreement with a Taxing Authority relating to Taxes, (C) installment sale or open transaction disposition or intercompany transaction made on or prior to the Closing Date, (D) prepaid amount received on or prior to the Closing Date, or (E) deferred intercompany gain or excess loss account described in Treasury regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision under state, local or foreign Income Tax law).

     (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to "FIRPTA").

     (c) Except as listed in Schedule 3.8, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in
Section 280G of the Code and the Treasury regulations thereunder.

     Section 3.9  Litigation. As of the date hereof, except as disclosed in
Schedule 3.9: (a) there are no outstanding Governmental Orders or Actions pending or, to the Knowledge of Seller, threatened against or affecting any IPC Company or any of their present or former directors or officers, any IPC Assets or the Business that would individually reasonably be expected to exceed $500,000, or that would in the aggregate reasonably be expected to exceed $1,000,000, as the case may be, in costs, expenses, disbursements, losses, obligations, liabilities, settlement payments, awards, judgments, fines penalties and damages, which determination of exposure shall be made consistent with IPC policies for establishing reserves in accordance with GAAP; (b) no IPC Company is permanently or temporarily enjoined by any Governmental Order from engaging in or continuing any conduct or practice in connection with the Business or the IPC Assets, nor, to the Knowledge of Seller, is any investigation pending by any Governmental Authority with respect to any of the IPC Companies, the Business or any of the IPC Assets; and (c) there is no Governmental Order enjoining any IPC Company from taking or requiring any IPC

Company to take any action of any kind with respect to the Business or any of the IPC Assets. Notwithstanding the foregoing, no representation or warranty in this Section 3.9 is made with respect to ERISA matters, environmental matters, labor and employee matters and intellectual property matters.

     Section 3.10  Employee Benefit Plans.
                   ----------------------

     (a) Schedule 3.10 lists each written "employee benefit plan," as defined in Section 3(3) of ERISA, each stock option, stock purchase, stock ownership, deferred compensation, severance, performance, bonus, incentive, vacation or holiday pay plan, policy, understanding or arrangement and each other employee benefit plan or arrangement (including fringe benefit plans or arrangements) that is maintained on the date hereof or otherwise contributed to by any Dynegy, Seller or any of their subsidiaries for the benefit of Employees ("Employee Benefit Plans"). There are no Employee Benefit Plans that are sponsored solely for the benefit of Employees. There are no Employee Benefit Plans that are sponsored solely by one or more of the IPC Companies. In addition, Schedule 3.10 lists each material written employment, compensation, and consulting agreement or arrangement, and any agreement or arrangement associated with a change in ownership or the sale of substantially all the assets of any IPC Company or Dynegy or any of their respective Affiliates, in each case, entered into with any Employee ("Compensation Arrangements"). There are no plans or arrangements that are "pension plans" within the meaning of Section 3(2) of ERISA but are not intended to be qualified under Section 401(a) of the Code pursuant to which any Employee is entitled to benefits. The term "Employees" shall mean all Active Employees, Other Plan Participants and Retirees, as those terms are used in
Article VI. Seller has made available to Purchaser copies of (i) each Employee Benefit Plan and each Compensation Arrangement (or, in the case of any material unwritten Employee Benefit Plans or Compensation Arrangements, descriptions thereof); (ii) the most recent annual report on Form 5500 filed with the applicable Governmental Authority with respect to each Employee Benefit Plan (if any such report was required by applicable Law); (iii) the most recent summary plan description for each Employee Benefit Plan for which such a summary plan description is required by applicable Law; (iv) each trust agreement or annuity contract relating to any Seller Pension Plan or Seller VEBA; and (v) the most recent actuarial report for any Seller Pension Plan. Each report described in clause (v) of the preceding sentence accurately describes the funded status of the plan to which it relates as of the date indicated in such report and there has been no material change in the investment strategy of such plan since such date. To the knowledge of Dynegy and Seller and except as set forth on Schedule 3.10, no IPC Company maintains any material oral Employee Benefit Plan or Compensation Arrangement. For purposes of the preceding sentence, the term "knowledge" means the actual knowledge of the Director Human Resources of IPC.

     (b) Except for matters that are listed in Schedule 3.10 or would not result in a material liability to Purchaser: (i) each Employee Benefit Plan has been administered in accordance with its terms; (ii) each IPC Company and all the Employee Benefit Plans are in compliance with all Laws applicable to the Employee Benefit Plans, including ERISA and the Code (or any similar applicable Law of a country other than the United States); and (iii) to the Knowledge of Seller, there are no investigations by any Governmental Agency, termination proceedings or other Actions against or directly involving any Employee Benefit

Plan or asserting any rights or claims to benefits under any Employee Benefit Plan (except claims for benefits payable in the normal operation of the Employee Benefit Plans).

     (c) Except as listed in Schedule 3.10, (i) all material contributions to, and payments from, any Seller Pension Plan, Seller VEBA and Seller Savings Plan that may have been required to be made in accordance with the terms of such plans or any applicable collective bargaining agreement have been timely made;
(ii) no person has failed to make a required installment or any other payment required under Section 412 of the Code to any Seller Pension Plan before the applicable due date; and (iii) none of Dynegy, Seller or any of the IPC Companies or any of their respective Affiliates has contributed to (or been required to contribute to) a multiemployer plan, within the meaning of Section 3(37) of ERISA, since February 1, 2000 for the benefit of Employees. Schedule
3.10 identifies each trust funding any Employee Benefit Plan that is intended to meet the requirements of Code Section 501(c)(9), and each such trust meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b)) or (iii) is unfunded.

     (d) Except as set forth on Schedule 3.10, (i) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has been the subject of a favorable determination letter from the IRS to the effect that such plan is qualified and the related trust is exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, to the Knowledge of Dynegy and Seller, revocation has not been threatened; and (ii) no event has occurred that would subject any Employee Benefit Plan to any material Tax under Section 511 of the Code. Seller has made available to Purchaser a copy of the most recent determination letter received with respect to each Employee Benefit Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Seller has also made available to Purchaser a list of all amendments as to which a favorable determination letter has not yet been received.

     (e) None of Dynegy, Seller, any of the IPC Companies or any of their respective Affiliates has made or granted or committed to make or grant any material benefit improvements under any Seller Pension Plan (except as provided in the plan documents and/or Memorandum of Agreement dated May 29, 2003 and the Tentative Agreement of Joint IBEW Negotiating Committee and Illinois Power dated July 15, 2003 made available to Purchaser) to which Transferred Employees are or may become entitled which are not reflected in the actuarial report dated January 1, 2002 provided by Seller to Purchaser and, except as specifically provided in the documents described in Section 3.10(a) or as permitted by
Section 5.1, there are no other amendments to any Employee Benefit Plan or Compensation Arrangement that have been adopted or approved, nor has Dynegy, any IPC Company or any of their respective Affiliates undertaken to make any such amendments or to adopt or approve any new Employee Benefit Plan or Compensation Arrangement.

     (f) Except for matters that are set forth on Schedule 3.10, with respect to each Seller Pension Plan, (i) no proceeding has been initiated to terminate such plan; (ii) there has been no "reportable event" (as such term is defined in Section 4043(c) of ERISA) prior to the date hereof other than reportable events for which notice is waived under applicable regulations; (iii) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived, has occurred; and (iv) no person has provided or is required to provide security to such plan under section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability.

     (g) Dynegy, Seller and their respective Affiliates have complied with the health care continuation requirements of Part 6 of Title I of ERISA in all material respects. Except as set forth in Schedule 3.10, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated by this Agreement and by the Ancillary Agreements will (either alone or in conjunction with any other event) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment or cause the funding or delivery of any compensation or benefits payable to or in respect of any person rendering services to any IPC Company or result in any limitation on the right of any IPC Company to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust.

     (h) None of Dynegy, Seller nor any of their respective Affiliates nor, to the Knowledge of Dynegy and Seller, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any Employee Benefit Plan which could subject Purchaser or any of the IPC Companies to the penalty or tax under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code.

     (i) None of Dynegy, Seller nor any of their respective Affiliates has taken any action or failed to take any action as of the date hereof that will result in any potential liability, whether direct or indirect, contingent or otherwise, to Purchaser or any of the IPC Companies under Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

     Section 3.11  Environmental Matters. Except as listed in Schedule 3.11:

     (a) The IPC Companies, the IPC Assets and the Business are in compliance with all Environmental Laws, except for any violations that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

     (b) Neither any IPC Company nor any Seller Group Member has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, disposal, Release, transport or handling of any Hazardous Substances at any of the IPC Assets, except for any such action or actions that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

     (c) To the Knowledge of Seller, no IPC Company or any of its Affiliates has received any written notice from any Governmental Authority or third party or any other written communication alleging or concerning any material violation by any IPC Company of any Environmental Law, or responsibility or liability of any IPC Company under, any Environmental Law, or in connection with the Release, threatened Release or presence of any Hazardous Substances at, on, or beneath, to, from or in the indoor or outdoor environment at any of the Businesses or IPC Asset or any off-site location (including soil, sediment, surface water, groundwater, air or any component of a structure), which would reasonably be expected to result in a Material Adverse Effect. To the Knowledge of Seller, there are no pending or threatened Actions with respect to the Businesses or the IPC Assets alleging or concerning any violation of or responsibility or liability under any Environmental Law or the Release, threatened Release or presence of any Hazardous Substances at, on, beneath, to, from or in the indoor or outdoor environment at any of the Businesses or IPC Assets or any off-site location (including soil sediment, surface water, groundwater, air or any component of a structure) that, if adversely determined, would reasonably be expected to result individually or in the aggregate in a Material Adverse Effect.

     (d) The IPC Companies hold and are in material compliance with all Permits from all Governmental Authorities under all Environmental Laws required for the operation of the Business and the IPC Assets, except Permits the failure of which to hold would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. To the Knowledge of Seller, there are no pending or threatened Actions seeking to modify, revoke or deny renewal of any of such Permits.

     (e) To the Knowledge of Seller, no claims have been asserted or threatened against any of the IPC Companies or any Seller Group Member for any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Substances used, handled, generated, transported, disposed of or Release at any of the IPC Assets, that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect individually or in the aggregate.

     (f) None of the IPC Companies and none of the Seller Group Members is subject to any outstanding written Governmental Order or settlement agreement with any Person relating to any of the IPC Assets or the Business, in each case with respect to any Environmental Matters that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect individually or in the aggregate.

     (g) To the Knowledge of Seller, no IPC Assets are listed or proposed for listing on the NPL, or on the Comprehensive Environmental Response Compensation and Liability Information System List ("CERCLIS") or any similar state list of sites.

     Section 3.12  Compliance with Applicable Laws.
                   -------------------------------

     (a) The IPC Companies hold all Permits necessary to entitle the IPC Companies to own or lease, operate and use the IPC Assets (except with respect to IPC Assets not owned or leased by the IPC Companies, before giving effect to asset transfers contemplated by this Agreement), and for the lawful conduct of the Business, other than any Permits for which the failure of an IPC Company to hold such Permits would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect (collectively, the "Material Permits"). Schedule 3.12(a) sets forth a list and brief description of each Material Permit. Each Material Permit is valid and in full force and effect. Except as set forth in Schedule 3.12(a), each IPC Company is in compliance in all material respects with its Material Permits. The Business is not being, and none of the IPC Companies or their respective Affiliates has received any notice from any Person that the Business is being, conducted in violation of any Law, including any Law relating to occupational health and safety, except for possible violations that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 3.12 is made with respect to ERISA matters, environmental matters, labor and employee matters and intellectual property matters. In no event shall Material Permits be deemed to include any item which is a Material Contract.

     (b) Each of the IPC Companies is in compliance with regulations under Illinois Law governing its operations as an Integrated Distribution Company, under 83 Illinois Administrative Code Part 452, to the extent applicable.

     (c) Schedule 3.12(c) sets forth a list of each municipal and county franchise agreement to which any IPC Company is a party as of the date hereof.

     Section 3.13  Labor Matters; Employees.
                   ------------------------

     (a) Schedule 3.13(a) lists all collective bargaining, labor or similar agreements, including material local or side agreements (other than Employee Benefit Plans as set forth in Section 3.10), in effect to which any IPC Company is a party or by which any IPC Company is bound or otherwise used in the Business). Copies of all such agreements have been made available to Purchaser. Since February 1, 2000, each IPC Company has complied in all material respects with its obligations related to, and is not in material default under, any collective bargaining agreement to which any IPC Company is a party or by which any IPC Company, the Business or the IPC Assets may be subject or bound. To the Knowledge of Seller, there are currently no union organizing activities relative to any IPC Company, the IPC Assets or the Business among the current employees of any IPC Company. Other than ordinary grievances concerning individual employees that are being resolved solely pursuant to internal grievance procedures and immaterial and ordinary course Actions pending or, to the Knowledge of Seller, threatened involving employment matters, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the Knowledge of Seller, threatened against or directly and adversely affecting any IPC Company, the IPC Assets or the Business; (ii) there is no unfair labor practice charge or complaint against any IPC Company or involving the IPC Assets or the Business pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency; and (iii) there is no pending or, to the Knowledge of Seller, threatened employee or governmental claim or investigation regarding employments matters, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, or, to the Knowledge of Seller, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs.

     (b) Since February 1, 2000, no IPC Company has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any IPC Company; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any IPC Company, nor has any IPC Company been engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

     (c) As of the date of this Agreement, Employees of the IPC Companies who are represented by the Laborers International Union or the Pipefitters receive the same employee benefits as the employees of the IPC Companies who are represented by the International Brotherhood of Electrical Workers (the "IBEW"), as provided for in the Joint Benefits Agreement with the IBEW.

     Section 3.14  Material Contracts. Except as set forth in Schedule 3.14:

     (a) No IPC Company is a party to or bound by: (i) any Contract that provides for remaining annual consideration in an amount in excess of $5,000,000; (ii) any Contract that restricts any IPC Company, the IPC Assets, the Business or any Person who after the Closing would be an Affiliate of such IPC Company from engaging in any line of business or competing with any Person;
(iii) any Contract limiting the right of any IPC Company to pay dividends or distributions to its shareholders; (iv) any Contract that would impose or expressly permit the imposition of, or require any Person to impose or expressly permit the imposition of, upon and due to the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement, any Lien other than Permitted Liens upon any of the businesses, assets or properties of Purchaser or any of its Affiliates; or (v) any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the General Rules and Regulations promulgated by the SEC) of the IPC Companies (such Contracts described in clauses (i) through (v), collectively the "Material Contracts". Notwithstanding the foregoing, no representation or warranty in this
Section 3.14 is made with respect to, and "Material Contracts" shall be deemed not to include any Contract relating to, ERISA matters, environmental matters, labor and employee matters, personal property, intellectual property matters and real property matters (other than the real property matters identified on
Schedule 3.14). In no event shall Material Contracts be deemed to include any item which is a Material Permit.

     (b) Each IPC Company that is a party to a Material Contract has performed in all material respects all obligations to be performed by it and has observed in all material respects all terms to be observed by it under such Material Contract. No IPC Company has received any written notice of cancellation or threatened cancellation relating to a Material Contract or has any Knowledge that a Material Contract is likely to be cancelled, other than upon any expiration of such Material Contract in accordance with its terms.

     (c) Except as set forth in Schedule 3.14, each Material Contract is a valid and binding agreement, is in full force and effect, is Enforceable by the IPC Company that is a party thereto against each other party thereto in accordance with its terms, except for those Material Contracts which by their terms will expire prior to the Closing (or are otherwise terminated prior to the Closing in the ordinary course of business or in accordance with the provisions of this Agreement). To the Knowledge of Seller, each other party to a Material Contract is not in default or in breach in any material respect of any such Material Contract.

     Section 3.15  Intellectual Property.
                   ---------------------

     (a) Schedule 3.15 contains a complete list of all issued patents, registered copyrights, trademark registrations, domain name registrations, and applications for any of the foregoing that have been issued to, assigned to or filed by any of the IPC Companies or used in the Business, except for such issued patents, registered copyrights, trademark registrations, domain name registrations, and applications for any of the foregoing, the failure of which to have would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, the IPC Companies have all rights to the Intellectual Property owned, licensed or used by them as are necessary to conduct the Business.

     (b) Except as disclosed in Schedule 3.15, (i) all material patents, trademark registrations, service mark registrations and internet domain name registrations issued to, assigned to or filed by any of the IPC Companies or used in the Business are in full force and effect and all applications for any such patent, trademark and service mark are pending without challenge (other than office actions which may have been issued by the U.S. Patent and Trademark Office or its foreign equivalents); (ii) the material Intellectual Property in the form of Contracts is Enforceable by the IPC Company that is a party to such Contracts; and (iii) the IPC Companies have the right to bring actions for infringement or unauthorized use of the material Intellectual Property owned by the IPC Companies.

     (c)  As of the date hereof and except as disclosed in Schedule 3.15,
(i) during the three years before the Closing Date, no written claim has been made or asserted against any of the IPC Companies that alleges any Intellectual Property owned or used by any of the IPC Companies or used in the Business and material to their business infringes the Intellectual Property of another Person; (ii) no litigation, arbitration or other proceeding is currently pending or, to the Knowledge of Seller, threatened against any of the IPC Companies or any of their respective Affiliates with respect to any material Intellectual Property owned or used by or used in the Business; (iii) during the three years before the Closing Date, no claim has been made or asserted against any of the IPC Companies or any of their respective Affiliates that challenges the validity, enforceability or ownership of any material Intellectual Property owned or used by the IPC Companies or used in the Business; (iv) to the Knowledge of Seller, the conduct of the Business does not violate, conflict with or infringe the Intellectual Property owned by any other Person; and (v) to the Knowledge of Seller, there is no continuing infringement by any other Person of the material Intellectual Property owned or used by any of the IPC Companies or used in the Business.

     (d) Schedule 3.15 contains a complete list of all material Software owned or licensed by any of the IPC Companies or used in the Business. Except as disclosed in Schedule 3.15 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, the IPC Companies either: (i) own the entire right, title and interest in and to the Software used in the Business free and clear of Liens except for Permitted Liens; or (ii) have the right and license to use the same in the conduct of the Business. Except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, the IPC Companies have all rights to the Software owned licensed or used by them or in the Business as are necessary to conduct their Business.

     Section 3.16 Real Property. The IPC Properties and the scope of the IPC Companies' rights in the IPC Properties are sufficient for the operation of the Business in the manner currently operated and in compliance in all material respects with all applicable Laws. No IPC Company owns, leases or uses in connection with the Business any real property other than the IPC Properties. Except as set forth on Schedule 3.16 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect: (i) the IPC Companies have good, valid, marketable and insurable fee simple title to the IPC Owned Real Property, a good, valid, marketable and insurable leasehold interest in the Leased Real Property, and easements or other similar rights in, and quiet enjoyment of, the IPC Other Real Property, in each case free and clear of any Liens other than Permitted Liens (and, in the case of the Leased Real Property, subject to (a) any assignment or transfer restrictions and other terms and conditions contained in any applicable lease, and (b) if applicable, the lack of recordation of such lease or a memorandum thereof in the applicable local real estate recording office); (ii) all improvements and occupancy, and the use of such improvements and occupancy of the IPC Properties, and all business operations thereon conform in all material respects with all applicable zoning, building, fire and safety Laws and, to the Knowledge of Seller, none of the IPC Properties has received any currently effective notice of noncompliance with any Laws; (iii) each lease, sublease, easement, license or other agreement or instrument comprising any portion of the IPC Properties is a valid and binding agreement in full force and effect and Enforceable by the IPC Company which is a party thereto against the other parties thereto, no material default by any of the IPC Companies or, to the Knowledge of Seller, by any other party exists under any provision thereof and no condition or event exists which after notice or lapse of time or both would constitute a material default thereunder by any of the IPC Companies or, to the Knowledge of Seller, any other party;
(iv) there are, to the Knowledge of Seller, no disputes, oral agreements, or forbearance programs in effect with respect to any such lease, sublease, easement, license or other agreement or instrument; (v) no IPC Company nor any IPC Property is in material breach or default under, or in violation of or noncompliance with, any Liens and, to the Knowledge of Seller, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a breach, default, violation or noncompliance; (vi) none of the IPC Companies has received written notice and Seller have no Knowledge of (A) any default by a landlord or other Person under any fee mortgage or other Lien that is superior to any lease, sublease, easement or license comprising a portion of the IPC Properties or (B) any claim of paramount title by any third party claiming the right to terminate any lease, sublease, easement or license comprising a portion of the IPC Properties; (vii) the IPC Companies have legal and practical access to all roads and utilities needed for the conduct of their business on the IPC Properties in the manner presently conducted; (viii) none of the IPC Companies has received and, to the Knowledge of Seller, there do not exist any adverse claims to such access that would adversely affect the use currently being made of such access by the IPC Companies; (ix) there are no encroachments onto IPC Properties of any improvements on any adjoining property; (x) the IPC Properties are not located within any flood plain or subject to any similar type of restrictions for which any permit, license or additional insurance may be necessary for the use and operation thereof; and (xi) there are no pending condemnation or similar proceedings relating to any of the IPC Properties. The transfer of the Generation Assets pursuant to the Asset Transfer Agreements (including for these purposes the Generation Agreement) were consummated in compliance in all material respects with all Laws, Permits and any approvals of any Governmental Authority.

     Section 3.17 Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston LLC) is entitled to any brokerage, finder's fee or other fee or commission payable by Dynegy or Seller or any of their respective Affiliates in connection with the transactions contemplated hereby and by the Ancillary Agreements.

     Section 3.18 Personal Property. Schedule 3.18 contains a list of each Contract or right under which any of the IPC Companies is lessee, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a Person other than the IPC Companies, except those that are terminable by the IPC Company party thereto without penalty on 60 days or less notice and those that provide for annual payments of $500,000 or less.

     Section 3.19  Availability of Assets; Affiliate Transactions.
                   ----------------------------------------------

     (a) Except as set forth in Schedule 3.19, the IPC Assets constitute all the material assets used in the Business and are sufficient for the conduct of the Business as it is currently conducted.

     (b) Schedule 3.19 sets forth a description of all material services provided by any Affiliate of any of the IPC Companies (other than another IPC Company) to any of the IPC Companies with respect to the Business utilizing either (i) assets not included in the IPC Assets or (ii) employees that are not Active Employees, and the manner in which the costs of providing such services have been allocated to the Business.

     Section 3.20 Title to Property. The IPC Companies have good and marketable title to all of the material IPC Assets (other than the IPC Properties, which are covered by Section 3.16), free and clear of all Liens, except for Permitted Liens.

     Section 3.21  Bank Accounts; Powers of Attorney; Minute Books.
                   -----------------------------------------------

     (a) Schedule 3.21 lists a complete and correct list of all bank accounts and safe deposit boxes of each IPC Company and persons authorized to sign or otherwise act with respect thereto and a complete and correct list of all persons holding a general or special power of attorney granted by any of the IPC Companies and a complete and correct copy thereof.

     (b) The minute books of each of the IPC Companies have been made available to Purchaser. Such minute books contain true and complete records of all meetings and other corporate action taken by the board of directors and stockholders of each of the IPC Companies during the past three years.

     Section 3.22 Regulation as a Utility. IPC is regulated as a public utility by the State of Illinois. Except as set forth in the previous sentence, neither IPC nor any "subsidiary company" or "affiliate" of IPC is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Dynegy and Seller are public utility holding companies as defined by PUHCA, but currently claim exemptions from registration under PUHCA under Section 3(a)(1) of PUHCA pursuant to orders of the SEC issued thereunder.

     Section 3.23 Regulatory Proceedings. Except as listed on Schedule 3.23, and other than fuel adjustment or purchase gas adjustment, manufactured gas plant remediation expense adjustment or similar adjusting rate mechanisms, none of the IPC Companies all or part of whose rates or services are regulated by a Governmental Authority (a) is a party to any rate proceeding before a Governmental Authority that would reasonably be expected to result in orders that, individually or in the aggregate, would have a Material Adverse Effect;
(b) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Authority or on appeal to a court; or (c) is a party to any Contract with any Governmental Authority (other than franchise, customer and service area agreements) imposing conditions on rates or services in effect as of the date hereof.

     Section 3.24 Hedging. Except as set forth in Schedule 3.24, none of the IPC Companies engages in any natural gas, electricity or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and Contracts entered into, or hedge Contracts, for the purchase or sale of electricity or hydrocarbons, transmission rights and ancillary services or other financial hedges and swaps to which any of the IPC Companies is a party that, to the Knowledge of Seller, are in accordance with the general practices of other similarly situated companies in the industry.

     Section 3.25 Responsibility for Compliance with Sarbanes-Oxley Act. IPC has responsibility for establishing and maintaining internal control over financial reporting, as defined in the Sarbanes-Oxley Act, of IPC through the Closing to the extent required of IPC through such date in its capacity as a Subsidiary of Dynegy, pursuant to the Sarbanes-Oxley Act.

     Section 3.26 Insurance. Each of the IPC Companies is currently insured with insurers rated at least A.M. Best A-VII, and are in such amounts and against such types of risks as are customary and appropriate in its industry or otherwise deemed reasonable by Seller. All such policies are in full force and effect; however, except for the coverage required under Section 5.5(c), coverage of the IPC Companies under Seller's insurance policies will terminate at Closing. As respects the current policies of insurance covering the IPC Companies, Corporate Risk Management & Insurance has not received any written notice of cancellation with respect to any insurance policy covering any IPC Company, except as would not have a Material Adverse Effect. All premiums due and payable with respect to such policies have been paid. For any written notice of any demand or suit against any IPC Company for damages because of bodily injury, including death, personal injury or property damage made against any IPC Company estimated to have an ultimate liability of $500,000 per occurrence or more, Seller and Dynegy represent that these matters have been reported to IPC's excess insurance carrier(s) to the extent that information has been disclosed in writing from the IPC Companies' personnel to the Corporate Risk Management & Insurance Department (Houston).

     Section 3.27 Clinton Nuclear Power Station. Except as set forth in Schedule 3.27, as of the date hereof, to Seller's Knowledge:

     (a) neither AmerGen nor any of its Affiliates have made demand, notice of claim, claim or potential claim against Seller or any of its Affiliates arising from the Asset Purchase Agreement dated June 30, 1999, between AmerGen and IPC or other agreement related to the sale of the Clinton Nuclear Power Station ("APA"), including any claim for indemnification pursuant to Section 8.1(b) of the APA;

     (b) neither Seller nor any of its Affiliates have made demand, notice of claim, claim or potential claim against AmerGen arising from the APA or other agreements related to the sale of the Clinton Nuclear Power Station, including any claim for indemnification pursuant to Section 8.1(a) of the APA;

     (c) no demands, claims or potential claims have been asserted against Seller or any of its Affiliates arising out or related to IPC's ownership or operation of the Clinton Nuclear Power Station; and

     (d) no demands, claims or potential claims, liabilities or obligations have been asserted against Seller or any of its Affiliates arising from (or alleged to arise from) the off-site disposal, treatment, storage, transportation or recycling of Hazardous Substances from the Clinton Nuclear Power Station, including any shipments from Clinton Nuclear Power Station prior to December 15, 1999.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER


     As an inducement to Seller, IGC and Dynegy to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, Purchaser hereby represents and warrants to Seller, IGC and Dynegy as follows:

     Section 4.1. Organization and Qualification.

     Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Missouri, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of Purchaser's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not individually or in the aggregate reasonably be expected to result in a material adverse effect on Purchaser's ability to perform its obligations under this Agreement or the Escrow Agreement. Purchaser has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now conducted. Purchaser has made available to Seller a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date, and Purchaser's certificate of incorporation and by-laws as so made available are in full force and effect. Purchaser is not in default in the performance, observation or fulfillment of any provision of its certificate of incorporation and by-laws. Purchaser is treated as a corporation for all Tax purposes and is eligible to be the purchaser in a "qualified stock purchase" as such term is defined in Section 338 of the Code.

     Section 4.2. Authority.

     Purchaser has full corporate power and authority to execute and deliver this Agreement, the Escrow Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the Escrow Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Purchaser's board of directors, and no other authorization or consent on Purchaser's part is necessary to authorize this Agreement, the Escrow Agreement or to consummate the transactions contemplated hereby. This Agreement and the Escrow Agreement have been duly and validly authorized, executed and delivered by Purchaser and is Enforceable against Purchaser.

     Section 4.3. Conflicts. The execution and delivery of this Agreement, the Escrow Agreement and the consummation of the transactions contemplated hereby, and the performance by Purchaser of its obligations hereunder do not and will not:

     (a) except as listed in Schedule 4.3(a), require any writ, waiver, consent, judgment, decree, approval, order, act or Permit of, or registration, filing with or notification to any Governmental Authority, except for Permits that are ministerial in nature and are customarily obtained from Governmental Authorities after closings in connection with transactions of the same nature as are contemplated hereby; or

     (b) except as listed on Schedule 4.3(b), conflict with, result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, purchase, first refusal, cancellation, modification or acceleration or guaranteed payments or a loss of rights under, (i) any provision of the certificate of incorporation or by-laws (or similar organization documents) of Purchaser; (ii) any provisions of any material Contract or other obligation or any Governmental Order or Permit to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound, except in the case of clause (ii) such conflicts, violations, breaches, defaults, or rights of termination, cancellation, modification or acceleration, guaranteed payments or losses of rights which, individually or in the aggregate, would not reasonably be expected (A) to result in a material adverse effect on, or otherwise materially impair the ability of, Purchaser to perform its obligations under this Agreement or (B) to prevent the consummation of any of the transactions contemplated hereby; or

     (c) violate the provisions of any Law or Governmental Order applicable to Purchaser or any of its assets or properties.

     Section 4.4. Securities Matters. Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act. Purchaser (a) is acquiring the Shares solely for investment with no present intention to distribute any of the Shares to any Person and (b) will not sell or otherwise dispose of any of the Shares except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws.

     Section 4.5. Litigation. As of the date hereof, there is no Action (or group of related Actions) pending or, to the Knowledge of Purchaser, threatened against Purchaser that seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     Section 4.6. Availability of Funds. Purchaser currently has the financial ability to consummate the transactions contemplated by this Agreement and Purchaser will, at the Closing and thereafter as necessary to comply herewith, have sufficient cash in immediately available funds to pay the cash portion of the Purchase Price pursuant to Article II, to consummate the transactions contemplated hereby and otherwise to satisfy its obligations under this Agreement, including those under Section 5.9.

     Section 4.7. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

     Section 5.1. Conduct of Business Prior to the Closing. Except as contemplated by this Agreement, any Ancillary Agreement or as set forth on
Schedule 5.1, from the date hereof until the Closing, the Dynegy Parties shall cause the Business to be conducted in the ordinary course to maintain the IPC Assets in good operating condition and repair and to use their commercially reasonable efforts (consistent with past practice) to keep intact the Business, keep available the services of the IPC Companies' employees and the employees used in connection with the Business and preserve the goodwill of the customers, suppliers, contractors, Governmental Authorities, distributors and others having a relationship with any of the IPC Companies. Without limiting the generality of the foregoing, except as contemplated by this Agreement, any Ancillary Agreement or as set forth on Schedule 5.1, Dynegy and Seller shall not permit any IPC Company to do any of the following without the prior written consent of Purchaser, not to be unreasonably withheld (such consent to be granted or withheld, as the case may be, promptly after a Seller's written request therefor):

     (a) modify or amend its articles of incorporation or by-laws (or comparable constitutive documents) in a way that would adversely affect the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement;

     (b) modify, terminate or amend any Material Contract, IPC Other Real Property or Leased Real Property, other than in the ordinary course;

     (c) adopt or amend any Employee Benefit Plan or Compensation Arrangement or any related trust or enter into or adopt any collective bargaining agreement or other Contracts with any labor union or similar organization that applies to, or covers, Employees, except, in each case, (i) in the ordinary course consistent with past practice in a manner that does not materially increase the cost of the compensation and benefits of any Employee or (ii) as required by applicable Law;

     (d) grant to any Employee any increase in guaranteed cash compensation, except (i) in the ordinary course consistent with past practice or (ii) as may be required (A) under existing Contracts, or (B) pursuant to any Employee Benefit Plan as in effect on the date hereof;

     (e) sell, transfer or lease any of the IPC Assets to, or extend, modify, terminate, amend or enter into any Contract with, any of their Affiliates, except pursuant to intercompany transactions in the ordinary course, subject to the requirements of Section 5.7;

     (f) fail to make or incur capital expenditures in 2004 (or, if applicable, the portion of 2004 prior to the Closing Date) in accordance with Schedule 5.1(f), the result of such failure being that less than the cumulative total of the year-to-date capital expenditures set forth in Column G of Schedule 5.1(f) are made in 2004 (or, if applicable, the portion of 2004 prior to the Closing
Date). In computing the amount of actual capital expenditures made, no amounts in respect of IPP (Column B in Schedule 5.1(f)) and new business (Column E in Schedule 5.1(f)) will be included;

     (g) except in the ordinary course, enter into any material lease, license or easement of real property that cannot be assigned to Purchaser in connection with the transactions contemplated by this Agreement without the consent of the other parties thereto; provided, however, that an IPC Company may enter into any such Contract if an IPC Company shall have used commercially reasonable efforts to exclude such consent right from such Contract in negotiating the provisions thereof;

     (h) make any change in any method of accounting or accounting principles, practices or policies, other than those required by GAAP or the applicable rules and regulations of the SEC;

     (i) issue, grant, sell or encumber any Equity Interest or any right relating thereto or make any other changes in the equity capital structure of any of the IPC Companies;

     (j) acquire by merging or consolidating with, by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets that are material, individually or in the aggregate, to the Business, except pursuant to capital expenditures in accordance with Schedule 5.1(f);

     (k) sell, lease, transfer, convey, license or otherwise dispose of, or mortgage, pledge, or impose or suffer to be imposed any Lien other than Permitted Liens on, any of the IPC Assets, except inventory and obsolete, damaged, broken or excess equipment, items or materials sold in the ordinary course consistent with past practices and licenses granted in the ordinary course;

     (l) cancel any debts owed to or claims held by it, other than in the ordinary course;

     (m) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course (other than any accelerations or delays occurring in the ordinary course);

     (n) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (A) dividends and distributions by any Subsidiary of IPC to IPC; (B) regular quarterly cash dividends with respect to the preferred stock of IPC; or (C) with respect to restructuring and eliminating the Intercompany Note; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of capital stock of IPC or any Subsidiary of IPC or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than the preferred shares of IPC;

     (o) settle any material contingent liabilities with respect to the IPC Assets or the Business for which Purchaser could be liable other than in the ordinary course;

     (p) make any fundamental change in the Business or the operations of the IPC Companies;

     (q) except as required by applicable Law, prepare or file any Tax Return (including any amended Tax Return) relating to any IPC Company inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, or settle any Audit or other proceeding relating to Taxes payable by or relating to any IPC Company that could reasonably be expected to have an adverse effect on such IPC Company in a Post-Closing Tax Period;

     (r) incur any indebtedness for borrowed money in excess of $5,000,000 in the aggregate; provided, however, that nothing herein shall prevent Seller from prefunding interest payments under the Intercompany Note;

     (s) take any action to (or fail to take any action necessary not to) violate any order or regulation of the ICC (in IPC's good faith interpretation of any such regulation), governing IPC's operation as an Integrated Distribution Company under 83 Illinois Administrative Code Part 452;

     (t) make any change in the management of IPC's information technology department that would have a substantial adverse effect on IPC's ability to manage its information technology systems or to integrate its information technology systems with those of Purchaser, other than a change required by applicable Law or resulting from "for cause" termination; or

     (u) authorize or commit to do or agree to take, whether in writing or otherwise, any of the foregoing actions.

     Section 5.2. Access to Information.

     (a) From March 1, 2004 or, if earlier, the date an application is filed with the ICC for approval of the transactions contemplated by this Agreement, until the Closing, to the extent permitted by applicable Law (including antitrust Laws), the Dynegy Parties shall afford the employees, counsel, accountants, consultants and representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, facilities, work papers and books and records of the IPC Companies and their Affiliates and their accountants relating to the Business, including organizational charts and other human resources records, information systems architecture, database designs/structures, sample data extracts, and hardware/software inventory including code and designs (with the exception of confidential personnel records or information as to which disclosure would result in the loss of a legal privilege or protection) as Purchaser reasonably deems necessary or advisable, and to those Active Employees to whom Purchaser reasonably requests access; provided, however, that in no event shall Dynegy or Seller be deemed to have breached the provisions of this Section 5.2(a) with respect to the access provided to the counsel, accountants, consultants and representatives of Purchaser if the Dynegy Parties have used commercially reasonable efforts to cause their respective counsel, accountants and representatives to provide the level of access otherwise required pursuant to this Section 5.2(a). All information and knowledge obtained as a result of or in connection with in any investigation conducted or access provided pursuant to this Section 5.2(a) shall be subject to the Confidentiality Agreement and any joint defense agreement entered into by the parties in accordance with their respective terms and the terms hereof.

     (b) From March 1, 2004 or, if earlier, the date an application is filed with the ICC for approval of the transactions contemplated by this Agreement, until the Closing, to the extent permitted by applicable Law and without unreasonable interference with IPC's business, Dynegy shall and shall cause IPC to cooperate with Purchaser in planning and preparation for integration of operations, systems, processes and other key business activities of IPC and Purchaser, including identification and commitment of IPC personnel for integration planning and making available IPC personnel to serve as an integration coordinator and key support personnel in the areas of Information Technology, Human Resources, Energy Delivery and Accounting.

     (c) Purchaser, Dynegy and Seller shall provide reasonable cooperation to each other, and shall cause their respective officers, employees, accountants, consultants and representatives to provide reasonable cooperation to each other, for a period of 180 days after the Closing to ensure the orderly transition of the Business from Seller to Purchaser and to minimize any disruption to the respective businesses of Seller, Dynegy and Purchaser that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Purchaser, Dynegy and Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives reasonable access, during normal business hours, to such information and assistance relating to the Business as is reasonably necessary for planning any systems conversions, process changes, litigation, employee benefits, environmental, financial reporting and accounting matters, the preparation and filing of any Tax Returns or the defense of any Tax audit, claim or assessment or any other similar reasonable matter. In no event shall Purchaser, Dynegy or Seller be deemed to have breached the provisions of this Section 5.2(c) with respect to the access provided to their respective counsel, auditors and representatives if the party obligated to provide access pursuant to the terms of this Section 5.2(c) shall have used commercially reasonable efforts to cause their respective counsel, auditors and representatives to provide the level of access otherwise required pursuant to this Section 5.2(c). Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.2(c).

     (d) No party shall be required by any provision of Section 5.2(a), (b) or
(c), 5.12, 5.17 or 7.2 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations or result in any actual or reasonably expected breach of applicable Law.

     Section 5.3 Governmental Permits and Approvals.

     (a) HSR Act Filings. Each party hereto shall, as soon as practicable as mutually agreed by the parties, file or cause to be filed with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby. Such parties shall use all reasonable best efforts to respond on a timely basis to any requests for additional information made by either of such agencies.

     (b) Other Regulatory Approvals.

          (i) Each party hereto shall cooperate and use reasonable best efforts to prepare and file as soon as practicable all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities (including those listed on Schedules 8.1(b) and 8.2(b)) necessary or advisable to obtain for ---------------- ------ the consummation of the transactions contemplated by this Agreement (it being understood that references in this Agreement to "obtaining" such permits, consents, approvals and authorizations shall mean making all such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of applicable Law).

          (ii) Subject to Section 5.3(c), the parties hereto further agree to
               (A) take any act, make any undertaking or receive any clearance or approval required by any Governmental Authority or applicable Law to obtain a Final Order, and (B) satisfy any conditions imposed by any Governmental Authority in all Final Orders. Each of the parties hereto shall (x) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for additional information or documentation, and (y) not enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto. Subject to Section 5.3(c), each of the parties hereto shall avoid or eliminate each and every impediment under any antitrust, competition, or trade or energy regulation Law (including the FPA) that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby so as to enable the Closing Date to occur as soon as reasonably possible. The steps involved in the preceding sentence shall include agreeing to such limitations on conduct or actions as may be required in order to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities (including those listed on Schedule 8.1(b) and 8.2(b)) necessary or advisable to obtain for the consummation of the transactions contemplated by this Agreement as soon as reasonably possible, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing Date, and defending through litigation on the merits, including appeals, any claim asserted in any court by any party.

         (iii) Purchaser shall make the commitments reflected on Schedule 5.3(b) in the application to ICC.

     (c) Exceptions.

          (i) Notwithstanding anything to the contrary in this Agreement, Purchaser and its Affiliates shall not be required to take any action or actions that individually or together with all other actions would (A) have a material adverse effect on the business, financial condition or results of operation (1) of Purchaser and its Subsidiaries, or (2) of the Business after Closing, (B) result in a change to IPC's deferred tax balances or rate base valuation or accounting entries other than as provided on
               Schedule 8.2(b), Item I (iv), (C) result in recovery of less than the portion of Purchaser's costs of accomplishing IPC's reorganization determined for recovery in accordance with
               Schedule 8.2(b), Item I(V), (D) subject IPC to any dividend restriction other than that set forth on Schedule 8.2(b), Item I
               (vi), (E) result in the operation by IPC without the rider identified on Schedule 8.2(b), Item I (vii), if such operation without such rider would have a material adverse effect on the business, financial condition or results of operation (1) of Purchaser and its Subsidiaries, or (2) of the Business after Closing, or (F) otherwise change the terms of the regulatory approvals described in Schedule 8.2(b), Items I (iv)-(vi), in a manner adverse to Purchaser or the IPC Companies.

          (ii) Notwithstanding anything to the contrary in this Agreement, neither Dynegy nor the Seller and their respective Affiliates shall be required to take any action or actions that individually or together with all other actions would (A) have a Material Adverse Effect prior to the Closing or a material adverse effect on the business, financial condition or results of operation of DMG, or on the business of selling capacity and energy products from or in respect of DMG's existing generation assets, (B) result in a change to the terms of the PPA that is adverse to DYPM, or (C) result in Seller or any of its Affiliates making any payment or having any continuing obligation pursuant to or otherwise in respect of the Intercompany Note or making any additional capital contribution to any of the IPC Companies or

               Purchaser or any of its Affiliates as a condition to the transactions contemplated by this Agreement and the Ancillary Agreements.

     (d) Within 90 days of the execution of this Agreement, Seller shall cause IPC to and IPC shall undertake all necessary steps to submit a conditional membership application to accomplish the transfer of functional control of IPC's transmission facilities to the Midwest Independent Transmission System Operator, Inc. ("MISO"), provided that such transfer shall be conditioned in all respects on the consummation of the transactions contemplated hereby to occur at Closing. In accordance herewith, the joint application of the parties to the FERC provided for in Section 5.3(e) hereof shall also include an application seeking all necessary approvals under the FPA to transfer functional control of such facilities to the MISO.

     (e) Responsibilities. Purchaser shall, in coordination with Seller, have primary responsibility for the preparation of any applications with or notifications to the FERC with respect to the FERC approvals described on Schedules 8.1(b) and 8.2(b), and Seller and Purchaser shall jointly file any such applications or notifications. Purchaser shall have primary responsibility for the preparation and filing of any applications with or notifications to the SEC under PUHCA. Purchaser and its Affiliates shall have primary responsibility for the preparation and filing of any applications or notifications to the ICC. Each of Purchaser and Dynegy shall be responsible for its filings with the FTC and/or the DOJ. Each party hereto shall have the right to review and approve in advance all such necessary applications, notices, petitions, filings, testimony, exhibits, responses to discovery requests or other documents made or prepared in connection with the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed.

     Section 5.4 Notice of Developments. Prior to the Closing, each party shall, promptly after obtaining Knowledge of the occurrence (or non-occurrence) of any condition, event, circumstance, change, occurrence or state of facts arising subsequent to the date of this Agreement that would result in a material breach of any such representation or warranty or covenant of this Agreement of such party, give written notice thereof to the other parties and shall use its commercially reasonable efforts to remedy promptly such breach; provided, however, that the delivery of, or failure to deliver, any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder, including the rights to indemnification under Article IX (other than to the extent set forth in Section 8.3).

     Section 5.5 Insurance; Risk of Loss.

     (a) Dynegy and Seller shall keep, or cause to keep, all insurance policies that provide coverage for any IPC Companies, the Business or any IPC Assets, as the case may be, in full force and effect through the Closing, or provide for the renewal of all such policies that are expiring by their own terms prior to such date. In the event of a property loss in respect of any asset of the Business, the IPC Assets or IPC Companies prior to the Closing, Seller and Dynegy agree to cede recovered insurance proceeds (net of deductible) in respect of such asset to Purchaser post-Closing for the repair of such asset. Except for the coverage required under Section 5.5(c), as of the Closing, Dynegy and Seller shall cause the termination of all insurance coverage for the Business, the IPC Assets or the IPC Companies and their respective businesses, assets, and current or former employees, and Purchaser shall become solely responsible for all insurance coverage and related risk of loss based on events occurring after the Closing with respect to the IPC Companies, the Business, the IPC Assets, and their respective businesses, assets, and current and former employees; provided, however, that (i) no such termination by Dynegy or Seller of any "occurrence" coverage in force prior to the Closing shall be effected so as to prevent Purchaser or any IPC Company from recovering under such coverage for losses from events or damages occurring prior to the Closing; and (ii) no such termination of any "claims-made" coverage in force prior to the Closing shall be effected so as to prevent Purchaser or any IPC Company from recovering under such coverage for losses from events or damages occurring prior to the Closing to the extent the applicable insurance company or third party claims administrator shall have received written notice of claims or written notice of circumstances that are reasonably likely to give rise to a claim that occurred relating to such events on or before or within 60 days after the Closing. Dynegy and Sellers shall use commercially reasonable efforts to report to the applicable insurance company or third party claims administrator, on a timely basis before the Closing, any claims of which they have Knowledge (or circumstances that are reasonably likely to give rise to a claim) relating to events occurring prior to the Closing.

     (b) For all insurance and/or self-insurance claims of the Business, the IPC Assets or the IPC Companies filed prior to the Closing, and for those claims of the Business, the IPC Assets or the IPC Companies identified as set forth in the foregoing clauses (i) and (ii), upon the consummation of the Closing, Purchaser shall be responsible for any and all costs related to any such claims, including deductibles, self-insured retentions, claims adjusting expenses, loss conversion factor expenses, retroactive premium adjustments, audits, collateral requirements and associated costs, uninsured losses, security deposits, legal fees, indemnity benefits and any other costs that become due and payable in connection with any such claims. Purchaser shall reimburse Dynegy for these costs by wire transfer of funds within twenty days of receipt of an invoice from Dynegy therefore, accompanied by reasonable supporting detail.

     (c) For a period of three years after the Closing Date, Seller and Dynegy shall maintain, at their expense, directors and officers liability and fiduciary liability policies which provide coverage on terms as commercially reasonably similar to the terms of such current insurance coverage. If Seller fails to maintain such coverage or has a change in control, then Seller must purchase run-off coverage, which will provide coverage in scope and amount commercially reasonably similar to those maintained prior to the Closing Date. The expiration date of such run-off policy shall be three years from the Closing Date.

     (d) To the extent that, after the Closing Date, Purchaser or Seller or any Affiliate thereof requires any information regarding claim data or other information pertaining to the Business, the IPC Assets or the IPC Companies in order to make filings with insurance carriers or administer or manage a claim, upon request, Dynegy and Seller shall promptly supply such information to Purchaser or Purchaser shall or shall cause the applicable IPC Company promptly to supply such information to Seller or the applicable Affiliate of Seller, as the case may be. To the extent that Purchaser will require the utilization of the claims data maintained by an insurance company, Purchaser agrees to assume sole responsibility for obtaining a subscription from any insurance company to obtain such claims information and the related costs associated with any such service.

     (e) The provisions of this Section 5.5 shall not apply to any insurance policies that provide funding for any Employee Benefit Plan or employee Compensation Arrangement.

     Section 5.6 Confidentiality.

     (a) Purchaser acknowledges that the information provided or to be provided to it in connection with the transactions contemplated hereby is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference; provided, however, that the parties hereby agree that as of the Closing Date the term of the Confidentiality Agreement shall be hereby amended to be the later of (i) two years from the Closing Date and (ii) three years from the date hereof; provided, further, however, that after the Closing, Purchaser, its Affiliates and the IPC Companies may use or disclose any confidential information related to any IPC Company, the IPC Assets or the Business.

     (b) Dynegy agrees that for a period of two years after the Closing, it and its Affiliates will not use or disclose, and Dynegy will use its commercially reasonable efforts and will cause its Affiliates and each of their respective employees, officers, directors, agents and representatives not to use or disclose to any party other than Purchaser or any of its Affiliates any confidential information relating to the IPC Assets, the Business or any IPC Company. The obligation to keep such information confidential does not apply to information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Dynegy, any of its Affiliates or any of their respective directors, employees, agents or representatives, or (ii) is required by applicable Law or applicable Tax, accounting or SEC disclosure obligations or the applicable rules of any stock exchange or quotation system to be disclosed, but only to the extent required to be disclosed.

     Section 5.7 Intercompany Arrangements. Except as listed on Schedule 5.7:

     (a) all receivables or payables of any IPC Company, on the one hand, from or to, as applicable, Dynegy or any of its Affiliates (other than any IPC Company), on the other hand, shall be settled as of the Closing; and

     (b) all contracts or other arrangements existing immediately prior to the Closing between any IPC Company, on the one hand, and Dynegy or any of its Affiliates (other than any IPC Company), on the other hand, shall be terminated as of the Closing, except as specifically provided in Section 5.5; provided, however, that Items 1 and 2 on Schedule 5.7 shall be terminated as of the later of the Closing Date or December 31, 2004.

     Section 5.8 Use of Dynegy and Seller's Names. Prior to the Closing, Seller may cause the IPC Companies to remove any right, title or interest in any logo, trade name, trademark, service mark, house mark, domain name, web site or company name to the extent it contains or consists of the "Dynegy" name or the "Dynegy" emblem or any other mark in which one or the other of these elements appear. Purchaser will use reasonable efforts to cause the IPC Companies to remove all such items described in the preceding sentence from the IPC Assets within 60 days after the Closing Date. From and after the Closing, Purchaser will not and will cause each IPC Company not to use such items.

     Section 5.9 Change of Control Offer. From and after the Closing, Purchaser shall cause IPC to comply with the change of control redemption offer provisions of the Supplemental Indenture dated as of December 20, 2002 to the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 for the 11 1/2% bonds due 2010.

     Section 5.10 Further Assurances. Except as otherwise provided in this Agreement, from time to time following the Closing, each party shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement or any agreement contemplated hereby.

     Section 5.11 No Public Announcement. None of Purchaser, Dynegy or Seller shall (nor shall Seller permit any of the IPC Companies to) and each of them shall use their commercially reasonable efforts to cause their Affiliates and each of its and their respective representatives, directors, officers and agents not to, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by applicable Law, applicable accounting and SEC disclosure obligations or the applicable rules of any stock exchange or quotation system, in which case the other parties shall be advised and the parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary in connection with regulatory filings and interactions with Governmental Authorities (and members thereto and employees thereof) to implement the provisions of this Agreement and the Ancillary Agreements.

     Section 5.12 Access to Records.

     (a) To facilitate the resolution of any claims made by or against or incurred by Dynegy or its Affiliates prior to the Closing or for any other reasonable purpose, for a period of seven years after the Closing Date, Dynegy and its representatives shall have reasonable access to all of the books and records of the IPC Companies relating to periods prior to the Closing (including books and records relating to the IPC Assets and the Business); provided that
(i) in the case of books and records relating to Taxes, the covenant shall be for a period of time equal to the relevant statute of limitations with respect to such Taxes, including any extensions thereof, and (ii) with respect to items referred to in Sections 9.1(c), (d), (e), (f), (g), (h), or (i), the covenant shall be in force during the pendency of any Action or threatened Action related to such items. Such access shall be afforded by Purchaser upon receipt of reasonable advance written notice and during normal business hours. Dynegy shall be solely responsible for any costs or expenses incurred by it pursuant to this
Section 5.12(a). If Purchaser shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, Purchaser shall, prior to such disposition, give Dynegy a reasonable opportunity, at Dynegy's expense, to segregate and remove such books and records as Dynegy may select.

     (b) To facilitate the resolution of any claims made by or against or incurred by Purchaser or any of its Affiliates after the Closing or for any other reasonable purpose, for a period of seven years after the Closing Date,


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


Purchaser and its representatives shall have reasonable access to all of the books and records relating to the IPC Companies (including books and records relating to the IPC Assets and the Business) which Dynegy or any of its Affiliates may retain after the Closing Date; provided that, in the case of books and records relating to Taxes, the covenant shall be for a period of time equal to the relevant statute of limitations with respect to such Taxes, including any extensions thereof. Such access shall be afforded by Dynegy and its Affiliates upon receipt of reasonable advance written notice and during normal business hours. Purchaser shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 5.12(b). If Dynegy or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, Dynegy shall, prior to such disposition, give Purchaser a reasonable opportunity, at Purchaser's expense, to segregate and remove such books and records as Purchaser may select.

     Section 5.13 No Solicitation. From the date hereof through the earlier of the termination of this Agreement or the Closing Date, Dynegy and Seller shall not, and Dynegy shall not permit its Subsidiaries, and shall use its commercially reasonable efforts to cause any officers, directors, employees, financial advisors and other agents or representatives of Dynegy or its Subsidiaries not to, directly or indirectly, solicit or encourage (including by way of furnishing any non-public information concerning the IPC Companies or their assets) inquiries or proposals, or participate in any discussions or negotiations with any Person (other than Purchaser and its agents and representatives), concerning a Potential Transaction. For purposes of this Agreement, a "Potential Transaction" shall mean a possible acquisition of the Business, whether by merger or by the acquisition of the stock or substantially all the assets of Seller or IPC.

     Section 5.14 Terminated Employees. On the Closing Date, Dynegy shall provide Purchaser with a list that sets forth the number of full and part time employees of any IPC Companies involuntarily terminated, and whether or not such termination was for cause, during the period beginning 90 days prior to the Closing Date.

     Section 5.15 Intercompany Note. At or within two days prior to the Closing, the parties will take the actions set forth on Schedule 5.15 with respect to the Intercompany Note.

     Section 5.16 Covenant Not to Sue.

     (a) Each of Dynegy and Seller shall not, and shall cause their respective Affiliates and their respective successors not to, directly or indirectly, sue any Purchaser Group Member with regard to any Generation Liabilities, and shall release and forever discharge all Purchaser Group Members from such Generation Liabilities.

     (b) Each of Dynegy and Seller shall not, and shall cause each of their respective Affiliates and each of their respective successors not to, directly or indirectly, argue, assert, claim, agree or bring any Action or enter into any settlement that alleges or stipulates that any Purchaser Group Member is or should be responsible, liable or obligated to take or not to take any action, make any payment, incur any expense, with respect to any liabilities, commitments, or obligations of Seller or any of its Affiliates or in connection with the Generation Liabilities.

     Section 5.17 IPC Property. At least 120 days prior to Dynegy's good faith estimate of the Closing Date, Dynegy and Seller shall and shall cause their Affiliates to make available to Purchaser, for inspection or copying by Purchaser at Purchaser's expense (but only to the extent that such documents or materials are in the possession or control of Dynegy, Seller, or any of their Affiliates) existing documents containing (i) the legal descriptions of the IPC Owned Real Property and the material Leased Real Properties, and (ii) lists or summaries of all other IPC Properties (together with legal descriptions thereof), together with copies of any easement, license, right of way, use or similar agreements, and any other title documents relating to the IPC Other Real Property. Dynegy and Seller shall cooperate reasonably, and shall cause IPC to cooperate reasonably and to execute such customary affidavits and documents (with such modifications as may be necessary for factual accuracy), as may be reasonably requested by Purchaser's title insurance company, prior to the Closing Date in connection with any title insurance coverage reasonably obtained by Purchaser at Closing; provided that neither Dynegy nor Seller (nor any of their Affiliates, other than IPC) nor any of the officers or employees of Seller or of Dynegy (or of any of their Affiliates, including IPC) shall be required to incur any cost or liability in connection with the acquisition by Purchaser of title insurance at the Closing or any affidavits or other instruments required by Purchaser's title company as a condition to issuing such title insurance at the Closing, it being understood that any such title affidavits or documents shall be provided solely by IPC and any costs associated with such title insurance (and any title endorsements and other documents or instruments required in connection with Purchaser's title insurance) shall be borne solely by Purchaser.

     Section 5.18 Remediation of Excluded Environmental Matters.

     (a) After the Closing, if (x) Purchaser reasonably determines that Remediation of a Hazardous Substance should be performed in response to (i) a requirement of an Environmental Law; (ii) a Governmental Order from a Governmental Authority with jurisdiction over the applicable Excluded Environmental Matters; (iii) a reasonable claim or demand by a third party made in connection with an Environmental Law or Excluded Environmental Matters or liability under the common law for the actual or alleged presence or Release of Hazardous Substances; or (iv) the presence or Release of a Hazardous Substance in excess of an applicable and relevant standard in an Environmental Law which necessitates Remediation under such Environmental Law, and (y) such Remediation relates to the Business or IPC Assets as they existed immediately prior to the Closing, then Purchaser shall implement the required Remediation. In such event, Purchaser shall notify Dynegy at least twenty (20) Business Days, or as soon as reasonably possible if prompt Remediation is legally required or advisable under this Section 5.18, in advance of commencing such Remediation and shall request authorization from Dynegy to perform or cause one of its Affiliates to perform the Remediation; provided, however, if Purchaser is required by a Governmental Authority with jurisdiction to immediately take remedial action, Purchaser shall proceed as required and notify Dynegy as soon as practicable thereafter of its action and provide the other information required by this Section 5.18. Purchaser's notice to Dynegy shall include a reasonably detailed description of the Remediation to be performed and a detailed cost estimate for such

Remediation. Upon Purchaser's receipt of Dynegy's written consent (which shall not be unreasonably withheld or delayed) to perform (or cause one of its Affiliates to perform) the Remediation, Purchaser shall commence the Remediation in accordance with the Remediation plan. Except for claims treated in the last sentence of Section 9.5(a), Dynegy shall reimburse Purchaser or such Affiliate of Purchaser for all cost and expenses incurred in connection with such Remediation within 30 days of Purchaser or such Affiliate submitting an invoice therefor to Dynegy; provided, however, that Purchaser may, at its discretion, submit invoices either periodically or at the completion of Remediation and Dynegy shall reimburse Purchaser or such Affiliate for all costs and expenses incurred in connection with such Remediation within 30 days of receiving such invoice. Purchaser shall promptly notify Dynegy of any material changes in the Remediation plan or costs and obtain approval, which shall not be unreasonably withheld, for such changes. Notwithstanding any other provision to the contrary in this Section 5.18(a), after Purchaser receives written notice from a Governmental Authority with jurisdiction over Remediation performed at a site by Purchaser under this Section that such Remediation has been completed and/or that no further Remediation is needed at that time, Purchaser shall perform no further Remediation at the site unless subsequently required to do so in accordance with the terms of such notice or a new event subject to Sections 5.18(a)(i), (ii), (iii) or (iv). Dynegy, Seller or any Affiliate thereof may request that a Governmental Authority issue such notice.

     (b) In the event that Purchaser chooses to develop, or cause any IPC Company to develop, any IPC Assets for a use other than the transmission, distribution and sale of electrical energy and natural gas or substantially similar industrial purposes, Dynegy shall not become responsible under this
Section 5.18 for Remediation costs that, due to the changed use, are higher than the Remediation costs would be if such IPC Assets continued to be used for transmission, distribution and sale of electrical energy and natural gas or substantially similar industrial purposes. Accordingly, if such IPC Assets, or any portion thereof, ceases to be used for transmission, distribution and sale of electrical energy and natural gas or substantially similar industrial purposes (including repowering or development for such purposes), and if due to such changed use, the costs of Remediation relating to Excluded Environmental Matters are higher than the cost of Remediation would be if such IPC Assets (in their entirety) had continued to be used for transmission, distribution and sale of electrical energy and natural gas or substantially similar industrial purposes, except for claims treated in the last sentence of Section 9.5(a), Dynegy shall be responsible only for the costs of Remediation that Purchaser would have incurred if such IPC Assets were being used for transmission, distribution and sale of electrical energy and natural gas or substantially similar industrial purposes.

     (c) If IPC, individually or collectively with DMG, shall be required, after the Closing prior to December 31, 2010, pursuant to either (i) a final, non-appealable Governmental Order in full force and effect entered by a court with proper jurisdiction over IPC or issued by the U.S. Environmental Protection Agency or (ii) a legally binding, non-appealable consent decree or administrative order or other settlement in full force and effect with all required approvals of applicable Governmental Authorities entered into by (x) DMG and IPC or (y) IPC (with the approval of Dynegy pursuant to Section 9.3) regarding, in each such case, any Clean Air Act Litigation (each of such Governmental Order, consent decree or other settlement, a "Mandate") to implement or pay for implementation of Best Available Control Technology

("BACT"), or any other emission limitation requiring installation of pollution control devices, measures or technologies on any plant that is a Generation Asset due to any alleged violation of the Clean Air Act, 42 U.S.C. Sec. 7401 et seq. (such liability, the "BACT Liability"), AND

                  (A) DMG, to the extent it is subject to the Mandate, fails to perform in any material respect in accordance with the terms of any such Mandate (it being understood that this clause (A) does not apply if IPC is individually or collectively with DMG subject to the Mandate), AND

                (B) the Governmental Authority that issued or agreed to such Mandate, or a party to such Mandate, as the case may be, seeks a remedy to enforce IPC's compliance with the terms of the Mandate due to the failure of IPC or DMG, as the case may be, to have performed the obligations under such Mandate, AND

                  (C) Purchaser has demanded in writing that the Seller Indemnitors comply with their indemnification obligations pursuant to and in accordance with the requirements of Article IX with respect to IPC's Indemnifiable Losses due to the Mandate, AND

                  (D) the Seller Indemnitors collectively fail to comply in any material respect with such indemnification obligations then due within ten days of the Seller Indemnitors' receipt of such demand, AND

                  (E) the Escrowed Funds in the Escrow Account shall have been exhausted,

then Dynegy shall cause DMG to, promptly following receipt of a notice from IPC that the foregoing events described in clauses (A)-(E) have occurred and are continuing, take such action or actions as may be reasonably necessary, to the extent not prohibited by applicable Law, to cause the affected Generation Asset to become in compliance with the Mandate, including, to the extent required for such compliance, (x) by reducing the generation output of such Generation Asset or (y) by effecting the shutdown in whole or in part of such Generation Asset. The parties specifically agree that the provisions contained in Section 11.16 are applicable to the obligations provided for in this Section 5.18(c).

For purposes of this Section 5.18(c): "Clean Air Act Litigation" means the Baldwin Litigation and any Other Claim, as such terms are defined in the Escrow Agreement; and "Best Available Control Technology" shall have the meaning as set forth at Section 169(3) of the Clean Air Act, 42 U.S.C. Section 7479.

     Section 5.19 Consent Solicitation. At Purchaser's request, Seller shall cause IPC to commence a solicitation of consents from the holders of IPC's 11 1/2 % bonds due 2010 to effect amendments to the indenture pursuant to which such bonds were issued. Such amendments will be designated by Purchaser with Seller's consent, which consent will not be unreasonably withheld or delayed. Such solicitation shall expire on the Closing Date, and any amendments for which approval is obtained shall be effective only if the Closing occurs. Any out-of-pocket expenses reasonably incurred by IPC in connection with such consent solicitation, including any consent payments to bondholders that are approved by Purchaser, shall be reimbursed by Purchaser promptly after receiving invoices therefor from IPC. The successful completion of the consent solicitation is not a condition to the Closing.

     Section 5.20 Generation Asset Transfers.

     (a) The parties shall cooperate and use commercially reasonable efforts to identify all assets (i) transferred pursuant to any Asset Transfer Agreements or to be transferred under the Generation Agreement that are not used in the generation operations of DMG and are used in connection with the Business and
(ii) owned by any IPC Company, not used in connection with the Business and necessary for the operation by DMG of its generation business.

     (b) Following the Closing, Dynegy shall cause DMG to transfer to IPC the assets identified by Dynegy and Purchaser pursuant to clause (i) of Section 5.20(a), pursuant to the Generation Agreement. Following the Closing, Purchaser shall cause IPC to transfer to DMG the assets identified by Dynegy and Purchaser pursuant to clause (ii) of Section 5.20(a) pursuant to the Generation Agreement. In connection with such transfers pursuant to this Section 5.20(b), Dynegy shall and shall cause IPC and their respective Affiliates to, in consultation with Purchaser, make all necessary filings with and obtain all necessary appraisals and governmental orders from the applicable Governmental Authorities.

     Section 5.21 Certain Additional Agreements.

     (a) At least 60 days prior to the Closing Date, Purchaser shall advise Seller whether transitional services will be required by Purchaser from and after the Closing Date and which such services will be required. In such event, Seller and Purchaser shall negotiate in good faith the schedules of services to be provided, the length of time for such services (which shall in no event exceed 90 days) and the rates at which such services will be provided to Purchaser, which rates will be at fair market value. Any transition services agreement entered into pursuant to this Section 5.21 is referred to as the "Transition Services Agreement". Notwithstanding anything to the contrary in this Agreement, the execution of a Transition Services Agreement shall not be a condition to the Closing for any party. Dynegy, the IPC Companies and Purchaser will cooperate during the period prior to Closing to minimize, to the extent reasonably practicable, the need for the IPC Companies to rely on transitional services after the Closing.

     (b) Dynegy shall cause DMG (and any applicable Affiliate of DMG that owns or has rights to real property subject to such Agreement) to execute an Easement and Facilities Agreement (the "Easement and Facilities Agreement"), as grantor, granting valid, enforceable and insurable easement in recordable form over the real property Generation Assets to IPC, and including the terms set forth on Exhibit E. Dynegy and Purchaser shall negotiate in good faith to finalize the Easement and Facilities Agreement within 30 days after the date hereof and otherwise in form and substance mutually satisfactory to the parties. Prior to the Closing (and, if applicable, subsequent to the Closing), the Dynegy Parties shall use good faith, reasonable efforts (including causing DMG or any other Affiliate of DMG that owns or has rights to the Generation Assets) to request and obtain an agreement (each, a "Subordination Agreement"), in recordable form and otherwise in customary form, from each mortgagee (which term, as used in


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


this Section 5.21(b), shall include the grantee or beneficiary under a deed of trust) holding a mortgage (which term as used herein shall include a deed of trust) encumbering the Generation Assets, which Subordination Agreement shall provide for subordination of such mortgage to the Easement and Facilities Agreement. The proposed form of Subordination Agreement provided by Dynegy (or its Affiliate) to each mortgagee, and any modifications to such form, shall be subject to the approval of Dynegy and Purchaser (which approval shall not be unreasonably withheld or delayed). Dynegy shall keep Purchaser advised of the status of material responses from or communications with such mortgagees (and provide copies of drafts of the Subordination Agreement sent to or by any such mortgagee or its counsel). Dynegy shall promptly (i) make available to Purchaser copies of any mortgages encumbering the Generation Assets, (ii) provide Purchaser with a copy of any executed Subordination Agreement obtained from a mortgagee, (iii) cause any such executed Subordination Agreement to be recorded in the applicable local real estate recording office, and (iv) provide Purchaser with evidence of such recordation; provided, however, that any legal fees of the mortgagees and the cost of title endorsements required by the mortgagees related to the Subordination Agreement shall be shared equally by Purchaser and the Dynegy Parties Prior to the date that Dynegy shall have obtained an executed Subordination Agreement from a mortgagee (or in the event that any mortgagee refuses to execute a Subordination Agreement following good faith, reasonable efforts by the Dynegy Parties to obtain one), Dynegy shall give Purchaser prompt written notice of any acceleration of the applicable mortgage and any action subsequent thereto by such mortgagee to enforce the mortgage. Notwithstanding anything to the contrary set forth herein, the receipt of an executed Subordination Agreement from any mortgagee shall not be a condition to Purchaser's obligation to close hereunder. This Section 5.21(b) shall survive the Closing. Notwithstanding the foregoing, nothing contained in this Section 5.21(b) shall require any of the Dynegy Parties or their Affiliates to take, or refrain from taking, any action that could reasonably constitute a breach or default under the terms of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money, or to require any of the Dynegy Parties or their Affiliates to pay any fees (other than its share of the legal fees of the mortgagees and the cost of title endorsements required by the mortgagees as provided above in this Section) to any trustee, issuer, holder, lender, secured party or other Person under any such mortgage, indenture or instrument, or commence any solicitation in order to carry out or meet the obligations in this Section.

     (c) Seller shall cause IPC to allow the AmerGen Power Supply Agreement to expire in accordance with its terms as of December 31, 2004. Seller shall cause IPC to enter into one or more agreements for the purchase of 700 MW of firm capacity and energy during calendar years 2005 and 2006 (the "Base Energy Contracts") for which any necessary regulatory approvals shall have been obtained. In particular, the Base Energy Contracts will have the following characteristics:

          (i) the aggregate amount of firm capacity and energy guaranteed to IPC under the Base Energy Contracts shall be (1) 400 MW provided 24-hours per day, each day of the year, and (2) 300 MW provided between 6 a.m. and 10 p.m. (prevailing time in Decatur, Illinois) each Business Day (as such term is defined in the PPA), and shall satisfy MAIN Guides and MISO capacity resource requirements for obtaining network integration transmission service under the applicable OATT and for accreditation by the applicable NERC regional reliability council or successor organizations;

          (ii) IPC shall make all reasonable efforts to obtain financial transmission rights associated with the energy provided under the Base Energy Contracts, including but not limited to nominating the transmission of such energy to the IPC system in the MISO process for financial transmission right allocation, and, further, IPC shall not sell, divest, transfer or otherwise dispose of such rights;

          (iii) the Base Energy Contracts shall have a term of January 1, 2005 through December 31, 2006;

          (iv) the Base Energy Contracts shall have been solicited through an independently administered competitive bidding process in which at least one party unaffiliated with Dynegy submitted an offer, and IPC shall have obtained the prior written consent of Purchaser (which shall not be unreasonably withheld) with respect to the choice of the independent administrator, whose fees and expenses shall be reimbursed by Purchaser within five Business Days of IPC's request;

          (v) the Base Energy Contracts shall have been awarded to the bidder submitting the most favorable bid to IPC, taking into account price, credit worthiness, certainty of performance and other customary and commercially reasonable criteria; and

          (vi) the Base Energy Contracts shall provide for the payment of actual or liquidated damages in the event of any failure to deliver the capacity or energy as specified in clause (i) above.

     (d) Dynegy shall, and shall cause each Dynegy Subsidiary (other than any IPC Company) to execute and deliver to the counterparties thereto immediately following the Closing counterparts of each Ancillary Agreement to which it is a party. Purchaser shall cause IPC to execute and deliver to the counterparties thereto immediately following the Closing counterparts of each Ancillary Agreement to which it is a party. The parties specifically agree that the provisions contained in Section 11.16 are applicable to the obligations provided for in this Section 5.21(d).

     (e) The parties shall agree to such changes to the Blackstart Agreement and the Easement and Facilities Agreement as may be required by any Governmental Authority in order to obtain all necessary Final Orders for the completion of the transactions contemplated hereby.

     (f) None of the Dynegy Parties will, and Seller will cause IPC not to, enter into any consent decree or other settlement with regard to Clean Air Act Litigation (as defined in Section 5.18) for which IPC has direct or contingent responsibility unless such consent decree or other settlement contains a release of IPC, in form and substance reasonably acceptable to Purchaser, from all such responsibility; provided, however, notwithstanding any other provision of this Agreement to the contrary (including Section 9.3), that such release shall not be required in the case of any consent decree or other settlement relating to the Baldwin Litigation if (1) the amount of liability for which IPC has direct or contingent liability is not greater than, in the case of a consent decree or other settlement entered into prior to the Closing, $100,000,000 or, in the case of a consent decree or other settlement entered into following the Closing, the amount of Escrow Funds held as of the date of such consent decree or other settlement under the Escrow Agreement and (2) any performance required of IPC, directly or contingently, under such consent decree or other settlement is required to be completed by December 31, 2010. Prior to the Closing, Seller shall not permit IPC to enter into any consent decree or other settlement with regard to Clean Air Act Litigation that provides for IPC liability unless DMG has joint and several liability with IPC.

     (g) No later than June 30, 2004, IPC shall file with ICC revised gas service tariffs proposing a general increase in base rates for gas service. IPC shall retain (subject to the consent of Purchaser, such consent not be unreasonably withheld) qualified consultants, and, if it desires, outside counsel, to assist in the preparation and prosecution of the filing. At Closing, Purchaser shall pay to Seller an amount equal to the amounts paid or to be paid by IPC for the work of such qualified consultants and outside counsel on the filing through Closing.

     (h) Dynegy agrees to cause DMG and IPC to provide cooperation to Purchaser as reasonably requested by Purchaser in any effort to obtain insurance policies providing coverage for Clean Air Act Litigation liabilities, to the extent such cooperation would not result in the loss of a legal privilege or protection for Dynegy, DMG and IPC, or the actual or potential loss, compromise, or limitation of any defense, claim, position or strategy. All information obtained by Purchaser as a result of such cooperation shall be subject to any joint defense agreement entered into by Dynegy and Purchaser. Purchaser will reimburse Dynegy for out-of-pocket costs and expenses incurred by DMG and/or IPC in providing such cooperation to Purchaser.

     Section 5.22 Status Meetings. In furtherance of the covenants set forth in this Agreement, representatives of each of Dynegy, IPC and Purchaser shall meet:

     (a) no less frequently than once each week, in person or by conference telephone: (i) to discuss all filings with Governmental Authorities made or to be made in connection herewith and undertakings, terms and conditions relating thereto; (ii) to discuss costs incurred or committed to be incurred, concessions made, undertakings required and other actions or tasks relating to the approvals and consents required hereunder; and (iii) to discuss regulatory and legislative plans and strategies; and

     (b) subject to applicable Law, upon the request of Dynegy or Purchaser for a meeting (for which reasonable advance notice will be provided), either in person or by conference telephone, to discuss (i) financial results (including budget to actual analysis); (ii) capital project progress; (iii) actions to be taken or not to be taken or considered in current or potential regulatory proceedings; (iv) integration coordination; and (v) actions to be taken or not to be taken or considered in furtherance of the provisions of this Agreement.

     Section 5.23 PPA Modification Right.

     (a) By notice dated not later than September 1, 2004, Purchaser may, at its sole option and discretion (in accordance with the terms of the PPA), reduce the amount of Tier 1 Capacity specified in Appendix 1 of the PPA for all months in calendar year 2005 by up to 200 MW, provided that the IP Load, as defined and calculated in the PPA, shall have been reduced as a result of retail customers of IPC switching electricity suppliers or terminating business operations. In the event IPC releases capacity in calendar year 2005 pursuant to the provisions of this Section 5.23(a), such release shall apply in the same amount for calendar year 2006. Any written notice of Released Capacity (as defined in the PPA) shall include reasonable proof of the net reduction in IP Load, and the amount of Released Capacity shall not be greater than the amount of the net reduction in IP Load.

     (b) By notice dated not later than September 1, 2005, Purchaser may, at its sole option and discretion (in accordance with the terms of the PPA), reduce the amount of Tier 1 Capacity specified in Appendix 1 of the PPA for all months in calendar year 2006 by an amount not to exceed the difference between 200 MW and the amount of capacity released, if any, pursuant to Purchaser's election under
Section 5.23(a), provided that the IP Load, as defined and calculated in the PPA, shall have been reduced as a result of retail customers of IPC switching electricity suppliers or terminating business operations. Any written notice of Released Capacity (as defined in the PPA) shall include reasonable proof of the net reduction in IP Load, and the amount of Released Capacity shall not be greater than the amount of the net reduction in IP Load.

     (c) Notwithstanding anything else in this Agreement, no election by Purchaser pursuant to this Section 5.23 shall serve as a basis for assertion that a condition to the Closing has not been satisfied or for indemnification pursuant to Section 9.1.

     Section 5.24 Compliance with Sarbanes-Oxley Act. In the month following each calendar quarter, Dynegy shall provide Purchaser with status update on any assessment required of IPC, in its capacity as a Subsidiary of Dynegy, through the Closing in accordance with the items detailed in Schedule 5.24 to satisfy, in all material respects, the requirements of Section 404 of the Sarbanes-Oxley Act, and Dynegy shall make available to Purchaser (and Purchaser's outside advisers) the documentation supporting the implementation of such assessment, and will permit IPC to retain copies of any such documentation. Dynegy shall use commercially reasonable efforts to cause IPC to complete such assessment by September 30, 2004. Purchaser acknowledges that Dynegy's external auditors will not make any assessment with respect to the performance of the obligations contained in this Section 5.24.

     Section 5.25 Litigation and Clinton Nuclear Power Station Updates. From the date hereof through the Closing Date, Seller shall give Purchaser monthly notice of newly filed litigation in which any IPC Company is named as a defendant, as well as of any event that would have been required to be disclosed in Schedule
3.27 if such event had occurred prior to the date of this Agreement.


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                                   ARTICLE VI
                         EMPLOYEES AND EMPLOYEE MATTERS

     Section 6.1 Employment of Transferred Employees.


     (a) The employment with the IPC Companies of each individual who is an Active Employee as of the Closing Date shall continue immediately after the Closing, and each such individual shall be referred to in this Agreement as a "Transferred Employee." In the case of Active Employees who are members of the "non-supervisory workforce" of the IPC Companies, within the meaning of 220 Illinois Code 5/16-128(c), such continued employment shall be at no less than the wage rates, and substantially equivalent fringe benefits and terms and conditions of employment as those that are in effect on the Closing Date, and Purchaser shall continue such wage rates and substantially equivalent fringe benefits and terms and conditions of employment for at least 30 months following the Closing Date, unless Purchaser and the collective bargaining units representing such non-supervisory Active Employees mutually agree to different terms and conditions of employment within such 30-month period. The preceding sentence is intended to satisfy the requirements of 220 Illinois Code 5/16-128(c), shall be construed in accordance with 220 Illinois Code 5/16-128(c), and shall not be construed to impose upon Purchaser any obligation that is greater than that imposed by 220 Illinois Code 5/16-128(c). For purposes of this Article VI, the term "Active Employees" shall include all full-time and part-time employees, employees on workers' compensation, military leave, special military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, union leave, sick leave, domestic violence leave, long-term disability, or layoff with recall rights, and employees on other approved leaves of absence with a legal or contractual right to reinstatement, in each case who are employed by any IPC Company. Transferred Employees who are not represented by labor unions or similar collective bargaining entities are referred to as "Non-Union Transferred Employees."

     (b) Recognition of Transferred Employee Service. On and after the Closing Date, Purchaser shall recognize the service of each Non-Union Transferred Employee prior to the Closing for each IPC Company, Seller and any Affiliates of Seller for purposes of eligibility, vesting and benefit accrual to the extent that such service was credited to each Non-Union Transferred Employee by Seller, such IPC Company or such Affiliate, as applicable, under a corresponding Employee Benefit Plan, except (i) for benefit accrual under any defined benefit pension plan and (ii) to the extent that such credit would result in duplication of benefits, provided that Seller provides, as soon as practicable after the Closing, a list containing each Transferred Employee's service credited by Seller to Purchaser. Notwithstanding the foregoing, in the event that Purchaser and/or any of its Affiliates adopts a benefit plan that provides benefits of a type that Transferred Employees had not received from Seller and its Affiliates before the Closing, Purchaser and/or such Affiliate(s) (as applicable) may credit service for Transferred Employees in the same manner as it credits service for other similarly situated employees. Commencing ninety (90) days prior to the Closing Date, Seller shall cooperate in good faith with Purchaser to determine, and effectuate, the most expeditious procedures subject to the limitations of applicable Law, for transferring from Seller to Purchaser such data relating to Transferred Employees that is necessary for the operation of employee benefit plans maintained by Purchaser in which Transferred Employees will participate immediately after Closing and so that all personnel records of


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


Transferred Employees, the service of all Transferred Employees and all other information reasonably determined by Purchaser to be needed by Purchaser in connection with the employment of Transferred Employees will be provided to Purchaser on or prior to Closing.

     (c) Altenbaumer Contract. Dynegy shall take any steps necessary or appropriate so that neither Purchaser nor any IPC Company is required to assume the agreements with Larry F. Altenbaumer identified on Schedule 6.1(c) (the "Altenbaumer Contract"), and Dynegy shall retain, and be solely responsible for, all obligations and liabilities under the Altenbaumer Contract. Dynegy hereby agrees that any provision of services to Purchaser, the IPC Companies and/or any of their respective Affiliates after the date hereof will not be considered to violate any of the provisions of Section 4 of the Altenbaumer Contract.

     (d) Schukar Contract. Dynegy and IPC shall take any steps necessary or appropriate so that, effective not later than as of the Closing, Dynegy assigns to IPC and IPC assumes the Contract with Shawn E. Schukar identified on Schedule 6.1(d).

     (e) Termination of Plan Participation and Accruals; Assumption of Obligation to Pay Bonuses. Dynegy and the IPC Companies shall take all actions necessary and appropriate so that the participation of the IPC Companies in all Employee Benefit Plans is terminated before the Closing. Except as otherwise expressly provided in this Agreement, Transferred Employees shall not accrue benefits under any Employee Benefit Plans or any employee benefit policies, plans, arrangements, programs, practices or agreements of Seller or any of their Affiliates after the Closing Date. For the year in which the Closing Date occurs, Purchaser shall pay, or cause one of its Affiliates to pay, to the Transferred Employees any bonuses that would have been payable to the Transferred Employees for that year had the Transferred Employees remained employees of any Seller or one of its Affiliates, in accordance with the provisions of the policy, plan, arrangement, program, practice or agreement under which the bonus would have been paid (the "Seller Bonus Plans"), provided such Seller Bonus Plans are specifically identified as such on Schedule 6.1(e) and provided, further, that accruals have been made as of the Closing Date on the Working Capital Statements for the IPC Companies in accordance with GAAP. In determining the amount of the bonuses to be paid by Purchaser in accordance with the preceding sentence, Purchaser shall apply criteria that are substantially comparable to the criteria established as of the Closing Date under the Seller Bonus Plans under which the bonuses would have been paid had the Transferred Employees remained employees of any Seller or one of its Affiliates, and in no event shall Purchaser be obligated to pay aggregate bonuses under the Seller Bonus Plans that exceed the sum of $3 million plus the amount accrued as of the Closing Date for such bonuses on the Working Capital Statements for the IPC Companies.

     (f) No Duplicate Benefits. Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to a Transferred Employee under any employee benefit policies, plans, arrangements, programs, practices or agreements. References herein to a benefit with respect to a Transferred Employee shall include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Transferred Employee under the same employee benefit policy, plan, arrangement, program, practice or agreement.


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


     (g) Affiliate Employees. Schedule 6.1(g) sets forth a list of those Active Employees (if any) who, as of the date hereof, are performing services for any IPC Company but are employed by an Affiliate of Seller (other than any IPC Company) (the "Affiliate Employees"). The list of Affiliate Employees shall be updated not less than 90 days prior to the Closing Date. Purchaser may offer to employ as of the Closing Date such Affiliate Employees with the consent of Seller. Each such Affiliate Employee who accepts such offer of employment shall be a Transferred Employee and shall be treated under this Agreement in a manner that is comparable to the treatment given to the Transferred Employees who were employed by an IPC Company.

     (h) Term of Assumed Obligations. Notwithstanding anything in this Section
6.1 to the contrary, and except as otherwise expressly provided by Law or this Agreement or in any Contract with or on behalf of a bargaining unit to which any IPC Company is a party, Purchaser retains the right to determine after the Closing the number of non-supervisory and supervisory employees it deems sufficient to operate and maintain operations and facilities acquired hereunder, and Purchaser and its Affiliates may, at any time after the Closing, terminate the employment of any Transferred Employee or renegotiate, alter, amend or terminate any agreement or Contract concerning employment or any term thereof, any employee benefit plan, or the participation of any Transferred Employee in any such plan.

     Section 6.2 Transferred Employee Benefit Matters.

     (a) Defined Benefit Plans.

          (i) Seller Pension Plans. As of the date of this Agreement, Transferred Employees participate in the single-employer defined benefit pension plans listed in Schedule 6.2(a), which plans are referred to collectively in this Agreement as the "Seller Pension Plans" and individually as a "Seller Pension Plan." The Seller Pension Plans also cover the Other Plan Participants (as such term is defined below). Each other person who, immediately before the Closing Date, has an accrued benefit (which remains payable in whole or in part) under a Seller Pension Plan, and is either (a) a former employee of any IPC Company or a predecessor to any IPC Company who is no longer actively employed by Dynegy, any IPC Company or any of their respective Affiliates (such as Retirees) or (b) a beneficiary or an alternate payee of an individual described in clause (a) or of a Transferred Employee is referred to in this
     Section 6.2(a) as an "Other Plan Participant." Within the 60-day period immediately preceding any transfer of assets and liabilities from a Seller Pension Plan to a Purchaser Pension Plan pursuant to this Section 6.2(a), Dynegy shall provide the Purchaser with a written certification, in a form acceptable to Purchaser, that the Seller Pension Plan satisfies each of the following requirements: (A) the Seller Pension Plan is a single-employer defined benefit plan that, to the Knowledge of Dynegy and Seller, is qualified under Section 401(a) of the Code; (B) the Seller Pension Plan does not have any "accumulated funding deficiency" as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, immediately before the Closing Date; (C) the Seller Pension Plan is not the subject of termination proceedings or a notice of termination under Title IV of ERISA; and (D) the Seller Pension Plan does not violate the requirements of any applicable collective bargaining agreement covering any Transferred Employees or Other Plan Participants.


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


          (ii) Purchaser Obligations. Purchaser shall take all actions necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Purchaser, or one of its Affiliates, maintains or adopts one or more pension plans (hereinafter referred to in the aggregate as the "Purchaser Pension Plans" and individually as the "Purchaser Pension Plan") effective as of the Closing Date and to ensure that each Purchaser Pension Plan satisfies the following requirements as of the Closing Date: (A) the Purchaser Pension Plan is a single-employer defined benefit plan that, to the Knowledge of Purchaser, is qualified under Section 401(a) of the Code;
     (B) any Purchaser Pension Plan that was in effect before the Closing Date is in compliance with the funding requirements of Section 302 of ERISA and
     Section 412 of the Code; (C) the Purchaser Pension Plan is not the subject of termination proceedings or a notice of termination under Title IV of ERISA; (D) the Purchaser Pension Plan does not exclude Transferred Employees, as a class, from eligibility to participate therein; and (E) the Purchaser Pension Plan does not violate the requirements of any applicable collective bargaining agreement covering any Transferred Employees or Other Plan Participants. No later than ten days after the Closing, Purchaser shall provide Dynegy with a written certification that the Purchaser Pension Plan satisfies each of the requirements set forth in this Section 6.2(a)(ii).

          (iii) Transfer of Liabilities.

          (A) In accordance with the provisions of this Section 6.2(a), Purchaser shall cause the Purchaser Pension Plans to accept all liabilities for benefits under the Seller Pension Plans, whether or not vested, that would have been paid or payable (but for the transfer of assets and liabilities pursuant to this Section 6.2(a)) to or with respect to the Transferred Employees and Other Plan Participants under the terms of the Seller Pension Plans, including all liabilities for "Section 411(d)(6) protected benefits" (as defined by Section 411(d)(6) of the Code and the regulations thereunder) that have accrued under the Seller Pension Plans to or with respect to the Transferred Employees and Other Plan Participants as of the Closing Date. Notwithstanding the foregoing, neither Purchaser nor the Purchaser Pension Plans shall assume such liabilities if Dynegy, Seller and the Seller Pension Plans do not comply in all material respects with the provisions of Section 6.2(a)(i) and (iv). Purchaser shall not amend the Purchaser Pension Plans, or permit the Purchaser Pension Plans to be amended, to eliminate any benefit accrued as of the Closing, whether or not vested, with respect to which liabilities are transferred pursuant to the foregoing provisions of this subsection (A), including any such benefit that is a "Section 411(d)(6) protected benefit" (as defined by Section 411(d)(6) of the Code and regulations thereunder), except to the extent permitted by applicable Law. Neither Dynegy nor Seller shall take any action to accelerate the vesting of Transferred Employees in their benefits (if any) under the Seller Pension Plans. Notwithstanding any other provision of this Agreement, the Seller Pension Plans shall continue to make all Benefit Payments to Other Plan Participants until both the Initial Transfer Amount and True-Up Amount have been transferred to the Purchaser Pension Plans.

          (B) As soon as practicable after the Closing Date, Dynegy shall deliver to Purchaser a list reflecting each Transferred Employee's service and compensation under each of the Seller Pension Plans, each Transferred Employee's and Other Plan Participant's accrued benefit thereunder as of the Closing Date, and a copy of each pending or final domestic relations


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


     order affecting the benefit of any Transferred Employee or Other Plan Participant.

          (iv) Transfer of Assets.

          (A) Not later than 90 days after the Closing, Dynegy shall cause its actuary to calculate the Accrued Liability of each participant in each Seller Pension Plan who is a Transferred Employee or Other Plan Participant and then to compare, on a Seller Pension Plan by Seller Pension Plan basis, the Accrued Liability of all the participants and beneficiaries in each Seller Pension Plan to the fair market value of the assets of the respective Seller Pension Plan as of the last day of the calendar month in which the Closing Date occurs (the "Date of Spinoff"). If the Accrued Liability of all participants and beneficiaries in a Seller Pension Plan is less than the fair market value of the assets of that Seller Pension Plan, then, in accordance with this Section 6.2(a)(iv), Dynegy shall cause to be transferred to a trust established by Purchaser as part of the respective Purchaser Pension Plan assets having a value equal to the Accrued Liability under such Seller Pension Plan for all Transferred Employees and Other Plan Participants, where each such Accrued Liability shall be determined as of the Date of Spinoff. If the total Accrued Liability under a Seller Pension Plan is equal to or more than the fair market value of the assets of that Seller Pension Plan, then Dynegy shall cause its actuary to determine the amount of assets allocable to the Accrued Liabilities of the Transferred Employees and Other Plan Participants in that Seller Pension Plan based on
     Section 4044 of ERISA (the "Section 4044 Amount"); and, in accordance with this Section 6.2(a)(iv), Dynegy shall cause assets having a value equal to the Section 4044 Amount applicable to the Transferred Employees and Other Plan Participants under such Seller Pension Plan to be transferred to the trust established by Purchaser as part of the respective Purchaser Pension Plan. All such asset transfers shall take place in accordance with the procedures set forth below in this Section 6.2(a), and shall be in cash and/or other assets determined by mutual agreement of Dynegy and Purchaser.

          (B) The Accrued Liability or the Section 4044 Amount (whichever is applicable) for each Seller Pension Plan shall be referred to in this
     Section 6.2(a)(iv)(B) as "X", and all transfers of assets to each Purchaser Pension Plan with respect to "X" shall be made in accordance with the provisions of this Section 6.2(a)(iv)(B). The initial transfer with respect to each Seller Pension Plan shall be made no later than the later of: (1) 30 days after the end of the calendar month that includes the Closing Date; or (2) the date on which the requirements of Section 6.2(a)(ii) and the requirements of Section 6.2(a)(iv)(E) have been satisfied. The date determined under the prior sentence is referred to in this Agreement as the "Initial Transfer Date". Dynegy shall cause the trust which is a part of each Seller Pension Plan to make an initial transfer, on the Initial Transfer Date to the trust which is a part of the corresponding Purchaser Pension Plan of assets having a value equal to 85% of the amount estimated by Dynegy in good faith (determined on a termination basis using the interest factors specified by the PBGC as in effect as of the Closing Date) to be equal to "X" with respect to each Seller Pension Plan (the "Initial Transfer Amount"); provided, however, if Purchaser has satisfied the requirements of Section 6.2(a)(ii) and the requirements of Section 6.2(a)(iv)(E) have been satisfied and the Seller Pension Plans do not transfer the Initial Transfer Amount as of the Initial Transfer Date,


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


     Dynegy shall immediately thereafter cause the Seller Pension Plans to transfer to the Purchaser Pension Plans an amount equal to 75 percent of the fair market value of the assets of each Seller Pension Plan and such amount shall for all purposes of this Agreement then be deemed to be the Initial Transfer Amount. Dynegy prior to the Initial Transfer Date for each Seller Pension Plan shall provide Purchaser with evidence reasonably satisfactory to Purchaser that such Seller Pension Plan continues to satisfy the requirements for a qualified plan under Section 401(a) of the Code. As soon as practicable after the date the final determination of the amounts to be transferred is made (the "True-Up Date"), but in no event more than 30 days after the final determination, Dynegy shall cause a second transfer to be made from the trust which is a part of each Seller Pension Plan to the trust which is a part of each Purchaser Pension Plan in cash equal to the True-Up Amount, if any, with respect to such Seller Pension Plan. The True-Up Amount, if any, for each Seller Pension Plan shall equal:

     "X" minus the Initial Transfer Amount minus benefit payments made to any Transferred Employees and Other Plan Participants by the Seller Pension Plan on or after the Closing Date ("Benefit Payments"), as adjusted for earnings as calculated in accordance with this Section 6.2(a)(iv)(B).

     Earnings shall be calculated in accordance with this Section 6.2(a)(iv)(B) as follows: (1) earnings shall be calculated from the Date of Spinoff to the Initial Transfer Date on an amount equal to the Initial Transfer Amount using the compound monthly rate of return (considering both gains and losses) earned or lost for the same period on the assets of the trust from which the True-Up Amount is being transferred; and (2) earnings shall be calculated from the Date of Spinoff to the True-Up Date on an amount equal to "X" minus the sum of the Initial Transfer Amount and such Benefit Payments using (a) with respect to the period from the Date of Spinoff to the last day of the calendar month preceding the True-Up Date, the compound monthly rate of return (considering both gains and losses) earned or lost on the assets of the trust from which the True-Up Amount is being transferred and (b) with respect to the period from the first day of the calendar month which includes the True-Up Date to the True-Up Date, the average rate of the 90-day Treasury Bill on the auction date which coincides with the first day of such calendar month or, if there is no auction on such date, the auction date which immediately precedes the first day of the calendar month which includes the True-Up Date. However, if the Initial Transfer Amount for a Seller Pension Plan plus the Benefit Payments made by such plan exceeded "X" with respect to such Seller Pension Plan, Purchaser as soon as practicable following such determination shall cause a transfer to be made in cash or such other assets as may be agreed upon by Dynegy and Purchaser from the trust which is a part of the corresponding Purchaser Pension Plan to the trust from which the Initial Transfer Amount was transferred equal to the difference between (i) the sum of such Initial Transfer Amount and such Benefit Payments and (ii) "X", adjusted to reflect earnings from the Initial Transfer Date until the date of such transfer from the trust which is a part of such Purchaser Pension Plan using (a) with respect to the period from the Initial Transfer Date to the last day of the calendar month preceding such transfer, the compound rate of return (considering both gains and losses) on the assets of such Purchaser Pension Plan and (b) with respect to the period from the first day of the calendar month in which the transfer occurs and the actual date of such transfer, the average rate of the 90-day Treasury Bill on the auction date coincident


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


     with the first day of the calendar month in which the transfer occurs or, if there is no auction on such date, on the auction date which immediately precedes the first day of the calendar month in which the transfer occurs. Unless Dynegy and Purchaser agree otherwise, all transfers will occur on the last Business Day of a calendar month. Finally, notwithstanding anything in this Section 6.2(a)(iv) to the contrary, the transfers contemplated in this Section 6.2(a)(iv) shall comply with Section 414(l) of the Code and the related regulations, and the amount expressly called for to be transferred pursuant to this Section 6.2(a)(iv) shall be adjusted to the extent necessary to satisfy Section 414(l) of the Code and the related regulations as well as Section 4044 of ERISA and the related regulations.

          (C) For purposes of this Section 6.2(a)(iv), the term "Accrued Liability" shall mean with respect to each Seller Pension Plan the present value of the accrued benefit, as of the Closing Date, of each Transferred Employee, each Other Plan Participant and each other participant or beneficiary in such Seller Pension Plan, determined on a termination basis using the interest factors specified by the PBGC as in effect as of the Date of Spinoff for an immediate or deferred annuity as appropriate for each such person and using the other methods and factors specified in the PBGC's regulations for the valuation of accrued benefits upon a plan termination. The Accrued Liability and the Section 4044 Amount shall be determined by an enrolled actuary designated by Dynegy, and Dynegy shall provide within 90 days after the Closing Date any actuary designated by Purchaser with all the information reasonably necessary to review the calculations of the Accrued Liability and the Section 4044 Amount and to verify that such calculations have been performed in a manner consistent with the terms of this Agreement. If there is a good faith dispute between Dynegy's actuary and Purchaser's actuary as to the amount to be transferred to any plan under this Section 6.2(a) and such dispute remains unresolved for 30 days, the chief financial officers of Dynegy and Purchaser shall endeavor to resolve the dispute. If such dispute remains unresolved for 60 days, Dynegy and Purchaser shall select and appoint a third actuary who is mutually satisfactory to both Dynegy and Purchaser and who shall recalculate the disputed amount using the actuarial assumptions described in this Section 6.2(a)(iv)(C). The decision of such third party actuary shall be rendered within 30 days and shall be conclusive as to any dispute for which such actuary was appointed. The cost of such third party actuary shall be divided equally between Dynegy and Purchaser. Purchaser and Dynegy each shall be responsible for the cost of its own actuary.

          (D) In the event that, prior to the later of (i) the date that is twelve (12) months after the Closing Date or (ii) October 15, 2005, either party's actuary shall determine that there has been a material error such that the True-Up Amount was incorrect, that actuary shall determine the correct True-Up Amount and the amount that must be transferred between the respective trusts for the Seller Pension Plans and the Purchaser Pension Plans to correct such error (the "Correction Amount"), and shall provide the other party's actuary with all the information reasonably necessary to review the calculations of the Correction Amount and to verify that such calculations have been performed in a manner consistent with the terms of this Agreement. Any good faith dispute between Dynegy's actuary and Purchaser's actuary as to the Correction Amount shall be resolved pursuant to the dispute-resolution provisions set forth in Section 6.2(b)(iv)(C). As


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


     soon as practicable after the date of the final determination of the Correction Amount, but in no event more than 30 days after such date, Dynegy or Purchaser, as applicable, shall cause the appropriate trust to transfer cash equal to the Correction Amount, as adjusted for earnings calculated in accordance with Section 6.2(a)(iv)(B) from the True-Up Date through the date of such transfer.

          (E) In connection with the transfer of assets and liabilities pursuant to this Section 6.2(a), Dynegy and Purchaser and their respective Affiliates shall cooperate with each other in making all appropriate filings required by the Code or ERISA and the regulations thereunder, and the transfer of assets and liabilities pursuant to this Section 6.2(a) shall not take place until as soon as practicable after the latest of (1) the expiration of the 30-day period following the filing of any required notices with the Internal Revenue Service pursuant to Section 6058(b) of the Code, (2) the date Purchaser has delivered to Dynegy a copy of the Purchaser Pension Plan and, with respect to a Purchaser Pension Plan in effect on the date of the Closing, a copy of the most recent determination letter from the Internal Revenue Service to the effect that the Purchaser Pension Plan is qualified under Section 401(a) of the Code, together with documentation reasonably satisfactory to Dynegy of the due adoption of any amendments to the Purchaser Pension Plan required by the Internal Revenue Service as a condition to such qualification and a certification from Purchaser that no events have occurred that adversely affect the continued validity of such determination letter (apart from the enactment of any Federal law for which the remedial amendment period under Section 401(b) of the Code has not yet expired), (3) the date Dynegy has delivered to Purchaser a copy of the most recent determination letter from the Internal Revenue Service to the effect that each Seller Pension Plan is qualified under Section 401(a) of the Code, together with documentation reasonably satisfactory to Purchaser of the due adoption of any amendments to each Seller Pension Plan required by the Internal Revenue Service as a condition to such qualification and a certification from Dynegy that no events have occurred that adversely affect the continued validity of such determination letter (apart from the enactment of any Federal law for which the remedial amendment period under Section 401(b) of the Code has not yet expired), and
     (4) the receipt of information enabling the enrolled actuary for the Purchaser Pension Plan to issue the certification required by Section 6058(b) of the Code.

     (b) Savings Plans.

          (i) As of the date of this Agreement, Transferred Employees participate in the defined contribution plans listed in Schedule 6.2(b) (collectively referred to as the "Seller Savings Plans"). Except as provided in Section 6.2(b)(v), Transferred Employees shall not be entitled to make contributions to or to benefit from matching or other contributions under the Seller Savings Plans on and after the Closing Date.

          (ii) Purchaser shall take all action necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Purchaser maintains or adopts one or more savings plans (hereinafter referred to in the aggregate as the "Purchaser Savings Plans" and individually as the "Purchaser Savings Plan") effective as of the Closing Date and to ensure that each Purchaser Savings Plan satisfies the following requirements as of the Closing Date: (A) the Purchaser Savings Plan is a qualified,


                                       65
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     single-employer individual account plan under Section 401(a) of the Code;
     (B) the Purchaser Savings Plan does not exclude Transferred Employees from eligibility to participate therein; (C) the Purchaser Savings Plan permits Transferred Employees to make before-tax contributions (under Section 401(k) of the Code) and provides for matching contributions by Purchaser; and (D) the Purchaser Savings Plan does not violate the requirements of any applicable collective bargaining agreement.

          (iii) The terms of the Purchaser Savings Plans, or each such Purchaser Savings Plan, shall provide that the Transferred Employees shall have the right to make direct rollovers to such plan of their accounts in a Seller Savings Plan, including a direct rollover of any notes evidencing loans made to such Transferred Employees; provided, that in no event shall the Purchaser Savings Plans be required to accept the transfer of Dynegy common stock; and provided, further, that Purchaser's obligation to accept rollovers of loans shall be limited as follows: (A) only loans to Transferred Employees who elect to roll over their entire account balances, and who are not in default with respect to their loans at the time of the rollover, are required to be accepted; and (B) Purchaser may impose such procedural requirements as it deems necessary or appropriate to facilitate the rollovers (including, for example, requiring that such rollovers take place at not more than two specified times and requiring Dynegy to amend the Seller Savings Plans as necessary to ensure that the rollovers are permitted to take place in accordance with this Section 6.2(b)).

          (iv) Within 90 days after the Closing Date, Seller shall deliver to Purchaser a list of the Transferred Employees covered by the Seller Savings Plans, together with each Transferred Employee's service under each of the Seller Savings Plans as of the Closing Date.

          (v) Seller shall contribute all Transferred Employees' contributions that are based on compensation received prior to the Closing Date and shall make all required matching contributions with respect to the Transferred Employees' contributions to the Seller Savings Plans that are (A) eligible for matching and (B) made while employed by Seller or its Affiliates before the Closing Date. Such matching contributions shall be made not later than the date on which all other matching contributions are made to the Seller Savings Plans with respect to contributions made at the same time as the Transferred Employees' contributions.

     (c) Retiree Medical Benefits.

          (i) Purchaser as of the Closing Date shall assume the liabilities, obligations and responsibilities of Seller and its Affiliates to provide post-retirement medical, health and life insurance benefits to each former employee of any IPC Company or any predecessor of any IPC Company whose employment terminated on or before the Closing Date and any spouse, dependents or beneficiary of such former employee (individually a "Retiree" and collectively the "Retirees") which Seller or its Affiliates were obligated to provide immediately before the Closing Date, including any liabilities, obligations or responsibilities which Seller or its Affiliates funded through one, or more than one, trust described in Section 501(c)(9) of the Code (individually a "Seller's VEBA" and collectively the "Seller's


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     VEBAs"); provided that Purchaser or its Affiliates may, to the extent permitted by applicable Law, change, amend or terminate such benefits at any time. Purchaser, as part of such assumption, shall establish or maintain, as of the Closing Date, a trust, or more than one trust, described in Section 501(c)(9) of the Code (the "Purchaser's VEBA"), the assets of which shall fund such post-retirement benefits for such Retirees and Transferred Employees, and Seller as part of such assumption shall cause each Seller's VEBA to transfer cash or assets, or cash and assets, to the Purchaser's VEBA in accordance with this Section 6.2(c) to fund the payment of such post-retirement benefits following the Closing Date. Notwithstanding the foregoing, the Purchaser shall not assume such liabilities if Seller does not comply in all material respects with the provisions of Section 6.2(c)(ii).

          (ii) All transfers of cash or assets, or cash and assets, to Purchaser's VEBA shall be made as soon as administratively feasible after the Closing Date or within 20 days following the date on which Seller has been provided evidence that Purchaser's VEBA satisfies the requirements for a tax exempt trust under Section 501(c)(9) of the Code, if such date is later than the Closing Date (the "VEBA Transfer Date"). Seller on the VEBA Transfer Date shall cause each Seller's VEBA to make a transfer of all of the cash and assets of each Seller's VEBA. In addition, all assets held in any 401(h) account under any Seller Pension Plan shall be transferred to a 401(h) account established under the Purchaser Pension Plan(s) designated by Purchaser no later than the Initial Transfer Date; provided, that Purchaser has provided Seller with written evidence of the establishment of such account.

          (iii) Purchaser as of the Closing Date shall assume the liabilities, obligations and responsibilities of Seller and its Affiliates for the post-retirement medical and other welfare benefits described in Section 6.2(c)(i) for all Transferred Employees and their eligible spouses, dependents and beneficiaries. Purchaser shall satisfy any requirements of any applicable collective bargaining agreement covering Transferred Employees with respect to retiree medical, health, and life insurance benefits. Seller and its Affiliates shall have no obligation to provide retiree medical, health and life insurance benefits to any Transferred Employee after the Closing Date.

     (d) Other Welfare Benefits.

          (i) Purchaser shall take all action necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Purchaser maintains or adopts, as of the Closing Date, one or more employee welfare benefit plans, including medical, health, dental, flexible spending account, accident, life, and long-term disability and other employee welfare benefit plans (including retiree medical and life but excluding severance benefits) for the benefit of the Transferred Employees (the "Purchaser Welfare Plans"). Any restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under the Purchaser Welfare Plans shall be waived for Transferred Employees, except to the extent that such restrictions or requirements have not been satisfied under corresponding plans of Seller and its Affiliates as of the Closing Date. Transferred Employees shall receive credit under the Purchaser Welfare Plans for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year of


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


     the welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans") in accordance with the corresponding Seller Welfare Plans.

          (ii) Dynegy and Seller shall retain responsibility for any valid claim under a Seller Welfare Plan for disability or life insurance benefits made by a Transferred Employee on or after the Closing Date arising from a claim incurred on or before the Closing Date. For purposes of this paragraph, a claim for life insurance is deemed incurred when the death occurs and a claim for long term disability benefits is deemed incurred on the first day the employee is absent from work as a result of the condition that results in entitlement to disability benefits. As of the Closing Date, Purchaser shall make available the appropriate Transferred Employees to administer and process any claim under a Seller Welfare Plan for medical or dental benefits made by a Transferred Employee on or after the Closing Date arising from a claim incurred on or before the Closing Date. Upon receipt of proof of payment reasonably satisfactory to Purchaser, Purchaser shall reimburse Seller for any medical or dental claim incurred prior to Closing and that is properly paid under a Seller Welfare Plan for any Transferred Employee. For purposes of this paragraph, a medical or dental claim is considered incurred when the services are rendered, the supplies are provided or medication is prescribed, and not when the condition arose, except that claims relating to a hospital confinement that begins before the Closing Date shall be treated as incurred on or before the Closing Date. Nothing in this Section 6.2(d) shall require any party or benefit plan to make any payment or to provide any benefit not otherwise provided by the terms of the Seller Welfare Plans or applicable Law.

          (iii) Seller, Purchaser, their respective Affiliates, and the Seller Welfare Plans and the Purchaser Welfare Plans shall assist and cooperate with each other in the disposition of claims made under the Seller Welfare Plans and the Purchaser Welfare Plan, and in providing each other with any records, documents, or other information within its control or to which it has access that is reasonably requested by any other as necessary or appropriate to the disposition, settlement or defense of such claims. From and after the date of this Agreement, Dynegy and Seller shall cause the processing and payment of claims for medical and dental benefits under the Seller Welfare Plans to continue in the normal course consistent with past practice and in any event as expeditiously as possible.

          (iv) Nothing in this Agreement shall require Seller or its Affiliates to transfer assets or reserves with respect to pre-retirement benefits under the Seller Welfare Plans to Purchaser or the Purchaser Welfare Plans.

          (v) Non-Union Transferred Employees shall be eligible for benefits under Purchaser severance or separation pay policies or plans that are the same as or comparable to those provided to similarly situated employees of Purchaser and its Affiliates.

          (vi) Seller shall be responsible for satisfying "continuation coverage" requirements for all "group health plans" under Section 4980B of the Code, Part 6 of Title I of ERISA and comparable state law ("COBRA") with respect to each employee of any Seller or the IPC Companies who does not become a Transferred Employee (and any spouse, dependents or beneficiary of such employee or other employee), with respect to each


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


     former employee of any Seller or any IPC Company or any predecessor of any IPC Company whose employment terminated on or before the Closing Date and any spouse, dependents or beneficiary of such former employee, and with respect to Transferred Employees (and any spouse, dependents or beneficiary of such employee or other employee) with respect to qualifying events that occur on or before the Closing Date. Seller will provide any notices to Transferred Employees required under COBRA and will comply with any other applicable provisions of COBRA in connection with their termination of employment by Seller and its Affiliates. Purchaser shall be responsible for satisfying "continuation coverage" requirements for all "group health plans" under COBRA with respect to each Transferred Employee (and any spouse, dependents or beneficiary of such Transferred Employee) who experiences a "qualifying event" within the meaning of COBRA after the Closing Date.

          (vii) Seller shall disclose to Purchaser, within 30 days after the Closing Date, the unused flexible spending account (the "FSA") balances of each Transferred Employee and shall, to the extent permitted by applicable Law, transfer such amounts to a plan maintained by Purchaser or one of its Affiliates. Purchaser shall cause to be maintained for the duration of the calendar year in which the Closing Date occurs all such unused FSA account balances of the Transferred Employees that are so transferred.

     Section 6.3 Miscellaneous Benefits. On or after the Closing Date, Purchaser shall: (a) assume all liabilities of Seller or any Affiliate of Seller with respect to any accrued but unused vacation time of Transferred Employees to the extent that it is an accrued liability on the financial statements; and (b) allow Transferred Employees to receive paid time off on or after the Closing Date for any unused vacation time accrued on the financial statements prior to the Closing Date in accordance with the applicable policies of Purchaser, except to the extent otherwise required by applicable law or regulation. For purposes of applying such policies of Purchaser, Purchaser shall treat service of the Transferred Employees with any Seller and its Affiliates as though it were service with Purchaser. Seller and its Affiliates shall have no liability to pay Transferred Employees for the vacation time described in this Section 6.3.

     Section 6.4 Employee Rights.

     (a) Nothing herein expressed or implied shall confer upon any employee of any IPC Company, Seller or its Affiliates, or Purchaser or its Affiliates, or upon any legal representative of such employee, or upon any collective bargaining agent, any rights or remedies, including any third party beneficiary rights or any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

     (b) Nothing in this Agreement shall be deemed to confer upon any person (nor any beneficiary thereof) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Agreement, and each person (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.



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


     (c) Nothing in this Agreement shall cause Purchaser or its Affiliates to have any obligation to provide employment to any individual who is not an Active Employee or Affiliate Employee or, except as otherwise provided in applicable collective bargaining agreements, to continue to employ any Transferred Employee for any period of time following the Closing Date.

     Section 6.5 WARN Act Requirements. On and after the Closing Date, Purchaser shall be responsible with respect to Transferred Employees and their beneficiaries for compliance with the WARN Act and any similar state or local Law, including any requirement to provide for and discharge any and all notifications, benefits and liabilities to Transferred Employees and Governmental Authorities that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise. Purchaser shall not take any action within ninety (90) days after the Closing Date that would cause any termination of employment of any employees employed by any IPC Company or Seller or their Affiliates prior to the Closing Date to constitute a "plant closing" or "mass layoff" under the WARN Act or any similar state or local Law or create any liability to Seller or its Affiliates for employment terminations under the WARN Act or any similar state or local Law, it being understood that to enable Purchaser to comply with this requirement, Seller shall first inform Purchaser upon the Closing Date or as soon thereafter as is practicable of all employees, by location, terminated by any IPC Company or its Affiliates other than for cause or through voluntary resignation or retirement within the preceding 90 days.

     Section 6.6 Retention of Certain Liabilities by Dynegy. Following the Closing, Dynegy and its Affiliates covenant to retain all liabilities and obligations arising out of or relating to (a) the investigation, litigation and other matters described in items 2 and 5 of Schedule 3.9, (b) except as otherwise specifically provided in this Article VI, any Controlled Group Liabilities, (c) notwithstanding Section 7.8(b), any liability for failure to properly report taxable income or withhold applicable Taxes with respect to the provision, before the Closing, of the benefits described in item 1 under "Oral Employee Benefit Plans and Compensation Arrangements" on Schedule 3.10, (d) except as otherwise specifically provided in this Article VI, the Employee Benefit Plans listed in Schedule 3.10 under "Employee Benefit Plans," other than item 16, and (e) the Compensation Arrangements listed in Schedule 3.10 under "Compensation Arrangements," other than items 4 and 7.


                                  ARTICLE VII
                         TAX MATTERS AND INDEMNIFICATION

     Section 7.1 Preparation and Filing of Tax Returns.

     (a) Seller shall timely prepare and file, or cause to be timely prepared and filed, on a basis consistent with past practice (except as required by applicable Law or a Final Determination), all Tax Returns required to be filed by or with respect to any IPC Company (i) in the case of Income Tax Returns, for any taxable period that ends on or prior to the Closing Date, and (ii) in the case of Non-Income Tax Returns, that have not yet been filed and are due (taking into account extensions properly obtained) on or before the Closing Date, and in


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


all cases Seller shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. Dynegy shall allow Purchaser to review any Non-Income Tax Returns relating to any IPC Company required to be filed on or before the Closing Date at IPC's offices in Decatur, Illinois, during normal business hours prior to filing such Tax Returns.

     (b) Purchaser shall timely prepare, or cause to be prepared, on a basis consistent with past practice (except as required by applicable Law or a Final Determination), all Income Tax Returns with respect to any IPC Company for any Straddle Period. Purchaser shall present such Income Tax Returns to Seller for review at least 30 days before the date on which such Income Tax Returns are required to be filed. Unless Seller objects in writing at least five days before the date on which such Income Tax Returns are due (the sole basis for which shall be Purchaser's failure to prepare such Income Tax Returns on a basis consistent with past practice), Purchaser shall file, or cause to be filed, such Income Tax Returns. Purchaser shall remit or cause to be remitted any Income Taxes due in respect of such Income Tax Returns, provided that Seller shall pay Purchaser, no later than three days prior to the date such Income Taxes are due, an amount equal to the amount of such Income Taxes that are attributable to the Pre-Closing Tax Period. In the case of any Straddle Period all Income Taxes shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period on a closing of the books basis.

     (c) Purchaser shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns required to be filed by or with respect to any IPC Company (i) in the case of Income Tax Returns, for any taxable period that begins after the Closing Date, and (ii) in the case of Non-Income Tax Returns, that have not yet been filed and are due (taking into account extensions properly obtained) after the Closing Date. Purchaser shall prepare any Non-Income Tax Returns described in clause (ii) for any Pre-Closing Tax Period consistent with past practice (except as required by applicable Law or a Final Determination), and in all cases Purchaser shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. Purchaser shall allow Dynegy to review any Non-Income Tax Returns described in clause (ii) for any Pre-Closing Tax Period at Purchaser's offices in Decatur, Illinois, during normal business hours prior to filing such Tax Returns.

     (d) Without the written consent of Dynegy (which consent shall not be unreasonably withheld), Purchaser will not, and will cause its Affiliates not to, file any amended Income Tax Returns, carry-back claim, or other adjustment relating to Income Taxes or take any other action with respect to Income Taxes relating to any IPC Company for, or to, any taxable period that ends on or before the Closing Date, in each case except as required by a Final Determination.

     Section 7.2 Cooperation. The Seller Indemnitors and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees and other representatives reasonably to cooperate, in preparing and filing all Tax Returns required to be filed under Section 7.1 and in resolving or managing all disputes or Audits with respect to all taxable periods relating to Tax Returns or Taxes required to be filed or paid by or with respect to any IPC Company and in any other matters relating to Taxes required to be paid by or with respect to any IPC Company, including (a) by maintaining, subject to the other terms of this Agreement, and making available to each other all books and records and all relevant correspondence with Governmental Authorities in


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


connection with Tax Returns or Taxes required to be filed or paid by or with respect to any IPC Company; (b) by promptly informing each other of notices of any Tax Audit or other Tax proceeding in respect of which one or more of the parties or any of its Affiliates may have a liability; and (c) by executing any reasonably necessary powers of attorney.

     Section 7.3 Transfer Taxes. The Dynegy Parties (other than IPC), on the one hand, and Purchaser, on the other hand, shall share equally all documentary, sales, use, real property transfer, real property gains, registration, value added, transfer, stamp, recording and similar Taxes, fees and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with the transactions contemplated by this Agreement ("Transfer Taxes"). The Dynegy Parties (other than IPC) and Purchaser shall be responsible for jointly preparing and timely filing (and cooperating with one another in preparing and filing) any Tax Returns required with respect to any such Transfer Taxes. The party responsible under the applicable Transfer Tax law for paying a Transfer Tax (the "Transfer Tax Party") shall make due and timely payment of the Transfer Tax to the applicable Taxing Authority, provided that the other party pays the Transfer Tax Party, no later than two Business Days prior to the date such Transfer Tax is due, such other party's 50% share of such Transfer Tax. The Transfer Tax Party will provide the other party a true copy of each such Tax Return as filed and evidence of the timely filing thereof.

     Section 7.4 FIRPTA Certificate. Seller shall deliver to Purchaser at the Closing a certificate, in form and substance reasonably satisfactory to Purchaser, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

     Section 7.5 Tax Sharing Arrangements. Seller shall cause the provisions of any Tax Sharing Arrangement between any IPC Company, on the one hand, and Seller or any of its Affiliates (other than any IPC Company), on the other hand, to be terminated as of the Closing Date, and any such Tax sharing Arrangements shall have no further effect for any taxable year or period (whether current, future or past), except to the extent of Non-Income Tax liabilities included in the calculation of Final Adjusted Working Capital.

     Section 7.6 Tax Refunds. Seller shall be entitled to any Tax Refund resulting from any Final Determination regarding Taxes for any Pre-Closing Tax Period (except to the extent such Taxes have been actually borne by Purchaser). If any such Tax Refund is received by Purchaser, any IPC Company or any of their respective Subsidiaries or Affiliates, Purchaser shall forward any such Tax Refund to Seller (including any interest actually received) within ten days after receipt thereof. Purchaser shall pay Seller interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due in accordance with the foregoing sentence. Purchaser shall be entitled to any Tax Refund resulting from any Final Determination regarding Taxes for any Post-Closing Tax Period. If any such Tax Refund is received by Seller or any of its Subsidiaries or Affiliates, Seller shall forward any such Tax Refund to Purchaser (including any interest actually received) within ten days after receipt thereof. Seller shall pay Purchaser interest at the rate


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


prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due in accordance with the foregoing sentence.

     Section 7.7 Section 338(h)(10) Election.

     (a) The parties hereto agree that they will jointly make a timely and irrevocable election pursuant to Section 338(h)(10) of the Code and the Treasury Regulations thereunder (and, if permissible, under any applicable state or local Income Tax laws) with respect to Purchaser's purchase of the Common Shares and the Preferred Shares (collectively, the "Section 338(h)(10) Election"). Dynegy, Seller, Purchaser and their respective Affiliates shall report the transactions consistent with such Section 338(h)(10) Election and shall take no position contrary thereto unless and to the extent required to do so pursuant to a Final Determination.

     (b) Purchaser shall be responsible for preparing drafts of all forms, attachments and schedules necessary to effectuate the Section 338(h)(10) Election (including Internal Revenue Service Forms 8023 and 8883 and any similar forms under applicable state or local income tax laws (the "Section 338 Forms")). The parties shall execute and deliver Internal Revenue Service Form 8023 at the Closing, which form shall be final and binding on the parties without further adjustment. At least 120 days prior to the latest date for the filing of each other Section 338 Form, Purchaser shall furnish Seller with a copy of each such draft Section 338 Form prepared by Purchaser together with a copy of a report (the "Allocation Report") of the proposed allocation of the purchase price for federal income tax purposes (less any amount allocated to the EEI Shares pursuant to Schedule 7.7). If within 30 days of Seller's receipt of such Section 338 Form and Allocation Report, Seller shall not have objected in writing to such Section 338 Form or Allocation Report, such Section 338 Form and Allocation Report shall be final and binding on the parties and the IPC Companies without any further adjustment. If at least 60 days prior to the latest date for the filing of such Section 338 Form, Seller and Purchaser cannot agree upon the final form and content of such Section 338 Form or the Allocation Report, any disagreement with respect to such Section 338 Form or the Allocation Report shall be resolved, at least 30 days before the last day for the filing of such Section 338 Form, by the Accounting Firm. The resolution of the Accounting Firm shall be final and binding on the parties and the IPC Companies without any further adjustment. The Section 338 Form and the Allocation Report shall be revised to reflect the resolution of the Accounting Firm and, once revised, shall be final and binding on the parties and the IPC Companies without any further adjustment. The costs, expenses and fees of the Accounting Firm shall be borne equally by Seller and Purchaser. Once such Section 338 Form is final and no later than the last date for filing of such Section 338 Form, Dynegy, Seller and Purchaser shall execute such Section 338 Form, and Purchaser shall file such
Section 338 Form with the applicable Taxing Authority. Notwithstanding the foregoing, Dynegy, Seller and Purchaser shall fully cooperate to jointly prepare and execute additional Section 338 Forms in a timely manner as reasonably necessary with respect to subsequent adjustments of Purchase Price following the Closing.

     (c) Schedule 7.7 sets forth the allocation of the Purchase Price among the Common Shares and the Preferred Shares, on the one hand, and the EEI Shares, on the other hand. Seller and Purchaser agree, for all Tax purposes, to allocate


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


any adjustment to the purchase price relating to the Common Shares and the Preferred Shares to the item or items to which it is principally attributable.

     Section 7.8 Tax Indemnification.

     (a) After the Closing, the Seller Indemnitors shall be jointly and severally liable for and pay, and the Seller Indemnitors shall jointly and severally indemnify and hold harmless each Purchaser Group Member from and against, any and all Indemnifiable Losses due to: (i) any Taxes imposed on or with respect to Dynegy or Seller or any of their Affiliates (other than any IPC Company), or for which Dynegy or Seller or any of their Affiliates (other than any IPC Company) may otherwise be liable, attributable to any and all taxable years or periods; (ii) any Taxes imposed on or with respect to any IPC Company attributable to any Pre-Closing Tax Period or resulting from any transaction in a Pre-Closing Tax Period (other than (A) Non-Income Taxes imposed on or with respect to any IPC Company (except as otherwise provided in Article IX by reason of Section 3.8) and (B) any Income Taxes attributable to transactions or other activities of Purchaser or its Affiliates entered into or occurring after the Closing on the Closing Date that are not expressly contemplated by this Agreement, to the extent such transactions or activities are not entered into or do not occur in the ordinary course of business); (iii) any Taxes for which any IPC Company may be liable as a result of having been a member of any Company Group (including Taxes for which any IPC Company is or may be liable pursuant to Section 1.1502-6 of the Treasury Regulations or similar provisions of state or local Law as a result of having been a member of any Company Group, and any Taxes resulting from any IPC Company ceasing to be a member of any Company Group, as the case may be); and (iv) any Taxes resulting from or arising out of any Section 338(h)(10) Election. It is understood and agreed, for the avoidance of doubt, that the Seller Indemnitors shall be jointly and severally liable for and pay, and shall jointly and severally indemnify and hold harmless each IPC Company from and against, any and all Indemnifiable Losses due to any Income Taxes incurred by a Seller or any IPC Company attributable to the Pre-Closing Tax Period as a result of or relating to the transactions contemplated by this Agreement.

     (b) After the Closing, Purchaser shall be liable for and pay, and Purchaser shall indemnify and hold harmless each Seller Group Member from and against any and all Indemnifiable Losses due to: (i) any Taxes imposed on or with respect to any IPC Company attributable to any Post-Closing Tax Period; (ii) Non-Income Taxes imposed on or with respect to any IPC Company; and (iii) any Income Taxes of any IPC Company attributable to transactions or other activities of Purchaser or its Affiliates entered into or occurring after the Closing on the Closing Date that are not expressly contemplated by this Agreement, to the extent such transactions or activities are not entered into or do not occur in the ordinary course of business; provided, however, that Purchaser shall not be liable for or pay, and shall not indemnify or hold harmless any Seller Group Member from and against any and all Indemnifiable Losses due to, Taxes for which Sellers are liable under this Agreement (including under Section 7.8(a) or Article IX (taking into account the limitations set forth in Section 9.5) by reason of a breach of Section 3.8).

     (c) Purchaser or Dynegy (on behalf of the Seller Group Members), as the case may be, as the Indemnified Party, shall promptly notify Dynegy (on behalf


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


of the Seller Group Members) or Purchaser as the Indemnifying Party, in writing upon receipt by the Indemnified Party or any of its Affiliates, of notice of any pending or threatened federal, state, local or foreign Tax Audits that may give rise to an indemnification claim related to Taxes (a "Tax Controversy") and thereafter shall promptly forward to the Indemnifying Party copies of notices and communications with the relevant Governmental Authority relating to such Tax Controversy, provided, however, that a failure to comply with this provision shall not affect the Indemnified Party's right to indemnification hereunder except to the extent such failure materially impairs the Indemnifying Party's ability to contest any such Tax liabilities. Except as provided in this Section 7.8(c), the Indemnifying Party may elect to control, and may elect to have sole discretion in handling, settling or contesting any Audit inquiry, information request, Audit proceeding, suit, contest or any other action with respect to a Tax Controversy for which it would be required to indemnify the other party, provided the Indemnifying Party first acknowledges in writing that it has liability for Taxes that might arise in such proceeding. Notwithstanding the foregoing, the Indemnifying Party shall not settle any Tax proceeding with respect to a Tax Controversy on a basis that would materially adversely affect the Indemnified Party or its Affiliates without obtaining the Indemnified Party's written consent, which consent shall not be unreasonably withheld or delayed. Any out-of-pocket expenses incurred by the Indemnified Party in handling, settling or contesting a Tax Controversy that the Indemnifying Party has elected to control under this Section 7.8(c) shall be borne by the Indemnified Party, to the extent incurred during any period the Indemnifying Party is, in fact, actively contesting such Tax Controversy. Dynegy, on the one hand, and Purchaser, on the other hand, shall jointly control, and shall each have the right to participate at its own expense in all activities and strategic decisions with respect to, any Tax proceedings for which each party would be required to indemnify the other party with respect to one or more Tax issues. Either Seller or Dynegy, or both, may assume sole control of any such Tax proceeding for any Straddle Period if it or they acknowledge(s) in writing that it or they has or have sole liability for any Taxes that might arise in such proceeding.

     Section 7.9 Survival and Coordination. Notwithstanding anything herein to the contrary, Section 3.8 and this Article VII shall survive the Closing until 90 days after the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof). Claims for indemnification with respect to Income Taxes shall be governed exclusively by this Article VII and Section 9.8 (but not by any other provision of Article IX).

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     Section 8.1 Conditions to Obligations of Seller. The obligations of Seller and Dynegy to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of Purchaser contained in this Agreement that are qualified as to materiality shall be true and accurate at and as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date) and the representations and warranties that


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are not qualified as to materiality shall be true and accurate in all material respects as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and accurate in all material respects as of such date). The covenants and agreements contained in this Agreement to be complied with by Purchaser at or before the Closing shall have been complied with in all material respects. Seller shall have received a certificate from Purchaser signed by an authorized executive officer thereof with respect to the matters described in this Section 8.1(a).

     (b) Regulatory Approvals. Subject to Section 5.3, Final Orders described in
Schedule 8.1(b) (and any necessary implementing regulations) shall have been obtained and shall not have (1) created a material adverse effect on the business, financial condition or results of operation of DMG, or on the business of selling capacity and energy products from or in respect of DMG's existing generation assets, (2) resulted in a change to the terms of the PPA that is adverse to the interests of DYPM, or (3) resulted in Seller or any of its Affiliates making payments or having any continuing obligations pursuant to or otherwise in respect of the Intercompany Note or making any additional capital contributions to any IPC Companies or Purchaser or any of its Affiliates as a condition to the transactions contemplated by this Agreement and the Ancillary Agreements.

     (c) No Proceeding or Litigation. No Action shall have been threatened in writing or filed by any state or Federal Governmental Authority against any party seeking to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement or any Ancillary Agreement.

     (d) No Order. There shall not be in effect any applicable Law or Governmental Order directing that the transactions contemplated by this Agreement or any Ancillary Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

     (e) Required Dynegy Consents. Dynegy, its Affiliates and the IPC Companies shall have received consents, in form and substance reasonably satisfactory to Dynegy, to the transactions contemplated hereby which are specified in Schedule 8.1(e).

     (f) Solvency Opinion. Dynegy shall obtain an opinion letter (the "Solvency Opinion") (containing customary assumptions, qualifiers and disclaimers), reasonably satisfactory to Dynegy, from a nationally recognized independent investment banking, appraisal or solvency firm substantially to the following effect as of the Closing:

        (i) each of Dynegy and Seller is not insolvent and will not be rendered insolvent as a result of the consummation of the transactions contemplated to occur at Closing;

        (ii) the property of each of Dynegy and Seller does not, and shall not, following the consummation of the transactions contemplated to occur at the Closing, constitute unreasonably small capital for each of Dynegy and Seller to carry out its business as now conducted and as proposed to be conducted following consummation of the transactions contemplated to occur at the Closing; and


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        (iii) each of Dynegy and Seller has not incurred and does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received, and of amounts to be payable on or in respect of the debts of each of Dynegy and Seller).

     (g) Closing Deliveries. Purchaser shall have delivered to Seller each of the items required to be delivered to it pursuant to Section 2.6(a), (b), (c),
(d), (f) and (g).

     Section 8.2 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of Seller and Dynegy contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and accurate at and as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and accurate as of such date), and the representations and warranties that are not qualified by materiality or Material Adverse Effect shall be true and accurate in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and accurate in all material respects as of such date), except for instances where the failure to be true and accurate do not in the aggregate constitute a Material Adverse Effect. The covenants and agreements contained in this Agreement to be complied with by Seller and Dynegy at or before the Closing shall have been complied with in all material respects. Purchaser shall have received a certificate from Seller and Dynegy signed by an authorized executive officer thereof with respect to the matters described in this Section 8.2(a).

     (b) Regulatory Approvals. Subject to Section 5.3, Final Orders with respect to the Governmental Orders described in Schedule 8.2(b) (and any necessary implementing regulations) shall have been obtained and shall not (A) have created a material adverse effect on the business, financial condition or results of operation (1) of Purchaser and its Subsidiaries, or (2) of the Business after Closing, (B) result in a change to IPC's deferred tax balances or rate base valuation or accounting entries other than as provided on Schedule 8.2(b), Item I (iv), (C) result in recovery of less than the portion of Purchaser's costs of accomplishing IPC's reorganization identified for recovery in accordance with Schedule 8.2(b), Item I(v), (D) subject IPC to any dividend restriction other than that set forth on Schedule 8.2(b), Item I (vi), (E) result in the operation by IPC without the rider identified on Schedule 8.2(b),
Item I (vii), if such operation without such rider would have a material adverse effect on the business, financial condition or results of operation (1) of Purchaser and its Subsidiaries, or (2) of the Business after Closing, or (F) otherwise change the terms of the regulatory approvals described in Schedule 8.2(b), Items I (iv)-(vi), in a manner adverse to Purchaser or the IPC Companies.

     (c) No Proceeding or Litigation. No claim, action, suit or proceeding shall have been threatened in writing or filed by any state or Federal Governmental Authority seeking to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement or any Ancillary Agreement.


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     (d) No Order. There shall not be in effect any applicable Law or
Governmental Order directing that the transactions contemplated by this Agreement or any agreement contemplated hereby not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

     (e) Required Consents. Purchaser, Dynegy, its Affiliates and the IPC Companies shall have received consents, in form and substance reasonably satisfactory to Purchaser, to the transactions contemplated hereby and by the Ancillary Agreements which are specified in Schedule 8.2(e).

     (f) No Changes. There shall not have occurred since the date hereof any change or event that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

     (g) Solvency Opinion. Dynegy shall have delivered the Solvency Opinion to Purchaser that is reasonably satisfactory to Purchaser.

     (h) Closing Deliveries. Dynegy and Seller shall have delivered, or caused to be delivered, to Purchaser each of the items required to be delivered to it pursuant to Section 2.5 (except clauses (d), (e), (f), (g) and (h) thereof).

     (i) Interconnection Agreement. The interconnection agreement between Dynegy and IPC dated January 9, 2004 shall be in full force and effect and shall not have been amended.

     (j) Closing of Tilton Assets Transactions. Solely if the Closing occurs after September 10, 2004, the Tilton Assets shall have been transferred to DMG and IPC shall have no remaining obligations with respect to the Tilton Assets. For avoidance of doubt, it is the intent of this Section 8.2(j) that all of IPC's rights, interests, assets, liabilities and obligations with respect to the Tilton Assets, including IPC's rights, interests, assets, liabilities and obligations with respect to the electric generating equipment and real estate at the Tilton Energy Center, shall have been transferred to or otherwise come to be held by DMG, through any means permissible under the agreements referred to in the definition of "Tilton Assets", excluding only those rights, interests, assets, liabilities and obligations of IPC as a public utility that are necessary for the continued operation by DMG of the Tilton Energy Center, including IPC's rights, interests, assets, liabilities and obligations under the Interconnection Agreement and the gas service contracts listed on Schedule 3.19.

     Section 8.3 Effect of Certain Waivers of Closing Conditions. If prior to the Closing (i) any party (the "waiving party") has Knowledge of any breach by any other party of any representation, warranty or covenant contained in this Agreement or in any certificate delivered pursuant to this Agreement, (ii) the waiving party would have had the right not to proceed with the Closing as a result of such breach, and (iii) the waiving party proceeds with the Closing, the waiving party shall be deemed to have waived such breach and the waiving party and its Affiliates shall not be entitled to sue for damages or to assert any other right of remedy for any losses arising from any matters relating to such condition or breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto. Solely for purposes of this Section 8.3, Knowledge shall be deemed to mean (a) with respect to


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Purchaser, the actual knowledge (without independent inquiry) of the persons listed on Schedule 1.1(f) that Dynegy is able to demonstrate existed by clear and convincing evidence, and (b) with respect to Seller, the actual knowledge (without independent inquiry) of the persons listed on Schedule 1.1(f) that Purchaser is able to demonstrate existed by clear and convincing evidence.

                                   ARTICLE IX
                                 INDEMNIFICATION

     Section 9.1 Obligations of Dynegy. Effective as of the Closing, the Seller Indemnitors shall jointly and severally (subject to the last sentence of this Section) indemnify, reimburse and hold harmless each Purchaser Group Member from and against any and all Indemnifiable Losses due to:

     (a) any breach of or inaccuracy in any of the representations and warranties made by any Dynegy Party, when made or at the Closing, in or pursuant to this Agreement (without regard to any qualifications as to materiality or Material Adverse Effect, except as provided in Section 9.9);

     (b) any breach or nonperformance of any of the covenants or obligations of any Dynegy Party contained in this Agreement;

     (c) the Generation Liabilities;

     (d) the Excluded Environmental Matters;

     (e) any liability related to the Tilton Assets;

     (f) any obligation of any IPC Company as a guarantor of any underlying obligation of Dynegy or any of its Affiliates (other than an IPC Company);

     (g) any net refund of amounts under IPC's purchased gas adjustment ("PGA") rider ordered by the ICC, whether effected by adjustment of any PGA factor or otherwise, in any PGA reconciliation proceeding relating to any portion of the period from January 1, 2001 to December 31, 2004, to the extent that payments or PGA adjustments required to be made by IPC pursuant to such order exceed the reserve established for potential liability in such proceeding as reflected in the calculation of the Final Adjusted Working Capital; or any disallowance by the ICC of IPC's gas costs or investment relating to events prior to the Closing at the Hillsboro gas storage field whether such disallowance shall be provided for in any PGA case ("working gas") or in a gas rate case ("cushion gas"), but only to the extent that such disallowance is not due to any imprudence by IPC after the Closing; provided, however, that the Seller Indemnitors' liability under this Section 9.1(g) with respect to any such refund or disallowance shall be equal to 50% of such refund or disallowance. With respect to indemnification required under Section 9.1(g), such indemnification shall be required notwithstanding the fact that the applicable order is subject to appeal, whether or not the full amount that IPC is required to pay or reflect in adjusted PGA rates under such order has been paid. In the event that the amount of IPC's liability pursuant to such order is later reduced or increased, as a result of


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appeal or otherwise, IPC shall refund the amount of such reduction to Dynegy, or
Dynegy shall pay IPC the amount of such increase, as applicable;

     (h) the litigation described in item 3 of Schedule 3.9; or

     (i) the matters referred to in Schedule 5.19.

     Section 9.2 Obligations of Purchaser. Effective as of the Closing, Purchaser shall indemnify, reimburse and hold harmless each Seller Group Member from and against any and all Indemnifiable Losses due to:

     (a) any breach of or inaccuracy in any of the representations and warranties made by Purchaser, when made or at the Closing, in or pursuant to this Agreement (without regard to any qualification as to materiality or material adverse effect);

     (b) any breach or nonperformance of any of the covenants or obligations of Purchaser contained in this Agreement; or

     (c) the operation of the Business after the Closing.

     Section 9.3 Procedures. The following procedures shall apply with respect to indemnification claims:

     (a) Notice of Claims. Any party seeking indemnification of any Indemnifiable Loss or potential Indemnifiable Loss arising from an Indemnifiable Claim, whether asserted by a party or a third party, shall give written notice thereof to the party from whom indemnification is sought setting forth in reasonable detail the nature and reasonably estimated amount of, and basis for, such claim to the extent then known. Written notice to the Indemnifying Party of the existence of a third party claim shall be given by the Indemnified Party promptly after its receipt of an assertion of liability from the third party, and in any event within twenty days of such assertion; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. Within 20 days of notice by the Indemnified Party of any Indemnifiable Loss or potential Indemnifiable Loss arising from an Indemnifiable Claim, the Indemnifying Party shall notify the Indemnified Party whether or not it acknowledges its obligation to indemnify the Indemnified Party for the Indemnifiable Loss or potential Indemnifiable Loss with respect to such Indemnifiable Claim. The failure of the Indemnifying Party to respond in accordance with the preceding sentence shall be deemed a refusal by the Indemnifying Party to indemnify the Indemnified Party.

     (b) Defense.

          (i) In the case of a third party claim, the Indemnifying Party may participate in the defense thereof and, if it so chooses and irrevocably acknowledges its obligation to indemnify the Indemnified Party therefor, control the defense of an Indemnifiable Claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that if the Indemnified Party reasonably believes that (x) a material conflict of interest between the Indemnified Party and the Indemnifying Party with respect to the claim or its defense exists or


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          is likely to develop during the pendency of the litigation, and as a result of such conflict, the Indemnifying Party's incentive to defend such claim could reasonably be expected to be materially compromised, or (y) the claim raises serious issues regarding the integrity or moral character of the Indemnified Party or any of its Affiliates, or of its of their senior management, in its or their capacity as such (which issues are a fundamental element of the claim) then the Indemnified Party shall be entitled to control the defense of the claim in accordance with paragraph (b)(ii) of this Section 9.3, it being understood that the mere allegation of fraud, willful misconduct, bad faith, malfeasance or any similar such claim as part of multiple claims constituting an Indemnifiable Claim, shall not be deemed, in and of itself, to provide the basis for the Indemnified Party's rights as set forth in this clause (y). In all cases, the party without the right to control the defense of the Indemnifiable Claim may participate in the defense at its own expense. In the case of a third party claim, the Indemnifying Party shall inform the Indemnified Party within 20 days of receiving the written notice seeking indemnification whether the party elects to control the defense and irrevocably acknowledges its obligation to indemnify the Indemnified Party therefor. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof, provided that it either irrevocably acknowledges in writing its indemnity obligations with respect to the Indemnity Claim or it is determined by a court of competent jurisdiction that it is obligated hereunder to provide such indemnification. If the Indemnifying Party disputes its liability with respect to a potential Indemnifiable Claim or the amount thereof (whether or not it desires to defend the Indemnified Party against a third party claim), the parties shall endeavor in good faith to settle such dispute. The Indemnifying Party shall not settle or compromise a third party claim or legal proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided that such prior written consent shall not be required with respect to any Indemnifiable Claim that relates to any item referred to in Sections 9.1(c), (d), (e), (f), (g), (h), or (i), except with respect to any Indemnifiable Claim relating to Remediation of Hazardous Substances that is covered by Section 5.18 shall remain subject in all respects to the terms of Section 5.18. The Indemnified Party shall not settle or compromise a third party claim for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume the defense of any third party claim or litigation resulting therefrom within 20 days after the date it receives notice of such claim from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including settling such claim or litigation, after giving notice to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate. Notwithstanding anything in this Section 9.3 to the contrary, if for any reason (for example the effect of the limitations set forth in Sections 9.4 or 9.5 or evidence that an Indemnifiable Loss may be attributable to events before or after Closing) there is any uncertainty whether an Indemnifiable Claim will be for the account of the Seller Indemnitors or Purchaser, the parties will (A) cooperate in good faith to determine whether an Indemnifiable Claim will be for


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          the account of the Seller Indemnitors or Purchaser, (B) until such uncertainty is resolved to the mutual satisfaction of the parties, jointly determine who will control the defense and settlement of any such Indemnifiable Claim and how such defense and settlement will be handled, (C) cooperate with each other in the defense and settlement of such Indemnifiable Claim and the exchange of information relevant thereto, (D) unless otherwise agreed, share the out-of-pocket costs of such defense and settlement (including the costs of investigation, response and mitigation) equally until the parties' respective rights to indemnification for such costs are resolved, and (E) treat the defense and settlement of such Indemnifiable Claim as a joint and common defense, including any joint defense agreement which may be entered into by the parties.

          (ii) In the case of claims described in the proviso to the first sentence of Section 9.3(b)(i), the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such claim, at the expense of the Indemnifying Party, but the Indemnifying Party will not be bound by any compromise or settlement effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnified Party shall conduct the defense in good faith and in a commercially reasonable manner, and shall inform the Indemnifying Party periodically, or upon the Indemnifying Party's reasonable request, of the status of the litigation. The Indemnified Party's choice of counsel shall be subject to the consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. The Indemnifying Party may participate in the defense thereof, at its own expense. If, in order to preserve existing insurance for a claim against IPC currently maintained by Dynegy, it is necessary to permit Dynegy's insurer to conduct the defense of IPC, Purchaser will consider in good faith waiving or sharing its right to control such defense so that Dynegy's insurance rights are not lost, subject to the condition that the insurer accepts the tender of the claim without reservation of rights. Notwithstanding anything to the contrary in this Section 9.3(b), any Indemnifiable Claim relating to Hazardous Substances that is covered by Section 5.18 shall remain subject in all respect to the terms of Section 5.18.

     (c) Indemnification Payments on After-Tax Basis. Any indemnification payment hereunder with respect to any Indemnifiable Loss shall be an amount which is sufficient to compensate the Indemnified Party for the event giving rise to such Indemnifiable Loss (the "Indemnified Event"), after taking into account (i) all increases in federal, state, local, foreign or other Taxes payable by the Indemnified Party as a result of the receipt of such payment (excluding any increased Tax that results from the receipt of such payment causing a reduction in Tax basis or similar Tax attributes); (ii) to the extent not previously taken into account in computing the amount of such Indemnifiable Loss, all increases in federal, state, local and other Taxes (including estimated Taxes) payable by the Indemnified Party for all affected taxable years and periods as a result of the Indemnified Event; and (iii) to the extent not previously taken into account in computing the amount of such Indemnifiable Loss, all reductions in federal, state, local and foreign Taxes (including estimated Taxes) realized or realizable by the Indemnified Party as a result of the Indemnified Event and any indemnification payments made with respect thereto for all affected taxable years and periods. All calculations shall be made at the time of the relevant indemnification payment using reasonable assumptions


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(as agreed to by the Indemnifying Party and Indemnified Party) and present value concepts (using a discount rate equal to the Applicable Rate in effect at the time of the Indemnified Event using semi-annual compounding). Purchaser and Seller agree to report each indemnification payment hereunder as an adjustment to the Purchase Price for federal income tax purposes unless the Indemnified Party receives an opinion from nationally recognized tax counsel, in form and substance reasonably satisfactory to the Indemnifying Party, to the effect that such reporting position is incorrect (it being understood that if any reporting position is later disallowed in any administrative or court proceedings, the Indemnifying Party shall indemnify the Indemnified Party for the effects of such disallowance (including any increased Tax that results from such disallowance), and it being further understood that the obligations under this parenthetical clause shall remain in effect without limitation as to time).

     (d) If the Indemnifying Party disputes its liability with respect to a potential Indemnifiable Claim or the amount thereof, the non-prevailing party in such dispute shall indemnify the prevailing party for attorneys' fees and expenses incurred by the prevailing party in the conduct of such dispute.

     (e) If there shall be any conflicts between this Section 9.3 and Section 5.18, the provisions of Section 5.18 shall control. The foregoing provisions of this Section 9.3 shall not apply to any Tax Controversy.

     Section 9.4 Survival. The representations and warranties contained in or made pursuant to this Agreement shall expire upon the completion by the independent auditors of Purchaser of the second annual audit of Purchaser's financial statements following the Closing Date, but no later than March 31 of the pertinent year, except that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.17, 4.1, 4.2 and 4.7 shall survive until the expiration of the applicable statute of limitations. This Article IX shall survive the Closing and shall remain in effect (a) with respect to Sections 9.1(a) and 9.2(a), so long as the relevant representations and warranties survive, (b) with respect to Sections 9.1(b) and 9.2(b) to the extent those Sections relate to the covenants requiring performance solely prior to the Closing ("Pre-Closing Covenants"), for one year after the Closing, (c) with respect to Sections 9.1(b) and 9.2(b) to the extent those Sections relate to covenants requiring performance after the Closing, so long as the applicable covenant survives, (d) with respect to Section 9.1(i), for the period provided in Schedule 5.19, and (e) with respect to all of the other provisions of this
Article IX, indefinitely. Any matter as to which a non-speculative claim has been asserted in good faith by written notice in accordance with Section 9.3(a) that is pending, unresolved and being diligently pursued at the end of any applicable limitation period shall continue to be covered by this Article IX notwithstanding any applicable limitation period until such matter is finally terminated, not being diligently pursued or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid. Any Indemnifiable Claim that has not been asserted against the Indemnifying Party in accordance with Section 9.3(a) prior to the end of any applicable limitation period shall be barred and forever waived by the Person entitled to assert such claim.



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     Section 9.5 Limitations on Indemnification.

     (a) The Seller Indemnitors shall not be required to indemnify any Person under Section 9.1(a) unless (i) the indemnified amount that would be payable by the Seller Indemnitors with respect to any given Indemnifiable Claim exceeds $400,000 ("Seller Includable Claims"); and (ii) the aggregate amount for all Seller Includable Claims exceeds $30,000,000, and in such event, Seller Indemnitors shall be responsible for only the amount in excess of $30,000,000; provided, however, that the foregoing limitations do not apply to indemnification based upon or resulting from any inaccuracy in any of the representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 3.17. In no event shall the total indemnification to be paid by the Seller Indemnitors under Section 9.1(a) exceed $400,000,000; provided, however, that the foregoing limitations do not apply to indemnification based upon or resulting from any inaccuracy in any of the representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 3.17. The Seller Indemnitors shall not be required to indemnify any Person under Section 9.1(d) unless the amount that would be payable by the Seller Indemnitors with respect to any given Indemnifiable Claim exceeds $400,000.

     (b) Purchaser shall not be required to indemnify any Person under Section 9.2(a) unless (i) the indemnified amount that would be payable by Purchaser with respect to any given Indemnifiable Claim exceeds $400,000 ("Purchaser Includable Claims"); and (ii) the aggregate amount for all Purchaser Includable Claims exceeds $30,000,000, and in such event, Purchaser shall be responsible for only the amount in excess of $30,000,000; provided, however, that the foregoing limitations do not apply to indemnification based upon or resulting from any inaccuracy in any of the representations and warranties set forth in Sections 4.1, 4.2 and 4.7. In no event shall the total indemnification to be paid by Purchaser under Section 9.2(a) exceed $400,000,000; provided, however, that the foregoing limitations do not apply to indemnification based upon or resulting from any inaccuracy in any of the representations and warranties set forth in Sections 4.1, 4.2 and 4.7.

     (c) Any Indemnifiable Claim with respect to any breach or nonperformance by any party of a representation, warranty, covenant or agreement shall be limited to the amount of actual Indemnifiable Losses sustained by the Indemnified Party by reason of such breach or nonperformance, net of any insurance or other proceeds received by the Indemnified Party in respect of such claim. Nothing in this Agreement is intended to require or permit the payment by the Indemnifying Party of duplicative, in whole or in part, indemnity payments hereunder to an Indemnified Party.

     (d) If an inaccuracy in any of the representations and warranties made by Dynegy or Seller, or a breach of any of the covenants of Dynegy or Seller, gives rise to an adjustment in the Purchase Price or is otherwise addressed in some other provision of this Agreement, then such inaccuracy or breach shall not give rise to an indemnification obligation under Section 9.1.

     (e) If any Indemnifiable Claim is based upon or resulting from any inaccuracy in any of the representations and warranties and is also subject to indemnification under Sections 9.1(b) through (i), the provisions of this
Section 9.5 applicable to inaccuracies in any representation or warranty shall be inapplicable to such Indemnifiable Claim.

     (f) If any Indemnifiable Claim is based upon or resulting from any breach or inaccuracy in Section 3.19(a), Dynegy shall have the right and option, but not the obligation, to contribute and deliver, or cause to be contributed and delivered, within 30 days after notice with respect to such Indemnifiable Claim has been delivered in accordance with Section 9.3(a), such assets as are required to cure (in whole or in part) such breach or inaccuracy. In the event Dynegy makes such election and fails for whatever reason to cure (in whole or in part) such breach or inaccuracy, in no event shall such failure be deemed a breach or non performance of a covenant or obligation of any Dynegy Party, and Purchaser shall be entitled to pursue any remedy available to it with respect to the original breach or inaccuracy of Section 3.19(a) to the extent such breach or inaccuracy remains uncured.

     Section 9.6 Mitigation. Each potential Indemnified Party shall use commercially reasonable efforts to address any claims or liabilities in the same manner it would respond to such claims or liabilities in the absence of the indemnification provisions of this Agreement. In the event that any party shall willfully fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any Indemnifiable Loss that could reasonably be expected to have been avoided if such party had made such efforts.

     Section 9.7 Remedies Exclusive. Except as otherwise provided in Article VII, the remedies provided for in this Article IX shall be exclusive and shall preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against the Indemnifying Party for claims based on this Agreement, other than fraud. In no event shall the mere breach of a representation or warranty be deemed to constitute bad faith, misconduct or fraud. Each party hereby waives any provision of Law to the extent that it would limit or restrict the agreement contained in this Section 9.7.

     Section 9.8 Tax Indemnification Matters. Notwithstanding anything to the contrary in this Article IX, the above provisions of Article IX shall not apply to Income Tax indemnification matters, which matters shall instead by governed by Article VII.

     Section 9.9 Qualification as to Materiality. The following occurrences as to materiality or Material Adverse Effect shall not be disregarded in the application of Section 9.1(a): (i) in the fifth sentence of Section 3.5; (ii) in the phrase "fairly presents in all material respects" in Section 3.6; and (iii) clause (ii) of Section 3.7(a) and the definition of "Material Adverse Effect" as used in such clause. The requirement to disregard qualifications as to materiality and Material Adverse Effect shall not be deemed to modify or eliminate any dollar amount specifically stated in this Agreement or any concept of materiality that is embodied in any requirement of Law or in GAAP.

                                   ARTICLE X
                             TERMINATION AND WAIVER

     Section 10.1 Termination. This Agreement may be terminated as to all parties at any time prior to the Closing:

     (a) by the mutual written consent of Dynegy and Purchaser; or

     (b) by either Dynegy or Purchaser, by written notice to the other party, if the Closing shall not have occurred on or before December 31, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 10.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

     (c) by Dynegy, by written notice to Purchaser, if there shall have been one or more breaches of any representation or warranty, or any covenant or agreement of Purchaser hereunder, which breach or breaches individually or in the aggregate would reasonably be expected to prevent, materially delay or materially impair Purchaser's or its Affiliates' ability to consummate the transactions contemplated by this Agreement, and such breach shall not have been remedied within 30 days after receipt by Purchaser of notice in writing from Dynegy specifying the nature of such breach and requesting that it be remedied or Dynegy shall not have received adequate assurance of a cure of such breach within such 30-day period; or

     (d) by Purchaser, by written notice to Dynegy, if there shall have been one or more breaches of any representation or warranty, or any covenant or agreement of Dynegy or Seller hereunder, which breach or breaches individually or in the aggregate would result in a Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair Dynegy's or Seller's ability to consummate the transactions contemplated by this Agreement, and such breach shall not have been remedied within 30 days after receipt by Dynegy of notice in writing from Purchaser, specifying the nature of such breach and requesting that it be remedied or Purchaser shall not have received adequate assurance of a cure of such breach within such 30-day period; or

     (e) by either Dynegy or Purchaser in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

     Section 10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1:

     (a) this Agreement shall forthwith become void thereafter and there shall be no liability on the part of either party except that (i) the Section 5.2(a)(last sentence only), Section 5.6, Section 10.1, this Section 10.2 and
Article XI shall survive any such termination and (ii) nothing herein shall be deemed to release any party from any liability for any willful breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement; and

     (b) Purchaser and its Affiliates shall return or destroy (and provide a certificate to Dynegy from an authorized officer of Purchaser certifying to such destruction) all documents and other material received from Dynegy, Seller, any IPC Company or any representative of Dynegy relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Dynegy; and all confidential information received by Purchaser or its Affiliates shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     Section 11.1 Expenses. Except as otherwise specified in this Agreement or the Ancillary Agreements, as applicable:

     (a) all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants (including any brokerage, finder's or other fee or commission), incurred in connection with this Agreement and the Ancillary Agreements, and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred;

     (b) all non-recurring, out-of-pocket costs and expenses payable to third parties, if any, incurred by the IPC Companies in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of the IPC Companies' outside counsel and accountants shall be paid by Dynegy (it being understood that time and expenses of employees of the IPC Companies in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall be borne by the IPC Companies); and

     (c) the aggregate out-of-pocket costs and expenses payable to third parties incurred by Purchaser, Seller and Dynegy in connection with obtaining the Solvency Opinion shall be paid one-half by Purchaser and one-half by Dynegy.

     Section 11.2 No Additional Representations.

     (a) In connection with Purchaser's investigation of the IPC Assets, the IPC Companies and the Business, Purchaser has received from Seller certain projections, estimates and other forecasts and certain business plan information. Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections, estimates and other forecasts and plans, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, estimates and other forecasts and plans so furnished to it and any use of or reliance by Purchaser on such projections, estimates and other forecasts and plans shall be at its sole risk, and without limiting any other provisions herein, that Purchaser shall have no claim against anyone with respect thereto. Accordingly, Purchaser acknowledges, agrees and confirms that Seller and its Affiliates, officers, directors, employees, agents and representatives, do not make, have not made nor shall be deemed to have made any representation or warranty to Purchaser, express or implied, at law or in equity, with respect to such projections, estimates, forecasts or plans.

     (b) Purchaser acknowledges that it and its representatives have been permitted reasonable access to the books and records, facilities, equipment, Tax Returns, Contracts, insurance policies (or summaries thereof) and other properties and assets of the IPC Companies that it and its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with the officers and knowledgeable employees of the IPC Companies to discuss the IPC Assets, the IPC Companies and the Business. Purchaser acknowledges that (i) none of Seller, any IPC Company and any other Person has made or is making any representation or warranty, expressed or implied or other, as to any of the IPC Companies, IPC Assets or the Business, this Agreement or the transactions contemplated hereby, or the accuracy or completeness of any information regarding any of the IPC Companies, the IPC Assets or the Business furnished or made available to Purchaser and its representatives, except as set forth in this Agreement and (ii) Purchaser has not relied on any representation or warranty from Dynegy and Seller or any other Person in determining to enter into this Agreement, except as set forth in this Agreement and the Ancillary Agreements.

     (c) Purchaser hereby agrees not to initiate, or cause to be initiated, against Seller or any of its Affiliates or any other Person any Action (or make any claim within any Action), and no Seller or any of its Affiliates or any other Person will have or will be subject to any liability or indemnification obligation to Purchaser or any other Person based on representations and warranties (other than representations and warranties contained in this or any Ancillary Agreement for such time as such representations and warranties survive in accordance with this Agreement or such Ancillary Agreement, as the case may
be), or resulting from the distribution to Purchaser, or Purchaser's use of, any information provided to Purchaser, including any information (including opinions, statements and data), projections, documents or material made available to Purchaser at any time in certain "data rooms", management presentations, "break out" discussions, other discussions among the parties and their representatives, responses to inquiries submitted on behalf of Purchaser, whether orally or in writing, or in any other form in connection with this Agreement or in furtherance of the transactions contemplated by this Agreement. Nothing in the foregoing paragraph shall be construed to limit the provisions of
Article IX or fraud claims.

     (d) Purchaser has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of this acquisition. Purchaser is aware of and has considered the financial risks and hazards of this acquisition and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement. Purchaser hereby acknowledges and agrees that, except as set forth in
Article III of this Agreement, the Shares are transferred "AS IS," "WHERE IS" AND, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III, WITH ALL FAULTS AND WITHOUT ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AND IN PARTICULAR, WITHOUT LIMITING ANY OF THE FOREGOING, WITHOUT ANY IMPLIED WARRANTY OR

REPRESENTATION AS TO (A) CONDITION, VALUE, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY SPECIFIC PURPOSE AS TO ANY OF THE ASSETS OR PROPERTIES OF THE IPC COMPANIES, (B) THE OPERATION OF THE BUSINESS BY PURCHASER AFTER THE CLOSING IN ANY MANNER OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF THE OWNERSHIP, USE OR OPERATION OF THE BUSINESS OR THE IPC ASSETS BY PURCHASER AFTER THE CLOSING. Nothing in the foregoing paragraph shall be construed to limit the provisions of Article IX or fraud claims.

     Section 11.3 Materiality. Subject to Section 8.2(b), as used in this Agreement, the term "material" (except with regard to material compliance) and the concept of the "material" nature of an effect upon the IPC Assets, the Business or the IPC Companies shall be measured relative to the IPC Assets, the Business and the IPC Companies at the time of such measurement. Despite the fact that there are items that have been included in the Schedules and may be included elsewhere in this Agreement, the inclusion of such items shall not be deemed to be an agreement by Seller that such items are "material" or to further define the meaning of such term for purposes of this Agreement.

     Section 11.4 Disclosure Schedules. The Disclosure Schedules to this Agreement are arranged corresponding to the numbered and lettered sections contained in this Agreement, but the terms of this Agreement and disclosures in any Schedules shall qualify any other applicable representation and warranty provision of this Agreement (whether or not qualified by a Schedule) to the extent the relevance of such disclosure is reasonably apparent based on the facts specified in such matters described.

     Section 11.5 Limitation on Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, under any circumstance, be liable to any other party (or its Affiliates) for (i) any exemplary or punitive damages in connection with this Agreement, except for any such damages awarded to a third party for which an Indemnifying Party is liable hereunder, or (ii) any damages to the extent such damages were not reasonably foreseeable.

     Section 11.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.6):

     (a) if to Seller, IGC or Dynegy:

         Illinova Corporation
         500 South 27th St.
         Decatur, Illinois 62521
         Attention:  Chief Legal Officer
         Facsimile No.: (217) 362-7417

         Illinova Generating Company
         c/o Dynegy Inc.
         1000 Louisiana St., Suite 5800
         Houston, Texas 77002
         Attention:  General Counsel
         Facsimile No.:  (713) 507-6808

         and

         Dynegy Inc.
         1000 Louisiana St., Suite 5800
         Houston, Texas 77002
         Attention:  General Counsel
         Facsimile No.:  (713) 507-6808

         with a copy to:

         O'Melveny & Myers LLP
         1625 Eye Street, NW
         Washington, DC 20006
         Attention:  David G. Pommerening
         Facsimile No.:  (202) 383-5414

     (b) if to Purchaser:

         Ameren Corporation
         1901 Chouteau Avenue
         St. Louis, MO 63166-6149
         Attention:  Steven R. Sullivan
         Facsimile No.:  (314) 554-4014

         with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52 Street
         New York, NY 10019-6150
         Attention:  Elliott V. Stein
         Facsimile No.:  (212) 403-2000

     Section 11.7 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 11.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 11.9 Entire Agreement. Except with respect to the Confidentiality Agreement (which shall survive in accordance with its terms except as otherwise specified in Section 5.6), this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

     Section 11.10 Assignment. This Agreement may not be assigned by any party, by operation of Law or otherwise without the prior written consent of the other party (which consent may be granted or withheld in the sole and absolute discretion of such other party); provided, however, that Purchaser may assign any of its rights and obligations under this Agreement to a Subsidiary of Purchaser; provided, further, that no such assignment shall relieve Purchaser of any of its obligations under this Agreement. Any attempted assignment in violation of this Section 11.10 shall be void. In the event any party (a) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(b) transfers all or substantially all of its properties and assets to any Person, then and in any such case, proper provision shall be made so that the successors and assigns of such party shall assume the obligations set forth in this Agreement.

     Section 11.11 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their successors and permitted assigns and nothing herein is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement.

     Section 11.12 Amendment. This Agreement may not be modified or amended except by and to the extent set forth in an instrument in writing signed by the parties.

     Section 11.13 Waiver. Purchaser or any Dynegy Party may (a) extend the time for the performance of any of the obligations or other acts of any Dynegy Party or Purchaser, respectively, (b) waive any inaccuracies in the representations and warranties of any Dynegy Party or Purchaser, respectively, contained herein or in any document delivered by any Dynegy Party or Purchaser, respectively, pursuant hereto or (c) waive compliance with any of the agreements or conditions of any Dynegy Party or Purchaser, respectively, contained herein. Any such extension or waiver shall be valid only if, and to the extent, set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     Section 11.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in Section 11.6. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Section 11.14 shall affect the right of any party to serve legal process in any other manner permitted by Law. The consents to jurisdiction set forth in this Section 11.14 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 11.14 and shall not be deemed to confer rights on any Person other than the parties.

     Section 11.15 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

     Section 11.16 Specific Performance; Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. No failure or delay on the part of any party in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy.

     Section 11.17 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 11.18 Representation by Counsel; Interpretation. The parties each acknowledge that each party has participated in the drafting of and been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in any portions of this Agreement against the party that drafted it has no application and is expressly waived. If any provision of this Agreement is, in the judgment of the trier of fact, ambiguous or unclear, that provision shall be interpreted in a reasonable manner to effect the intent of the parties.

     Section 11.19 Commercially Reasonable Efforts to Consummate. Without limitation on the other obligations of the parties pursuant to this Agreement, each party shall use its commercially reasonable efforts to consummate the Closing as soon as reasonably practicable.



                                      * * *

     IN WITNESS WHEREOF, Seller, IGC, Dynegy and Purchaser have caused this Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   ILLINOVA CORPORATION


                                   By   /s/ Robert T. Ray
                                        ----------------------------------------
                                        Name: Robert T. Ray
                                        Title: Senior Vice President & Treasurer


                                   ILLINOVA GENERATING COMPANY


                                   By   /s/ Robert T. Ray
                                        ----------------------------------------
                                        Name: Robert T. Ray
                                        Title: Senior Vice President & Treasurer


                                   DYNEGY INC.


                                   By   /s/ Robert T. Ray
                                        -----------------
                                        Name:
                                        Title:


                                   AMEREN CORPORATION


                                   By   /s/ Steven R. Sullivan
                                        ----------------------
                                        Name: Steven R. Sullivan
                                        Title: Senior Vice President Regulatory
                                        Policy, General Counsel & Secretary

Exhibits
--------

*Exhibit A                 Adjusted Working Capital Procedures
*Exhibit B                 Generation Agreement
*Exhibit C-1               Termination Agreement (Illinova)
*Exhibit C-2               Termination Agreement (DHI)
 Exhibit D                 Power Purchase Agreement
 Exhibit E                 Term Sheet for Easement and Facilities Agreement
 Exhibit F                 Form of Blackstart Agreement
*Exhibit G                 Form of Escrow Agreement
 Exhibit H                 Tier 2 Memorandum

Schedules
---------

 Schedule 1.1(a)       -        Reference Balance Sheet
 Schedule 1.1(b)       -        Permitted Liens
*Schedule 1.1(c)       -        Exceptions to Excluded Environmental Matters
 Schedule 1.1(d)       -        Existing IPC Obligations
 Schedule 1.1(e)       -        Generation Assets
 Schedule 1.1(f)       -        Knowledge of Purchaser and Seller
 Schedule 3.2          -        Capitalization of Subsidiaries
 Schedule 3.4(a)       -        Governmental Authority Consents and Approvals
*Schedule 3.4(b)       -        No Violation
*Schedule 3.7          -        Absence of Changes
*Schedule 3.8          -        Taxes
*Schedule 3.9          -        Litigation
*Schedule 3.10         -        Employee Benefit Plans
*Schedule 3.11         -        Environmental Matters
 Schedule 3.12(a)      -        Material Permits and Compliance With Applicable
                                Law
 Schedule 3.12(c)      -        Municipal Franchise Agreements
*Schedule 3.13(a)      -        Employee Matters
*Schedule 3.14         -        Material Contracts
*Schedule 3.15         -        Intellectual Property Matters
 Schedule 3.16         -        Real Property
*Schedule 3.18         -        Personal Property
*Schedule 3.19         -        Affiliate Transactions
*Schedule 3.21         -        Bank Accounts
 Schedule 3.23         -        Regulatory Proceedings
 Schedule 3.24         -        Hedging
*Schedule 3.27         _        Clinton Nuclear Power Station
 Schedule 4.3(a)       -        Purchaser Approvals
 Schedule 4.3(b)       -        Purchaser Conflicts
*Schedule 5.1          -        Conduct of Business
*Schedule 5.1(f)       -        Capital Expenditures
 Schedule 5.3(b)       -        Potential Regulatory Commitments and Conditions
                                to be Accepted by Purchaser

*Schedule 5.7          -        Permitted Intercompany Arrangements
 Schedule 5.15         -        Intercompany Note
*Schedule 5.19         -        Consent Solicitation
*Schedule 5.24         -        Seller's Implementation Plan of Section
                                404 of the Sarbanes-Oxley Act
*Schedule 6.1(c)       -        Employment Agreement (Altenbaumer)
*Schedule 6.1(d)       -        Employment Agreement (Schukar)
*Schedule 6.1(e)       -        Seller Bonus Plans
*Schedule 6.1(g)       -        Affiliate Employees
 Schedule 6.2(a)       -        Seller Pension Plans
 Schedule 6.2(b)       -        Seller Savings Plans
 Schedule 7.7          -        Purchase Price Allocation
 Schedule 8.1(b)       -        Required Seller Regulatory Approvals
 Schedule 8.1(e)       -        Required Dynegy Consents
 Schedule 8.2(b)       -        Required Purchaser Regulatory Approvals
 Schedule 8.2(e)       -        Required Purchaser Consents

---------------
* Filed confidentially pursuant to Rule 104

                                    EXHIBIT A

                        CLOSING DATE STATEMENT PROCEDURES
                        ---------------------------------

                  [Filed confidentially pursuant to Rule 104]

                                                              [EXHIBIT B TO SPA]

                              GENERATION AGREEMENT

                  [Filed confidentially pursuant to Rule 104]

                                   EXHIBIT C-1

                              TERMINATION AGREEMENT
                              ---------------------

                  [Filed confidentially pursuant to Rule 104]

                                   EXHIBIT C-2

                              TERMINATION AGREEMENT
                              ---------------------

                  [Filed confidentially pursuant to Rule 104]

                                                              [EXHIBIT D TO SPA]


                            POWER PURCHASE AGREEMENT

                                     BETWEEN

                             ILLINOIS POWER COMPANY

                                       AND

                          DYNEGY POWER MARKETING, INC.

                         DATED AS OF ____________, 2004

                                TABLE OF CONTENTS

                                                                            PAGE

1.    Definitions and Interpretation...........................................1

      (a)  Definitions.........................................................1

      (b)  Interpretation.....................................................10

      (c)  No Presumption of Construction For or Against Any Party............10

      (d)  Titles and Headings................................................10

      (e)  Modification of Shaped Daily On-Peak Index.........................11

2.    Term of Agreement.......................................................11

3.    MISO Change to Sub-Zonal or Nodal Measurement...........................11

4.    Interconnection Agreement...............................................11

5.    IP's Entitlement to Capacity and Energy from DYPM.......................11

      (a)  Tier 1 Capacity and Tier 1 Energy..................................11

      (b)  Tier 2 Capacity and Energy.........................................12

      (c)  Delivery of Energy and Ancillary Services by DYPM..................12

      (d)  Network Resources..................................................13

      (e)  Use of Capacity, Energy, and Ancillary Services....................13

      (f)  Minimum and Maximum Energy Quantities..............................13

      (g)  Right to Market Energy and Ancillary Services to Third Parties.....14

      (h)  Limit on IP Purchases of Capacity and Energy from Third Parties....14

      (i)  DYPM Supply Resources..............................................15

6.    Quality of Energy Supplied by DYPM......................................15

7.    Scheduling..............................................................15

      (a)  Scheduling of IP Load..............................................15

      (b)  Reserve Nomination/Ancillary Services..............................15

      (c)  Rolling 10-Day Energy and Ancillary Services Forecast..............16

      (d)  Monthly Energy and Ancillary Services Forecast.....................16

      (e)  DYPM Daily Resource Schedule.......................................16

      (f)  Scheduling with MISO...............................................16

      (g)  DYPM Failure to Provide Capacity, Energy, and/or Ancillary
           Services...........................................................16

      (h)  Dispatch to Serve IP Load and Reliability Dispatch.................17

      (i)  Ancillary Services.................................................18

8.    Financial Transmission Rights and Financial Flowgate Rights;
      Congestion Costs........................................................19

      (a)  Congestion Credit..................................................19

      (b)  Financial Transmission Rights......................................19

9.    Metering and Meters.....................................................20

      (a)  Metering...........................................................20

      (b)  Meter Testing and Inaccuracies.....................................20

10.   Billing and Payment.....................................................21

      (a)  Semi-Monthly Billing Statements and Payments.......................21

      (b)  Provision of Final Monthly Data to DYPM............................21

      (c)  True-Up Billing Statements.........................................21

      (d)  Interest on Late Payments..........................................23

      (e)  Billing Disputes...................................................23

      (f)  Right of Set-Off...................................................23

      (g)  Maintenance of Records.............................................23

      (h)  Audit Rights.......................................................24

      (i)  True-Up Billing Statement Applicable to Final Month of Term........24

11.   Force Majeure Events....................................................24

      (a)  Occurrences Constituting Force Majeure Events......................24

      (b)  Invocation of Force Majeure Condition..............................25

      (c)  Consequences of Force Majeure Condition............................25

12.   Pricing and Payments....................................................25

      (a)  Tier 1 Capacity Charges and Tier 1 Energy Charges..................25

      (b)  Negotiated Tier 2 Capacity Charges and Negotiated
           Tier 2 Energy Charges..............................................26

      (c)  Supplemental Energy Charges........................................26

      (d)  Underscheduled Energy Charges and Surcharges.......................26

      (e)  Overscheduling Surcharge...........................................26

      (f)  Reliability Compensation...........................................27

      (g)  Unmetered Energy...................................................27

      (h)  Sample Calculation.................................................27

13.   Events of Default, Liability and Remedies...............................27

      (a)  Defaults...........................................................27

      (b)  Indemnification....................................................28

      (c)  No Consequential or Punitive Damages...............................28

      (d)  Warranty Disclaimer................................................28

      (e)  Remedies...........................................................29

      (f)  Exclusive Remedy...................................................29

14.   Dispute Resolution......................................................29

      (a)  Administrative Committee Procedure.................................29

      (b)  Arbitration........................................................29

      (c)  Obligations to Pay Charges and Perform Other Obligations...........30

15.   Security Guarantee......................................................30

      (a)  By DYPM in Favor of IP.............................................30

      (b)  By IP in Favor of DYPM.............................................30

      (c)  Costs of Security Guarantee........................................31

16.   Sale, Assignment, Mortgage or Pledge....................................31

      (a)  Sale or Assignment or Rights and Obligations.......................31

      (b)  Consent to Mortgage or Pledge......................................31

17.   Governing Law...........................................................32

18.   Notices.................................................................32

19.   Confidentiality...........................................................

20.   Miscellaneous Provisions................................................33

      (a)  Non-Waiver.........................................................33

      (b)  Third Party Beneficiaries..........................................33

      (c)  No Association, Partnership or Joint Venture.......................33

      (d)  Survival of Obligations............................................33

      (e)  Successors and Assignees...........................................33

21.   Amendments..............................................................33

22.   Entire Agreement........................................................33

23.   FERC Standard of Review.................................................33

24.   Severability............................................................34



APPENDICES
----------

Appendix 1:       Monthly Tier 1 Capacities

Appendix 2:       Maximum Energy Quantities

Appendix 3:       Design Limits of Primary Resources

Appendix 4:       Form of Guaranty

Appendix 5:       Sample Calculation of Charges

Appendix 6:       Unmetered Energy Amounts

                            POWER PURCHASE AGREEMENT

         THIS POWER PURCHASE AGREEMENT (this "Agreement"), dated as of ____________, 2004, between ILLINOIS POWER COMPANY, an Illinois corporation ("IP"), and DYNEGY POWER MARKETING, INC., a Texas corporation ("DYPM") (IP and DYPM are sometimes referred to herein individually as a "Party" and collectively as "Parties").

                                   WITNESSETH:

         WHEREAS, IP owns electric generating facilities and is currently engaged in the purchase, transmission, distribution and sale of electric energy in the State of Illinois;

         WHEREAS, IP and Illinova Corporation ("Illinova") entered into that certain Asset Transfer Agreement dated October 1, 1999 pursuant to which Illinova acquired from IP certain generating units;

         WHEREAS, Illinova Power Marketing, Inc. ("IPMI") was a wholly-owned subsidiary of Illinova and became the owner and operator of such units upon consummation of the Asset Transfer Agreement;

         WHEREAS, IPMI changed its name to Dynegy Midwest Generation, Inc. ("DMG");

         WHEREAS, DMG is an affiliate of DYPM, and DYPM has the right to market and sell electric capacity and energy produced by such units;

         WHEREAS, IP will require the output of additional generating resources, in addition to those which it may own or to which it may be entitled by contracts other than this Agreement, in order to meet its service obligations under the Illinois Public Utilities Act in a safe and reliable manner and to fulfill other statutory and contractual obligations to provide electric generation and transmission services; and

         WHEREAS, IP desires to receive and purchase, and DYPM desires to deliver and sell, electric capacity, energy and ancillary services.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency thereof are hereby acknowledged, the Parties agree as follows:

1.       Definitions and Interpretation
         ------------------------------

         (a) Definitions
             -----------

         As used in this Agreement: (i) the terms set forth in this Section 1(a) shall have the respective meanings so set forth, and (ii) the terms defined elsewhere in this Agreement shall have the respective meanings therein so specified.

         "Alternative Resource" means any Supply Resource other than a Primary Resource; provided, that, for purposes of providing Capacity under this Agreement, an Alternative Resource shall be deemed firm if: (i) DYPM has reserved firm transmission service from such Alternative Resource to a Point of Delivery, or the Alternative Resource has been designated an IP Network Resource, and (ii) such Alternative Resource is otherwise capable of providing Capacity.

         "Ancillary Services" mean the services described in Section 7(i).

         "Asset Transfer Agreement" means that certain Asset Transfer Agreement dated as of October 1, 1999 between IP and Illinova for the transfer of ownership of certain fossil-fueled generating units from IP to Illinova.

         "Audits" has the meaning set forth in Section 10(h).

         "Bandwidth Allowance" means, for any hour, the amount (in MWh) equal to the product of: (i) Scheduled Energy other than Negotiated Tier 2 Energy for such hour, multiplied by (ii) the applicable Bandwidth Percent.

         "Bandwidth Percent" means: (i) ten percent (10%) in calendar year 2005, and (ii) seven percent (7%) in calendar year 2006.

         "Bankrupt" means with respect to any entity, the state of being after such entity: (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes a general assignment for the benefit of creditors, or (iii) otherwise becomes bankrupt or insolvent (however evidenced), or (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets.

         "Business Day" means any Day, Monday through Friday, excluding the following holidays: New Year's Day, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         "Capacity" means firm electric load-carrying capability, expressed in megawatts, that, for those Supply Resources within MAIN, satisfies MAIN Guides and, for all other Supply Resources, satisfies IP or MISO Network Resource requirements for obtaining designated network integration transmission service under the applicable OATT and for accreditation by the applicable NERC regional reliability council or successor organizations, if applicable.

         "Central Prevailing Time" or "CPT" means Central Standard Time or Central Daylight Time as in effect in the State of Illinois on a given Day.

         "Congestion Costs" means the difference in the locational marginal prices at the Points of Delivery and the IP Zonal Price attributable to transmission system congestion, as defined in MISO's applicable FERC-approved tariff and as calculated and published by MISO.

         "CPS1 or CPS2 Violation" means a failure of the IP Control Area to achieve compliance with Control Performance Standard Nos. 1 or 2, as defined in NERC Operations Policy 1.E.

         "Credit Rating" means, with respect to any entity, the rating then assigned to such entity's unsecured, senior long-term debt obligations (not supported by third party credit enhancements) by S&P, Moody's or any other rating agency agreed by the Parties, or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issuer rating by S&P or Moody's.

         "Daily A/S Schedule" has the meaning set forth in Section .

         "Daily Energy Schedule" has the meaning set forth in Section 7(a)(i).

         "Daily On-Peak Index" means the "into Cinergy" "on peak" index as published in the McGraw-Hill Companies, Inc.'s Power Markets Week's Daily Price Report - Daily Price Indexes, as such terms are defined in such publication; provided, however, that if such index is not available for a given Day, the Daily On-Peak Index shall be the PJM Average Hourly On-Peak Price.

         "Daily Resource Schedule" means a schedule provided by DYPM to IP for each Day, in accordance with Section 7(e).

         "Day" means a 24-hour period, commencing at 12:00 a.m. Central Prevailing Time, except that the "Day" shall be a 23-hour period on the first day of Daylight Savings Time each year and shall be a 25-hour period on the first day following the last full day of Daylight Savings Time each year.

         "Delivery Services" means those services, as defined in Section 16-102 of the PUA, 220 ILCS 5/16-102, that IP provides to retail customers in its Service Area in accordance with a tariff approved or allowed into effect by the ICC pursuant to Section 16-108 of the PUA, 220 ILCS 5/16-108.

         "Design Limits" means the items listed in Appendix 3 with respect to the Primary Resources, as such items or Primary Resources may be changed from time to time by notice from DYPM to IP, and any similar design limits on any other Supply Resources.

         "DHI" means Dynegy Holdings Inc., an Illinois corporation.

         "DMG" means Dynegy Midwest Generation, Inc., an Illinois corporation, and formerly known as Illinova Power Marketing, Inc.

         "Downgrade Event" means that a Guarantor's senior unsecured debt is rated below Investment Grade.

         "DYPM" means Dynegy Power Marketing, Inc., a Texas corporation.

         "Effective Date" means the latest of: (i) January 1, 2005, (ii) the date of closing of the transaction in which Ameren Corporation or its subsidiary acquires 100 percent (100%) of the common stock of Illinois Power, or (iii) the date that this Agreement is permitted by FERC to go into effect.

         "Electric Energy Incorporated Interchange Agreement" means the "Power Supply Agreement between Electric Energy, Incorporated and the Sponsoring Companies", dated September 2, 1987.

         "Energy" means firm electric energy meeting the requirements as specified in Section 6, expressed in MWh, except that non-firm energy and transmission may be used to serve IP Load provided that Supply Resources are designated and available to meet Scheduled Load obligations under this Agreement.

         "Event of Default" means a failure or action listed in Section 13(a).

         "FERC" means the Federal Energy Regulatory Commission or any successor agency thereto.

         "Financial Flowgate Right" or "FFR" has such meaning as is set forth in the applicable MISO FERC-approved tariff.

         "Financial Transmission Right" or "FTR" has such meaning as is set forth in the applicable MISO FERC-approved tariff.

         "Force Majeure Condition" has the meaning set forth in Section 11(b).

         "Force Majeure Event" has the meaning set forth in Section 11(a).

         "Good Utility Practice" means any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result consistent with law, regulation, good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather to be a spectrum of acceptable practices, methods or acts.

         "Guarantor" means: (i) with respect to DYPM, DHI, if DHI has a Credit Rating that is Investment Grade, or another guarantor with a Credit Rating that is Investment Grade and which is acceptable to IP, and (ii) with respect to IP, Ameren Corporation, if Ameren Corporation has a Credit Rating that is Investment Grade, or another guarantor with a Credit Rating that is Investment Grade and which is acceptable to DYPM.

         "ICC" means the Illinois Commerce Commission or any successor agency thereto.

         "IDC" means an Integrated Distribution Company, as defined in 83 Illinois Administrative Code Part 452, Subpart B.

         "Illinova" means Illinova Corporation, an Illinois corporation.

         "Interconnection Agreement" means that certain Second Revised Interconnection Agreement dated as of January 9, 2004 between IP and DMG, as may be amended from time to time.

         "Investment Grade" means a Credit Rating of at least BBB- from S&P or Baa3 from Moody's.

         "IP" means Illinois Power Company, an Illinois corporation.

         "IP Control Area" means the electric power system or combination of electric power systems to which a common automatic generation control scheme is applied by IP in order to: (i) match, at all times, the power output of the generators within the electric power system(s) and Capacity and Energy purchased from entities outside the electric power system(s), with the load within the electric power system(s); (ii) maintain, within the limits of Good Utility Practice, scheduled interchange with other control areas; and (iii) maintain the frequency and voltage of the electric power system(s) within reasonable limits in accordance with Good Utility Practice.

         "IP Load" means the total amount of Capacity, Energy and Ancillary Services required by IP as an IDC, in accordance with MAIN and/or MISO requirements: (i) to provide Capacity and Energy to its retail customers located within the Service Area, (ii) to provide open access transmission service to its transmission customers in accordance with the terms of an Open Access Transmission Tariff, and (iii) to provide Delivery Services to retail customers located within the Service Area in accordance with its Delivery Services tariff approved by the ICC as in effect from time-to-time; provided, that IP Load shall include such retail customers served by IP only for such time as IP is and remains an IDC; provided, further, that IP Load shall not include any sales of Capacity, Energy, or Ancillary Services to wholesale customers served by IP or any other load-serving entity; provided, further, that for purposes of this Agreement, retail customers served under competitive service contracts entered into prior to the date of this Agreement shall be considered retail customers; and, provided, further, that if IP ceases to be an IDC, the IP Load shall include only those customers which IP would have been permitted to serve had IP remained an IDC.

         "IP System" means the electric transmission system owned by IP.

         "IP Zonal Price" means, when there exists an LMP Market, the price identified by MISO for Energy withdrawals from the transmission system functionally controlled by MISO at locations on the IP System.

         "kW" means kilowatts.

         "kWh" means kilowatt-hours.

         "Lender" or "Lenders" means: (i) any person or entity that, from time to time, has made loans, entered into a lease financing or extended other financial accommodation, directly or indirectly, to DYPM or DMG or for the financing or refinancing of any Primary Resource or Primary Resources, or of this Agreement, (ii) the holders of any bond, note or other evidence of such loans or other financial accommodation, or (iii) any person or entity acting on behalf of any such Lender or Lenders to whom any Lender's or Lenders' rights under financing documents have been transferred, any trustee on behalf of such Lender or Lenders, and any person or entity subrogated to the rights of such Lender or Lenders.

         "Letter of Credit" means one or more irrevocable, standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch capable of issuing letters of credit with such bank having a credit rating of at least A- from S&P or A3 from Moody's, in a form and substance acceptable to the Party in whose favor the letter of credit is issued.

         "LMP" means the locational marginal price for a given generator bus, as calculated and posted by MISO.

         "LMP Market" means, for a given hour, a system, implemented and operated by MISO, in which users of the electric transmission grid in the Midwest are charged for electric transmission congestion based on the location of the transmission busses where they inject and withdraw power from the transmission system and the prices for electric energy at such busses. Such a system may or may not include a central clearing market for sales and purchases of electric energy. A necessary characteristic of an LMP Market, however, is the calculation and publishing by MISO of prices for electric energy (in $/MWh) at the Points of Delivery.

          "Load Change Factor" means, with respect to any hour, the use of on-line generation to provide intra-hour changes in Energy requirements, and shall be specified as the Capacity (in MW) necessary to meet the peak demand in such hour less the equivalent quantity of MW equal to the Scheduled Energy for such hour.

         "Load Growth Agreement" means an agreement under which IP purchases Capacity and/or Energy to satisfy IP load growth not satisfied under the agreements identified in clauses (i) through (v) of the definition of Qualified Agreements or through purchases of Tier 1 Capacity and/or Tier 1 Energy; provided, that: (A) IP shall provide reasonable proof of the timing and amount of the growth in IP Load, (B) the amount of Capacity and Energy purchased under a Load Growth Agreement (i) shall commence no sooner than the growth in load projected by IP, (ii) shall be limited to the quantity of load growth in On-Peak and Off-Peak periods, as separately projected by IP, and (iii) Energy purchased under a Load Growth Agreement shall be scheduled by IP only after IP has scheduled as much Energy as practicable under the Qualified Agreements identified in the clauses (i) through (v) of the definition of Qualified

Agreements, and as much Tier 1 Energy as practicable under this Agreement, and
(C) prior to entering into any Load Growth Agreement, DYPM shall have the option at its sole election to restore any Released Capacity and associated Energy under Section 5(a)(ii) in the amount of such load growth.

         "MAIN" means the Mid-American Interconnected Network, or any successor organization thereto, or any organization that assumes any or all of the responsibilities of MAIN that relate to this Agreement.

         "Maximum Energy Quantities" means the maximum amount of Energy that DYPM is obligated to provide to IP during a given hour and during a given Quarter, as applicable, as specified in Appendix 2.

         "Metering Point" means the location of the meter associated with a Primary Resource, generally on the low voltage side of the step-up transformer of such Primary Resource.

         "MISO" means the Midwest Independent Transmission System Operator, Inc., or any successor organization thereto, or any organization that has operational and/or functional control of the IP System.

         "Moody's" means Moody's Investor Services, Inc.

         "MW" means megawatts.

         "MWh" means megawatt-hours.

         "Negotiated Tier 2 Capacity" means Capacity, in addition to the Tier 1 Capacity, to be provided by DYPM to IP pursuant to a Negotiated Tier 2 Memorandum.

         "Negotiated Tier 2 Energy" means Energy, in addition to the Tier 1 Energy, to be provided by DYPM to IP pursuant to a Negotiated Tier 2 Memorandum.

         "Negotiated Tier 2 Memorandum" means a writing between the Parties setting forth the period, amount, price and other terms and conditions of any Negotiated Tier 2 Capacity and/or Negotiated Tier 2 Energy purchase agreed to between the Parties in accordance with Section 5(b)(i).

         "NERC" means North American Electric Reliability Council or any successor organization thereto.

         "Net Energy Load" means the Energy portion of the Net Load, which shall be, for any hour, the difference equal to: (i) the Energy portion of the IP Load for such hour (including any Ancillary Services converted to Energy), minus (ii) the Energy portion of Qualified Purchases for such hour.

         "Net Load" means, for any hour, the difference equal to: (i) the actual IP Load for such hour, minus (ii) the Qualified Purchases for such hour.

         "Network Integration Transmission Service" has the meaning provided in IP's or MISO' then-current Open Access Transmission Tariff.

          "Network Resource" has the meaning provided in IP's or MISO's then-current Open Access Transmission Tariff.

         "Off-Peak Hours" means, (i) on Business Days, (A) the hours ending at 1 CPT through 6 CPT, and (B) the hours ending 23 and 24 CPT, and (ii) all hours on all other Days.

         "On-Peak Hours" means, on Business Days, the hours ending 7 CPT through 22 CPT.

         "Open Access Transmission Tariff" or "OATT" means IP's or MISO's then-current open access transmission tariff as accepted, approved or allowed into effect by the FERC, and any successor tariffs.

         "Operating Limits" means, with respect to any Supply Resource, the Design Limits and the maximum electric generating ability, minimum electric generating ability, maximum ramp rates, limits on reactive power output, and the like, that must be respected by the operator of such Supply Resource in order to comply with Good Utility Practice, as such information relating to the Supply Resource is provided by DYPM to IP and, if necessary, to MISO, from time to time.

         "Operating Reserve Requirement" means any obligation to maintain spinning operating reserve or supplemental operating reserve in accordance with MAIN Guide No. 5, the requirements of any other regional reliability council of which the IP System or the IP Control Area is a member, or the requirements of MISO.

         "Overscheduled Energy" means, for any hour, the amount, if any, by which: (i) the difference equal to (A) the Scheduled Energy with respect to such hour, minus (B) the Net Energy Load in such hour, exceeds (ii) the Bandwidth Allowance with respect to such hour; provided, however, that in no event shall Overscheduled Energy be less than zero.

         "PJM Average Hourly On-Peak Price" means the arithmetic mean of the sixteen (16) PJM Hourly On-Peak Prices for the applicable Day

         "PJM Hourly On-Peak Price" means the prices published by the PJM Interconnection for the PJM Western Hub load zone for hours ending eight (8) through twenty three (23) Eastern Prevailing Time (which correspond to the On-Peak Hours) for the applicable Day of delivery.

         "Point of Delivery" means, for a Primary Resource, the high voltage side of the step-up transformer closest to that Primary Resource, or, for any Alternative Resource, an interface between the IP System and the transmission system of another entity to the extent IP has the capacity to receive electric energy at such interface.

         "Primary Resource" means a Supply Resource identified in Appendix 3.

          "PUA" means the Illinois Public Utilities Act, 220 ILCS 5/1-101 et seq., as it may be amended from time to time.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as it may be amended from time to time.

         "Qualified Agreements" means: (i) the Electric Energy Incorporated Interchange Agreement; (ii) those certain agreements entered into by IP pursuant to an RFP with one or more entities under which IP will purchase, in calendar years 2005 and 2006, 400 MW of Capacity and associated Energy provided 24-hours per day each day of the year, and 300 MW of Capacity and associated Energy during hours ending 7 through 22 CPT each Business Day; (iii) any agreements with one or more entities under which IP will purchase 200 MW of Capacity and associated Energy during all hours of calendar year 2006; (iv) that certain agreement for Capacity and/or Energy between IP and State Farm Insurance Company; (v) any purchase IP is required to make under PURPA from a Qualifying Facility; (vi) any Load Growth Agreement; (vii) any purchases by IP to replace such Capacity and/or Energy not provided under the terms of one or more of the foregoing agreements; and (viii) any purchases made on IP's behalf by DYPM pursuant to IP's express direction.

          "Qualified Purchases" means, for any hour: (i) 200 MW of Capacity and associated Energy pursuant to the Electric Energy Incorporated Interchange Agreement provided 24-hours per day, consistent with IP's permanent power schedule election under such agreement, provided that such election for 2005 is no different than such election for 2004; (ii) 400 MW of Capacity and associated Energy provided 24-hours per day each day of the year, and 300 MW of Capacity and associated Energy during hours ending 7 through 22 CPT each Business Day pursuant to those certain agreements entered into by IP pursuant to an RFP;
(iii) 200 MW of Capacity and associated Energy provided under any agreements with one or more entities during all hours of calendar year 2006; (iv) purchases of Capacity and associated Energy pursuant to that certain agreement for Capacity and/or Energy between IP and State Farm Insurance Company; (v) any amounts of Capacity and Energy IP is required to purchase under PURPA from a Qualifying Facility; (vi) any amounts of Capacity and Energy purchased by IP pursuant to any Load Growth Agreement; (vii) any amounts of Capacity and Energy purchased by IP to replace such Capacity and/or Energy not provided under the terms of one or more of the foregoing agreements; (viii) any amounts of Capacity and Energy purchased on IP's behalf by DYPM pursuant to IP's express direction.

         "Qualifying Facility" means a qualifying facility as that term is defined by PURPA.

         "Quarter" means each of the three month periods ending March 31, June 30, September 30 and December 31 of each calendar year.

         "Released Capacity" has the meaning set forth in Section 5(a)(ii)(b).

         "Reliability Compensation" means compensation to be paid by IP to DYPM for Reliability Dispatch Energy in accordance with Section 12(f).

         "Reliability Dispatch" means the direction or operational control of a Primary Resource by IP or MISO in accordance with Section 7(h)(ii).

         "Reliability Dispatch Energy" means Energy generated by a Primary Resource under conditions of Reliability Dispatch.

         "RFP" means one or more Requests for Proposals for provision of electrical Capacity, Energy, and ancillary services to be issued by IP.

         "S&P" means Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.).

         "Scheduled Ancillary Services" means the amount of Ancillary Services that IP schedules to be served from Supply Resources in each hour of the Day as set forth in the applicable Daily A/S Schedule.

         "Scheduled Energy" means the aggregate amount of Tier 1 Energy and Negotiated Tier 2 Energy, if applicable, that IP specifies for delivery by DYPM to IP in each hour on a given Day, as set forth by IP in the applicable Daily Energy Schedule.

         "Scheduled Load" means, collectively, the Scheduled Ancillary Services and Scheduled Energy in each hour of a given Day.

         "Security Guarantee" means a form of security described in Section 15.

         "Semi-Monthly Billing Statement" has the meaning set forth in Section 10(a).

         "Semi-Monthly Payment" has the meaning set forth in Section 10(a).

         "Service Area" means the geographic area within which IP is lawfully entitled to provide Capacity and Energy to retail customers as of the date of this Agreement.

         "Shaped Daily On-Peak Index" means: (i) the applicable PJM Hourly On-Peak Price divided by the PJM Average Hourly On-Peak Price, multiplied (ii) by the Daily On-Peak Index.

         "Supplemental Energy" means, for any hour, the lesser of: (i) the difference equal to (A) the Net Energy Load in such hour, minus (B) the Scheduled Energy with respect to such hour, or (ii) the Bandwidth Allowance for such hour; provided, however, that in no event shall Supplemental Energy be less than zero.

         "Supply Resource" means (i) an electric generating unit capable of providing Capacity, Energy and/or Ancillary Services to which DYPM holds the rights to dispatch and/or control the operating level thereof and, accordingly, the rights to Capacity, Energy and/or Ancillary Services provided by such electric generating unit, or (ii) any contractual or similar rights to Capacity, Energy and/or Ancillary Services to which DYPM is entitled.

         "Surcharge Factor" means: (i) 1.175 in calendar year 2005, and (ii)
1.15 in calendar year 2006.

         "Term" has the meaning set forth in Section 2.

         "Tier 1 Capacity" means Capacity in the amounts specified in Appendix 1 (as such amounts may be reduced by the amount of Released Capacity, if any) that DYPM shall provide to IP, and IP shall purchase from DYPM, to meet IP Load, throughout the Term.

         "Tier 1 Capacity Price" means $4.00/kW-month.

         "Tier 1 Energy" means Energy, other than Negotiated Tier 2 Energy, Supplemental Energy, and Underscheduled Energy, that DYPM shall provide to IP, and IP shall purchase from DYPM, in the amounts specified in Sections 5 and 7, to meet IP Load throughout the Term.

         "Tier 1 Energy Price" means $30.00/MWh.

         "Transmission Losses" means the cost of delivering Energy on the transmission system between the point of receipt and the point of delivery attributable to real energy losses, as defined in the applicable MISO FERC-approved tariff, or as defined in the FERC pro forma Open Access Transmission Tariff applied by the applicable transmission owners.

         "True-Up Billing Statement" has the meaning set forth in Section 10(c).

         "Underscheduled Energy" means, for any hour, the amount, if any, by which (i) the difference equal to (A) the Net Energy Load in such hour, minus
(B) the Scheduled Energy with respect to such hour, exceeds (ii) the Bandwidth Allowance with respect to such hour; provided, however, that in no event shall Underscheduled Energy be less than zero.

         "Unmetered Energy" means deliveries of Energy by DYPM to IP for certain property, equipment, facilities, and appurtenances owned by IP, on land owned or controlled by DMG, used by IP to serve IP Load, as further described in Appendix 6.

         (b) Interpretation

         In this Agreement, unless a different intention clearly appears:

              (i) the singular number includes the plural and vice versa;

              (ii) the reference to any Party includes such Party's successors and assignees but, if applicable, only if such successors and assignees are permitted by this Agreement, and reference to a Party in a particular capacity excludes such Party in any other capacity or individually;

              (iii) reference to any gender includes the other gender;

              (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

              (v) reference to any Section or Appendix means such Section of this Agreement or such Appendix to this Agreement, as the case may be, and references in any Section or definition to any clause or paragraph means such clause or paragraph of such Section or definition;

              (vi) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

              (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

              (viii) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including"; and

              (ix) reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations, promulgated thereunder.

         (c)  No Presumption of Construction For or Against Any Party
              -------------------------------------------------------

         Any rule of construction or interpretation requiring this Agreement to be construed or interpreted for or against any Party shall not apply to the construction or interpretation hereof.

         (d)  Titles and Headings
              -------------------

         Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         (e)  Modification of Shaped Daily On-Peak Index
              ------------------------------------------

         If any information needed for calculation of the Shaped Daily On-Peak Index becomes discontinued, the Parties promptly shall initiate expedited good faith negotiations in respect of an appropriate replacement index or alternate pricing methodology for immediate implementation. If the Parties reach agreement on the terms of an appropriate replacement index or alternate pricing methodology, the Parties shall reduce the agreement to writing and make it part of this Agreement, whereupon such terms shall become binding upon the Parties. If the Parties are unable to reach such agreement, such disagreement shall be resolved as provided in Section 14.

2.       Term of Agreement
         -----------------

         This Agreement shall become effective as of the Effective Date and shall continue in effect for a period ending at 11:59 p.m. CPT on December 31, 2006 (the "Term").

3.       MISO Change to Sub-Zonal or Nodal Measurement
         ---------------------------------------------

         If, during the Term of this Agreement, MISO utilizes a system for scheduling, pricing, and/or calculating congestion, losses, or other charges based on sub-zones or transmission nodes, rather than there being a single zone for the IP Load, the Parties will revise this Agreement to reflect this utilization of such sub-zonal or nodal concepts by MISO. Sections of this Agreement that shall be modified pursuant to the provisions of the foregoing sentence include, but are not limited to, Subsections 12(c), 12(d), and 12(e). For the term of this Agreement, (y) IP shall not request, without the prior written consent of DYPM, that MISO separate the IP Control Area into more than one load zone; and (z) DYPM shall not request, without the prior written consent of IP, that MISO separate the IP Control Area into more than one load zone.

4.       Interconnection Agreement
         -------------------------

         The Interconnection Agreement shall remain in effect for the duration of the Term.

5.       IP's Entitlement to Capacity and Energy from DYPM
         -------------------------------------------------

         (a)  Tier 1 Capacity and Tier 1 Energy

              (i) Base Amounts. Except as otherwise provided in this Agreement and subject to the terms of this Agreement, IP shall be entitled to, and shall purchase from DYPM, and DYPM shall provide and shall sell to IP, at all times during the Term: (A) Tier 1 Capacity in the amounts specified in Appendix 1 (as such amount may be reduced by the amount of Released Capacity, if any), and (B) Tier 1 Energy and Ancillary Services in hourly amounts equal to the Scheduled Load.

              (ii)  Capacity Release.

                    (a) Capacity Release for 2005. By notice dated not
              later than September 1, 2004, IP may, at its sole option and discretion, reduce the amount of Tier 1 Capacity specified in Appendix 1 of this Agreement for all months in calendar year 2005 by up to 200 MW, provided that the IP Load shall have been reduced as a result of retail customers of IP switching electricity suppliers or terminating business operations. In the event IP releases capacity in calendar year 2005 pursuant to the provisions of this Section 5(a)(ii)(a), such release shall apply in the same amount to calendar year 2006.

                    (b) Capacity Release for 2006. By notice dated not
              later than September 1, 2005, IP may, at its sole option and discretion, reduce the amount of Tier 1 Capacity specified in Appendix 1 of this Agreement for all months in calendar year 2006 by an amount not to exceed the difference between 200 MW and the amount of capacity released, if any, pursuant to IP's election under Section 5(a)(ii)(a), provided that the IP Load shall have been reduced as a result of retail customers of IP switching electricity suppliers or terminating business operations (capacity released pursuant to Sections 5(a)(ii)(a) or 5(a)(ii)(b) being the "Released Capacity").

                    (c) Any amounts of Tier 1 Capacity released by IP
              pursuant to the provisions of this Section 5(a)(ii) shall be applied notionally to each month set forth on Appendix 1. During the period of any such release (A) the Tier 1 Capacity shall be reduced by the amount of the Released Capacity, and
              (B) the Tier 1 Energy for each Quarter shall be reduced by an amount equal to (1) the Tier 1 Energy for such Quarter, multiplied by (2) the amount of the Released Capacity divided by the Tier 1 Capacity (prior to such reduction).

                    (d) Any written notice of Released Capacity shall
              include reasonable proof of the net reduction in IP Load, and the amount of Released Capacity shall not be greater than the amount of the net reduction in IP Load. In addition to releasing Tier 1 Capacity in accordance with Subsections 5(a)(ii)(a) and (b), IP may by agreement with DYPM release any amount of Tier 1 Capacity at any time, upon such advance notice, and for such period or periods, as the Parties may agree.

         (b)  Tier 2 Capacity and Energy
              --------------------------

              (i) Negotiated Tier 2 Capacity and Energy. IP may purchase Negotiated Tier 2 Capacity and/or Negotiated Tier 2 Energy from DYPM for any period, in such amounts and at such price or prices, and on such terms and conditions, as the Parties may agree, if requested by IP in writing at least ten (10) Business Days prior to the start of such period, or upon shorter notice if otherwise agreed to by the Parties. The Parties shall record the period, amount, price and other terms and conditions of any Negotiated Tier 2 Capacity and/or Energy purchase in a Negotiated Tier 2 Memorandum. The Negotiated Tier 2 Memorandum shall set forth the manner in which the amount of the Negotiated Tier 2 Capacity and/or Energy provided or delivered to IP shall be determined.

              (ii) Supplemental Energy and Underscheduled Energy in an LMP Market. If an LMP Market exists during any hour, IP shall acquire from MISO all Supplemental Energy and Underscheduled Energy, if any, required to meet the Net Energy Load.

              (iii) Supplemental Energy and Underscheduled Energy with No LMP Market. If an LMP Market does not exist during the applicable hour, IP shall (subject to the quantity limitations set forth in Section 5(f)) purchase such Supplemental Energy and Underscheduled Energy from DYPM.

         (c)  Delivery of Energy and Ancillary Services by DYPM
              -------------------------------------------------

              (i) Points of Delivery. All Tier 1 Energy, Negotiated Tier 2 Energy, if any, and Ancillary Services provided by DYPM to IP shall be delivered at the Points of Delivery. To the extent DYPM provides IP Supplemental Energy or Underscheduled Energy, such Supplemental Energy or Underscheduled Energy shall be delivered to the Points of Delivery. Title to such Energy or Ancillary Services shall pass from DYPM to IP at the Points of Delivery.

              (ii) Transmission. DYPM shall be responsible for obtaining and/or providing transmission service for the Tier 1 Energy, Negotiated Tier 2 Energy, Supplemental Energy, Underscheduled Energy, and Ancillary Services to the Points of Delivery. DYPM shall be responsible for obtaining and/or providing firm transmission of the Tier 1 Capacity and Negotiated Tier 2 Capacity, to the Points of Delivery, to the extent such Capacity is provided by Alternative Resources. IP shall be responsible for obtaining and providing transmission for Tier 1 Energy, Negotiated Tier 2 Energy, Supplemental Energy, Underscheduled Energy, and Ancillary Services obtained from DYPM from the Points of Delivery to the IP Load.

              (iii) Transmission Losses for Alternative Resources. To the extent incremental Transmission Losses are incurred by IP as a consequence of the delivery of Energy by DYPM from Alternative Resources to Points of Delivery other than such Points of Delivery adjacent to Primary Resources, and not caused by the negligence of IP, DYPM shall pay to IP an amount equal to the net difference between the Transmission Losses incurred by IP for delivery of such Energy to such Points of Delivery and what such costs would have been incurred for delivery of such Energy to the Points of Delivery adjacent to Primary Resources.

         (d)  Network Resources
              -----------------

         IP shall annually designate the Primary Resources as Network Resources and shall be responsible for procuring the Network Integrated Transmission Service from the Primary Resources to the IP Load. IP shall comply with any request of DYPM for IP to designate an Alternative Resource as a Network Resource, to the extent permitted under the FERC-approved tariffs of IP and/or MISO.

         (e)  Use of Capacity, Energy, and Ancillary Services
              -----------------------------------------------

         IP shall use all Capacity, Energy, and Ancillary Services provided hereunder only to serve Net Load. IP shall not resell to any customer not included in the IP Load any Energy, Capacity or Ancillary Services provided by DYPM under this Agreement, except as provided in Section 5(g)(ii).

         (f)  Minimum and Maximum Energy Quantities
              -------------------------------------

              (i) Minimum Energy. The Scheduled Energy for any hour shall not be less than, and IP shall be obligated to schedule and purchase not less than, the anticipated Net Energy Load.

              (ii) Maximum Capacity. DYPM shall not be obligated, pursuant to this Agreement, to provide to IP more Capacity, at any point in time or in any period, than the lesser of: (A) the Capacity volumes specified in Appendix 1 for a given month plus any similar maximum Negotiated Tier 2 Capacity amount specified in a Negotiated Tier 2 Memorandum for that month, or (B) the Capacity component of the Net Load.

              (iii) Maximum Hourly Energy. DYPM shall not be obligated, pursuant to this Agreement, to provide any Energy to IP in any hour, aggregated across all Points of Delivery, in excess of the lesser of: (A) the Maximum Hourly Energy Quantities set forth in Appendix 2 plus any applicable hourly maximums for Negotiated Tier 2 Energy specified in a Negotiated Tier 2 Memorandum, or (B) the Net Energy Load.

              (iv) Maximum Quarterly Energy. DYPM shall not be obligated, pursuant to this Agreement, to provide any Energy to IP in any hour if provision of such Energy would cause the sum of the Energy delivered to IP pursuant to this Agreement during the present Quarter to exceed applicable Maximum Quarterly Energy Quantity set forth on Appendix 2 plus any applicable quarterly maximums for Negotiated Tier 2 Energy specified in a Negotiated Tier 2 Memorandum.

              (v) Net Load. The Net Load (including the Net Energy Load) shall not be increased due to the failure of any provider of Capacity, Energy, or Ancillary Services under a Qualified Agreement to provide the full amount of Qualified Purchases, and in no event shall DYPM be obligated pursuant to this Agreement to provide any Capacity, Energy, or Ancillary Services to replace such Qualified Purchases.

              (vi) Released Capacity. The maximum amounts set forth in Sections 5(f)(ii), (iii), and (iv) shall be reduced by the amount of any Released Capacity and corresponding Energy as provided in Section 5(a)(ii).

         (g)  Right to Market Energy and Ancillary Services to Third Parties
              --------------------------------------------------------------

              (i) DYPM shall be entitled to sell to any other party, consistent with applicable tariffs and/or regulations, Tier 1 Energy and Ancillary Services to which IP is entitled under this Agreement, but does not schedule in any period, for DYPM's own account and at its own risk, and DYPM shall have no obligation to account to IP for any revenues or profits received by DYPM as a result of such sales; provided, that nothing in this Section 5(g)(i) shall excuse or limit DYPM's obligation to provide to IP in any period, Tier 1 Capacity, Tier 1 Energy and related Ancillary Services to which IP is entitled under this Agreement.

              (ii) In the event there does not exist an LMP Market and Scheduled Energy exceeds Net Energy Load for a given hour, IP shall have the exclusive right to sell such excess Energy to third parties. Without limiting IP's scheduling and payment obligations hereunder (including the obligation to schedule the Net Load), IP shall not be required to pay to DYPM any revenues received from such sales.

         (h)  Limit on IP Purchases of Capacity and Energy from Third Parties
              ---------------------------------------------------------------

              (i) Except as provided in Section 5(h)(ii), IP shall purchase exclusively from DYPM all of IP's Energy and Capacity requirements to serve the IP Load, except for (a) Qualified Purchases and/or (b) Supplemental Energy or Underscheduled Energy obtained from MISO as provided herein.

              (ii) IP shall provide DYPM notice of the term of and amounts of Capacity and amounts of Energy to be purchased under any Qualified Agreement within ten (10) days after IP's entry into such Qualified Agreement, but in no case later than the effective date of such Qualified Agreement.

              (iii) Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall restrict IP's ability to purchase Capacity, Energy and/or Ancillary Services pursuant to Qualified Agreements.

         (i)  DYPM Supply Resources
              ---------------------

         DYPM shall be free to meet its supply obligations under this Agreement with any combination of Supply Resources chosen by DYPM in DYPM's sole discretion.

6.       Quality of Energy Supplied by DYPM
         ----------------------------------

         All Energy which DYPM shall deliver to IP pursuant to this Agreement, whether generated or procured by DYPM, shall be in the form of three-phase alternating current having a nominal frequency of approximately 60 cycles per second, a harmonic content consistent with the requirements of the Institute of Electrical and Electronic Engineers Standard No. 519, and a voltage content consistent with the guidelines applied by IP to the IP System.

7.       Scheduling
         ----------

         (a)  Scheduling of IP Load
              ---------------------

              (i) IP shall provide DYPM with a Daily Energy Schedule, no later than 6:30 a.m. CPT of the preceding Business Day, setting forth the aggregated amount of Scheduled Energy during each hour of the applicable Day. IP shall provide DYPM with a Daily A/S Schedule, no later than 6:30 a.m. CPT of the preceding Business Day, setting forth the aggregated amount of Scheduled Ancillary Services during each hour of the applicable Day. If an LMP Market does not exist and IP anticipates that Net Energy Load will be materially different than Scheduled Energy, IP will use its best efforts to communicate such expectations to DYPM at least seventy-five (75) minutes before the hour of delivery; provided, -------- that for purposes of determining Supplemental Energy, Overscheduled Energy, Underscheduled Energy, and any amount payable pursuant to Section 12, only the daily forecast delivered at 6:30 a.m. CPT of the preceding Business Day shall be designated as the Scheduled Energy. If IP does not provide DYPM a Daily Energy Schedule or Daily A/S Schedule for a given Day by the required time, the forecasted Energy or Ancillary Services, as appropriate, specified for the applicable Day in the most recent rolling 10-Day Energy and Ancillary Services forecast, pursuant to Section 7(c), shall be deemed to be the Daily Energy Schedule or Daily A/S Schedule, as applicable.

              (ii) IP shall use good faith efforts to ensure that Scheduled Energy and Scheduled Ancillary Services for a given hour shall equal the anticipated Net Load for such hour, subject to the quantity limits set forth in Sections 5(f) and 7(i), and to the provisions of Section 5(h).

              (iii) The Daily Energy Schedule or the Daily A/S Schedule can be amended by mutual agreement of the Parties to reflect any Energy or Ancillary Services that may be requested by DYPM, provided that DYPM remains obligated to provide the amounts of Capacity, Energy, and Ancillary Services otherwise required by this Agreement.

         (b)  Reserve Nomination/Ancillary Services
              -------------------------------------

         As part of the Daily A/S Schedule provided pursuant to Section 7(a), IP shall specify hourly amounts of Tier 1 Capacity to be held as reserves for Spinning Reserves, Non-Spinning Reserves, Regulation and other Ancillary Services consistent with the applicable MAIN and/or MISO tariff requirements and
Section 7(i), and shall specify the Load Change Factor for each hour.

         (c)  Rolling 10-Day Energy and Ancillary Services Forecast
              -----------------------------------------------------

         By 10:00 a.m. CPT each Day, IP shall submit to DYPM a non-binding 10-day forecast of the hourly IP Load including Ancillary Services, to be provided by DYPM under this Agreement.

         (d)  Monthly Energy and Ancillary Services Forecast
              ----------------------------------------------

         IP shall submit to DYPM, no later than the fifteenth (15th) day of each month, a non-binding monthly forecast of the hourly IP Load, including Ancillary Services, to be provided by DYPM under this Agreement for the following three months.

         (e)  DYPM Daily Resource Schedule
              ----------------------------

              (i) No later than 11:00 a.m. CPT, DYPM shall provide to IP a Daily Resource Schedule for the next Day, identifying Supply Resources sufficient to provide Tier 1 Capacity, Negotiated Tier 2 Capacity, if any, Scheduled Energy and Scheduled Ancillary Services to meet the Scheduled Load.

              (ii) The Supply Resources listed on the Daily Resource Schedule shall be Network Resources such that IP can use Network Integration Transmission Service under the IP OATT to move Energy and Ancillary Services provided by DYPM from the Supply Resources to IP's load busses. IP shall, in cooperation with DYPM, identify the Supply Resources as IP Network Resources pursuant to obtaining Network Integration Transmission Service under the IP and/or MISO OATT. If Alternative Resources are designated by DYPM, DYPM shall provide, in addition to the Alternative Resources identified in the Daily Resource Schedule, the applicable OASIS schedules identifying firm transmission capacity from such Alternative Resources to the Points of Delivery.

         (f)  Scheduling with MISO
              --------------------

         DYPM and IP shall cooperate in efforts to undertake all actions necessary to schedule transmission of Capacity, Energy, or Ancillary Services:
(i) to the Points of Delivery and/or (ii) from the Points of Delivery to the IP Load.

         (g)  DYPM Failure to Provide Capacity, Energy, and/or Ancillary
              ----------------------------------------------------------
              Services
              --------

              (i) Additional Actions. In the event that DYPM fails to provide Energy, and/or Ancillary Services as required by this Agreement, and such failure is not excused pursuant to the terms of this Agreement or applicable law, and is not the result of actions or inactions by IP, DYPM shall promptly procure and/or dispatch sufficient additional Supply Resources to meet such requirements. In the event DYPM fails promptly to procure and/or dispatch such additional Supply Resources as required in the foregoing sentence, IP shall take reasonable actions, consistent with Good Utility Practice, to maintain the balance of electric supply and electric load on the IP System and in the IP Control Area, including obtaining additional Energy, and/or Ancillary Services as necessary to balance electric supply and electric load on the IP System and in the IP Control Area.

              (ii)  Cover Costs
                    -----------

                    (y) Capacity. If and to the extent: (A) DYPM fails, for at least five (5) consecutive Days, (i) to identify Supply Resources with Capacity sufficient to meet Scheduled Load or (ii) to deliver Capacity from Supply Resources identified on a Daily Resource Schedule, and (B) such failure of DYPM (i) is not excused by the terms of this Agreement or applicable law and (ii) is not the result of actions or inactions by IP, then, (1) after consultation with DYPM, IP shall be entitled to purchase Capacity that it reasonably anticipates that DYPM will be unable to supply, provided that any such purchases are communicated to DYPM, and provided, further, that any such purchases are only to the extent of any such anticipated inability of DYPM to provide capacity, and (2) DYPM shall reimburse IP for the out-of-pocket costs reasonably incurred by IP to obtain replacement Capacity from a third-party on commercially equivalent terms and conditions for the period of such anticipated continuing failure in excess of the amounts IP otherwise would have been obligated to pay DYPM hereunder for such Capacity, including replacement Capacity and firm transmission.

                    (z) Energy. If and to the extent: (A) DYPM fails to procure and/or dispatch sufficient additional Supply Resources to supply Energy in accordance with Section 7(g)(i), and (B) such failure of DYPM (i) is not excused by the terms of this Agreement or applicable law and (ii) is not the result of actions or inactions by IP, then DYPM shall reimburse IP for the third-party, out-of-pocket costs reasonably incurred by IP to obtain replacement Energy for the period of such failure on commercially equivalent terms and conditions as a result of such failure in excess of the amounts IP otherwise would have been obligated to pay DYPM hereunder for such Energy, including replacement Energy and transmission, Congestion Costs, and related Transmission Losses.

              (iii) Documentation Requirements. IP shall provide all supporting documentation reasonably required to substantiate and verify the cover costs described in Section 7(g)(ii).

              (iv) CPS1 or CPS2 Violations. If and to the extent IP demonstrates that DYPM has failed to provide Scheduled Ancillary Services as required by this Agreement or otherwise fails to operate Supply Resources in accordance with Operating Limits, and such failure is not excused by the terms of this Agreement or applicable law and is not the result of actions or inactions by IP: (A) DYPM shall reimburse IP for the penalties incurred by IP as a consequence of any resulting CPS1 or CPS2 Violation by IP, and (B) DYPM shall provide any increase in quantities of Ancillary Services required by Main or Miso as a consequence thereof, at DYPM's expense. Except as provided in this
         Section 7(g)(iv), DYPM shall have no obligation or liability with respect to any CPS1 or CPS2 Violation by IP.

              (v) Mitigation. IP shall use commercially reasonable efforts to mitigate the costs incurred in obtaining such replacement Capacity, Energy and/or Ancillary Services, and, for avoidance of doubt, DYPM shall have no obligation to reimburse any costs incurred by IP to obtain quantities of Capacity, Energy, or Ancillary Services in excess of quantity of each class of service required to be provided by DYPM hereunder.

         (h)  Dispatch to Serve IP Load and Reliability Dispatch
              --------------------------------------------------

              (i) Except as provided in Section 7(h)(ii), DYPM shall control, cause to be controlled the operation of, or otherwise utilize, the Supply Resources identified by DYPM for providing Capacity, Energy and/or Ancillary Services for purposes of serving the IP Load as required by this Agreement. DYPM shall dispatch such Supply Resources as required by this Agreement in the manner required to support compliance with applicable requirements and guidelines of NERC, MAIN, any other regional reliability council of which the IP System or IP Control Area is a member, and the MISO.

              (ii) IP shall be authorized to direct DYPM to dispatch any Primary Resource out of economic dispatch order, subject to the Operating Limits or to any other limits reasonably imposed by DYPM or DMG, if and to the extent such redispatch is necessary in the sole judgment of IP to ensure the reliability of the IP System, to maintain the integrity of the IP System, or to fulfill a requirement of the Open Access Transmission Tariff or other applicable tariff, or a requirement or directive of NERC, MAIN, any other regional reliability council of which the IP System or IP Control Area is a member, or MISO, notwithstanding that such dispatch may be contrary to principles of economic dispatch or to a previously-established planned outage schedule ("Reliability Dispatch"). Notwithstanding the foregoing, in no case shall DYPM be required to operate any Primary Resource in a manner which exceeds the Operating Limits or which, in DYPM's reasonable judgment, jeopardizes the health or safety of any person or property or the safety or integrity of the Primary Resource. Redispatch of a Primary Resource to provide reactive power support, including emergency redispatch or non-emergency redispatch, is covered in and subject to the Interconnection Agreement.

              (iii) DYPM shall be entitled to Reliability Compensation from IP in accordance with Section 12(f) for Reliability Dispatch Energy. IP acknowledges and agrees that this Agreement and the foregoing provisions of this Section 7(h) in particular do not apply to or authorize or allow any action by or direction from IP relating to returning the IP System to normal operation in the event of a whole or partial blackout on the IP System, and that any rights or obligations with respect thereto shall be governed by a separate black start service agreement directly between IP and DMG.

         (i)  Ancillary Services
              ------------------

         IP shall specify in the Daily A/S Schedule no more than those Ancillary Services necessary to meet the then-applicable MAIN and/or MISO requirements for Ancillary Services for the IP Load, subject to the limitations specified in this
Section 7(i), after use of all other sources of Ancillary Services available to IP. DYPM shall be obligated to provide to IP only those Ancillary Services specified in such Daily A/S Schedule. DYPM shall have no obligation under this Agreement to provide reserve sharing services to IP or on IP's behalf to other entities or otherwise to respond to a reserve-sharing event. IP shall minimize the amount of Ancillary Services required to be provided by DYPM by, in good faith, maintaining or increasing existing customer demand side qualified resources for both spinning and non-spinning reserves and maintaining or increasing the provision of self-supplied Ancillary Services by transmission system customers in effect as of the date of execution of this Agreement. Furthermore, DYPM shall determine the specific Supply Resources from which Ancillary Services will be provided. Unless otherwise specifically set forth in this Agreement, there will be no separate charge for these Ancillary Services not converted to Supplemental Energy or Underscheduled Energy. Beginning on the date, if any, that MISO starts to operate a market for Ancillary Services, IP shall compensate DYPM for the provision of Ancillary Services in excess of the minimum amount required by MAIN or MISO on the date of this Agreement (except as set forth in Section 7(g)(ii)). Reciprocally, beginning on the same date, IP shall be compensated by DYPM for the provision of Ancillary Services less than the minimum amount required by MAIN or MISO on the date of this Agreement. "Ancillary Services" shall consist of the following:

              (i) Spinning Reserves. This service is defined as the amount of generation which is on-line and loaded at less than maximum output, ready to serve additional demand and which can be fully applied in 10 minutes in the event of a system contingency.

              (ii) Non-Spinning Reserves. This service is defined as the amount of generating capability not connected to the system but capable of serving demand within 10 minutes.

              (iii) Regulation. This service is defined as the amount of generating capability in the form of Spinning Reserves necessary to provide for the continuous balancing of resources (generation and interchange) with load. Regulation service is accomplished by committing on-line generation whose output is raised or lowered (predominantly through the use of automatic generating control equipment) as necessary to follow the moment-by-moment changes in load.

              (iv) Frequency Response Service. This service is defined as the amount of generating capability necessary to maintain scheduled interconnection frequency at sixty cycles per second (60 Hertz).

         If, however, the services contemplated by the MISO and/or its tariff, including the Ancillary Services provided hereunder, are changed materially from those in effect on the date of this Agreement, the Parties shall cooperate to make conforming changes to this Agreement to fulfill the purposes of this Agreement; provided, that no such changes shall alter the allocation between the Parties of the economic benefits and risks of this Agreement.

8.       Financial Transmission Rights and Financial Flowgate Rights;
         ------------------------------------------------------------
         Congestion Costs
         ----------------

         (a)  Congestion Credit
              -----------------

         Following the implementation of an LMP Market: (i) DYPM shall reimburse IP for any charges for Congestion Costs imposed by MISO on IP associated with transmitting Tier 1 Energy, Negotiated Tier 2 Energy (if such Negotiated Tier 2 Memorandum provides that DYPM shall be responsible for such Congestion Costs), Supplemental Energy, and Underscheduled Energy from Supply Resources to the IP Load, and (ii) in the event IP holds FTRs or FFRs on DYPM's behalf, IP shall pass-through to DYPM any financial benefits and financial obligations received from or imposed by MISO associated with holding such FTRs or FFRs on DYPM's behalf. In accordance with the foregoing sentence, DYPM shall credit or debit IP, as appropriate, for the amount of any such amounts charged or credited by MISO to IP on the True-Up Billing Statement issued following the receipt from MISO of necessary data for completion of such calculations.

         (b)  Financial Transmission Rights
              -----------------------------

              (i)   Annual Load Forecast

              No later than fifteen (15) Business Days prior to MISO-established deadline for submitting to MISO nominations for FTRs or FFRs, IP shall provide DYPM with an annual forecast of the IP Load, by month. IP shall use its best efforts in developing such load forecast but shall not be responsible to DYPM for any differences between the forecast and actual IP Load.

              (ii)  FTR/FFR Nomination

              At least two (2) Business Days prior to the MISO-established deadline for submitting to MISO nominations for FTRs or FFRs, DYPM shall provide IP a list of the FTRs and/or FFRs that DYPM wishes IP to have allocated by MISO in order to reduce DYPM's net liability to reimburse IP for Congestion Costs in accordance with Section 8(a). IP shall include such nominated FTRs and FFRs identified by DYPM in IP's list of nominated FTRs and FFRs submitted to MISO. IP shall in no way be restricted from nominating FTRs and/or FFRs in addition to those identified by DYPM.

              (iii) FTR/FFR Allocation

              IP shall assign to DYPM at no charge (except for any administrative charges assessed by MISO), for the Term of this Agreement, all FTRs and FFRs allocated to IP by MISO that correspond to the nominated FTRs and FFRs requested by DYPM, provided, however, that such FTRs and FFRs may be reduced pro rata to the extent that the quantity of FTRs and FFRs allocated to IP is less than the quantity of FTRs and FFRs nominated by IP; and, provided, further, that FTRs and FFRs so allocated shall be provided first to IP Load served by Qualified Agreements and DYPM pursuant to the provisions of this Agreement, prior to providing any FTRs and FFRs applicable to other IP Load. IP shall be entitled to receive FTRs and/or FFRs associated with Qualified Agreements in the same pro rata manner. In no event shall DYPM have rights to any FTRs or FFRs provided by MISO to IP to the extent such FTRs or FFRs are in effect following the Term of this Agreement. In the event MISO does not permit the assignment of FTRs or FFRs from IP to DYPM, (x) IP shall pass-through to DYPM at no charge all financial benefits provided by MISO to IP as a result of IP holding those FTRs or FFRs as if such FTRs or FFRs had in fact been assigned to DYPM; (y) IP shall pass-through to DYPM all financial obligations imposed by MISO on IP as a result of IP holding those FTRs or FFRs as if such FTRs or FFRs had in fact been assigned to DYPM, including any administrative charges assessed by MISO. DYPM shall provide to IP such forms of credit as MISO may require from IP as a result of IP holding such FTRs or FFRs on DYPM's behalf.

              (iv)  Other FTRs or FFRs

              To the extent DYPM utilizes or intends to utilize Alternative Resources to supply the Net Load, and so requests that IP seek, on DYPM behalf, certain FTRs or FFRs from MISO, IP will use reasonable efforts to request such FTRs or FFRs on DYPM's behalf. If such FTRs or FFRs are unavailable or cannot be obtained despite IP's reasonable efforts, IP shall notify DYPM as soon as practicable, and DYPM will reimburse IP for any Congestion Costs and related Transmission Losses arising from DYPM's use of such Alternative Resources rather than Primary Resources for delivery of its supply obligations hereunder. DYPM shall bear all costs, if any, related to obtaining FTRs or FFRs pursuant to this
         Section 8(b)(iv).

9.       Metering and Meters
         -------------------

         (a)  Metering
              --------

              (i) All Energy delivered by DYPM to IP from a Primary Resource shall be metered at the existing meter installations located at the Metering Points. Such metering installations shall be provided, installed and maintained pursuant to the Interconnection Agreement. Such meters shall be kept under seal, and such seals shall be broken only by DYPM and only when the meters are to be tested or adjusted.

              (ii) At IP's option and expense, back-up meters may be installed at any Metering Point. Back-up meters shall be installed, owned, tested and maintained in accordance with procedures to be agreed upon by the Parties.

         (b)  Meter Testing and Inaccuracies
              ------------------------------

         The meters shall be tested, any adjustments to the billing statements shall be made, and records relating to the meters shall be maintained, as provided in Sections 11.3 through 11.7 of the Interconnection Agreement, which Sections are incorporated herein by reference, mutatis mutandis.

10.      Billing and Payment
         -------------------

         (a)  Semi-Monthly Billing Statements and Payments
              --------------------------------------------

              (i)   Semi-Monthly Billing Statements
                    -------------------------------

              DYPM shall provide to IP, on the fifteenth (15th) day of a month or, if such date is not a Business Day, on the next succeeding Business Day, a Semi-Monthly Billing Statement setting forth: (A) one-half of the monthly charge for Tier 1 Capacity and Negotiated Tier 2 Capacity, if any, for that month; (B) the total MWh of Tier 1 Energy reflected in the Daily Energy Schedules for the first through fifteenth
         (15th) days of that month, (C) if applicable, the price charged by DYPM for any Negotiated Tier 2 Energy as well as the total MWh of Negotiated Tier 2 Energy reflected in the Daily Energy Schedules for the first through fifteenth (15th) days of that month, and (D) based on the information provided in clauses (A) through (C) of this Section 10(a), the total amount due from IP to DYPM as a Semi-Monthly Payment for the first through fifteenth (15th) days of that month.

              DYPM shall provide to IP, on the last day of a month or, if such date is not a Business Day, on the next succeeding Business Day, a Semi-Monthly Billing Statement setting forth: (w) one-half of the monthly charge for Tier 1 Capacity and Negotiated Tier 2 Capacity, if any, for that month; (x) the total MWh of Tier 1 Energy reflected in the Daily Energy Schedules for the sixteenth (16th) through last days of that month, (y) if applicable, the price charged by DYPM for any Negotiated Tier 2 Energy as well as the total MWh of Negotiated Tier 2 Energy reflected in the Daily Energy Schedules for the sixteenth (16th) through last days of that month, and (z) based on the information provided in clauses (w) through (y) of this Section 10(a), the total amount due from IP to DYPM as a Semi-Monthly Payment for the sixteenth
         (16th) through last days of that month.

              (ii)  Semi-Monthly Payment
                    --------------------

              On or before the third (3rd) Business Day following provision of a Semi-Monthly Billing Statement by DYPM to IP, IP shall pay DYPM, by electronic funds transfer, the total amount due from IP to DYPM as specified in such Semi-Monthly Billing Statement (a "Semi-Monthly Payment"); provided, however, that IP may reduce the amount paid as a result of a good faith dispute with the information provided in the Semi-Monthly Billing Statement, to the extent of the amount disputed as provided in Section 10(e).

         (b)  Provision of Final Monthly Data to DYPM
              ---------------------------------------

         On or before the fifth (5th) Business Day of a calendar month, IP and DYPM shall exchange all data in their respective possessions reasonably necessary to calculate the True-Up Monthly Billing Statement to be prepared by DYPM hereunder; provided, however, that IP shall provide to DYPM all information necessary to calculate Supplemental Energy, Overscheduled Energy, and Underscheduled Energy as soon as provided by MISO to IP.

         (c)  True-Up Billing Statements
              --------------------------

         DYPM shall prepare True-Up Billing Statements under this Agreement no more frequently than once per calendar month. True-Up Billing statements shall show all usage amounts, unit charges and billing calculations used in calculation of such True-Up Billing Statement, including the following items:

              (i)   Tier 1 Capacity and Negotiated Tier 2 Capacity, in MW.

              (ii) Tier 1 Energy, Negotiated Tier 2 Energy, Supplemental Energy, Overscheduled and Underscheduled Energy, by hour and in total, in MWh (specifying the amount of each determined, as applicable, through meter readings or, for Energy delivered from Alternative Resources, through schedules).

              (iii) Scheduled Energy, by hour and in total, in MWh.

              (iv) Reliability Dispatch Energy, separated into incremental Energy and decremental Energy, by hour and in total, in MWh.

              (v) Tier 1 Capacity Price in $/kW-month, Negotiated Tier 2 Capacity Price, Negotiated Tier 2 Energy Price, Tier 1 Energy Price, and Supplemental Energy Price, in $/MWh.

              (vi) Daily On-Peak Index, PJM Hourly On-Peak Price, Shaped Daily On-Peak Index, in $/MWh.

              (vii) In the event an LMP Market exists, the IP Zonal Price and the LMP at each Point of Delivery, for all hours, in $/MWh.

              (viii) Charges for Tier 1 Capacity and Tier 1 Energy, in accordance with Section 12(a).

              (ix) Charges for Negotiated Tier 2 Capacity and Negotiated Tier 2 Energy, if applicable, in accordance with Section 12(b).

              (x)   Charges relating to Supplemental Energy, in accordance with
         Section 12(c).

              (xi) Charges or surcharges relating to Underscheduled Energy, in accordance with Section 12(d).

              (xii) Surcharges relating to Overscheduled Energy, in accordance with Section 12(e).

              (xiii) Reliability Compensation, in accordance with Section 12(f).

              (xiv) Charges or credits for Congestion Costs, in accordance with
         Section 8(a), as well as sub-components leading to such charges or credits.

              (xv) Credits for the cost of any replacement Capacity or Energy obtained by IP during such month, in accordance with Section 7(g)(ii).

              (xvi) Congestion Costs and Transmission Losses for deliveries from Alternative Resources.

              (xvii) Financial benefits provided by MISO to IP as a result of IP holding FTRs or FFRs on DYPM's behalf, in accordance with Section 8(a).

              (xviii) Financial obligations imposed by MISO on IP as a result of IP holding FTRs or FFRs on DYPM's behalf, in accordance with Section 8(a).

              (xix) Administrative charges assessed by MISO as a result of IP holding FTRs or FFRs on DYPM's behalf, in accordance with Sections 8(b)(iii) and 8(b)(iv).

              (xx) Total amount of Semi-Monthly Payments made by IP to DYPM pursuant to Section 10(a).

              (xxi) Net payment due from IP to DYPM or net credit due from DYPM to IP.

Net payment due from IP to DYPM pursuant to a True-Up Billing Statement shall be due on the due date of the next Semi-Monthly Payment that occurs at least five
(5) Business Days after such True-Up Billing Statement was provided to IP. If the IP Load is recalculated, or if any other amount required to prepare a True-Up Billing Statement is recalculated or restated not more than twelve (12) months after the date of such True-Up Billing Statement, the True-Up Billing Statement shall be recalculated and adjusted in a subsequent True-Up Monthly Billing Statement after such recalculation.

         (d)  Interest on Late Payments
              -------------------------

         Amounts due from one Party to the other and not paid by the due date specified in Sections 10(a)(ii), 10(c), or 10(i), as applicable, shall bear interest at the prime rate posted by BankOne Illinois, or its corporate successor, from the due date until the date of payment. Any amount paid by one Party to the other that is later determined to have been in excess of the payment due shall accrue interest at such rate from the date payment was made until the date such overpayment is returned or credited to the Party owed.

         (e)  Billing Disputes
              ----------------

              (i) If DYPM or IP disputes in good faith any data provided by the other Party pursuant to this Section 10, or if IP disputes any portion of the any bill prepared pursuant to this Section 10, the Party disputing the data or bill shall provide written notice of the portion of the data or bill which is disputed to the other Party. IP shall pay the undisputed portion of such bill. Payment of the disputed amount or any billing adjustment which is necessary as a result of this Section 10(e) shall not be required until the dispute is resolved. The Parties shall use diligent, good faith efforts to resolve such dispute as promptly as possible. Disputes arising under this Section 10(e) which have not been resolved within thirty (30) days following notice of the dispute to the other Party shall be resolved in accordance with Section 14.

              (ii) Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest as described in Section 10(d) from and including the due date but excluding the date paid. Any dispute with respect to data or a bill is waived unless the other Party is notified in accordance with Section 10(e)(i) within twelve (12) months of the date of such bill.

         (f)  Right of Set-Off
              ----------------

         (Reserved.)

         (g)  Maintenance of Records
              ----------------------

         IP and DYPM shall keep and maintain all records and calculations supporting each billing statement submitted to IP (including all supporting data which was provided by DYPM) for three (3) years following the date the billing statement was submitted to IP.

         (h)  Audit Rights
              ------------

              (i) IP shall be entitled to cause independent audits to be performed of the billing statements provided by DYPM in accordance with this Section 10, including supporting documentation and calculations. Similarly, each Party shall be entitled to cause independent audits to be performed of the data provided by the other Party in accordance with this Section 10, including supporting documentation and calculations. Such audits (collectively, "Audits") may be performed at the request of each Party no more than once in a calendar year, unless the Party being audited consents to more frequent Audits, and shall cover all monthly data or billing statements prepared by IP or DYPM, respectively, subsequent to the last preceding Audit, if any. Within twelve (12) months following termination of this Agreement, either Party shall be entitled to cause an Audit to be performed applicable to the time period subsequent to the last preceding Audit, if any.

              (ii) Such Audits shall be conducted by an independent auditor selected by the Party invoking its right to audit pursuant to this
         Section 10(h). The Party being audited shall give the independent auditor access to all records, calculations and work papers necessary for the auditor to audit and verify the accuracy of the data or monthly billing statements prepared, as applicable. The independent auditor shall establish such procedures as are necessary to prevent any market information or other confidential information of one Party from being disclosed to the other Party, and shall agree in writing as a condition of engagement not to disclose any such information to the Party invoking its right to audit pursuant to this Section 10(h). Any amount which the auditor finds, as a result of an error in a monthly data or billing statements provided by one Party to the other, to be owed from one Party to the other Party shall be paid by the Party owing such amount within thirty (30) days following the date of the auditor's report, with interest at the rate determined in accordance with Section 10(d) from the date payment was originally due on the monthly billing statement which the auditor finds to have been in error or the date paid or repaid.

         (i)  True-Up Billing Statement Applicable to Final Month of Term
              -----------------------------------------------------------

         No later than ten (10) Business Days following receipt by DYPM from MISO and IP of all data necessary to calculate a True-Up Billing Statement covering the final month of the Term of this Agreement, DYPM shall provide to IP a True-Up Billing Statement covering: (i) the period between the month covered by the most recently provided True-Up Billing Statement and the final month of the Term, and (ii) the final month of the Term. Solely with regards to the True-Up Billing Statement provided in accordance with this Section 10(i), the Party owing money shall pay to the other Party the undisputed amount indicated on such True-Up Billing Statement, by electronic funds transfer, on or before the fifth (5th) Business Day following presentation of the billing statement to IP.

11.      Force Majeure Events
         --------------------

         (a)  Occurrences Constituting Force Majeure Events
              ---------------------------------------------

         A "Force Majeure Event" means an event or circumstance which prevents a Party from performing its obligations under this Agreement, which event or circumstance is not within the reasonable control of, or the result of the negligence of such Party, and which, by the exercise of due diligence, such Party is unable to overcome or avoid or cause to be avoided, including: (i) explosion or fire not caused by the negligence of the Party claiming force majeure, (ii) flood, earthquake, storm or other revulsions of nature or natural calamity or Act of God, (iii) war, insurrection, riot or civil disobedience or unrest, (iv) acts of sabotage, or (v) any other event, occurrence or circumstance beyond the reasonable control of the affected party, whether or not of the same class or character as those enumerated in this sentence; provided, however, that equipment failure shall not constitute a Force Majeure Event.

         (b)  Invocation of Force Majeure Condition
              -------------------------------------

         A Force Majeure Condition shall exist only upon declaration thereof by a Party by written or oral notice to the other Party (with any such oral notice to be promptly confirmed in writing) that a Force Majeure Event has occurred or is occurring. Such notice shall be given by the Party claiming a Force Majeure Condition to the other Party as soon as practicable after the Force Majeure Event occurs. Such written notice or, if oral notice is given, the written confirmation thereof, shall provide all relevant particulars about the Force Majeure Event, including the anticipated duration of the Force Majeure Condition.

         (c)  Consequences of Force Majeure Condition

              (i) During a Force Majeure Condition, and to the extent a Party's performance is prevented by a Force Majeure Event, the Party claiming a Force Majeure Condition shall have no obligation to supply or receive Capacity, Energy or Ancillary Services to or from the other Party, or from the Supply Resources affected by the Force Majeure Condition, and shall have no obligation to supply or reimburse the other Party for any replacement Capacity, Energy or Ancillary Services therefore. In the event DYPM claims a Force Majeure Condition, any Tier 1 Capacity and Negotiated Tier 2 Capacity to which IP was otherwise entitled during the period that the Force Majeure Condition is in effect shall be reduced by the amount of the Capacity affected by the Force Majeure Condition, with such amount of affected Capacity being first allocated to Negotiated Tier 2 Capacity and then to Tier 1 Capacity, up to the total amount of Capacity affected by the Force Majeure Event. The Tier 1 Energy, Negotiated Tier 2 Energy and amount of Ancillary Services required to be provided by DYPM shall be reduced on a ratable basis.

              (ii) During a Force Majeure Condition, IP's obligation to pay Capacity charges pursuant to Sections 12(a) and 12(b) shall be reduced pro rata by the ratio of the Capacity rendered unavailable to the sum of the Tier 1 Capacity and the Negotiated Tier 2 Capacity, for the month or months, or portions thereof, during which the Force Majeure Condition continues.

              (iii) Any Party claiming a Force Majeure Condition shall and shall cause its affiliates or, where applicable, other unit owners or operators, to exercise all reasonable efforts to terminate or resolve a Force Majeure Condition, and such Party shall make periodic reports to the other Party on the status of the Force Majeure Condition and the anticipated date for its resolution or termination.

              (iv) Neither a Force Majeure Event nor a Force Majeure Condition shall suspend either Party's obligation to make payments already accrued.

12.      Pricing and Payments
         --------------------

For each calendar month, IP will pay the following amounts:

         (a)  Tier 1 Capacity Charges and Tier 1 Energy Charges
              -------------------------------------------------

              (i) Tier 1 Capacity Charges. IP shall pay DYPM a charge for Capacity for each calendar month equal to: (A) 2,800 MW (as adjusted for any Released Capacity as provided in Section 5(a)(ii), multiplied by (B) the Tier 1 Capacity Price, multiplied by (C) a conversion factor of 1,000 kW per MW.

                  (ii) Tier 1 Energy Charges. IP shall pay DYPM a charge for Tier 1 Energy for each calendar month equal to the sum, for each hour of such calendar month, of product of: (A) the Tier 1 Energy Price, multiplied by (B) the Scheduled Energy for such hour.

         (b)  Negotiated Tier 2 Capacity Charges and Negotiated Tier 2
              --------------------------------------------------------
              Energy Charges
              ---------------

         IP shall pay DYPM for any Negotiated Tier 2 Capacity and/or Negotiated Tier 2 Energy purchased by IP in a calendar month at the prices set forth in the Negotiated Tier 2 Memorandum applicable to such transaction or transactions.

         (c)  Supplemental Energy Charges
              ---------------------------

              (i) For each hour in which an LMP Market exists, IP shall purchase Supplemental Energy from MISO at the IP Zonal Price. If the IP Zonal Price for such Supplemental Energy for such hour exceeds the Tier 1 Energy Price, DYPM shall pay IP an amount equal to the product of: (w) such excess in price and (x) the amount of such Supplemental Energy for such hour. If the Tier 1 Energy Price exceeds the IP Zonal Price for such Supplemental Energy for such hour, IP shall pay DYPM an amount equal to the product of: (y) such excess in price and (z) the amount of such Supplemental Energy for such hour.

              (ii) For each hour in which no LMP Market exists, IP shall purchase Supplemental Energy from DYPM at the Tier 1 Energy Price.

         (d)  Underscheduled Energy Charges and Surcharges
              --------------------------------------------

              (i) For each hour in which an LMP Market exists, IP shall purchase Underscheduled Energy from the MISO at the IP Zonal Price, and IP shall pay DYPM a surcharge for Underscheduled Energy equal to: (y) the amount of Underscheduled Energy, multiplied by (z) the positive difference, if any, of the Tier 1 Energy Price less the IP Zonal Price for such hour.

              (ii) For each hour in which no LMP Market exists, IP shall purchase Underscheduled Energy from DYPM, at the following prices: (A) for On-Peak Hours, the price for Underscheduled Energy shall be the Surcharge Factor multiplied by the Shaped Daily On-Peak Index applicable to such hour; and (B) for Off-Peak Hours, the price for Underscheduled Energy shall be the Tier 1 Energy Price.

         (e)  Overscheduling Surcharge
              ------------------------

              (i) For each hour in which an LMP Market exists, IP shall pay DYPM a surcharge for Overscheduled Energy equal to: (y) the amount of Overscheduled Energy, multiplied by (z) the positive difference, if any, of the IP Zonal Price for such hour less the Tier 1 Energy Price.

              (ii) For each On-Peak hour in which no LMP Market exists, IP shall pay DYPM a surcharge for Overscheduled Energy equal to: (A) the amount of Overscheduled Energy multiplied by (B) the positive difference, if any, equal to (y) the Surcharge Factor multiplied by the Shaped Daily On-Peak Index applicable to such hour, minus (z) the Tier 1 Energy Price. There shall be no surcharge paid by IP to DYPM for Overscheduled Energy during Off-Peak hours in which no LMP Market exists, other than any charge paid by IP to DYPM for Scheduled Energy owing to the fact that all Overscheduled Energy is also Scheduled Energy.

         (f)  Reliability Compensation
              ------------------------

         In the event no LMP Market exists, for each event of Reliability Dispatch requested by IP, MAIN, or MISO requiring incremental or decremental Energy or Ancillary Services production from a given Primary Resource, IP shall reimburse DYPM for the following costs associated with such Reliability Dispatch.

              (i) If such Reliability Dispatch requires incremental Energy production from a Primary Resource, IP shall reimburse DYPM in the amount of 110% of DYPM's actual startup, variable operations and maintenance, and fuel costs associated with the startup or incremental Energy production from such Primary Resource.

              (ii) If such Reliability Dispatch requires decremental Energy production from a Primary Resource and an equal amount of incremental Energy production from another Primary Resource, IP shall reimburse DYPM in the amount of any increased costs of Energy production as a result of such changes in Energy production levels on account of such Reliability Dispatch.

              (iii) If such Reliability Dispatch requires decremental Energy production from a Primary Resource and DYPM is unable or not permitted to increment Energy production of another Primary Resource, IP shall reimburse DYPM in the amount of the margin foregone (revenues minus incremental production costs) by DYPM for existing Energy schedules with one or more third-parties as a result of such Reliability Dispatch.

         (g)  Unmetered Energy
              ----------------

         IP shall compensate DYPM for Unmetered Energy based on the estimated annual amounts in MWh provided on Appendix 6 and a price of $30/MWh. Unmetered Energy is not subject to the scheduling provisions of Section nor shall Unmetered Energy be considered Tier 1 Energy.

         (h)  Sample Calculation
              ------------------

         A sample calculation of charges for Tier 1 Energy, Overscheduled Energy, Supplemental Energy, and Underscheduled Energy is attached as Appendix
5. In the event of any conflict between Appendix 5 and the terms of this Agreement, the terms of this Agreement shall govern.

13.      Events of Default, Liability and Remedies
         -----------------------------------------

         (a)  Defaults
              --------

         Subject to Sections 11, 13(c), and 13(f), and any other applicable provision of this Agreement, any of the following shall constitute an "Event of Default":

              (i) Either Party's failure to discharge or perform any material duty or obligation under this Agreement other than those instances set forth in clauses (ii) through (vi) of this Section 13(a), which failure is not cured within 20 days after receipt of notice from the non-defaulting Party describing such Event of Default;

              (ii) Either Party's failure to pay any undisputed amount due and payable under this Agreement, which failure is not cured through payment of such undisputed amount within two (2) Business Days after receipt of notice from the non-defaulting Party describing such Event of Default and demanding payment;

              (iii) Failure of DYPM to provide Capacity, Energy, or Ancillary Services in accordance with this Agreement resulting in the obligation of DYPM to pay IP at least twenty-five million dollars ($25,000,000) pursuant to Section 7(g)(ii) over any consecutive three (3) months during the Term;

              (iv)  Either Party or its Guarantor becomes Bankrupt;

              (v) Either Party fails to provide and maintain the Security Guaranty required hereunder within two (2) Business Days after receipt of notice from the non-defaulting Party describing such Event of Default and demanding such Security Guarantee; and

              (vi) Either Party's corporate status is dissolved and not reinstated within thirty (30) days after such dissolution or, if such dissolution was inadvertent, within thirty (30) days after discovery of such dissolution.

         (b)  Indemnification
              ---------------

         Subject to Sections 11, 13(c), and 13(f), and any other applicable provision of this Agreement: (i) DYPM shall not be liable for, and IP shall indemnify DYPM from and against, any and all claims, damages, liabilities or expenses, whether suffered or incurred by DYPM or by some other person or entity, resulting from or caused by IP's gross negligence or willful misconduct;
(ii) IP shall not be liable for, and DYPM shall indemnify IP from and against, any and all claims, damages, liabilities or expenses, whether suffered or incurred by IP or by some other person or entity, resulting from or caused by the gross negligence or willful misconduct of DYPM; and (iii) if IP and DYPM are held jointly and severally liable for any claim, damage, liability or expense of any third party, a right of contribution shall exist as between IP and DYPM.

         (c)  No Consequential or Punitive Damages
              ------------------------------------

         Notwithstanding any other provision in this Agreement to the contrary, in no event or any circumstances shall either Party be liable to the other for any special, incidental, indirect, consequential (including loss of profit, loss of use, claim of liability on account of any business interruption of the injured Party, or claims of customers), punitive or exemplary damages, whether such claim, damage, liability, expense or loss is based on contract, warranty or tort (including intentional acts, errors or omissions, negligence, indemnity, strict liability or otherwise).

         (d)  Warranty Disclaimer
              -------------------

         EXCEPT AS SET FORTH IN SECTION 6, DYPM MAKES NO WARRANTIES (EXPRESS OR IMPLIED) WITH REGARD TO THE ENERGY, CAPACITY OR ANCILLARY SERVICES SOLD OR PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (e)  Remedies
              --------

              (i) If an Event of Default has occurred, the non-defaulting Party, at its discretion, may take either of the following actions:

                    (A) In the case of clauses (ii), (iii), (iv) or (v) of Section 13(a), immediately terminate this Agreement;

                    (B) In the case of clauses (i) or (vi) of Section 13(a), proceed pursuant to the dispute resolution procedures set forth in Section 14;

              (ii) The rights and remedies herein provided in case of an Event of Default or other breach shall be exclusive and in lieu of all other rights and remedies existing at law or in equity.

         (f)  Exclusive Remedy
              ----------------

         NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE REMEDIES SET FORTH IN SECTIONS 7(g) SHALL BE IP'S EXCLUSIVE REMEDIES AND DYPM'S EXCLUSIVE LIABILITY FOR ANY FAILURE OF DYPM TO PROVIDE CAPACITY, ENERGY OR ANCILLARY SERVICES REQUIRED BY THIS AGREEMENT.

14.      Dispute Resolution
         ------------------

         (a)  Administrative Committee Procedure
              ----------------------------------

         If any dispute or disagreement arises out of or relates to matters concerning this Agreement or the breach, termination or validity thereof ("Dispute"), and, if applicable, a Party has not elected a remedy provided for in Sections 7(g) or 13(e), at the written request of either Party, the Dispute shall be referred to an officer of each Party, who shall attempt to timely resolve the disagreement. If such representatives can resolve the disagreement, such resolution shall be reported in writing to and shall be binding upon the Parties. If such representatives cannot resolve the disagreement within thirty
(30) days after the date of a notice requesting such referral, or if a Party fails to appoint a representative within ten (10) days after the date of a notice requesting such referral, then, at the election of either Party, the matter shall proceed to arbitration as provided in Section 14(b).

         (b)  Arbitration
              -----------

         If the Parties are unable, pursuant to Section 14(a), to resolve a Dispute arising on a matter pertaining to this Agreement, such Dispute shall be settled by arbitration and any award issued pursuant to such arbitration may be enforced in any court of competent jurisdiction. Either Party may commence arbitration by serving written notice thereof on the other Party, which notice shall designate the issue(s) to be arbitrated, the specific provisions of this Agreement under which such issues arose and such Party's proposed resolution of such issue(s). Representatives from IP and DYPM shall meet for the purpose of jointly selecting an arbitrator within ten (10) days after the effective date of such notice. If no arbitrator has been selected within twenty (20) days of the date of such notice, then an arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. Whether selected by the Parties or in accordance with the procedures of the American Arbitration Association, the arbitrator shall have qualifications and experience in an occupation, profession or discipline relevant to the subject matter of the Dispute. Any such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect on the date of such notice other than as specifically modified herein. The arbitrator shall be bound by the provisions of this Agreement, where applicable, and shall have no authority to modify such provisions in any manner. The arbitrator shall render a decision resolving the Dispute in a manner which is equitable under the facts and circumstances and in light of the applicable provisions of this Agreement, and which may include a monetary award to a Party or a directive that a Party take certain actions or refrain from certain actions, but shall have no authority to fashion any other type or form of relief; provided, that nothing in this Section 14(b) shall preclude the arbitrator from rendering a decision which adopts the resolution of an issue proposed by one of the Parties. The decision of the arbitrator shall be final and binding upon both Parties, and a Party may have any court having jurisdiction over the Parties enter judgment in accordance with the arbitrator's award.

         (c)  Obligations to Pay Charges and Perform Other Obligations
              --------------------------------------------------------

         Except as to such matters with respect to which a Party has elected the remedy provided by Sections 13(e) or 7(g), if a Dispute should arise on any matter which is not resolved as provided in Section 14(a), then, pending resolution of the Dispute by arbitration pursuant to Section 14(b), DYPM shall continue to operate the Primary Resources and otherwise perform its obligations hereunder in a manner consistent with the applicable provisions of this Agreement, and IP shall continue to pay all charges required and perform all other obligations in accordance with the applicable provisions of this Agreement.

15.      Security Guarantee
         ------------------

         (a)  By DYPM in Favor of IP
              ----------------------

         DYPM shall post a Security Guarantee with and in favor of IP in the aggregate amount of $5,000,000 to ensure the timely performance of DYPM's obligations to deliver Capacity and Energy to IP in accordance with the terms of this Agreement, including any obligation of DYPM arising under this Agreement to pay money to IP. Such Security Guarantee shall, at DYPM's option, consist of one of the following: (i) an irrevocable letter of guaranty issued by DYPM's Guarantor, in the form of Appendix 4, (ii) a Letter of Credit, or (iii) cash or an irrevocable guaranty or bond issued by a bank, insurance company, other financial institution or other Guarantor of acceptable creditworthiness to IP, in each case in favor of IP; provided, that in the event of a Downgrade Event with respect to DYPM's Guarantor, if any (or until such Guarantor shall be Investment Grade), DYPM shall, within 15 days following the date of such Downgrade Event, post the full amount of the Security Guarantee in accordance with clauses (a)(ii) or (a)(iii) of this Section 15 and shall maintain the full amount of the Security Guarantee in accordance with clauses (a)(ii) or (a)(iii) of this Section 15 for the duration of such Downgrade Event.

         (b)  By IP in Favor of DYPM
              ----------------------

         IP shall post a Security Guarantee with and in favor of DYPM in the aggregate amount of $25,000,000 to ensure the timely performance of IP's obligations to DYPM in accordance with the terms of this Agreement, including any obligation of IP arising under this Agreement to pay money to DYPM. Such Security Guarantee shall, at IP's option, consist of one of the following: (i) an irrevocable letter of guaranty issued by IP's Guarantor, in the form of Appendix 4, (ii) a Letter of Credit, or (iii) cash or an irrevocable guaranty or bond issued by a bank, insurance company, other financial institution or other Guarantor, of acceptable creditworthiness to DYPM, in each case in favor of DYPM; provided, that in the event of a Downgrade Event with respect to DYPM's Guarantor, if any, IP shall, within 15 days following the date of such Downgrade Event, post the full amount of the Security Guarantee solely in accordance with option (ii) or (iii) and shall maintain the full amount of the Security Guarantee solely in accordance with option (ii) or (iii) for the duration of such Downgrade Event.

         (c)  Costs of Security Guarantee
              ---------------------------

         Costs of a Security Guarantee shall be borne by the applicant for such Security Guarantee.

16.      Sale, Assignment, Mortgage or Pledge
         ------------------------------------

         (a)  Sale or Assignment or Rights and Obligations
              --------------------------------------------

         Neither Party may assign its rights or obligations under this Agreement to a third party without the express written consent of the other Party, which may not be unreasonably withheld.

         (b)  Consent to Mortgage or Pledge
              -----------------------------

         Notwithstanding any limitations on sale, lease, transfer or assignment imposed by Section 16(a), IP hereby consents to the mortgage, pledge or refinancing of any Primary Resource or Primary Resources, or of this Agreement, by DYPM or DMG including the creation of a security interest in any Primary Resource or Primary Resources or in this Agreement in, favor of any Lenders. IP further agrees to execute documentation to evidence such consent; provided that IP shall have no obligation to waive any of its rights under this Agreement. IP further acknowledges that any such mortgage, pledge, refinancing or creation of security interest may require the recognition of certain rights of Lenders in the underlying documents, including:

              (i) that this Agreement shall not be amended or terminated (except for termination permitted pursuant to the terms of this Agreement) without the consent of the Lenders;

              (ii) that, without extending any cure period set forth in this Agreement, Lenders shall be given notice of, and the same opportunity to cure, any breach or default of this Agreement by DYPM;

              (iii) that, if a Lender forecloses, takes a deed in lieu thereof or otherwise exercises its remedies pursuant to any security documents, then IP shall, at such Lender's request, continue to perform all of its obligations hereunder, and Lender or its nominee may perform in the place of DYPM, and may assign this Agreement to another party in place of DYPM (provided either (A) such proposed assignee is creditworthy (or posts a Security Guarantee as contemplated hereunder) and possesses or acquires through an operator experience and skill in the operation of electric generation plants similar in nature to the Primary Resources, or (B) IP consents to the assignment to such proposed assignee, which consent shall not be unreasonably withheld, it being understood that IP may, in deciding whether to grant such consent, take into account the creditworthiness and the electric generation plant experience and skill of the proposed assignee or its Guarantor), and enforce all of DYPM's rights and obligations under this Agreement;

              (iv) that neither Lender(s) nor its nominee shall have liability under this Agreement except to the extent any such Lender or its nominee elects to perform DYPM's obligations as contemplated by paragraph (iii) above;

              (v) that IP shall accept performance in accordance with this Agreement by Lender(s) or its (their) nominees;

              (vi) that IP shall make all payments to an account designated by Lender(s); and

              (vii) that IP shall make such representations and warranties to Lender(s) as Lender(s) may reasonably request with regard to: (A) IP's corporate existence, (B) IP's corporate authority to execute, deliver and perform this Agreement, (C) the binding nature of this Agreement on IP, (D) receipt of regulatory approvals by IP with respect to its performance under this Agreement, and (E) whether any defaults by DYPM are known by IP to then exist under this Agreement.

17.      Governing Law
         -------------

         This Agreement shall be deemed to be an Illinois contract and shall be construed in accordance with and governed by the laws of the State of Illinois without regard to its conflict of laws provisions.

18.      Notices
         -------

         Unless otherwise provided in this Agreement, any notice, consent or other communication required to be made under this Agreement shall be in writing and shall be delivered to the address set forth below or such other address as the receiving Party may from time to time designate by written notice:

         If to IP, to:

         Illinois Power Company
         500 South 27th Street
         Decatur, Illinois 62525
         Attention: President

         If to DYPM, to:

         Dynegy Power Marketing, Inc.
         1000 Louisiana Street, Suite 5800
         Houston, Texas 77002
         Attention: Senior Vice President

All notices shall be effective when received.

19.      Confidentiality
         ---------------

         Each Party agrees that it will treat in confidence this Agreement and all documents, materials and other information which it shall have obtained regarding the other Party during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the Effective Date), each Party shall return to the other Party all copies of any nonpublic documents and materials which may have been furnished in connection herewith. This Agreement and such documents, materials and information shall not be communicated to any third party (other than a Party's counsel, accountants, financial advisors, corporate parents, affiliates, officers, directors or employees thereof, or in connection with the sale or assignment or financing or refinancing of such Party or its affiliates or a Primary Resource or Primary Resources or this Agreement if DYPM or IP (as the case may be) has given prior notice to the other Party and entered into a confidentiality agreement satisfactory to the other Party with the proposed recipient of the information). The obligation of each Party to treat such documents, materials and other information in confidence shall not apply to any information which: (i) is or becomes available to such Party from a source other than the other Party, (ii) is or becomes available to the public other than as a result of disclosure by such Party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such Party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

20.      Miscellaneous Provisions
         ------------------------

         (a)  Non-Waiver
              ----------

         The failure of either Party to insist in any one or more instances upon strict performance of any provisions of this Agreement, or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any such provisions or the relinquishment of any such right or any other right hereunder, which shall remain in full force and effect.

        (b)   Third Party Beneficiaries
              -------------------------

         This Agreement is intended solely for the benefit of the Parties hereto. Nothing in this Agreement shall be construed to create any duty to, or standard or care with reference to, or any liability to, any person or entity not a Party to this Agreement.

        (c)   No Association, Partnership or Joint Venture
              --------------------------------------------

         This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the Parties or to impose any partnership obligation or liability upon either Party. DYPM is an independent contractor and neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or to act on behalf of, or to act as or be an agent or representative of, or otherwise bind, the other Party, unless, and only to the extent that, such right, power and authority is expressly provided for in this Agreement.

         (d)  Survival of Obligations
              -----------------------

         Cancellation, expiration or earlier termination of this Agreement shall not relieve the Parties of obligations that by their nature should survive such cancellation, expiration or termination, including exclusion of warranties and remedies, exclusions of consequential damages, limitations on liability, audits, promises of indemnity, and confidentiality.

(e)      Successors and Assignees
         ------------------------

         This Agreement shall inure to the benefit of and be binding upon the successors and permitted assignees of the Parties.

21.      Amendments
         ----------

         No amendments or changes to this Agreement shall be binding unless made in writing and duly executed by both Parties.

22.      Entire Agreement
         ----------------

         This Agreement supersedes all previous representations, understandings, negotiations and agreements either written or oral between the Parties hereto or their representatives with respect to the subject matter hereof and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

23.      FERC Standard of Review
         -----------------------

         Absent the agreement of the Parties to the proposed change, the standard of review for changes to this Agreement specifying the rate(s) or other material economic terms and conditions agreed to by the Parties herein, whether proposed by a Party, a non-party or FERC acting sua sponte, shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956), and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

24.      Severability
         ------------

         The Parties agree that in the event that any portion of this Agreement is determined to be invalid, illegal or unenforceable for any reason, the remaining portions of this Agreement shall be unaffected and unimpaired thereby, and shall remain in full force and effect, to the fullest extent permitted by applicable law, and the Parties shall negotiate in good faith to amend this Agreement to affect the intent of the Parties in entering into this Agreement.

IN WITNESS WHEREOF the Parties hereto, by their duly authorized representatives, have caused this Agreement to be executed on the date first written above.

ILLINOIS POWER COMPANY                   DYNEGY POWER MARKETING, INC.

By:                                      By:

Name:                                    Name:

Title:                                   Title:

                               LIST OF APPENDICES


Appendix 1:       Monthly Tier 1 Capacities

Appendix 2:       Maximum Energy Quantities

Appendix 3:       Design Limits of Primary Resources

Appendix 4:       Form of Guaranty

Appendix 5:       Sample Calculation of Charges

Appendix 6:       Unmetered Energy Amounts

                                   APPENDIX 1

                            MONTHLY TIER 1 CAPACITIES

          2005 and 2006 Monthly Tier 1 Capacity Volumes (in megawatts)
          ------------------------------------------------------------

                        -----------------------
                        January         2,300
                        -----------------------
                        February        2,300
                        -----------------------
                        March           2,300
                        -----------------------
                        April           2,300
                       ------------------------
                        May             2,800
                        -----------------------
                        June            2,800
                        -----------------------
                        July            2,800
                        -----------------------
                        August          2,800
                        --------------- --------
                        September       2,800
                        -----------------------
                        October         2,300
                        -----------------------
                        November        2,300
                        -----------------------
                        December        2,300
                        -----------------------

                                   APPENDIX 2

                            MAXIMUM ENERGY QUANTITIES

     2005 and 2006 Maximum Quarterly Energy Quantities (in MWh per Quarter)
     ----------------------------------------------------------------------

                                ----------------
                                Q1     2,600,000
                                ----------------
                                Q2     2,600,000
                                ----------------
                                Q3     3,450,000
                                ----------------
                                Q4     2,850,000
                                ----------------

                   Total = 11,500,000 megawatt hours per year



        2005 and 2006 Maximum Hourly Energy Quantities (in MWh per hour)
        ----------------------------------------------------------------

                        ---------------------
                        January         2,300
                        ---------------------
                        February        2,300
                        ---------------------
                        March           2,300
                        ---------------------
                        April           2,300
                       ----------------------
                        May             2,800
                        ---------------------
                        June            2,800
                        ---------------------
                        July            2,800
                        ---------------------
                        August          2,800
                        --------------- -----
                        September       2,800
                        ---------------------
                        October         2,300
                        ---------------------
                        November        2,300
                        ---------------------
                        December        2,300
                        ---------------------

                                   APPENDIX 3

                       DESIGN LIMITS OF PRIMARY RESOURCES

                                                                                       Ramp Rates
                                                            SCR      --------------------------------------------
                                           Emergency     Operation       Zero to        Normal        Emergency
                             Operation     Operation       Normal         Normal        Minimum        Minimum
                              Maximum       Minimum       Minimum        Minimum     To Full Load   To Full Load
                             Load (MW)     Load (MW)     Load (MW)       (MW/min)      (MW/min)       (MW/min)

Baldwin 1                         588           280          450             1             4              5
Baldwin 2                         588           250          450             1             4              5
Baldwin 3                         602           150          150             2             5              5
                            ---------     ---------     --------      --------      --------      ---------
Baldwin Station                  1778           680         1050             4            13             15

Havana 1-5                        242             0           35             5             5             5
Havana 6                          448             0           73             3             4             10
                                  ---             -     --------      --------      --------      ---------
Havana Station                    690             0          108             8             9             15

Hennepin 1                         76             0           22             1             1              1
Hennepin 2                        225            64           64             2             2              2
                            ---------     ---------     --------      --------      --------      ---------
Hennepin Station                  301            64           86             3             3              3

Vermillion 1                       77             0           22           0.5             1            1.5
Vermillion 2                      105             0           26           0.5             1            1.5
                            ---------     ---------     --------      --------      --------      ---------
Vermillion Station                182             0           48             1             2              3

Wood River 1-3                    133             0           40             3             3             3
Wood River 4                       99             0           30             1             1              2
Wood River 5                      362           115          115           2.5             2              3
                            ---------     ---------     --------      --------      --------      ---------
Wood River Station                594           115          185           6.5             6              8
                             --------      --------      -------       -------        ------       --------
Fossil Steam Plants Total        3545           859         1477          22.5            33             44

Oglesby 1-4                        63            0           N/A           N/A           N/A            N/A
Stallings 1-4                      89            0           N/A           N/A           N/A            N/A
Tilton 1-4                        188            0           N/A           N/A           N/A            N/A
Vermillion GT                      12            0           N/A           N/A           N/A           N/A

Combustion Turbines Total        352

System Total                     897


(TABLE CONTINUED)



                                                                  Minimum
                              Start-up Time to                      Down
                               Normal Minimum                      Times            Minimum
                               Hot        Cold         Cycling    For Econ.         Operating
                             (hours)     (hours)        Unit     Shut-down(hours)  Time (hours)
Baldwin 1                       14           26
Baldwin 2                       14           26
Baldwin 3                        7           12
Baldwin Station

Havana 1-5
Havana 6                        1.5          10           X           6             6
Havana Station

Hennepin 1                       2           8            X           6             6
Hennepin 2                       6           10
Hennepin Station

Vermillion 1                     3           6            X           6             6
Vermillion 2                     3           6            X           6             6
Vermillion Station

Wood River 1-3
Wood River 4                     4           7            X           6             6
Wood River 5                     5           14
Wood River Station

Fossil Steam Plants Total

Oglesby 1-4                 10 Min.      10 Min.          X                         1
Stallings 1-4               15 Min.      15 Min.          X                        1.5
Tilton 1-4                  10 Min.      10 Min.          X                         1
Vermillion GT

Combustion Turbines Total

System Total






Notes and additional limitations:
--------------------------------
Ramp rates may be further limited at times by stack opacity.
Wood River 5 minimum load requires reduction of steam pressure.
Havana 6 emergency ramp rate requires a minimum of 2 coal mills in operation. No more than one start up per day on cycled steam units.
Baldwin 1 and 2 and Havana minimum loads may change after gaining experience with SCR operation.

                                   APPENDIX 4

                                FORM OF GUARANTY

         This Guaranty Agreement (the "Guaranty") is made on this ____ day of ___________, 2004 by _____________________, a ____________corporation
("Guarantor") in favor of _________________________ ("Beneficiary"), a
___________ corporation in consideration of the Beneficiary extending credit to
____________________ ("Debtor").

         WHEREAS, Beneficiary and Debtor have entered into or are anticipating entering into a Power Purchase Agreement (the "Agreement");

         WHEREAS, Debtor is a wholly owned subsidiary of the Guarantor.

         WHEREAS, as a condition of such Agreement, Beneficiary is requiring Guarantor to enter into this Guaranty; and

         WHEREAS, as part of the Agreement, the Beneficiary will be extending credit to the Debtor, and Guarantor wishes to provide this Guaranty to the Beneficiary as part of Debtor's consideration for such Transactions and to induce the Beneficiary to extend credit to the Debtor.

         NOW THEREFORE, in order to satisfy the aforementioned condition of the Agreement, and further, in order for Guarantor to obtain benefits resulting from Beneficiaries performance pursuant to the Agreement, Guarantor desires to enter into this Guaranty and hereby agrees as follows:

1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary, subject to the terms and conditions contained herein, the prompt payment when due of all sums hereafter owed by Debtor to Beneficiary under the terms of the Agreement (such obligations are herein referred to as the "Agreement Obligations"); provided, however, that the Guarantor's maximum financial obligation under this instrument is limited to $_________________. The Agreement Obligations are deemed to include, without limitation, interest and any other charges due and payable, such as late fees, service charges, cover costs or liquidated damages

2. Amendments. No amendment of this Guaranty shall be effective unless signed by Guarantor and Beneficiary. No waiver by Beneficiary of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3. Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise specifically provided elsewhere herein, (i) be in writing and shall be addressed to the parties at their respective addresses set forth below or at such other addresses as shall be designated in a written notice to the other party, and (ii) when mailed, be effective five (5) business days after being deposited in the U.S. mail, registered or certified, return receipt requested, postage prepaid, or, in the case of personal delivery, when delivered at the following addresses:

         if to the Guarantor:       [insert notice address]

         if to Debtor:              [insert notice address]

         if to Beneficiary:         [insert notice address]

4. Non-waiver of Claim or Defense Under the Agreement. Nothing contained herein shall constitute a waiver, discharge or release of any claim or defense, whether it or they be at law, equity or otherwise, that the Guarantor or Debtor has, or at any other time hereafter, will have against Beneficiary with respect to, or relating in any way, to (i) Beneficiary's performance under the Agreement or
(ii) Guarantor's or Debtor's obligation to pay the Agreement Obligations. In the event and for the duration that Guarantor assumes the Agreement Obligations, Guarantor shall be entitled to and enjoy all the rights, defenses and benefits to which Debtor is entitled or may become entitled under the Agreement, other than defenses expressly waived by the Debtor in the Agreement or otherwise waived in this Guaranty. Further, this Guaranty shall be absolute and unconditional irrespective of any lack of validity or enforceability of or defect or deficiency in the Agreement or any other documents executed in connection with the Agreement.

5. Limitations. Notwithstanding any other provision of this Guaranty, Guarantor shall not be liable for consequential, incidental, exemplary, equitable, loss of profits, punitive, or tort damages. This Guaranty shall constitute a guarantee of payment and not of collection. Guarantor's obligations and liability under this Guaranty shall be limited to payment obligations, and Guarantor shall have no obligation to buy, sell, deliver, supply or transport gas, electricity or any other commodity under the Agreement.

6. Payment. Guarantor agrees to be held responsible for the Agreement Obligations, and agrees to pay the Agreement Obligations upon the failure by the Debtor to make any payments that are due and payable at any time.

7. Subrogation. Guarantor shall be subrogated to all rights of Beneficiary against Debtor upon payment or satisfaction of all Agreement Obligations owing to Beneficiary.

8. Effect of Certain Events. Guarantor agrees that Guarantor's liability hereunder will not be released, reduced or impaired by the occurrence of any one or more of the following events:

         a. the insolvency, bankruptcy, reorganization, release, receivership or discharge of Debtor; or

         b. the renewal, consolidation, extension, modification or amendment from time to time of the Agreement.

9. Waiver. Guarantor hereby waives notice of acceptance of this Guaranty, creation or change of the amount of the Agreement Obligations, dishonor, nonpayment, protest and presentment.

10. Term. This Guaranty shall remain in full force and effect until _____________, or the Guarantor may, by providing ten (10) days prior written notice to Beneficiary, earlier terminate this Guaranty; provided that this Guaranty shall remain in full force and effect after either such expiration or termination with respect to all Agreement Obligations incurred prior thereto, until such Agreement Obligations have been fully satisfied, performed and discharged.

11. Successors and Assigns. This Guaranty shall inure to the benefit of Beneficiary, its successors assigns and creditors. The Beneficiary shall have the right to assign this Guaranty to any person or entity without the prior consent of the Guarantor; provided, however, that no such assignment shall be binding upon the Guarantor until it receives written notice of such assignment from the Beneficiary. The Guarantor may assign its obligations under this Guaranty only with the prior written consent of Beneficiary, which shall not be unreasonably withheld. Any reasonable uncertainty on the part of the Beneficiary concerning the ability on the part of any potential assignee of the Guarantor to carry out the Guarantor's obligations hereunder shall be considered a reasonable basis for withholding consent, unless and until the potential assignee can reasonably satisfy the Beneficiary that the assignee is capable of performing the obligations of the Guarantor hereunder.

12. Governing Law and Jurisdiction. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK UNLESS OTHERWISE PROVIDED HEREIN.

13. Headings. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of this ____ day of ______________, 2004.

                                           GUARANTOR

                                           [insert Guarantor's legal name]

                                           By:  _____________________________

                                           Title:  ____________________________



                                                                               3
                                   APPENDIX 5

                          SAMPLE CALCULATION OF CHARGES

                                 (See attached.)

         SEMI-MONTHLY BILLING STATEMENT (SAMPLE 1)

         Date of Statement                                 15-Jul-05

         Covers Schedules for July 1 through July 15

(A)      one-half of the monthly
         charge for Tier 1 Capacity                                                             $5,600,000.00
         one-half of the monthly
         charge for Negotiated Tier 2 Capacity                                                    $200,000.00

(B)      total MWh of Tier 1 Energy
         in the Daily Energy Schedules                                  517,150     MWh        $15,514,500.00

(C)      price for any Negotiated Tier 2 Energy
         total MWh for any Tier 2 Energy                                      0     MWh              $      -
         Total Amount Due from IP to DYPM
         as a Semi-Monthly Payment for the
         first through fifteenth days of the month                                             $21,314,500.00




         SEMI-MONTHLY BILLING STATEMENT (SAMPLE 2)-

         Date of Statement                                 31-Jul-05

         Covers Schedules for July 16 through July 31

(A)      one-half of the monthly-
         charge for Tier 1 Capacity                                                             $5,600,000.00
         one-half of the monthly
         charge for Negotiated Tier 2 Capacity                                                    $200,000.00

(B)      total MWh of Tier 1 Energy
         in the Daily Energy Schedules                                  505,700     MWh        $15,171,000.00

(C)      price for any Negotiated Tier 2 Energy

         total MWh for any Tier 2 Energy                                      0     MWh              $      -
         Total Amount Due from IP to DYPM
         as a Semi-Monthly Payment for the
         sixteenth through last days of the month                                              $20,971,000.00




         TRUE-UP BILLING STATEMENT (SAMPLE)

         Date of Statement       15-Aug-05

         Covers Schedules for July 1 through July 31

(i)      Tier 1 Capacity                                                   2800     MW
         Negotiated Tier 2 Capacity                                         300     MW

(ii)     Tier 1 Energy                                                  992,400     MWh
         Negotiated Tier 2 Energy                                             0     MWh
         Supplemental Energy                                             31,959     MWh
         Overscheduled Energy                                             7,025     MWh
         Underscheduled Energy                                           17,559     MWh

(iii)    Scheduled Energy 1,022,850 MWh

(iv)     Reliability Dispatch Energy
         Incremental Energy                                                   0     MWh
         Decremental Energy                                                   0     MWh

(v)      Tier 1 Capacity Price                                             4.00     $/kW-month
         Negotiated Tier 2 Capacity Price                                  1.33     $/kW-month
         Tier 1 Energy Price                                              30.00     $/MWh
         Negotiated Tier 2 Energy Price                                       -     $/MWh
         Supplemental Energy Price                                        30.00     $/MWh

(vi)     Daily On-Peak Index see data on hourly sheets
         PJM Hourly On-Peak Price                          see data on hourly sheets
         Shaped Daily On-Peak Index                        see data on hourly sheets

(vii)    LMP does not exist at this point

(viii)   Charges for Tier 1 Capacity                                                           $11,200,000.00
         Charges for Tier 1 Energy                                                             $29,771,970.00

(ix)     Charges for Negotiated Tier 2 Capacity                                                      $      -
         Charges for Negotiated Tier 2 Energy                                                        $      -

(x)      Charges for Supplemental Energy $958,769.70

(xi)     Charges or surcharges for Underscheduled Energy                                          $672,551.80

(xii)    Surcharges relating to Overscheduled Energy $106,349.25

(xiii)   Reliability Compensation                                                                    $      -

(xiv)    Charges or credits for Congestion Costs                                                     $      -




         TRUE-UP BILLING STATEMENT (SAMPLE)

         Date of Statement       15-Aug-05

         Covers Schedules for July 1 through July 31

         Credits for replacement Capacity or Energy obtained
(xv)     by IP                                                                                       $      -

         Congestion Costs and Transmission Losses from
(xvi)    Alternative Resource deliveries                                                             $      -

(xvii)   FTR FFR benefits from MISO to IP                                                            $      -

(xviii)  FTR FFR obligations on IP from MISO                                                         $      -

(xix)    Administrative charges on IP from MISO                                                      $      -

(xx)     Total amount of Semi-Monthly Payments made                                            $42,285,500.00

(xxi)    Net payment/(credit) due from IP/DYPM $424,140.75


                                   APPENDIX 6

                            UNMETERED ENERGY AMOUNTS

                                     BALDWIN

IP ASSET               USAGE COMPONENT                 A        B        C =      D =    E            F            G =
--------               ---------------                                   (A x B)  C/1000                           D x E x F
----------------------------------------------------------------------------------------------------------------------------
                                                                                         ESTIMATED
                                                       ACTUAL   ACTUAL   TOTAL           RUN HOURS    3-PHASE      KWH USED
                                                 #     VOLTS    AMPS     WATTS    KW     PER YEAR     FACTOR        PER YEAR
                                                 -     -----    ----     -----    --     --------     ------        --------

Tie Transformer #4:    Fans                       40   466       0.5      9,320    9.3     2880        1.73          46,436
                       Oil Pumps                   4   466       3.5      6,524    6.5     2880        1.73          32,505
345 KV Breakers:       Heaters                     2   202       1.2        485    0.5     8760        1.73           7,347
  (4556, 4560)
                       Compressor Motor            2   202       7.2      2,909    2.9       12        1.73              60
345 KV Breakers:
 (4564, 4592, 4576
  4572, 4568, 4588
  4584, 4580)          Heaters @ 150W              8                      1,200    1.2     1286        1.73           2,670
                       Heaters @ 350W              8                      2,800    2.8     1286        1.73           6,229
                       Heaters @ 180W             16                      2,880    2.9     1286        1.73           6,407
                       Heaters @ 500W             24                     12,000   12.0     1286        1.73          26,697
                       Compressor Motor            8   197      37.6     59,258   59.3       12        1.73           1,230
138 KV Breakers:       Heaters @ 160W              6                        960    1.0     1286                       1,235
  (B400, 1632, 1526)
                       Compressor Motor            3   197       9.5      5,615    5.6       12                         67
Switchyard Building:   Station Batteries Charge    1   197       7        1,379    1.4     8760        1.73          20,898
                       Air Conditioners            2   197      14.4      5,674    5.7     3285        1.73          32,243
                       Heaters @ 5000W             3                     15,000   15.0     3285        1.73          85,246
                       Lighting @ 80W             18                      1,440    1.4      200        1.73            498
                       Comm/Super Equipment        1                               2.0     8760        1.73          30,310
Switchyard Lighting:   Lights @ 1000W             72                     72,000   72.0      200                      14,400
                                                 218                                                               314,480


                                     HAVANA

IP ASSET               USAGE COMPONENT                 A        B        C =      D =    E            F = D x E
--------               ---------------                                   (A x B)  C/1000
---------------------------------------------------------------------------------------------------------------
                                                                                         ESTIMATED
                                                       ACTUAL   ACTUAL   TOTAL           RUN HOURS    KWH USED
                                                 #     VOLTS    AMPS     WATTS    KW     PER YEAR     PER YEAR
                                                 -     -----    ----     -----    --     --------     --------
138 KV Breakers:
  (1302, 1422, 1406,
  1352, 1362, 1356)    Heater 1                   6    236       2        2,832    2.8   1286          3,642
                       Heater 2                   6    236       2        2,832    2.8   1286          3,642
                       Heater 3                   6    236       2        2,832    2.8   8760         24,808
                       Compressor Motor           6    236      7.3      10,337   10.3     12            124
                                                 24                                                   32,216


                                    HENNEPIN


IP ASSET               USAGE COMPONENT                 A            B          C =       D =      E          F             G =
--------               ---------------                                         (A x B)   C/1000                            D x E x F
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  ESTIMATED
                                                       NAMEPLATE    NAMEPLATE  TOTAL              RUN HOURS  3 - PHASE     KWH USED
                                                 #       VOLTS       AMPS      WATTS     KW       PER YEAR    FACTOR       PER YEAR
                                                 -     ---------    ---------  -----     ----     ---------  ---------     --------
Tie Transformer #1     Fans                      28    196           1.2        6,586     6.6       2535       1.73          28,881
                       Oil Pumps                  4    196          13.6       10,662    10.7       2535       1.73          46,760
                       Heater                     1    112           1.8          202     0.2       8760                      1,766
Tie Transformer #2     Fans                      28    196           1.2        6,586     6.6       2535       1.73          28,881
                       Oil Pumps                  4    196          13.6       10,662    10.7       2535       1.73          46,760
                       Heater                     1    112           1.8          202     0.2       8760                      1,766
138 KV Breakers:
(1302, 1552, 1512,
1516, 1556, 6101)      Heaters                   12    225           1.6        4,320     4.3       8760                     37,843
                       Compressor Motor           6    225           4.6        6,210     6.2         12                         75
34 KV Breakers:(3401,  Heaters                    4    240          1.3         1,248     1.2       8760                     10,932
T380, T340, 3422)
                       Heaters                    4    240           1.3        1,248     1.2       1286                      1,605
                       Compressor Motor           4    240           3.7        3,552     3.6         12                         43
                                                 96                                                                         205,314


                                     TILTON

IP ASSET                       USAGE COMPONENT      #         A            B          C =     D =        E         F = D x E
--------                       ---------------     ---                              (A x B)  C/1000
                                                          ---------    ---------    -------  ------    ---------   ---------
                                                                                                       ESTIMATED
                                                          NAMEPLATE    NAMEPLATE    TOTAL              RUN HOURS     KWH USED
                                                            VOLTS         AMPS      WATTS       KW     PER YEAR      PER YEAR
                                                          ---------    ---------    -------  -------   ---------   ---------
  138 KV Breakers: (1324,      Heaters               4       248         2.5        2,480       2.5       8760        21,725
1328, 1320, 1316)              Tank Heaters         24       120        10.42      30,010      30.0        720        21,607
                               Compressor Motor      4       248          10        9,920       9.9         12           119
                                                   ===                                                             =========
                                                    32                                                                43,451
                                                   ===                                                             =========

                                   WOOD RIVER

IP ASSET               USAGE COMPONENT                   A         B      C =     D =       E            F           G =
--------               ---------------                                   (A x B)  C/1000                           D x E x F
----------------------------------------------------------------------------------------------------------------------------
                                                                                         ESTIMATED
                                                       ACTUAL   ACTUAL   TOTAL           RUN HOURS    3-PHASE      KWH USED
                                                 #     VOLTS    AMPS     WATTS     KW    PER YEAR     FACTOR       PER YEAR
                                                ---    -----    ------   -----     --    --------     -------      --------
Tie Transformer #1     Cooler 1                   1      240     16.5      3,960   4.0     8760         1.73        60,013
                       Cooler 2                   1      240     15.5      3,720   3.7      438         1.73         2,819
                       Strip Heaters              2      120     1.9         456   0.5     8760                      3,995
Tie Transformer #2     Cooler 1                   1      240      45      10,800  10.8     8760         1.73       163,672
                       Cooler 2                   1      240      45      10,800  10.8      438         1.73         8,184
                       Strip Heaters              2      240      2         960    1.0     8760                      8,410
138 KV Breakers:
(1302, 1306, 1310,
1436, 1452, 1456,
1502, 1506)            Heater 1                   8      240     3.3       6,336   6.3     1286                      8,148
                       Heater 2                   8      240     6.3      12,096  12.1     1286                     15,555
                       Heater 3                   8      240     1.2       2,304   2.3     8760                     20,183
34.5 KV Breakers:
(710, 720, 730,
3406, 3410, 3474,
3475)                  Compressor Motor           7      240     7.4      12,432  12.4       12                        149
                       Compressor Heater          7      240     0.7       1,176   1.2     1286                      1,512
                       Heater 1                   7      240     0.7       1,176   1.2     8760                     10,302
                       Heater 2                   7      240     0.7       1,176   1.2     1286                      1,512
                       Heater 3                   7      240     0.7       1,176   1.2     1286                      1,512
                       Interrupter Heater         7      240      14      23,520  23.5      500                     11,760
34.5 KV Breaker:
(3402)                 Hydraulic Pump             1      240     6.3       1,512   1.5       12                         18
                       Heater 1                   1      240     0.7         168   0.2     8760                      1,472
                       Heater 2                   1      240      2          480   0.5     1286                        617
                       Heater 3                   1      240     1.5         360   0.4     1286                        463
Pole Lights            Pole Lights               60      120    8.333     59,998  60.0      730                     43,798
                                                ===                                                                =======
                                                138                                                                364,094
                                                ===                                                                =======

                                    VERMILION

IP ASSET               USAGE COMPONENT                   A         B      C =     D =       E            F           G =
--------               ---------------                                   (A x B)  C/1000                           D x E x F
----------------------------------------------------------------------------------------------------------------------------
                                                                                         ESTIMATED
                                                       ACTUAL   ACTUAL   TOTAL           RUN HOURS    3-PHASE      KWH USED
                                                 #     VOLTS    AMPS     WATTS     KW    PER YEAR     FACTOR       PER YEAR
                                                ---    -----    ------   -----     --    --------     -------      --------

Tie Transformer #1     Fans                      72      217      1.5    23,436    23.4     2880        1.73       116,768
Tie Transformer #2     Fan Banks                  3      425       12    15,300    15.3     8760        1.73       231,868
                       Oil Pumps                  3      425       7      8,925     8.9     8760        1.73       135,257
138 KV Breakers:
(1306, 1330, 1326,
1332, 1314, 1318)      Heater Set                 1      217       8      1,736     1.7     8760                    15,207
                       Compressor Motor           1      217       4       868      0.9      12                         10
                       Heaters                    4      217       2      1,736     1.7     8760                    15,207
                       Compressor Motor           1      217       4       868      0.9      12                         10
                       Heaters                    4      217       2      1,736     1.7     8760                    15,207
                       Hydraulic Winding Motor    2      217       8      3,472     3.5       1                          3
                       Heaters                    6      217       3      3,906     3.9     8760                    34,217
                       Heaters                   12      217       1      2,604     2.6     8760                    22,811
69 KV Breakers:
(620, 612, 624, 628
 608, 604, 632)        Hydraulic Winding Motor    4      217       8      6,944     6.9       1                          7
                       Heaters                    6      217       1      1,302     1.3     8760                    11,406
                       Compressor Motor           2      217       7      3,038     3.0      12                         36
                       Heaters                    3      217      1.3      846      0.8     8760                     7,414
                       Compressor Motor           1      217       3       651      0.7      12                          8
                                                ===                                                                =======
                                                125                                                                605,437
                                                ===                                                                =======

                                                              [EXHIBIT E TO SPA]

                     EASEMENT AND FACILITIES AGREEMENT TERMS
                     ---------------------------------------

The Easement and Facilities Agreement between all necessary parties will, together with such other terms and conditions mutually acceptable to the parties, contain provisions addressing the following matters:

     o Granting (or amending) easements to provide IPC sufficient rights in respect of the Generation Assets to access, locate, operate, repair, maintain, remove, replace and alter certain existing facilities and equipment of IPC used in connection with IPC's Business (the "Facilities").

     o Granting (or amending) easements for the use of common facilities (ground grid, conduits, retention ponds, spill prevention systems, parking).

     o Identification of the party (or parties) responsible for operating, maintaining, repairing and altering the common facilities for the benefit of both parties.

     o Procedure for allocating costs between the parties (and billing and payment terms) of operating and maintaining common facilities.

     o    Dispute resolution procedures; Injunctive relief.

     o    General covenant to cooperate with each other.

     o    Covenant of further assurances.

     o Allocating risk of environmental liability arising out of the use of the Generation Assets and the easement property, including indemnification, release and insurance therefore.

                                                              [EXHIBIT F TO SPA]




                          BLACK START SERVICE AGREEMENT

                                 BY AND BETWEEN

                           ILLINOIS POWER COMPANY AND

                         DYNEGY MIDWEST GENERATION, INC.

                    DATED AS OF _______________________, 2004

                          BLACK START SERVICE AGREEMENT
                                 BY AND BETWEEN
                           ILLINOIS POWER COMPANY AND
                         DYNEGY MIDWEST GENERATION, INC.

This Black Start Service Agreement is entered into as of the day of , 2004, by and between Illinois Power Company, an Illinois corporation ("Illinois Power"), and Dynegy Midwest Generation, Inc., an Illinois corporation ("DMG"), for the purpose of DMG providing Black Start Service to Illinois Power for purposes of system re-energization and restoration following a system-wide blackout on the Illinois Power T&D System.

                              W I T N E S S E T H:

WHEREAS, Illinois Power is the owner and operator of the Illinois Power T&D System;

WHEREAS, DMG is the owner and operator of certain fossil-fueled generating units that are listed on Schedule A which have the capability to be started without taking electric energy from the Illinois Power T&D System;

WHEREAS, such DMG generating units are interconnected to the Illinois Power T&D System;

WHEREAS, Illinois Power desires to have DMG provide Black Start Service for purposes of the re-energization and restoration of the Illinois Power T&D System following a system-wide blackout on the Illinois Power T&D System and DMG desires to provide such Black Start Service;

WHEREAS, Illinois Power and DMG have agreed to execute this Agreement in order to establish the terms and conditions DMG's provision of Black Start Service to Illinois Power.

NOW, THEREFORE, in consideration of the mutual representations, covenants, and agreements hereinafter set forth, and intending to be legally bound hereby, Illinois Power and DMG covenant and agree as follows:

                                    ARTICLE 1
                             DEFINITIONS AND USAGES
                             ----------------------

1.1 Definitions. Whenever used with initial capitalization in this Agreement, the following terms shall have the following meanings:

          "Agreement" shall mean this Black Start Service Agreement between Illinois Power and DMG, including all Schedules attached hereto, and any amendments hereto or thereto.

          "ADR" shall mean Alternative Dispute Resolution.

          "Applicable Laws and Regulations" shall mean all duly promulgated applicable federal, state and local laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders, permits and other duly authorized actions of any Governmental Authority.

          "Black Start Capable" shall mean an electric generating unit that is capable of being started without electrical energy being supplied from the Illinois Power Transmission System or the Illinois Power Distribution System.

          "Black Start Service" shall mean the services provided by DMG to Illinois Power under the terms of this Agreement to deliver electric energy to Illinois Power at the Interconnection Point(s) following a Blackout.

          "Blackout" shall mean a total or partial loss or interruption of electric power on the Illinois Power T&D System that requires the delivery of electric energy from one or more of the Units to restart Designated Generation Resources to re-energize and restore the Illinois Power T&D System to normal operating condition.

          "Breaching Party" shall have the meaning assigned to such term in
          Section 11.2 of this Agreement.

          "Claim" shall have the meaning assigned to such term in Section 10.2.1 of this Agreement.

          "Confidential Information" means any plan, specification, pattern, procedure, design, device, list, concept, policy or compilation relating to the present or planned business of a Party regardless of whether such Confidential Information is conveyed orally, electronically, in writing, through inspection, observed by either Party while visiting the premises of the other Party, or otherwise deduced by the other Party.

          "Default" shall have the meaning assigned to such term in Section 11.2 of this Agreement.

          "Designated Generation Resource" shall mean the coal-fired generating unit listed on Schedule A as being the generating resource to be started with electric energy supplied by the applicable Unit or Units.

          "Designated Transmission Path" shall mean the direct transmission circuit between the Interconnection Point for the applicable Unit(s) and the Designated Generation Resource as listed on Schedule A.

          "DMG" shall have the meaning assigned to such term in the first paragraph hereof.

          "Effective Date" shall mean the date on which this Agreement becomes effective in accordance with Section 2.1.

          "Emergency" shall mean a condition or situation: (i) that in the reasonable judgment of the Party making the claim is imminently likely to endanger life or property; or (ii) that, in the case of Illinois Power, is imminently likely (as determined in a non-discriminatory manner) to cause a material adverse effect on the security of, or damage to the T&D System, the Illinois Power Interconnection Facilities or the transmission systems of others to which the Illinois Power T&D System is directly connected; or (iii) that, in the case of Producer, is imminently likely (as determined in a non-discriminatory manner) to cause a material adverse effect on the security of, or damage to, the Facility or Facilities. Any condition or situation that results from a lack of sufficient generating capacity to meet load requirements or that results from economic conditions shall not constitute an Emergency unless one of the conditions or situations identified in this definition as constituting an Emergency also exists independently.

          "Facility" or "Facilities" shall mean the Units and the generation-related assets used, owned and/or leased by DMG in connection with the Units and shall include such generation-related assets acquired by DMG after the Effective Date for use in connection with the Units.

          "FERC" shall mean the Federal Energy Regulatory Commission or any successor to the authority thereof.

          "Force Majeure" shall mean an event or occurrence or circumstance beyond the reasonable control of and without the fault or negligence of, and that could not have been avoided by reasonable foresight and/or diligence by, the Party claiming Force Majeure, including, but not limited to, acts of God, labor dispute (including strike), flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, sabotage, acts of public enemy, or explosion, which, in any of the foregoing cases, by the exercise of due diligence, including the taking of actions in accordance with Good Utility Practice, such Party is unable to overcome, and which wholly or in part prevents such Party from performing its obligations under this Agreement. Mere economic hardship of a Party does not constitute Force Majeure.

          "Good Utility Practice" shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region. Good Utility Practice shall include, but not be limited to, compliance with Applicable Laws and Regulations, Applicable Standards, the National Electric Safety Code, and the National Electrical Code, as they may be amended from time to time, including the criteria, rules and standards of any successor organizations.

          "Governmental Authority" shall mean any federal, state, local or other governmental regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority having jurisdiction over the Parties, their respective facilities, or the respective services they provide.

          "ICC" shall mean the Illinois Commerce Commission or any successor to the authority thereof.

          "Indemnified Party" shall have the meaning assigned to such term in
          Section 10.2.1 of this Agreement.

          "Indemnifying Party" shall have the meaning assigned to such term in
          Section 10.2.1 of this Agreement.

          "Illinois Power" shall have the meaning assigned to such term in the first paragraph hereof.

          "Illinois Power Distribution System" shall mean the facilities owned, controlled, or operated by Illinois Power, either jointly or individually, for the purposes of providing distribution services.

          "Illinois Power Transmission System" shall mean the facilities owned, controlled, or operated by Illinois Power, either jointly or individually, for purposes of providing point-to-point or network transmission service under the OATT or the tariffs of an RTO.

          "Illinois Power T&D System" shall mean the Illinois Power Transmission System and the Illinois Power Distribution System, collectively.

          "Interconnection Points" are the points at which the DMG's ownership of its Facilities ends and Illinois Power's ownership of the Illinois Power T&D System begins, and where electric energy generated by the Units is delivered to the Illinois Power T&D System, as indicated on the one-line diagram attached as Schedule B and described in Schedule C.

          "MAIN" shall mean the Mid-America Interconnected Network, a regional reliability governing body, or any successor to the authority thereof.

          "NERC" shall mean North American Electric Reliability Council or any successor to the authority thereof.

          "Net Electric Output" shall mean the total output of electric energy of each Unit identified in Schedule A, net of the auxiliary electric load of the applicable Facility, including transformer and other losses.

          "Non-Breaching Party" shall have the meaning assigned to such term in
          Section 11.2 of this Agreement.

          "OATT" shall mean Illinois Power's Open Access Transmission Tariff, on file with FERC, as it may be amended or superseded from time to time, under which transmission service is provided by or for Illinois Power over the Illinois Power T&D System, or any future transmission tariff on file with FERC governing transmission service over the Illinois Power T&D System, including, but not limited to, an RTO transmission tariff.

          "Parties" shall mean Illinois Power and DMG collectively.

         "Party" shall mean Illinois Power and DMG individually.

          "Permitted Recipient" shall have the meaning assigned to such term in
          Section 14.3.

          "Restoration Plan" shall have the meaning assigned to such term in
          Section 3.5.

          "RTO" shall mean the regional transmission organization, if any, that assumes responsibility for operating the transmission systems of its transmission-owning members, including Illinois Power.

          "Schedule" shall mean any of the schedules, designated as Schedule A, B, C, or D attached to this Agreement and which are incorporated herein by reference.

          "Transmission Providers" shall mean those entities that own, operate, or control facilities used for the transmission of electric energy in interstate commerce and are subject to the requirements of FERC Order No. 888, as amended, either by operation of law or voluntary submission to its requirements.

          "Transmission Operator" shall mean the persons or entity designated by Illinois Power who coordinate the interconnection of the Facilities with the Illinois Power T&D System.

          "Units" shall mean those Black Start Capable fossil-fueled generating units listed on Schedule A.

1.2 Interpretation. The following terms and conditions shall apply in any interpretation and construction of this Agreement.

1.2.1 Unless preempted by federal law, this Agreement, and the legal relations between the Parties with respect to this Agreement, shall be performed, interpreted and enforced in accordance with internal laws of the State of Illinois without regard to rules concerning conflicts of law that would direct the application of the laws of any other jurisdiction.

1.2.2 This Agreement shall be deemed to be the separate black start agreement referred to in Section 7.5 of the Interconnection Agreement by and between the Parties dated November 30, 2000.

1.2.3 This Agreement sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement and merges and supersedes all prior written and oral understandings, offers, agreements, commitments, representations, writings, discussions or other communications of every kind between the Parties pertaining to Black Start Service and any such prior agreements, understandings, offers, agreements, commitments, representations, writings, discussions or other communications shall not be used in interpreting or construing this Agreement.

1.2.4 This Agreement may be amended or modified only by a writing executed by the authorized representatives of both Parties. Any purported amendment or modification that is not in writing and so executed shall be null and void from its inception.

1.2.5 No provision, condition or requirement of this Agreement may be waived except by mutual agreement of the Parties as expressed in writing and signed by both Parties. No waiver by either Party of the performance of any provision, condition or requirement herein shall be interpreted, construed or deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein; nor shall it be interpreted, construed or deemed to be a waiver of, or in any manner release the other Party from future performance of the same provision, condition, or requirement; nor shall any delay or omission of a Party in exercising any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

1.2.6 The headings, captions and titles of this Agreement are inserted for convenience only and shall not be deemed part thereof or be taken into consideration in the interpretation or construction of this Agreement.

1.2.7 Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

1.2.8 Wherever in this Agreement provision is made for a communication to be "written" or "in writing" this means any hand-written, typewritten or printed communication, including telex, cable and facsimile transmission, provided in accordance with Article 17.

1.2.9 Wherever in this Agreement provision is made for the giving of notice, consent or approval by any person, such notice, consent or approval shall be in writing and the word "notify" shall be construed accordingly, unless the text specifically allows or requires the notice, consent or approval to be given in a form other than writing.

1.2.10 References to day or days are references to calendar days, and unless otherwise noted, specifically include weekends, holidays, or other non-work days.

1.2.11 A reference to an Article, Section, Paragraph or Schedule is, unless otherwise noted, to an Article, Section, Paragraph or Schedule of or to this Agreement.

1.2.12 A reference to any agreement or document is to that agreement or document (including attachments, exhibits and schedules thereto and, where applicable, any of its provisions) as amended, novated, supplemented, assigned or replaced.

1.2.13 A reference to any Party to this Agreement includes its permitted substitutes, successors and assigns.

1.2.14 Where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

1.2.15 References to "include" and "including" shall be construed as "include, without limitation" and "including, without limitation."

1.2.16 A reference to any statute, regulation, proclamation, ordinance, or order includes all statutes, regulations, proclamations, ordinances, or orders varying, consolidating, or replacing such statute, regulation, proclamation, ordinance, or order and a reference to a statute includes all regulations, proclamations, ordinances, and orders issued under that statute.

1.2.17 A reference to any authority, association or body whether statutory or otherwise shall, in the event of any such authority, association or body ceasing to exist or being reconstituted, renamed or replaced or the powers or functions thereof being transferred to any other authority, association or body, be deemed to refer respectively to the authority, association or body established or constituted in lieu thereof or as nearly as may be succeeding to the powers or functions thereof.

1.2.18 All Schedules referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any exhibit, schedule or other documents referenced herein, the terms and conditions of this Agreement shall govern and control.

1.2.19 If any provision of this Agreement is held to be illegal, invalid, or unenforceable and such invalidity or unenforceability does not have a material and substantial negative impact on the rights, duties and obligations of either Party hereto (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, (i) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable and (ii) such illegality, invalidity or unenforceability shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

1.2.20 This Agreement shall be considered for all purposes as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution of this Agreement.

                                    ARTICLE 2
                     EFFECTIVE DATE; TERM; REGULATORY FILING
                     ---------------------------------------

2.1       Effective Date. This Agreement shall be effective on
____________________ , 2004, subject to acceptance by the FERC.

2.2 Term. This Agreement shall continue in effect until the earlier of December 31, 2006 or termination:

          (i)  pursuant to Article 12; or

          (ii) upon mutual agreement of the Parties. Any termination under this
Section 2.2 shall not take effect until FERC either authorizes any request for termination of this Agreement in accordance with its terms or accepts a written notice of termination.

2.3 Regulatory Filing. Following its execution by the Parties, DMG shall file this Agreement with FERC as required by the Federal Power Act. To the extent deemed necessary by Illinois Power, Illinois Power may file this Agreement with the ICC following its execution by the Parties. The Parties agree to reasonably cooperate with each other with respect to such filing and provide any information, including the filing of testimony, reasonably required by the filing Party to comply with applicable filing requirements.

                                    ARTICLE 3
                               BLACK START SERVICE
                               -------------------

3.1 Purpose of Service. The Parties acknowledge and agree that the purpose of this Agreement is solely to provide to Illinois Power at the Interconnection Points the electric energy necessary to start the Designated Generation Resources following a Blackout and that Producer is assuming no obligations with respect to the Units the Designated Generation Resources or otherwise except as expressly set forth in this Agreement.

3.2 Service Provided. Subject to the terms and conditions of this Agreement, DMG shall provide Illinois Power with Black Start Service from the Units at the applicable Interconnection Points for the term of this Agreement.

3.3 Other Service Excluded. Black Start Service as provided for in this Agreement shall not include any other generating, capacity or ancillary services, and the provision of any such services by DMG to Illinois Power shall be pursuant to the terms and conditions of a separate agreement(s) for such service(s).

3.4 No Fees or Charges. DMG shall have no obligation to pay Illinois Power any wheeling or other fees, charges or compensation for electric power and/or energy transferred through Illinois Power's equipment or facilities pursuant to this Agreement, and Illinois Power waives any right it might otherwise have to collect such charges.

3.5 Restoration Plan. Illinois Power shall develop a plan, consistent with the terms and conditions set forth in this Agreement, including procedures and sequencing of actions and studies, modeling or simulations to confirm same, for re-energization and restoration of the Illinois Power T&D System to normal operation following a Blackout in consultation with DMG ("Restoration Plan"). Such Restoration Plan shall not obligate Producer to any service or requirements of Black Start Service over and above those set forth in this Agreement. Upon finalization of the Restoration Plan, Illinois Power shall provide DMG a copy of the Restoration Plan, including any studies, modeling or simulations performed in development of the Restoration Plan. The Restoration Plan shall become effective thirty (30) days after its receipt by DMG; provided, however, if the

Restoration Plan requires substantial retraining of DMG personnel to implement, such Restoration Plan shall become effective upon completion of such training.

3.6 Restoration Plan Requirements. Both Parties acknowledge and agree that DMG acquired the Units from Illinois Power and that, as of the Effective Date, the capabilities of the Units have not been tested, studied or modeled to determine the capabilities of the Units under conditions requiring Black Start Service. Consequently, the Parties agree that the following requirements shall be reflected in the Restoration Plan.

          3.6.1 Because the Units are not designed to, or capable of, maintaining voltage and frequency on the Illinois Power T&D System by themselves, Illinois Power shall ensure that the Designated Transmission Path:

                    (i) is de-energized and free of any faults prior to issuing any instructions to DMG pursuant to
                              Article 5;

                    (ii) permits a no load voltage of .95 per unit to be maintained by the Unit(s) at the Designated Generation Resource;

                    (iii) has only that minimum load connected to it as is necessary to maintain stability on the Designated Transmission Path once a Unit(s) has begun delivering electric energy to an Interconnection Point(s) on the Designated Transmission Path; and

                    (iv) is the lowest impedence transmission path to the applicable Designated Generation Resource.

          3.6.2 Each Unit will deliver its Net Electric Output to the applicable Interconnection Point. Except as permitted pursuant to Paragraph 3.6.1(iii) above, a Unit will not be required to pick up any load other than the auxiliary electric load of the applicable Facility, including transformer and other losses, and starting loads of the Designated Generation Resource(s). Furthermore, the Unit(s) and the Facilities shall not be responsible for (i) re-energizing and/or restoring the Illinois Power T&D System to normal operating condition, (ii) maintaining voltage and frequency on the Illinois Power T&D System, (iii) picking up Illinois Power native load, or (iv) restoring transmission paths and interties with other electric transmission systems. Notwithstanding the immediately preceding sentence, each Unit shall continue to deliver electric energy to the applicable Interconnection Point pursuant to Illinois Power's instructions for the duration of the re-energization and restoration of the Illinois Power T&D System following the Blackout.

          3.6.3 If any Unit is not able to comply with the requirements of the Restoration Plan, the Party becoming aware of such noncompliance shall notify the other Party in writing. Following such notification, the Parties shall make a mutual determination of the Unit's ability to comply with the Restoration Plan regarding this parameter as of the date of the initial Black Start Capability verification test pursuant to Section 4.3 for the Unit. If such determination indicates that a Unit operating parameter did not permit compliance with the Restoration Plan as of the date of such test, the Restoration Plan shall be revised such that the determined capability regarding this parameter as of the date of such test shall become the standard for that Unit in determining compliance with the Restoration Plan. Notwithstanding the foregoing, DMG, consistent with Good Utility Practice, shall not knowingly cause or through degradation allow the Units to become unable to operate in a manner not in compliance with the Restoration Plan.

3.7 Electric Energy Output. Illinois Power shall have sole responsibility for the Net Electric Output of the Unit(s) providing Black Start Service following its delivery to Illinois Power as set forth in Section 5.4 below.

3.8 Compensation for Black Start Service. Illinois Power shall pay DMG for Black Start Service in accordance with Article 6 of this Agreement.

                                    ARTICLE 4
                      BLACK START REQUIREMENTS AND TESTING
                      ------------------------------------

4.1 General. Subject to the terms and conditions of this Agreement, DMG shall demonstrate the capability of each Unit to provide Black Start Service to the Illinois Power T&D System at the applicable Interconnection Point on an annual basis.

4.2 Black Start Capability Requirements. Each Unit shall be required to meet the following criteria.

          4.2.1 Each Unit shall have the ability to start within the time specified on Schedule A for that Unit without the input of electric power from another source that requires the delivery of such electric power over the Illinois Power T&D System.

          4.2.2 Each Unit shall have the ability to close into a dead (de-energized) bus.

          4.2.3 Each Unit shall have specific procedures for the initiation, maintenance and cessation of Black Start Service pursuant to this Agreement on site.

4.3 Black Start Capability Testing. Each Unit shall be tested as required by MAIN to verify that it meets the requirements set forth in Section 4.2 above, but in no event shall such test be less than nine (9) months from the last verification test. At those locations with multiple Units, only one Unit shall be tested annually. If not tested within the prior twelve (12) month period, Black Start Capability verification testing of a Unit(s) shall be conducted by DMG within twelve (12) months of the execution of this Agreement. Black Start Capability tests shall be scheduled by DMG in consultation with Illinois Power; provided, however, DMG shall have the right to final determination of test dates and schedules. Illinois Power shall, at its own expense, have the right to observe the testing of the Units and DMG shall provide Illinois Power notice of each test not less than five (5) business days prior to each initial test and as much notice as practicable of any retest pursuant to Section 4.3.5 below. Illinois Power shall own and have sole responsibility for the electric energy output of the Unit(s) during testing and, unless otherwise agreed by the Parties in advance of the test, shall pay DMG for such testing in accordance with
Article 6 of this Agreement; provided, however, DMG shall not be entitled to compensation from Illinois Power for any test that is not successfully completed.

          4.3.1 Annual Black Start Capability tests shall, at a minimum, include:

                    (i) starting and bringing the Unit to synchronous speed without an electrical feed from the Illinois Power T&D System; and (ii) simulating switching needed to connect the Unit to the Interconnection Point following a Blackout.

          4.3.2 The ability of a Unit to close into a dead (de-energized) bus as required under Paragraph 4.2.2 above may be demonstrated by opening the breaker on the high side of the Unit's generator step-up transformer and then closing the generator breaker on the low side of the Unit's generator step-up transformer without the generator breaker tripping open.

          4.3.3 If a Unit fails to successfully complete a Black Start Capability test, DMG shall have a seven (7) day grace period within which it may retest the Unit without financial penalty. If the Unit does not successfully complete a new Black Start Capability test within the seven (7) day grace period immediately following a failed Black Start Capability test, DMG shall not be entitled to compensation from Illinois Power for the period from the time of the first unsuccessful test until the Unit successfully completes a Black Start Capability test other than compensation for any test that is successfully completed.

          4.3.4 DMG shall provide Illinois Power records of all Black Start Capability tests for each Unit. Such records shall include for each test:

                    (i)       Unit location;

                    (ii)      Unit name;

                    (iii)     date(s) of the test;

                    (iv) method used to start Unit (diesel, compressed air, high pressure natural gas, etc.);

                    (v) duration of the test from start of the test until test terminated, including

                              (a) time test started (de-energization of all sources of AC power to Unit);

                              (b)       time Unit startup initiated;

                              (c)       time Unit reached nominal voltage and
                                        frequency;

                              (d)       time breaker closed to energize
                                        equipment or load (if applicable); and

                              (e)       time Unit shut down or test
                                        concluded/terminated.

                    (vi) whether the Unit was able to start without being connected to the Illinois Power T&D System;

                    (vii) whether the Unit was able to close a circuit breaker into a dead (de-energized) bus, if applicable;

                    (viii) if a breaker was closed to energize equipment or load, a description of equipment or load energized;

                    (ix)      whether the Unit successfully started;

                    (x) whether the Unit was able to reach nominal voltage and frequency under no load conditions and capable of supplying power;

                    (xi) an explanation of the cause(s) of any failed test and corrective actions taken; and

                    (xii) unless previously provided, a copy of the black start procedures for the Unit.

                                    ARTICLE 5
                     BLACK START OPERATIONS AND MAINTENANCE
                     --------------------------------------

5.1 General. Illinois Power shall operate, maintain and control the Illinois Power T&D System and DMG shall operate, maintain and control the Units:
(i) in a safe and reliable manner; (ii) in accordance with Good Utility Practice; (iii) in accordance with NERC and MAIN operational and/or reliability criteria, protocols, and directives applicable to black start operations; and
(iv) in accordance with this Agreement. Consistent with the proceeding sentence, DMG has sole authority to determine whether and to what extent any Unit is available for operation and the extent and timing of any maintenance of the Units. DMG shall provide to Illinois Power reports concerning Unit maintenance as may be reasonably requested by Illinois Power.

5.2 Request for Black Start Service. Upon notice from Illinois Power of the existence of a Blackout, Illinois Power may request that DMG place the start up and operation of the Units under the control of Illinois Power's dispatcher or its designated representative for the duration of the re-energization and restoration of the Illinois Power T&D System following the Blackout. Illinois Power's control of a Unit shall be implemented in a manner consistent with the Restoration Plan, Good Utility Practice, safe operating procedures, the design limits and equipment warranties of the Unit, and Applicable Laws and Regulations, including, but not limited to, the emissions limitations for the Unit as reflected in the Unit's air permit, and DMG shall have no obligation to comply with any operational request of Illinois Power that is not consistent therewith or that would place any Unit at risk. In addition, Illinois Power shall not unduly discriminate between the Units and other generating facilities providing similar service(s) to the Illinois Power T&D System; provided, however, that nothing in this provision shall require Illinois Power to request the start up and operation of a Unit to provide Black Start Service before requesting similar service(s) from other generating facilities connected to the Illinois Power T&D System.

5.3 Initiation of Black Start Service. Subject to the requirements and limitations of Section 5.2 above, DMG shall comply with the operational instructions of Illinois Power's dispatcher or its designated representative related to Black Start Service for the duration of the re-energization and restoration of the Illinois Power T&D System following the Blackout. Upon receiving instructions to commence Black Start Service from a particular Unit(s), DMG shall use best efforts to man the Unit(s), prepare for black start operations, start the Unit(s) and be ready to commence generation of electric energy within the time specified in Schedule A.

5.4 Re-energization. Upon instructions from Illinois Power, DMG shall commence generation of electric energy with the specified Unit(s) and shall deliver same to the Interconnection Point associated with the Unit in question. Unless otherwise provided in the Restoration Plan, Illinois Power shall be responsible for taking all actions necessary to deliver electric energy generated by the Unit(s) from the Interconnection Point to the Designated Generating Resource over the Designated Transmission Path , including maintaining the Designated Transmission Path in a fault free condition, closing of any breakers on the Illinois Power T&D System and balancing connected load on the Designated Transmission Path to maintain minimum stability thereon during and after startup of the Designated Generating Resource.

5.5 Cessation of Black Start Service. Upon DMG's receipt of notice from Illinois Power's dispatcher or its designated representative that the Illinois Power T&D System has been re-energized and restored to normal operation, DMG shall cease provision of Black Start Service to Illinois Power and resume its normal delivery schedule.

5.6 System Restoration Drills. Each Unit shall participate in any tests or drills initiated by Illinois Power or its designated representative designed to test or simulate restoration of the Illinois Power T&D System following a Blackout. Illinois Power shall coordinate such tests or drills with DMG, and shall use best efforts to schedule such tests or drills in conjunction with the annual Black Start Capability tests required pursuant to Article 4 and when they will not interfere with the normal operation of the Unit(s). Such tests and drills shall be treated as if they were an actual request for Black Start Service by Illinois Power pursuant to Section 5.2 above, and Illinois Power shall pay DMG for such Black Start Service in accordance with Article 6 of this Agreement.

                                    ARTICLE 6
                        COMPENSATION, BILLING AND PAYMENT
                        ---------------------------------

6.1 Compensation. As compensation for DMG Black Start Service pursuant to this Agreement, Illinois Power shall pay DMG the amount calculated pursuant to Schedule D for Black Start Services provided to Illinois Power under this Agreement during the preceding month. In the event that any reference number or amount set forth in Exhibit D is no longer determined or published, DMG and Illinois Power shall mutually agree on the reference to be substituted for such reference number or amount. In addition, Illinois Power shall waive any and all charges under any agreement between Illinois Power and DMG, that DMG may incur in assisting Illinois Power in restoration of the Illinois Power T&D System following a total or partial blackout on the Illinois Power T&D System.

6.2 Invoices. Within a reasonable time after the first day of each month, DMG shall prepare and promptly deliver to Illinois Power an invoice for Black Start Services provided to Illinois Power under this Agreement during the preceding month. Each invoice shall delineate the month in which the Black Start Services were provided, fully describe the Black Start Services rendered, and be itemized to reflect the Black Start Services performed or provided.

6.3 Payment. Each Black Start Services invoice shall be paid within fifteen (15) days of its receipt by Illinois Power. All payments shall be made by Illinois Power in immediately available funds payable to DMG, or by wire transfer to a bank named and account designated by DMG.

6.4 Payment Disputes. Illinois Power shall have until two (2) years after it receives an invoice to contest in good faith the correctness of any charge on such invoice. If Illinois Power disputes an invoice, or an adjustment thereto, Illinois Power will, if it has not yet paid such invoice, pay the full amount of the invoice, including the disputed portion thereof and immediately provide DMG with notice of the disputed amount and the basis for such dispute. DMG will promptly review the dispute, and will notify Illinois Power of any error in the invoice and refund the amount, if any, that Illinois Power is due as a result of such redetermination. If Illinois Power disagrees with DMG's redetermination, then Illinois Power may submit the matter to senior officers of Illinois Power and DMG for good faith discussion and resolution of the dispute. If such senior officers are unable to resolve the dispute following good faith discussions to do so, then either Party may proceed under to the provisions of Article 16 for purposes of achieving a final resolution of such dispute. DMG will make any refunds required hereunder to Illinois Power no later than the fifteenth (15th) day after the later of: (i) receipt by Illinois Power of such notice of redetermination; (ii) resolution of such dispute by senior officers of Illinois Power and DMG; or (iii) final resolution of such dispute pursuant to Article 16. Refunds by DMG to Illinois Power under this Section 14.4 will include interest from the date of the original payment until the date such refund, together with interest thereon, is made, which interest will accrue at the rate provided for in Section 14.6.

6.5 Waiver. Payment of an invoice shall not relieve Illinois Power from any other responsibilities or obligations it has under this Agreement, nor shall such payment constitute a waiver by Illinois Power of any claims it may have arising under this Agreement.

6.6 Interest. Interest on any unpaid amounts shall be at a rate equal to two (2) percentage points above the then effective monthly prime commercial lending rate per annum announced by Citibank, NA, New York, New York office, from time to time; provided, that for any period that such rate exceeds any applicable maximum rate permitted by law, the rate shall equal said applicable maximum rate. Interest on delinquent amounts shall be calculated from the due date of the bill to the date of payment. When payments are made by mail, invoices shall be considered as having been paid on the date of receipt of payment by DMG.

6.7 Default. In the event Illinois Power fails to make payment to DMG on or before the due date, as set forth above, and such failure of payment is not corrected within thirty (30) calendar days after DMG notifies Illinois Power to cure such failure, a default by said Party shall be deemed to exist and the provisions of Article 11 shall apply.

6.8 Service During Dispute. In the event of a billing dispute between Illinois Power and DMG under Section 14.4, DMG shall continue to provide Black Start Service as long as Illinois Power complies with the provisions of Section 6.4.

6.9 Rebilling. DMG reserves the right to issue a revised invoice in the event the original invoice was inaccurate for any reason, provided such revised invoice is issued within two (2) years following the date on which the invoice to be corrected became due and payable. All invoiced amounts and payments under an invoice shall be deemed true and correct two (2) years following the date on which the invoice became due and payable and no revision thereof shall be made thereafter.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

7.1 DMG. DMG is duly organized and validly existing under the laws of the State of Illinois. DMG is qualified to do business under the laws of the State of Illinois, is in good standing under the laws of the State of Illinois, has the power and authority to own its properties, to carry on its business as now being conducted, and to enter into this Agreement and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement, and is duly authorized to execute and deliver this Agreement and consummate the transactions contemplated herein.

7.2 Illinois Power. Illinois Power is duly organized, validly existing and qualified to do business under the laws of the State of Illinois, is in good standing under its certificate of incorporation and the laws of the State of Illinois, has the corporate authority to own its properties, to carry on its business as now being conducted, and to enter into this Agreement and the transactions contemplated herein and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement, and is duly authorized to execute and deliver this Agreement and consummate the transactions contemplated herein.

7.3 The Agreement. This Agreement is the legal, valid and binding obligation of each Party upon its execution by both Parties, and upon its acceptance by the FERC becomes enforceable in accordance with its terms, except as limited by Applicable Laws and Regulations.

                                    ARTICLE 8
                                   ASSIGNMENT
                                   ----------

8.1 Successors and Assigns. This Agreement, and the rights and obligations created thereby, shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto.

8.2 Assignments Requiring Consent. Except as provided in Sections 8.3 and 8.4 below, neither Party shall voluntarily assign its rights nor delegate its duties under this Agreement, or any part of such rights or duties, without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any such assignment or delegation made without such written consent shall be null and void.

8.3       Assignments Not Requiring Consent.

          8.3.1 Either Party may assign its rights or delegate its duties under this Agreement, or any part of such rights or duties, without the written consent of the other Party to any person or entity that purchases or otherwise acquires, directly or indirectly, all or substantially all of the outstanding assets, shares of stock or other ownership interest, as applicable, of the assigning Party;

          8.3.2 DMG may assign this Agreement or portion of this Agreement, as applicable, in conjunction with the sale of any Unit or all or any portion of the Facilities not rising to the level of "all or substantially all" of its assets, stock or other ownership interest without Illinois Power's written consent as long as the creditworthiness of the assignee, or any person or entity guaranteeing the assignee's obligations under this Agreement, if any, is equal to or better than that of DMG at the time of the sale, or Illinois Power shall receive other adequate assurance, in a form reasonably acceptable to DMG in its sole discretion, of such assignee's ability to fulfill all of the obligations of DMG under this Agreement with respect to such Unit or Facility(ies). DMG may also assign this Agreement or portion of this Agreement, as applicable, to any wholly-owned direct or indirect affiliate of DMG's parent which acquires DMG or any of the Units or Facilities without the written consent of Illinois Power.

          8.3.3 Illinois Power may assign this Agreement to any wholly-owned direct or indirect affiliate of Illinois Power's parent which acquires Illinois Power or all of the Illinois Power T&D System or Illinois Power's business without the written consent of DMG. Further, if Illinois Power transfers operational control of all or any portion of the Illinois Power T&D System to an RTO, Illinois Power may assign this Agreement or portion of this Agreement, as applicable, to the RTO without the written consent of DMG, provided the RTO assumes in writing all or the duties and obligations of Illinois Power, existing and future, under this Agreement. The foregoing notwithstanding, nothing contained herein shall limit the DMG's right to defend this Agreement or to challenge such assignment, or the terms or conditions thereof.

8.4       Financing or Refinancing.

          8.4.1 Notwithstanding the provisions of Section 8.2, DMG may, without the written consent of Illinois Power, assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to any lender, whether as security for amounts payable or otherwise, under a financing, which financing may include without limitation, one or more leases (whether capital, operating, synthetic or otherwise), subleases, mortgages, loans, equity and/or debt issues (including bonds), the proceeds of which are used for purposes of financing or refinancing any or all of the Units or Facilities subject to this Agreement, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances of dispositions in lieu thereof.

          8.4.2 Illinois Power agrees, if requested by DMG, to enter into an agreement (in a form reasonably acceptable to Illinois Power) with the lender, pursuant to which Illinois Power will acknowledge the creation of security over DMG's rights under this Agreement and agree that, upon breach of this Agreement or any loan documents by DMG or the insolvency of DMG, the lender shall:

                    (i) have the right within a reasonable period of time as specified therein to cure any breach of this Agreement, provided the lender agrees to perform DMG's obligations under the Agreement during the cure period; and

                    (ii) have the right, upon cure any such breach of this Agreement, to assume all the rights and obligations of DMG under this Agreement.

8.5 Obligation of Continued Performance. Except for assignments that do not require the other Party's written consent, no assignment or transfer of rights or obligations under this Agreement by either Party shall relieve that Party from full liability and financial responsibility for the performance thereof after such transfer or assignment unless and until the transferee or assignee shall agree in writing to assume all of the obligations and duties, existing and future, of the assigning or transferring Party and (i)(a) the non-assigning Party shall have received all amounts then due and payable to it under this Agreement, if any; and (b) the creditworthiness of such assignee, or any person or entity guaranteeing the assignee's obligations under this Agreement, if any, is equal to or better than that of the assignor at the time of the sale, or the non-assigning Party shall have received other adequate assurance of such assignee's ability to fulfill all of the obligations, including monetary obligations, of the assignor under this Agreement, in a form reasonably acceptable to the non-assigning Party in its sole discretion, or (ii) the non-assigning Party has consented in writing to release the assigning Party from liability and financial responsibility for the performance of the assigning Party's obligations under this Agreement, such consent not to be unreasonably withheld.

                                    ARTICLE 9
                                  FORCE MAJEURE
                                  -------------

9.1 Force Majeure Events. Notwithstanding anything in this Agreement to the contrary, neither Party shall be liable in damages or otherwise responsible to the other Party for a failure to carry out any of its obligations under this Agreement, other than the obligation to pay an amount when due, if and only to the extent that it is unable to so perform or is prevented from performing by a Force Majeure Event. Such exclusion from liability shall extend only for the period of time necessitated by such Force Majeure Event. Nothing herein shall be construed to require any Party to settle a labor dispute, lockout or strike.

9.2 Notice. The Party claiming Force Majeure shall give notice to the other Party of any Force Majeure Event as soon as reasonably practicable, but not later than two (2) days after the date on which such Party knew of the commencement of the Force Majeure event.

9.3 Procedures for Force Majeure Event. If a Party claims the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations under this Agreement, then such Party shall: (i) provide prompt written notice of such Force Majeure Event to the other Party giving an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (ii) exercise all reasonable efforts to continue to perform its obligations under this Agreement; (iii) expeditiously take all reasonable action to correct or cure the Force Majeure Event; and (iv) provide prompt notice to the other Party of cessation of the Force Majeure Event. All performance obligations hereunder shall be extended by a period equal to the period during which either Party's obligations were suspended as a result of a Force Majeure Event.

                                   ARTICLE 10
                          LIABILITY AND INDEMNIFICATION
                          -----------------------------

10.1 Limitation of Liability. Except as otherwise expressly provided in this Agreement, neither Illinois Power nor DMG, nor their respective officers, directors, agents, employees, parents, affiliates, or successors or assigns of any of them, shall be liable to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors or assigns for claims, suits, actions or causes of action for incidental, punitive, special, indirect, or consequential damages (including, without limitation, attorneys' fees or litigation costs, loss of profits or revenue on work not performed, for loss of use of or under-utilization of the other Party's facilities, or loss of use of revenues or loss of anticipated profits), resulting from either Party's performance or non-performance of an obligation imposed on it by this Agreement , including, without limitation, any such damages which are based upon causes of action for breach of contract, tort, breach of warranty or strict liability, save and except to the extent that such damages are caused by the negligence or willful misconduct of Illinois Power, or DMG, or their respective officers, directors, agents, employees, parents or affiliates. The provisions of this
Section 10.1 shall survive termination, cancellation, suspension, completion, or expiration of this Agreement.

10.2      Indemnification.

          10.2.1 Mutual Obligation. Each Party ("Indemnifying Party") shall indemnify, defend and hold the other Party, its parent, affiliated and subsidiary and its and their partners, directors, officers, employees, stockholders, representatives, servants, and agents (including but not limited to contractors and their employees) (each and "Indemnified Party") harmless from and against all liabilities, damages, losses, penalties, claims, demands, costs or expenses (including court costs, reasonable attorneys' fees and other costs of defense), suits and proceedings of any nature whatsoever for any personal injury (including death) or any property damage ("Claim") that occurs or arises out of or otherwise results from or is in any manner connected with the performance or nonperformance of this Agreement by the Indemnifying Party save and except to the extent that such injury or damage is attributable to the gross negligence or willful, wanton or purposeful misconduct of the Indemnified Party.

          10.2.2    Indemnification Procedures.

                    10.2.2.1 Notice. The Indemnified Party shall give the Indemnifying Party prompt notice of the assertion of a Claim or of the commencement of any action or proceeding with respect to a Claim. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, the Indemnified Party. In the event that the Indemnified Party fails to provide prompt notice of a Claim and the Indemnifying Party is actually and materially prejudiced as a result, the Indemnifying Party shall have no further liability under the indemnification provisions of this Agreement with respect to such Claim.

                    10.2.2.2 Defense of Claim. Promptly after receipt by the Indemnifying Party of notice of any Claim or notice of the commencement of any action, administrative or legal proceeding, or investigation with respect to a Claim, the Indemnifying Party shall assume the defense thereof with counsel designated by the Indemnifying Party and satisfactory to the Indemnified Party, such satisfaction not to be unreasonably withheld; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnifying Party shall have reasonably concluded that there may be legal defenses available to the Indemnified Party with respect to a Claim which are different from or additional to, or inconsistent with, those available to the Indemnifying Party, then the Indemnifying Party shall so notify the Indemnified Party and the Indemnified Party shall have the right to select separate counsel to participate in the defense of such Claim on behalf of the Indemnified Party at the expense of the Indemnifying Party. Except as provided in Section 10.2.2.4 below, neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, such consent shall not be unreasonably withheld or delayed.

                    10.2.2.3 Right to Assume Defense. If a Party believes itself entitled to indemnification under this Agreement with respect to a Claim, and the

                              Indemnifying Party fails or refuses to assume the defense of such Claim after receiving notice of same pursuant to Section 10.2.2.1, the Indemnified Party shall have the right, but not the obligation, to contest or settle such Claim and submit the issue of indemnification for resolution pursuant to Article 16..

                    10.2.2.4 Indemnified Amount. In the event that a Party is obligated to indemnify and hold the other Party and its successors and assigns harmless under this
                              Article 10, the amount owing to the Indemnified Party will be the amount of the Indemnified Party's actual out-of-pocket loss net of any insurance proceeds received or other recovery actually received by or applied for the benefit of the Indemnified Party.

          10.2.3 Employees. Each Party shall comply with applicable worker's compensation laws, and the indemnities of this Article 10 shall be fully applicable to all claims and payments arising under such laws.

          10.2.4 Survival. The indemnification obligations of each Party under this Article 10 shall continue in full force and effect regardless of whether this Agreement has either expired or been terminated or canceled.

10.3 Illinois Power Interconnection Facilities. DMG acknowledges that certain controls and switches relating to the Illinois Power Interconnection Facilities are physically located within the Facilities and under the physical control of DMG. Such controls and switches shall be operated strictly in accordance with the direction of Illinois Power. If DMG or any person or entity subject to DMG's control shall operate such controls and switches, or any of them, in any manner that is not in strict accordance with the direction of Illinois Power, DMG shall indemnify, defend and hold Illinois Power, its parent, affiliates and subsidiaries, and its and their partners, directors, officers, employees, stockholders, representatives, servants, and agents (including but not limited to contractors and their employees) (each and "Indemnified Party") harmless from and against all liabilities, damages, losses, penalties, claims, demands, costs or expenses (including court costs, reasonable attorneys' fees and other costs of defense), suits and proceedings of any nature whatsoever for any personal injury (including death) or any property damage ("Claim") that occurs or arises out of or otherwise results from or is in any manner connected with the failure of DMG or any person or entity subject to DMG's control to operate such controls and switches in strict accordance with the direction of Illinois Power (to the extent such direction is consistent with Good Utility Practice) save and except to the extent that such injury or damage is attributable to the gross negligence or willful, wanton or purposeful misconduct of Illinois Power or any person or entity subject to its control.

                                   ARTICLE 11
                            BREACH, CURE AND DEFAULT
                            ------------------------

11.1 Breach. A breach of this Agreement shall occur upon the failure by a Party to perform or observe any material term or condition of this Agreement. A breach of this Agreement shall include:

          11.1.1    The failure to pay any amount when due;

          11.1.2 The failure to comply with any material term or condition of this Agreement, including but not limited to any material breach of a representation, warranty or covenant made in this Agreement;

          11.1.3 The appointment of a receiver or liquidator or trustee for the Party or of any property of the Party, and such receiver, liquidator or trustee is not discharged within sixty (60) days;

          11.1.4 The filing of a case in bankruptcy or any proceeding under any other insolvency law against the Party by a third-party, and such case or proceeding has not been stayed or dismissed within sixty (60) days of filing; or

          11.1.5 The filing of a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law by the Party.

11.2 Cure and Default. Except for breaches set forth in Sections 11.1.3, 11.1.4, and 11.1.5 above, upon a Party's breach of its obligations under this Agreement, the other Party ("Non-Breaching Party") shall give the Party in breach ("Breaching Party") a written notice describing such breach in reasonable detail, including the nature of the breach and, where known and applicable, the steps necessary to cure such breach, and demanding that the Breaching Party cure such breach. The Breaching Party shall be deemed to be in "Default" of its obligations under this Agreement if: (1) it fails to cure its breach within thirty (30) days after its receipt of such notice, or (2) where the breach is such that it cannot be cured within such thirty-day period, the Breaching Party does not commence in good faith all such steps as are reasonable and appropriate to cure such breach within such thirty-day period and thereafter diligently pursue such action to completion. Breaches set forth in Sections 11.1.3 and 11.1.4, above shall become a "Default" upon the expiration of the time period set forth in such section. Breaches set forth in Section 11.1.5 above shall become a "Default" immediately upon the occurrence of the breach.

11.3 Right to Compel Performance. Notwithstanding the foregoing, upon the occurrence of a Default, the non-defaulting Party shall be entitled to (i) commence an action to require the Defaulting Party to remedy such Default and specifically perform its duties and obligations under this Agreement in accordance with the terms and conditions hereof, and (ii) exercise such other rights and remedies as it may have in equity or at law.

                                   ARTICLE 12
                             TERMINATION OF SERVICE
                             ----------------------

12.1 Expiration of Term. Except as otherwise specified in this Article 12, this Agreement may only be terminated at the conclusion of the Term of this Agreement stated in Article 2 hereof.

12.2      Termination Upon Default. Subject to the limitations set forth in
Section 12.3, in the event of Default by DMG, Illinois Power may only terminate this Agreement upon the later of:

          12.2.1 Its giving of written notice of termination to DMG and any affected regulatory agency;

          12.2.2 The filing at FERC of a notice of termination for the Agreement, which filing must be accepted by FERC; or

          12.2.3 The receipt of any other regulatory approvals required for the termination of the Agreement.

12.3 Dispute As To Default. If a Party disputes that it is in Default, no termination of this Agreement may occur absent final resolution of such dispute pursuant to Article 16 and upon the satisfaction of all the conditions stated above in Section 12.2.

12.4 Survival of Rights. Termination of this Agreement shall not relieve either Party of any of its liabilities and obligations arising hereunder prior to the date such termination becomes effective. Any provision of this Agreement that by its terms survives termination of this Agreement shall survive such termination.

                                   ARTICLE 13
                                 LABOR RELATIONS
                                 ---------------

          Each Party shall promptly notify the other Party, orally and then in writing, of any labor dispute or anticipated labor dispute of which its management has actual knowledge that might reasonably be expected to affect the operations of the other Party with respect to this Agreement.

                                   ARTICLE 14
                                 CONFIDENTIALITY
                                 ---------------

14.1 General. Except as otherwise provided in this Section, each Party shall hold in confidence and shall not disclose to any person Confidential Information, regardless of whether such Confidential Information was conveyed to the Party prior, or subsequent, to the execution of this Agreement.

14.2 Scope. Confidential Information shall not include information that the receiving Party can demonstrate: (1) is generally available to the public other than as a result of a disclosure by the receiving Party; (2) was in the lawful possession of the receiving Party on a non-confidential basis before receiving it from the disclosing Party; (3) was supplied to the receiving Party without restriction by a third Party, who, to the knowledge of the receiving Party, after due inquiry, was under no obligation to the other Party to keep such information confidential; (4) was independently developed by the receiving Party without reference to Confidential Information of the disclosing Party; or (5) was disclosed with the prior written approval of the disclosing Party.

14.3 Release of Confidential Information. Neither Party shall release or disclose any Confidential Information of the other Party: (1) to any persons other than its employees, agents, representatives, RTO, other Transmission Providers, MAIN, or NERC (each, a "Permitted Recipient"); provided that: (1) any such disclosure to a Permitted Recipient will be only on a need-to-know basis in connection with this Agreement, and (2) such Permitted Recipient has first been advised of the confidentiality provisions of this Article 14 and has agreed to comply with such provisions, is bound by another confidentiality agreement acceptable to the Parties in their reasonable discretion, or by FERC Standards of Conduct regarding disclosure of information; or (2) as specifically provided in Section 14.7 below.

14.4 Rights. Each Party retains all rights, title and interest in the Confidential Information that each Party discloses to the other Party. The disclosure by each Party to the other Party of Confidential Information shall not be deemed a waiver by either Party or any other person or entity of the right to protect the Confidential Information from public disclosure.

14.5 No Warranties. By providing Confidential Information, neither Party makes any warranties or representations as to its accuracy or completeness; provided, however that the Party receiving such Confidential Information shall be entitled to rely on such Confidential Information for the purposes of its performance of this Agreement. In addition, by supplying Confidential Information, neither Party obligates itself to provide any particular information or Confidential Information to the other Party nor to enter into any further agreements or proceed with any other relationship or joint venture.

14.6 Standard of Care. Each Party shall use at least the same standard of care to protect Confidential Information it receives as that it uses to protect its own Confidential Information from unauthorized disclosure, publication or dissemination. Each Party may use Confidential Information solely to fulfill its obligations under this Agreement and not for any other purpose.

14.7 Order of Disclosure. If a Party is legally required to disclose Confidential Information of the other Party by law, rule, regulation, order or other governmental action, or action of any entity with the right, power, and authority to do so, including but not limited to subpoena, oral deposition, interrogatories, requests for production of documents, or administrative order, that Party shall provide the other Party with prompt notice of such request(s) or requirement(s) so that the other Party may seek an appropriate protective order or waive compliance with the terms of this Agreement. In the absence of a protective order or waiver, the disclosing Party shall disclose such Confidential Information which in the opinion of its counsel the Party is legally required to disclose. Each Party will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

14.8 Termination of Agreement. Upon termination of this Agreement for any reason, each Party shall, within thirty (30) days of receipt of a written request from the other Party, destroy, erase or delete (with such destruction, erasure and deletion certified in writing to the other Party) or return to the other Party, without retaining copies thereof, any and all written or tangible Confidential Information received from or on behalf of the other Party.

14.9 Remedies. The Parties agree that monetary damages would be inadequate to compensate a Party for the other Party's breach of its obligations under this
Article 14. Each Party accordingly agrees that the other Party shall be entitled to equitable relief, by way of injunction or otherwise, for any breach or threatened breach of the obligations of confidentiality imposed by this Article 14, which equitable relief shall be granted without bond or proof of damages, and the receiving Party shall not plead in defense that there would be an adequate remedy at law. Such remedy shall not be deemed to be an exclusive remedy for the breach of this Article 14, but shall be in addition to all other remedies available at law or in equity. The Parties further acknowledge and agree that the covenants contained herein are necessary for the protection of legitimate business interests and are reasonable in scope. No Party, however, shall be liable for indirect, incidental or consequential or punitive damages of any nature or kind resulting from or arising in connection with this Article 14, unless disclosed through a Party's gross negligence or willful, wanton or purposeful conduct.

14.10 Press Releases. Each Party agrees to coordinate with the other Party all press, news, or other releases to the media related to this Agreement and to allow the other Party to review such releases prior to release.

                                   ARTICLE 15
                                  AUDIT RIGHTS
                                  ------------

          Subject to the requirements of confidentiality under Article 14 of this Agreement, either Party shall have the right, during normal business hours, and upon prior reasonable notice to the other Party to audit each other's accounts and records pertaining to either Party's performance and/or satisfaction of obligations arising under this Agreement within two (2) years from the date of such performance or satisfaction of such obligation. Said audit shall be performed at the offices where such accounts and records are maintained and shall be limited to those portions of such accounts and records that relate to obligations under this Agreement.

                                   ARTICLE 16
                                    DISPUTES
                                    --------

16.1 Submission. Any claim or dispute which either Party may have against the other arising out of the Agreement shall be submitted in writing to the other Party within sixty (60) days after the claim or dispute initially arises. In the event of a dispute over payment, the Parties shall first utilize the dispute resolution provisions of Section 6.4 before utilizing the provisions of this Article 16. The submission of any claim or dispute under this Section 16.1 shall include a concise statement of the question or issue in dispute, together with relevant facts and documentation to fully support the claim.

16.2 Alternative Dispute Resolution. If any such claim or dispute arises, the Parties shall use their best efforts to resolve the claim or dispute, initially through good faith negotiations or upon the failure of such negotiations, through mutually agreed to ADR techniques; however, either Party may terminate its participation in ADR during any stage of ADR and proceed under
Section 16.3.

16.3 Arbitration. If any claim or dispute arising hereunder is not resolved within sixty (60) days after notice thereof to the other Party, either Party may demand in writing the submission of the dispute to binding arbitration in Chicago, Illinois, or some other mutually agreed upon location and shall be heard by one neutral arbitrator under the American Arbitration Association's Commercial Arbitration Rules.

16.4 Time Limitation. Unless the Parties otherwise agree, the arbitration process shall be concluded not later than six (6) months after the date that it is initiated and the award of the arbitrator shall be accompanied by a reasoned opinion if requested by either Party. The arbitrator shall have no authority to award punitive or treble damages or any damages inconsistent with the provisions of this Agreement. The arbitration shall be conducted as a common law arbitration and the decision of the arbitrator rendered in such a proceeding shall be final. Judgment may be entered upon it in any court having jurisdiction.

16.5 Procedures. The procedures for the resolution of disputes set forth herein shall be the sole and exclusive procedures for the resolution of disputes; provided, however, that a Party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the Parties will continue to participate in good faith in the procedures specified herein. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified herein are pending. The Parties will take any action, if any, required to effectuate such tolling. Each Party is required to continue to perform its undisputed obligations under this Agreement pending final resolution of a dispute. All negotiations pursuant to these procedures for the resolution of disputes will be confidential, and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                                   ARTICLE 17
                           NOTICES AND COMMUNICATIONS
                           --------------------------

17.1 Notices. All notices required or permitted under this Agreement shall be in writing unless otherwise specified in this Agreement and shall be personally delivered or sent by certified or registered first class mail with postage prepaid, facsimile transmission, or overnight express mail or courier service addressed as follows:

          TO DMG:                                TO ILLINOIS POWER:

          Notices                                Notices
          -------                                -------

          Dynegy Midwest Generation, Inc.        Illinois Power Company
          2828 North Monroe Street               500 South 27th Street
          Decatur, IL  62526-3269                Decatur, IL  62521
          Att:  Senior Vice President            Att:
                                                     ---------------------------

          Phone:  (217) 424-8326                 Phone:  (217) 424-8328
          Fax:      (217) 424-8735               Fax:      (217) 362-7417

                                                 and

                                                 Illinois Power Company
                                                 500 South 27th Street
                                                 Decatur, IL  62521
                                                 Att:  Transmission Operator

                                                 Phone:     (217) 424-7071
                                                 Fax:       (217) 424-8172

All such notices shall be deemed given upon receipt by the addressee.

17.2 Change of Address. Either Party may change its address and telephone numbers for notices by notice to the other in the manner provided above.

17.3 Oral Notice. Notwithstanding Section 17.1, any notice hereunder, with respect to an Emergency or other occurrence requiring prompt attention of the Party receiving such notice, or as necessary during day-to-day operations, may be made orally provided that such notice is confirmed in writing promptly thereafter. Notice in an Emergency, or as necessary during day-to-day operations, shall be provided, (i) if by Illinois Power, to a shift leader in the control room at the appropriate Facility and (ii) if by a Facility, to the Transmission Operator.

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS
                            ------------------------

18.1 Compliance With Law. This Agreement and all rights and obligations of the Parties hereunder are subject to all applicable state and federal laws and all applicable duly promulgated orders and regulations and duly authorized actions taken by the executive, legislative or judicial branches of government, or any of their respective agencies, departments, authorities or other instrumentalities having jurisdiction and in performing its obligations under this Agreement each Party shall comply with all such laws, orders and regulations.

18.2 Federal Power Act Rights Preserved. Nothing contained in this Agreement shall be construed as affecting in any way the ability of any Party to this Agreement to exercise its rights under the Federal Power Act and pursuant to FERC's rules and regulations promulgated thereunder, including but not limited to, each Party's unilateral right to make application to FERC for a change in the rates, terms and/or conditions of this Agreement; provided, however, that the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956), and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine), shall not be applicable to either Party's application to FERC for a change in the rates, terms and/or conditions of this Agreement.

18.3 Taxes. Each Party agrees to pay any and all local, state, federal sales, use, excise or any other taxes which are now, or in the future may be, assessed and legally owed by such Party pertaining to goods provided and/or the services performed under this Agreement. Each Party shall be responsible for any income taxes that apply to the monies it receives hereunder.

18.4 Relationship of the Parties. Nothing in this Agreement is intended to create a partnership, joint venture or other joint legal entity making any Party jointly or severally liable for the acts of the other Party. Unless otherwise agreed to in a writing signed by both Parties, neither Party shall have any authority to create or assume in the other Party's name or on its behalf any obligation, express or implied or to act or purport to act as the other Party's agent or legal empowered representative for any purpose whatsoever. Each Party shall be solely liable for the payment of all wages, taxes, and other costs related to the employment of persons by that Party, including all federal, state, and local income, social security, payroll and employment taxes and statutorily-mandated workers' compensation coverage. Except as expressly provided for herein, neither Party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation or for any negligent act or omission to act of the other Party.

18.5 No Third Party Rights. No person or Party shall have any rights or interests, direct or indirect, in this Agreement or the services or facilities to be provided hereunder, or both, except the Parties, their successors, and authorized assigns. The Parties specifically disclaim any intent to create any rights in any person or Party as a third-party beneficiary to this Agreement or to the services or facilities to be provided hereunder, or both.

18.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties' duly authorized representatives have executed this Agreement as of the Effective Date.

DYNEGY MIDWEST GENERATION, INC.             ILLINOIS POWER COMPANY

By:                                         By:
      ------------------------------              ------------------------------
Name:                                       Name:
      ------------------------------              ------------------------------
Title:                                      Title:
      ------------------------------              ------------------------------

                                   SCHEDULE A
                                       to
                          Black Start Service Agreement
                                     between
            Illinois Power Company and Dynegy Midwest Generation, Inc
                           Dated _______________, 2004

--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
     Unit            Designated      Designated Generation Resource(s)           Start Time                   Comments
                 Transmission Path
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Oglesby 1                                       Hennepin 1                       90 Minutes
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Oglesby 2                                       Hennepin 1                       90 Minutes
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Oglesby 3                                       Hennepin 1                       90 Minutes
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Oglesby 4                                       Hennepin 1                       90 Minutes
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Stallings 1                                   Wood River 1-4                 90 Minutes - Manned        If first Unit started
                                                                           120 Minutes - Unmanned
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Stallings 2                                   Wood River 1-4                120 Minutes - Manned       If second Unit started;
                                                                           150 Minutes - Unmanned      due to manual operation
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Stallings 3                                   Wood River 1-4                150 Minutes - Manned       If third Unit started;
                                                                           180 Minutes - Unmanned      due to manual operation
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Stallings 4                                   Wood River 1-4                180 Minutes - Manned       If fourth Unit started;
                                                                           210 Minutes - Unmanned      due to manual operation
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Tilton 1                                      Vermillion 1-2                 90 Minutes - Manned
                                                                           180 Minutes - Unmanned
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Tilton 2                                      Vermillion 1-2                 90 Minutes - Manned
                                                                           180 Minutes - Unmanned
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Tilton 3                                      Vermillion 1-2                 90 Minutes - Manned
                                                                           180 Minutes - Unmanned
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Tilton 4                                      Vermillion 1-2                 90 Minutes - Manned
                                                                           180 Minutes - Unmanned
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------
Vermillion 3                                  Vermillion 1-2                     90 Minutes
--------------- ------------------- ------------------------------------ ---------------------------- --------------------------

                                   SCHEDULE B
                                       to
                          Black Start Service Agreement
                                     between
            Illinois Power Company and Dynegy Midwest Generation, Inc
                           Dated ______________, 2004


                                One Line Diagram
                                ----------------

                                   SCHEDULE C
                                       to
                          Black Start Service Agreement
                                     between
            Illinois Power Company and Dynegy Midwest Generation, Inc
                      Dated _________________________, 2004


                             Interconnection Points

                                   SCHEDULE D
                                       to
                          Black Start Service Agreement
                                     between
            Illinois Power Company and Dynegy Midwest Generation, Inc
                        Dated ____________________, 2004

                                  COMPENSATION
                                  ------------

1. Compensation to be paid by Illinois Power to DMG under Article 6 of the Agreement shall be calculated pursuant to the following formula:

COMPENSATION =   ({[(FIXED BLACK START COSTS) / 12] + [(VARIABLE BLACK
                 START COSTS) / 12] + [(TRAINING COSTS) / 12] + [(FUEL
                 STORAGE & CARRYING COSTS) / 12] + (ENERGY COSTS)} X [1+
                 INCENTIVE FACTOR])

2.   The Fixed Black Start Costs shall be calculated as follows:

     Fixed Black Start Costs = CDR X 365 X Unit Cap X BSAF where:

     CDR is the Capacity Deficiency Rate applicable in the PJM
     Interconnection, L.L.C. market for the year in question (i.e., the annualized per MW capital cost component of new combustion turbine).

     Unit Cap is the generating units installed capacity.

     BSAF is the black start allocation factor, which varies by unit type. The following values shall be used for the BSAF:

          hydro: 0.01
          diesel generator: 0.02
          CT: 0.02

3.   Variable Black Start Costs shall be calculated as follows:

     Variable Black Start Costs = (Unit O&M x Y) where:

     Y is the variable O&M factor.
     Y = 1% (.01) unless another value is supported by the documentation of costs

4.   Training Costs shall be calculated as follows:

     Training Costs = [(50 staff-hours/year/facility x $75/hour) / 12]

     If DMG proposes the use of other variables, the basis for the variables proposed for use for a specific Unit must be documented.

5.   Fuel Storage & Carrying Costs shall be calculated as follows:

     FS&C Costs = (Run Hours) x (Fuel Burn Rate) x (12 Month Forward Strip + Basis) x (Interest Rate/12)
where:

     Run Hours are actual run hours required for Unit to run; provided, however, Run Hours shall not be less than 16 hours unless mutually agree by Illinois Power/RTO and DMG

     Fuel burn rate is actual Unit fuel burn rate.

     12 Month Forward Strip is the average of the forward prices for the actual fuel burned in the Unit.

     Basis is the transportation costs from the location referenced in the forward price data to the Unit plus any variable taxes.

     Interest Rate will be a representative annual interest rate.

     If DMG proposes the use of other variables, the basis for the variables proposed for use for a specific Unit must be documented.

     Note: This component applies only to oil-fired units as it is assumed that there is an inherent reserve available for hydro and gas units and that there would be no additional fuel storage or carrying charges necessary to maintain black start capability.]

6. Energy Costs shall be calculated as follows:

     Energy Costs = (Run Hours) x (Energy Cost)

where:

     Run Hours is the greater of 16 hours or the actual run hours of the Unit from start until restoration of the Illinois Power T&D System to normal operation.

     Energy Cost is the price reported in as the "ComEd, into" price in Megawatt Daily under the "Day-ahead markets " column for the day and hour (On-Peak or Off-Peak) in question.

7.   Incentive Factor

An incentive factor, Z, is applied to the cost values to incentivize DMG to provide Black Start Service.

     Z = 10%

where:

Z is an incentive factor initially set to the above level and which will be periodically reviewed by Illinois Power and DMG, but all revisions must be mutually agreed. The defined black start costs are multiplied by the incentive factor to determine the incentive.

                                                              [EXHIBIT G TO SPA]


                                ESCROW AGREEMENT
                                ----------------

                  [Filed confidentially pursuant to Rule 104]

                                                              [EXHIBIT H TO SPA]


                          NEGOTIATED TIER 2 MEMORANDUM

         This Negotiated Tier 2 Memorandum ("Agreement") is entered into between Illinois Power Company ("IP") and Dynegy Power Marketing, Inc. ("DYPM") effective ________, 2004. IP and DYPM are parties to that certain Power Purchase Agreement ("PPA") dated __________, 2004. Upon execution and delivery hereof, this Agreement shall constitute a Negotiated Tier 2 Memorandum as defined in the PPA. Capitalized terms used but not defined herein shall have the same meanings set forth in the PPA.

DYPM shall sell and deliver to IP Negotiated Tier 2 Capacity and Negotiated Tier 2 Energy, and IP shall receive and purchase from DYPM such Negotiated Tier 2 Capacity and Negotiated Tier 2 Energy, under the following terms and conditions:

Term:                                   January 1, 2005 through December 31,
                                        2006

Negotiated Tier 2 Capacity:             DYPM agrees to provide 300 MW of
                                        Negotiated Tier 2 Capacity in 2005 and
                                        150 MW of Negotiated Tier 2 Capacity in
                                        2006. These amounts of Negotiated Tier 2
                                        Capacity shall provide IP with Capacity
                                        in addition to, among other sources, the Tier 1 Capacity provided by DYPM to IP pursuant to the PPA.

Negotiated Tier 2 Capacity Price:       $1.33 per kW-month

Negotiated Tier 2 Energy Quantity:      Negotiated Tier 2 Energy, for any hour,
                                        shall not exceed 300 MW in 2005 and 150
                                        MW in 2006.

Day Ahead Negotiated Tier 2 Energy:     DYPM agrees to provide Negotiated Tier 2
                                        Energy scheduled by IP on a day ahead
                                        basis by 7:30 AM CST. Day Ahead
                                        Negotiated Tier 2 Energy shall be
                                        scheduled in increments of 50 MW for a
                                        total schedule of at least 4 consecutive hours, with all scheduled hourly increases or decreases equaling 50 MW.
                                        In the event IP chooses to extend the
                                        day ahead schedule on an intra-day
                                        basis, IP shall notify DYPM no later
                                        than 45 minutes prior to the top of the
                                        delivery hour.

Intra-day Negotiated Tier 2 Energy:     DYPM agrees to provide Negotiated Tier 2
                                        Energy on an intra-day basis requested
                                        by IP no later than 45 minutes prior to
                                        the top of the delivery hour. Intra-day
                                        Negotiated Tier 2 Energy shall be
                                        scheduled in increments of 50 MW for no
                                        less than one hour.

Negotiated Tier 2 Energy Price:         The Price for Day Ahead Negotiated Tier
                                        2 Energy shall be: (i) during On-Peak
                                        Hours, the Shaped Daily On-Peak Index
                                        for such hours of such day, and (ii)
                                        during Off-Peak Hours, the "into
                                        Cinergy" "off peak" index as published
                                        in the McGraw-Hill Companies, Inc.'s
                                        Power Markets Week's Daily Price Report
                                        - Daily Price Indexes, as such terms are defined in such publication or, if such index is not available for the applicable Day, the comparable index from the Day most recently-available.

                                        The Price for Intra-day Negotiated Tier
                                        2 Energy shall be at a price to be
                                        negotiated by the Parties.

Congestion:                             IP shall be solely responsible for any
                                        Congestion Costs and Transmission Losses associated with transmission of
                                        Negotiated Tier 2 Energy from the
                                        Point(s) of Delivery to the IP Load.

Other Provisions:                       IP shall schedule Negotiated Tier 2
                                        Energy only to the extent that Tier 1
                                        Energy and any Qualified Purchases have
                                        been fully scheduled for any hour for
                                        such day. For purposes of the PPA, the
                                        Negotiated Tier 2 Capacity and
                                        Negotiated Tier 2 Energy provided under
                                        this Agreement shall represent
                                        "Negotiated Tier 2 Capacity" and
                                        "Negotiated Tier 2 Energy." Except as
                                        expressly modified by this Agreement,
                                        all other provisions of the PPA shall
                                        remain in full force and effect.



IN WITNESS WHEREOF the Parties hereto, by their duly authorized representatives, have caused this Agreement to be executed on the date first written above.

ILLINOIS POWER COMPANY                   DYNEGY POWER MARKETING, INC.

By:                                      By:

Name:                                    Name:

Title:                                   Title:

                                    SCHEDULES

                                       TO

                            STOCK PURCHASE AGREEMENT

     The attached schedules (each, a "Schedule" and collectively, the "Schedules") have been prepared and delivered in connection with the Stock Purchase Agreement dated as of February 2, 2004 (as amended from time to time, the "Agreement") by and among Ameren Corporation, a Missouri corporation ("Purchaser"), Illinova Corporation, an Illinois corporation ( "Seller"), Illinova Generating Company, an Illinois corporation ("IGC") and Dynegy Inc., an Illinois corporation ("Dynegy"). Capitalized terms used and not otherwise defined in these Schedules have the meanings ascribed to such terms in the Agreement. These Schedules are qualified in their entirety by reference to the Agreement and are not intended to constitute, and shall not be construed as constituting, any representations or warranties of Dynegy and Seller, except as and to the extent provided in the Agreement.

     The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Dynegy and Seller in the Agreement or that it is material, nor shall such information be deemed to establish a level or standard of materiality for purposes of the Agreement. Headings have been inserted in the Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Agreement.

                                 SCHEDULE 1.1(a)
                                 ---------------

                             REFERENCE BALANCE SHEET

                                  See attached.

ILLINOIS POWER COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (IN MILLIONS, EXCEPT SHARE DATA) (UNAUDITED)
--------------------------------------------------------------------------------

                                                                     SEPTEMBER 30,       DECEMBER 31,
                                                                         2003                2002
                                                                   ----------------    --------------
                                     ASSETS
UTILITY PLANT:
Electric (includes construction work in progress of
   $91 million and $98 million, respectively)                        $      2,484        $      2,410
Gas (includes construction work in progress of
   $18 million and $18 million, respectively)                                 781                 770
                                                                     ------------        ------------
                                                                            3,265               3,180
Less -- accumulated depreciation                                            1,261               1,219
                                                                     ------------        ------------
                                                                            2,004               1,961
                                                                     ------------        ------------

INVESTMENTS AND OTHER ASSETS                                                   10                   9
                                                                     ------------        ------------

CURRENT ASSETS:

Cash and cash equivalents                                                      23                 117
Restricted cash                                                                20                  17
Accounts receivable, net                                                      120                 104
Accounts receivable, affiliates                                                71                  22
Accrued unbilled revenue                                                       63                  78
Inventories, at average cost                                                   64                  44
Prepayments and other                                                          42                  20
                                                                     ------------        ------------
                                                                              403                 402
                                                                     ------------        ------------

NOTE RECEIVABLE FROM AFFILIATE                                              2,271               2,271
                                                                     ------------        ------------

DEFERRED DEBITS:

Transition period cost recovery                                               126                 155
Other                                                                         134                 143
                                                                     ------------        ------------
                                                                              260                 298
                                                                     ------------        ------------
                                                                     $      4,948        $      4,941
                                                                     ============        ============

                             CAPITAL AND LIABILITIES

CAPITALIZATION:

Common stock -- no par value, 100,000,000 shares authorized:
    75,643,937 shares issued, stated at                              $      1,274        $      1,274
Additional paid-in capital                                                      9                   9
Retained earnings - accumulated since 1/1/99                                  478                 390
Accumulated other comprehensive income (loss), net of tax                     (13)                (13)
Less -- Capital stock expense                                                   7                   7
Less -- 12,751,724 shares of common stock in treasury, at cost                287                 287
                                                                     ------------        ------------
                                                                            1,454               1,366
Preferred stock                                                                46                  46
Long-term debt                                                              1,801               1,719
                                                                     ------------        ------------
                                                                            3,301               3,131
                                                                     ------------        ------------

CURRENT LIABILITIES:

Accounts payable                                                               41                  66
Accounts payable, affiliates                                                   11                  18
Notes payable and current portion of long-term debt                            86                 376
Accrued liabilities                                                           240                 145
                                                                     ------------        ------------
                                                                              378                 605
                                                                     ------------        ------------

DEFERRED CREDITS:

Accumulated deferred income taxes                                           1,003               1,038
Accumulated deferred investment tax credits                                    20                  21
Other                                                                         246                 146
                                                                     ------------        ------------
                                                                            1,269               1,205
                                                                     ------------        ------------

                                                                     $      4,948        $      4,941
                                                                     ============        ============

Above Financial Statements are not accompanied with Footnotes

                                 SCHEDULE 1.1(b)
                                 ---------------

                                 PERMITTED LIENS

1. Liens created under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992.

2. Liens resulting from the creation and establishment of intangible transition property pursuant to a transitional funding order by the Illinois Commerce Commission dated September 10, 1998 (Docket 98-0488) and the issuance of the Transitional Funding Trust Notes.

3. Ordinary course Liens in respect of the lease of equipment, the sale of receivables, the 1992 Mortgage (as defined in Item 2 of Schedule 3.4(b)), and the Tilton Assets as set forth on the UCC search results on the attached Appendix A.

4.   Items set forth on the attached Appendix B.

5. EEI Shares are pledged under (a) the Credit Agreement dated as of April 1, 2003, as amended through the date hereof, by and among Dynegy Holdings Inc., Dynegy Inc., as the parent guarantor, Citibank, N.A. and Bank of America, N.A., as administrative agents for the lenders, Bank One, NA (Main Office Chicago), as collateral agent for the lenders, and the various banks, financial institutions and other lenders parties thereto (the "Dynegy Credit Agreement"), and (b) the Indenture dated as of August 11, 2003, as amended through the date hereof, by and among Dynegy Holdings Inc. and Wilmington Trust Company, as indenture trustee. Dynegy will cause all such Liens to be removed upon the purchase of the EEI Shares by Purchaser. EEI Shares may also be subject to certain restrictions under EEI's governing documents and shareholder agreement.

                          APPENDIX A TO SCHEDULE 1.1(b)

                                  See attached.

                          APPENDIX B TO SCHEDULE 1.1(b)

                                  See attached.

                                 SCHEDULE 1.1(c)
                                 ---------------

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 1.1(d)
                                 ---------------

                EXISTING IPC OBLIGATIONS AS OF SEPTEMBER 30, 2003

                                                                           UNPAID
                                                                         PRINCIPAL

NEW MORTGAGE BONDS                                                       ($ IN 000S)
------------------------------------------------------------------------ -------------
6 3/4% series due 2005                                                         70,000
------------------------------------------------------------------------ -------------
7.5% series due 2009                                                          250,000
------------------------------------------------------------------------ -------------
11 1/2% series due 2010                                                       550,000
------------------------------------------------------------------------ -------------
5.70% series due 2024 (Pollution Control Series U)                             35,615
------------------------------------------------------------------------ -------------
7.40% series due 2024 (Pollution Control Series V)                             84,150
------------------------------------------------------------------------ -------------
7 1/2% series due 2025                                                         65,630
------------------------------------------------------------------------ -------------
5.40% series due 2028 (Pollution Control Series S)                             18,700
------------------------------------------------------------------------ -------------
5.40% series due 2028 (Pollution Control Series T)                             33,755
------------------------------------------------------------------------ -------------
Adjustable rate series due 2032 (Pollution Control Series P) (note 1)          70,000
------------------------------------------------------------------------ -------------
Adjustable rate series due 2032 (Pollution Control Series Q) (note 1)          45,000
------------------------------------------------------------------------ -------------
Adjustable rate series due 2032 (Pollution Control Series R) (note 1)          35,000
------------------------------------------------------------------------ -------------
Adjustable rate series due 2028 (Pollution Control Series W) (note 1)         111,770
------------------------------------------------------------------------ -------------
Adjustable rate series due 2017 (Pollution Control Series X) (note 1)          75,000
------------------------------------------------------------------------ -------------

                  TOTAL NEW MORTGAGE BONDS                                  1,444,620
------------------------------------------------------------------------ -------------

TRANSITIONAL FUNDING TRUST NOTES ("TFT NOTES") (note 2)                       452,400
------------------------------------------------------------------------ -------------
THE TOTAL LIQUIDATION PREFERENCE OF THE 249,751 SHARES OF PREFERRED
STOCK, $50 PAR VALUE PER SHARE, OF IPC NOT OWNED BY SELLER                     12,488
------------------------------------------------------------------------ -------------

TOTAL AMOUNT OF EXISTING IPC OBLIGATIONS ($ in 000s) (note 3):              1,909,508


NOTES:

(1) Accrual based on reset and remarketing rates at September 2003. Series Q, W and X reset weekly. Series P and R reset every five weeks.

(2) Net of accrual of $1,200,000. Series A-5 through A-7. By June 30, 2004, balance expected to be amortized to $388.8 million. Receipts related to principal obligations for TFT Notes from the last principal payment (25th day of quarter-ending month) to the Closing Date will reduce the TFT Notes balance for purposes of calculating Existing IPC Obligations. The IFC receipts are passed to the Trustee within 48 hours of receipt.

(3) Does not include $66,400,000 principal balance on Tilton lease (accreted value at the end of the term to be $80,990,000). IPC subleases the Tilton facility to DMG. DMG makes all lease payments directly to the banks. See Item 4 on Schedule 5.1.

                                 SCHEDULE 1.1(e)
                                 ---------------

                                GENERATION ASSETS

         1. All assets transferred pursuant to the Asset Transfer Agreements and all assets transferred to DMG pursuant to the Generation Agreement.

         2. Coal Supply Agreement, dated June 19, 1999, between Dynegy Coal Trading & Transportation, L.L.C. (as assignee of IPC) and Peabody Coal Sales Company, as amended by First Amendment dated December 4, 2002 (the "Coal Supply Agreement").

         3.   Tilton Assets.

                                 SCHEDULE 1.1(f)
                                 ---------------

                        KNOWLEDGE OF PURCHASER AND SELLER

         1.   Purchaser
              ---------

              Warner Baxter - EVP, CFO
              Steve Sullivan - SVP
              Craig Nelson - VP
              Dave Whiteley - SVP
              Martin Lyons - VP, Controller
              Michael Moehn - VP
              Donna Martin - VP
              Greg Nelson - VP
              Jerre Birdsong - VP, Treasurer
              Lee Nickloy - General Manager
              Bob Porter - Manager
              Jerry Grant - Principal Business Planner

         2.   Dynegy Parties
              --------------

              Robert Ray           SVP and Treasurer - Dynegy
              Lynn Lednicky        SVP, Planning - Dynegy
              Mario Alonso         Manager, Strategic Investments - Dynegy
              Chris Casale         Managing Director, Planning - Dynegy
              Layne Albert         VP, Tax - Dynegy
              Amin Maredia         Sr. Director, Corporate Accounting - Dynegy
              James Miller         Managing Director, Legal - Dynegy
              Donna McGinnis       VP, Risk Management & Insurance - Dynegy
              Paul Czervinske      Director, HR Midstream Services - Dynegy
              Shawn Schukar        SVP, Utility Operations
              Ron Pate             Vice President, Asset Performance /
                                   Compliance Management
              Frank Starbody       Vice President, Energy Supply &
                                   Customer Management
              Peggy E Carter       Managing Director - Controller
              Joe Lakshmanan       Senior Corporate Counsel & CLO
              Ellen Hearn          Director - IP Human Resources
              Brian Martin         IP Environmental
              Randy Clemens        Senior Attorney
              Rick Diericx         DMG Environmental

                                  SCHEDULE 3.2
                                  ------------

                         CAPITALIZATION OF SUBSIDIARIES
                         ------------------------------

1.   IP Gas Supply Company, an Illinois corporation

     o 60,000 shares of Common Stock are authorized and 41,000 shares of Common Stock are issued and outstanding.

2. Illinois Power Transmission Company, LLC, a Delaware limited liability company

     o Initial Member contribution of $1,000 by IPC. Records do not reflect issuance of membership interest certificates.

3. Illinois Power Securitization Limited Liability Company, a Delaware limited liability company ("Securitization LLC")

     o    Sole member is IPC.  Initial capital contribution of $1,000 by IPC.

4.   Illinois Power Special Purpose Trust, a Delaware business trust

     o    Sole beneficial owner is Securitization LLC.

5.   Illinois Power Financing I, a Delaware statutory business trust
     ("Financing I")

     o In January 1996, Financing I issued 124,000 common securities to IPC (with a liquidation value of $25 per common security) and 4,000,000 preferred securities (with a liquidation value of $25 per preferred security). The common and the preferred securities were redeemed in September 2001.

6.   Illinois Power Financing II, a Delaware statutory business trust

     o    No Equity Interests have been issued.

CONTRACTS RELATING TO REDEMPTION OF IPC CAPITAL STOCK:

1. Pursuant to the Restated Articles of Incorporation of IPC dated August 10, 1994, IPC has the right to redeem the preferred stock of IPC at any time.

                                 SCHEDULE 3.4(a)
                                 ---------------

                  GOVERNMENTAL AUTHORITY CONSENTS AND APPROVALS

1.   All approvals listed on Schedule 8.1(b).

2.   Approvals to transfer the Permits listed on Schedule 3.12(a).

                                 SCHEDULE 3.4(b)
                                 ---------------

                                  NO VIOLATION

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.7
                                  ------------

                               ABSENCE OF CHANGES

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.8
                                  ------------

                                      TAXES

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.9
                                  ------------

                                   LITIGATION

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.10
                                  -------------

                             EMPLOYEE BENEFIT PLANS

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.11
                                  -------------

                              ENVIRONMENTAL MATTERS

                  [Filed confidentially pursuant to Rule 104]

                                SCHEDULE 3.12(a)
                                ----------------

               MATERIAL PERMITS AND COMPLIANCE WITH APPLICABLE LAW

1. Material Permits.

FCC LICENSES
------------

--------------------- ---------------------- --------------------------- ------------------------- ---------------
                      AREA OF                                                                      FREQUENCY
CALL SIGN             OPERATION              DATE ISSUED                 EXPIRATION DATE           SPECTRUM
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   852.33750,
                                                                                                   855.38750,
                                                                                                   855.66250,
                                                                                                   856.33750,
                                                                                                   857.33750,
                                                                                                   858.33750,
                                                                                                   859.33750,
WNMO496               Fairview Heights       December 7, 1999            September 16, 2004        860.33750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   855.38750,
                                                                                                   856.31250,
                                                                                                   858.31250,
                                                                                                   859.31250,
WNMO496               Decatur                December 7, 1999            September 16, 2004        860.31250

--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   854.86250,
                                                                                                   855.16250,
                                                                                                   855.66250,
                                                                                                   855.93750,
WNMO496               Rising                 December 7, 1999            September 16, 2004        856.28750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   856.33750,
                                                                                                   857.33750,
                                                                                                   858.33750,
                                                                                                   859.33750,
WNMO496               Tilton                 December 7, 1999            September 16, 2004        860.33750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   856.33750,
                                                                                                   857.33750,
WNMO496               Jacksonville           December 7, 1999            September 16, 2004        858.33750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   852.33750,
                                                                                                   853.33750,
WNMO496               Bloomington            December 7, 1999            September 16, 2004        857.31250
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   853.33750,
                                                                                                   855.38750,
                                                                                                   859.33750,
WPAR499               Galesburg              October 9, 2002             September 29, 2012        860.33750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   854.86250,
                                                                                                   855.16250,
                                                                                                   855.66250,
WPAR499               Raritan                October 9, 2002             September 29, 2012        857.31250
--------------------- ---------------------- --------------------------- ------------------------- ---------------




--------------------- ---------------------- --------------------------- ------------------------- ---------------
                      AREA OF                                                                      FREQUENCY
CALL SIGN             OPERATION              DATE ISSUED                 EXPIRATION DATE           SPECTRUM
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   856.31250,
                                                                                                   858.33750,
                                                                                                   859.31250,
WPAR499               Aledo                  October 9, 2002             September 29, 2012        860.31250
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   855.93750,
                                                                                                   856.93750,
                                                                                                   857.93750,
WPAR499               Kewanee                October 9, 2002             September 29, 2012        858.31250
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   855.16250,
                                                                                                   858.33750,
                                                                                                   859.31250,
WPAR499               Deer Park              October 9, 2002             September 29, 2012        860.31250
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   855.38750,
                                                                                                   856.33750,
                                                                                                   857.33750,
                                                                                                   858.33750,
                                                                                                   859.33750,
                                                                                                   860.33750,
WPAR507               Edwardsville           August 15, 2002             September 29, 2012        860.96250
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   852.33750,
                                                                                                   855.93750,
WPAR507               Mt. Vernon             August 15, 2002             September 29, 2012        858.23750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   855.16250,
                                                                                                   855.16250,
WPAR507               Vandalia               August 15, 2002             September 29, 2012        855.38750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   855.38750,
                                                                                                   855.73750,
WPAR507               Tamaroa                August 15, 2002             September 29, 2012        856.28750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   855.16250,
                                                                                                   857.31250,
WPAR507               Sparta                 August 15, 2002             September 29, 2012        859.31250,
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   852.33750,
                                                                                                   856.33750,
                                                                                                   857.33750,
                                                                                                   858.33750,
                                                                                                   859.33750,
WPAR507               Waterloo               August 15, 2002             September 29, 2012        860.33750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   855.66250,
WPIG265               Albers                 August 15, 2002             September 29, 2012        860.96250
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   856.31250,
                                                                                                   858.31250,
WPIG265               Chester                August 15, 2002             September 29, 2012        860.31250
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   852.33750,
                                                                                                   854.86250,
WPIG265               Mt. Olive              August 15, 2002             September 29, 2012        855.73750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   859.33750,
WPIG265               Delwood                August 15, 2002             September 29, 2012        860.33750
--------------------- ---------------------- --------------------------- ------------------------- ---------------




--------------------- ---------------------- --------------------------- ------------------------- ---------------
                      AREA OF                                                                      FREQUENCY
CALL SIGN             OPERATION              DATE ISSUED                 EXPIRATION DATE           SPECTRUM
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   806.00000,
WPAR503               IL. Statewide          August 15, 2002             September 29, 2012        821.00000
--------------------- ---------------------- --------------------------- ------------------------- ---------------
WNPW436               Galesburg (NEW)        September 2, 1999           September 26, 2004        153.65
--------------------- ---------------------- --------------------------- ------------------------- ---------------
KSA823                Decatur                December 18, 2002           January 27, 2013          153.65
--------------------- ---------------------- --------------------------- ------------------------- ---------------
KBJ68                 Central Illinois       December 18, 2002           March 9, 2013             153.56000,
                                                                                                   153.65000
--------------------- ---------------------- --------------------------- ------------------------- ---------------
KSC235                Jacksonville           May 22, 2003                July 29, 2013             153.65
--------------------- ---------------------- --------------------------- ------------------------- ---------------
KRJ621                E. St. Louis           April 17, 1997              April 21, 2012            456.12500,
                                                                                                   451.12500
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   808.48750,
WPDB586               IL. Statewide          July 29, 2003               September 8, 2013         853.48750
--------------------- ---------------------- --------------------------- ------------------------- ---------------
                                                                                                   153.56000,

KA4317                Central Illinois       September 10, 2003          November 16, 2013         153.65000
--------------------- ---------------------- --------------------------- ------------------------- ---------------


FCC ANTENNA STRUCTURE
---------------------

--------------------- -------------------------------------------------- ------------------------- ---------------
FCC REGISTRATION             ANTENNA STRUCTURE LOCATION                         LATITUDE           LONGITUDE
   NUMBER
--------------------- -------------------------------------------------- ------------------------- ---------------
1007456               2655 Martin Luther King Jr. Dr. Decatur, IL               39-52-18.1N        88-57-2.3W
--------------------- -------------------------------------------------- ------------------------- ---------------
1007458               0.5 MI E. of I74 and US 34 Galesburg, IL                  40-58-40N          90-19-40W
--------------------- -------------------------------------------------- ------------------------- ---------------
1050289               NE Corner Seyborn Ave/UPR T Hillsboro, IL                 39-8-14.1N         89-29-15.3W
--------------------- -------------------------------------------------- ------------------------- ---------------
1050287               4.5KM WW of Raritan, IL                                   40-40-27.1N        90-52-16.4W
--------------------- -------------------------------------------------- ------------------------- ---------------
1007450               0.5 MI West of Rising, IL                                 40-09-28N          88-20-23W
--------------------- -------------------------------------------------- ------------------------- ---------------
1007453               Staunton, IL                                              39-2-37.1N         89-44-56.3W
--------------------- -------------------------------------------------- ------------------------- ---------------


HUMAN RESOURCES
---------------

ILLINOIS DEPARTMENT OF HUMAN RIGHTS ("IDHR") VENDOR NUMBERS

There is a requirement to be certified by the IDHR to do business with the State of Illinois. The Bidder's Application Form and the IDHR Form must be completed, approved, and on file with the State of Illinois before a contract can be awarded to any vendor. IPC has complied with these requirements and received facility numbers for each of its major facilities. This is not required yearly; it is performed as required by the state.

CITY OF CHAMPAIGN ANNUAL CERTIFICATION OF COMPLIANCE

A City of Champaign ordinance requires vendors to provide necessary affirmative action and equal employment opportunity-related documents annually to be approved to do business with the City of Champaign for a period of one year. IPC's current Certificate of Compliance expires on August 31, 2004.

OTHER

All certificates of public convenience and necessity issued by ICC to IPC.

ENVIRONMENTAL PERMITS (BY TYPE AND AREA)
----------------------------------------

-----------------------------------------------------------------------------------------
AIR
-----------------------------------------------------------------------------------------
Air Stripper                                              Belleville MGP
-
Methanol Storage Tank                                     Hillsboro Gas Storage Field

                                                          Shanghai Gas Storage Field

Boilers and Oxidizer                                      Freeburg Gas Storage Field

Gasoline Storage Tank                                     Belleville Service Area

                                                          Bloomington Service Area

                                                          Champaign Service Area

                                                          Danville Service Area

                                                          Headquarters - Decatur

                                                          Decatur Service Area

                                                          East St. Louis Service Area

                                                          Maryville Service Area

                                                          Sparta Service Area


Title V Permit for Diesel Generators - Permit is jointly Bloomington owned with State Farm

WATER

Land Applicaton/Land Treatment of Hydrostatic Test Waters Various - Generic Permit

Treatment and Land Application of Formation Waters        Shanghai Gas Storage Field

Storm Water during Construction Activities                27th St. Substation - Decatur

                                                          North Decatur Substation

WASTE

PCB Storage                                               LaSalle Service Area

MISCELLANEOUS

Open Burning Permit for Fire Fighting Training #B0311043  Various locations where training will occur


EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

[Filed confidentially pursuant to Rule 104]

                                SCHEDULE 3.12(c)
                                ----------------

                         MUNICIPAL FRANCHISE AGREEMENTS

                                  See attached.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
     Freeburg              Belleville                None             03/16/2010
----------------------------------------------------------------------------------
    Mascoutah              Belleville             00/00/2007          04/13/2010
----------------------------------------------------------------------------------
     Alorton              E. St. Louis               None             08/24/2024
----------------------------------------------------------------------------------
      Breese              E. St. Louis               None             01/01/2013
----------------------------------------------------------------------------------
     Carlyle              E. St. Louis               None             01/01/2008
----------------------------------------------------------------------------------
   E. St. Louis           E. St. Louis               None             05/05/2014
----------------------------------------------------------------------------------
  Fairmont City           E. St. Louis               None             08/02/2016
----------------------------------------------------------------------------------
     Sauget *             E. St. Louis               None             10/2/2026
----------------------------------------------------------------------------------
 Washington Park          E. St. Louis               None             03/25/2015
----------------------------------------------------------------------------------
      Maquon                Galesburg                None             10/01/2013
----------------------------------------------------------------------------------
    Roseville               Galesburg                None             10/01/2016
----------------------------------------------------------------------------------
     Andover                 Kewanee                 None             10/01/2016
----------------------------------------------------------------------------------
   Matherville               Kewanee                 None             10/01/2013
----------------------------------------------------------------------------------
     Reynolds                Kewanee                 None             10/01/2014
----------------------------------------------------------------------------------
     Sherrard                Kewanee                 None             10/01/2014
----------------------------------------------------------------------------------
       Ladd              LaSalle/Ottawa              None             10/01/2009
----------------------------------------------------------------------------------
     Lostant             LaSalle/Ottawa              None             10/01/2012
----------------------------------------------------------------------------------
     Ogelsby             LaSalle/Ottawa              None             09/18/2030
----------------------------------------------------------------------------------
       Peru              LaSalle/Ottawa              None             06/06/2010
----------------------------------------------------------------------------------
     Rutland             LaSalle/Ottawa              None             10/01/2012
----------------------------------------------------------------------------------
      Toluca             LaSalle/Ottawa              None             10/01/2012
----------------------------------------------------------------------------------
      Tonica             LaSalle/Ottawa              None             10/01/2012
----------------------------------------------------------------------------------
      Wenona             LaSalle/Ottawa              None             10/01/2012
----------------------------------------------------------------------------------
     Hartford         Maryville/River Bend           None             11/01/2013
----------------------------------------------------------------------------------
     Highland         Maryville/River Bend           None             05/25/2011
----------------------------------------------------------------------------------
    Mt. Vernon        Mt. Vernon/Centralia        07/20/2048          04/17/2027
----------------------------------------------------------------------------------
 St. Clair County          Belleville             09/28/1997             None
----------------------------------------------------------------------------------
      Normal               Bloomington            11/21/1997             None
----------------------------------------------------------------------------------
  Pinckneyville              Sparta               04/28/2000             None
----------------------------------------------------------------------------------
      Kappa                Bloomington            11/25/2048             None
----------------------------------------------------------------------------------
     Bluford          Mt. Vernon/ Centralia       07/28/2049             None
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
    Vandalia                Hillsboro             10/17/2025             None
----------------------------------------------------------------------------------
      Dupo *              E. St. Louis            01/08/2026 *           None
----------------------------------------------------------------------------------
     O'Fallon             E. St. Louis            11/14/2026 *        12/31/2019
----------------------------------------------------------------------------------
      LeRoy*               Bloomington            11/14/2026 *           None
----------------------------------------------------------------------------------
  New Bedford *              Kewanee               01/26/2026            None
----------------------------------------------------------------------------------
      Galva*                 Kewanee               04/02/2026         04/02/2026
----------------------------------------------------------------------------------
    Lebanon *             E. St. Louis             01/11/2026         04/01/2010
----------------------------------------------------------------------------------
    Long Creek               Decatur               05/04/2026            None
----------------------------------------------------------------------------------
   Cambridge *               Kewanee               05/29/2026         09/02/2020
----------------------------------------------------------------------------------
     El Paso*              Bloomington             09/11/2026            None
----------------------------------------------------------------------------------
    Abingdon*               Galesburg              09/11/2026         10/01/2004
----------------------------------------------------------------------------------
     Wyanet*                 Kewanee               10/22/2026         10/01/2011
----------------------------------------------------------------------------------
   New Athens*             Belleville              05/06/2027         11/28/2010
----------------------------------------------------------------------------------
    Mt. Olive               Hillsboro              04/17/2027         04/17/2027
----------------------------------------------------------------------------------
     Staunton               Hillsboro              05/07/2027         04/13/2028
----------------------------------------------------------------------------------
  Spring Valley          LaSalle/Ottawa            06/10/2049         10/31/2027
----------------------------------------------------------------------------------
      Oreana                 Decatur                10/1/2027         07/25/2016
----------------------------------------------------------------------------------
     LaHarpe                Galesburg              02/21/2028            None
----------------------------------------------------------------------------------
     Oquawka                Galesburg              02/07/2028            None
----------------------------------------------------------------------------------
    Germantown            E. St. Louis             04/15/2004         10/01/2012
----------------------------------------------------------------------------------
      Albers              E. St. Louis             12/10/2004         10/01/2013
----------------------------------------------------------------------------------
   Bloomington             Bloomington             08/10/2005            None
----------------------------------------------------------------------------------
    Lynnville             Jacksonville             05/16/2006            None
----------------------------------------------------------------------------------
   Carlinville              Hillsboro              07/13/2006         07/13/2006
----------------------------------------------------------------------------------
      Salem           Mt. Vernon/ Centralia        08/17/2006            None
----------------------------------------------------------------------------------
 Old Shawneetown            Eldorado               10/12/2006            None
----------------------------------------------------------------------------------
     Wapella               Bloomington             01/29/2007         10/01/2013
----------------------------------------------------------------------------------
 North Henderson            Galesburg              04/03/2008         10/01/2015
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
     Forsyth                 Decatur               05/29/2008         10/01/2012
----------------------------------------------------------------------------------
    Goodfield              Bloomington             11/12/2008            None
----------------------------------------------------------------------------------
      Alpha                  Kewanee               03/26/2009         10/01/2012
----------------------------------------------------------------------------------
       Rio                  Galesburg              04/02/2009         10/01/2015
----------------------------------------------------------------------------------
      Seaton                Galesburg              06/17/2009         10/01/2016
----------------------------------------------------------------------------------
    Keithsburg              Galesburg              08/24/2009         10/01/2014
----------------------------------------------------------------------------------
     Raritan                Galesburg              08/24/2009            None
----------------------------------------------------------------------------------
       Joy                   Kewanee               12/16/2009         10/01/2012
----------------------------------------------------------------------------------
      McNabb             LaSalle/Ottawa            01/04/2010         10/01/2016
----------------------------------------------------------------------------------
    New Boston               Kewanee               02/02/2010            None
----------------------------------------------------------------------------------
    Marseilles           LaSalle/Ottawa            02/20/2010            None
----------------------------------------------------------------------------------
   Congerville             Bloomington             04/13/2010            None
----------------------------------------------------------------------------------
   New Windsor               Kewanee               04/25/2010         10/01/2012
----------------------------------------------------------------------------------
     Carlock               Bloomington             05/26/2010            None
----------------------------------------------------------------------------------
     Decatur                 Decatur               08/22/2010         08/22/2010
----------------------------------------------------------------------------------
      Alexis                Galesburg              03/10/2011         10/01/2015
----------------------------------------------------------------------------------
     Woodhull                Kewanee               03/21/2011         10/01/2012
----------------------------------------------------------------------------------
      Viola                  Kewanee               04/17/2011         04/21/2022
----------------------------------------------------------------------------------
     Mackinaw              Bloomington             11/03/2011            None
----------------------------------------------------------------------------------
     Clinton               Bloomington             01/03/2012         01/03/2012
----------------------------------------------------------------------------------
     Monmouth               Galesburg              01/09/2012         01/09/2012
----------------------------------------------------------------------------------
    Wood River        Maryville/River Bend         04/04/2013         04/04/2013
----------------------------------------------------------------------------------
   Central City       Mt. Vernon/ Centralia        04/23/2013         04/23/2013
----------------------------------------------------------------------------------
  Junction City       Mt. Vernon/ Centralia        04/23/2013         04/23/2013
----------------------------------------------------------------------------------
       Dix            Mt. Vernon/ Centralia        05/15/2013         10/01/2017
----------------------------------------------------------------------------------
    Knoxville               Galesburg              06/21/2013         06/13/2013
----------------------------------------------------------------------------------
      Shiloh               Belleville              06/24/2013         07/02/2021
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
     Alhambra               Hillsboro              06/24/2013         10/01/2017
----------------------------------------------------------------------------------
      Chapin              Jacksonville             07/23/2013         10/01/2016
----------------------------------------------------------------------------------
     Tamaroa                 Sparta                07/23/2013         10/01/2015
----------------------------------------------------------------------------------
      Venice              Granite City             12/13/2013         12/13/2013
----------------------------------------------------------------------------------
      Hamel           Maryville/River Bend         12/16/2013         12/17/2013
----------------------------------------------------------------------------------
      Roxana          Maryville/River Bend         12/16/2013         12/18/2013
----------------------------------------------------------------------------------
   Edwardsville       Maryville/River Bend         02/28/2014         02/28/2014
----------------------------------------------------------------------------------
    Good Hope               Galesburg              03/14/2014            None
----------------------------------------------------------------------------------
  National City           Granite City             03/30/2014         03/31/2014
----------------------------------------------------------------------------------
  Pontoon Beach           Granite City             04/13/2014         04/13/2014
----------------------------------------------------------------------------------
      Aledo                  Kewanee               05/14/2014            None
----------------------------------------------------------------------------------
   Wilsonville              Hillsboro              06/23/2014         10/01/2013
----------------------------------------------------------------------------------
    Gillespie               Hillsboro              07/28/2014         07/28/2014
----------------------------------------------------------------------------------
    Keyesport               Hillsboro              07/28/2014         10/01/2016
----------------------------------------------------------------------------------
     Gulfport               Galesburg              08/05/2014            None
----------------------------------------------------------------------------------
      Panama                Hillsboro              08/05/2014         10/01/2017
----------------------------------------------------------------------------------
  Taylor Springs            Hillsboro              08/12/2014         11/10/2019
----------------------------------------------------------------------------------
     Coffeen                Hillsboro              09/18/2014         10/01/2016
----------------------------------------------------------------------------------
    Greenville              Hillsboro              09/18/2014         08/25/2010
----------------------------------------------------------------------------------
   Schram City              Hillsboro              09/21/2014         03/08/2012
----------------------------------------------------------------------------------
    Pocahontas              Hillsboro              10/12/2014         09/06/2010
----------------------------------------------------------------------------------
    Henderson               Galesburg              10/27/2014         10/01/2016
----------------------------------------------------------------------------------
      Wataga                Galesburg              11/07/2014         10/01/2015
----------------------------------------------------------------------------------
      Harvel                Hillsboro              11/16/2014         10/01/2016
----------------------------------------------------------------------------------
      Irving                Hillsboro              11/19/2014         10/01/2012
----------------------------------------------------------------------------------
      Altona                 Kewanee               11/25/2014         10/01/2015
----------------------------------------------------------------------------------
      Palmer                Hillsboro              11/30/2014         10/01/2016
----------------------------------------------------------------------------------
      Oneida                 Kewanee               11/30/2014         10/01/2015
----------------------------------------------------------------------------------
      Lomax                 Galesburg              12/10/2014            None
----------------------------------------------------------------------------------
  St. Augustine             Galesburg              12/11/2014         10/01/2016
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
     Raymond                Hillsboro              12/29/2014         10/01/2016
----------------------------------------------------------------------------------
    Mansfield               Champaign              12/30/2014         10/01/2008
----------------------------------------------------------------------------------
     Kirkwood               Galesburg              01/21/2015         10/01/2016
----------------------------------------------------------------------------------
  Morrisonville             Hillsboro              01/21/2015         10/01/2016
----------------------------------------------------------------------------------
      Butler                Hillsboro              01/22/2015         10/01/2016
----------------------------------------------------------------------------------
      DePue              LaSalle/Ottawa            02/12/2015         10/01/2012
----------------------------------------------------------------------------------
    Beckmeyer             E. St. Louis             02/17/2015         05/01/2013
----------------------------------------------------------------------------------
    St. Johns                Sparta                03/05/2015         03/05/2015
----------------------------------------------------------------------------------
     Mahomet                Champaign              03/17/2015         10/01/2008
----------------------------------------------------------------------------------
    Monticello              Champaign              03/19/2015         03/22/2015
----------------------------------------------------------------------------------
   Prairie City             Galesburg              03/19/2015         10/01/2016
----------------------------------------------------------------------------------
      Sciota                Galesburg              03/25/2015            None
----------------------------------------------------------------------------------
      Royal                 Champaign              07/21/2015         10/01/2016
----------------------------------------------------------------------------------
   E. Gillespie             Hillsboro              08/23/2015         08/23/2015
----------------------------------------------------------------------------------
     Chester                 Sparta                08/23/2015            None
----------------------------------------------------------------------------------
     Brighton               Hillsboro              09/22/2015         06/14/2018
----------------------------------------------------------------------------------
       Ruma                  Sparta                10/09/2015         10/1/2017
----------------------------------------------------------------------------------
    Arenzville            Jacksonville             12/20/2015         10/01/2016
----------------------------------------------------------------------------------
   Ellis Grove               Sparta                01/03/2016         10/01/2017
----------------------------------------------------------------------------------
     Concord              Jacksonville             01/05/2016         10/01/2016
----------------------------------------------------------------------------------
     Baldwin                 Sparta                01/11/2016         10/01/2017
----------------------------------------------------------------------------------
   Sawyerville              Hillsboro              03/16/2016         10/01/2012
----------------------------------------------------------------------------------
    Smithboro               Hillsboro              04/30/2016         10/01/2017
----------------------------------------------------------------------------------
      Ramsey                Hillsboro              05/10/2016         10/01/2017
----------------------------------------------------------------------------------
  Mulberry Grove            Hillsboro              05/18/2016         10/01/2017
----------------------------------------------------------------------------------
     Fillmore               Hillsboro              06/13/2016         10/01/2017
----------------------------------------------------------------------------------
    Donnellson              Hillsboro              06/24/2016         10/01/2017
----------------------------------------------------------------------------------
     Fithian                Danville               07/11/2016         10/01/2014
----------------------------------------------------------------------------------
     Bingham                Hillsboro              08/12/2016         10/01/2017
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
  Blandinsville             Galesburg              11/04/2016            None
----------------------------------------------------------------------------------
     Cahokia              E. St. Louis             11/14/2016         11/10/2016
----------------------------------------------------------------------------------
  Campbell Hill              Sparta                11/17/2016         10/01/2013
----------------------------------------------------------------------------------
      Media                 Galesburg              01/05/2017            None
----------------------------------------------------------------------------------
     Marissa                 Sparta                02/27/2017         01/05/2011
----------------------------------------------------------------------------------
      DuBois                 Sparta                08/15/2017         10/01/2018
----------------------------------------------------------------------------------
    Georgetown              Danville               10/06/2017         10/06/2017
----------------------------------------------------------------------------------
      Tilton                Danville               10/25/2017         10/25/2017
----------------------------------------------------------------------------------
   South Roxana       Maryville/River Bend         11/06/2017         10/03/2017
----------------------------------------------------------------------------------
     Woodlawn         Mt. Vernon/ Centralia        11/29/2017         12/08/2025
----------------------------------------------------------------------------------
    White City              Hillsboro              12/15/2017         10/01/2018
----------------------------------------------------------------------------------
     Sorento                Hillsboro              01/02/2018         10/01/2018
----------------------------------------------------------------------------------
      Vernon                Hillsboro              01/15/2018         10/01/2018
----------------------------------------------------------------------------------
   Centreville            E. St. Louis             03/14/2018         03/14/2018
----------------------------------------------------------------------------------
     DeLand*               Bloomington             04/08/2018         10/01/2012
----------------------------------------------------------------------------------
      Ogden                 Danville               04/09/2018         10/01/2011
----------------------------------------------------------------------------------
    Irvington         Mt. Vernon/ Centralia        04/24/2018         10/01/2016
----------------------------------------------------------------------------------
   Willisville               Sparta                04/24/2018         10/01/2013
----------------------------------------------------------------------------------
       Ava                   Sparta                05/15/2018         10/01/2013
----------------------------------------------------------------------------------
   Coulterville              Sparta                05/24/2018         10/01/2012
----------------------------------------------------------------------------------
      Cutler                 Sparta                06/24/2018         10/01/2013
----------------------------------------------------------------------------------
      Percy                  Sparta                06/24/2018         10/01/2012
----------------------------------------------------------------------------------
    Champaign               Champaign              07/02/2018         09/07/2017
----------------------------------------------------------------------------------
    New Baden              Belleville              07/25/2018         03/30/2010
----------------------------------------------------------------------------------
Prairie du Rocher            Sparta                08/22/2018         11/17/2010
----------------------------------------------------------------------------------
    Eagarville              Hillsboro              12/12/2018         06/21/2010
----------------------------------------------------------------------------------
      Urbana                Champaign              01/23/2019         08/19/2014
----------------------------------------------------------------------------------
      Bonnie          Mt. Vernon/ Centralia        02/14/2019         06/26/2018
----------------------------------------------------------------------------------
    Thomasboro              Champaign              05/26/2019            None
----------------------------------------------------------------------------------
     Madison              Granite City             09/22/2019         02/28/2013
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
     Kewanee                 Kewanee               01/02/2020         02/03/2027
----------------------------------------------------------------------------------
    Harristown               Decatur               01/12/2020         01/12/2020
----------------------------------------------------------------------------------
   Bunker Hill              Hillsboro              10/30/2020         10/01/2012
----------------------------------------------------------------------------------
   Stronghurst              Galesburg              11/21/2020            None
----------------------------------------------------------------------------------
      Panola               Bloomington             06/16/2021            None
----------------------------------------------------------------------------------
    Bondville               Champaign              10/18/2021         11/17/2021
----------------------------------------------------------------------------------
    East Alton        Maryville/River Bend         03/10/2022         03/10/2022
----------------------------------------------------------------------------------
    Gladstone               Galesburg              03/28/2022            None
----------------------------------------------------------------------------------
    Belleville             Belleville              09/14/2022         11/06/2013
----------------------------------------------------------------------------------
     Columbia             E. St. Louis             11/27/2022         06/29/2026
----------------------------------------------------------------------------------
   Jacksonville           Jacksonville             02/13/2024         12/31/2024
----------------------------------------------------------------------------------
      Savoy                 Champaign              05/02/2024         07/28/2010
----------------------------------------------------------------------------------
    Biggsville              Galesburg              03/25/2025            None
----------------------------------------------------------------------------------
       Kell           Mt. Vernon/ Centralia        04/28/2025         10/01/2017
----------------------------------------------------------------------------------
    LaFayette                Kewanee               03/15/2026            None
----------------------------------------------------------------------------------
   Damiansville           E. St. Louis             12/08/2027         12/07/2027
----------------------------------------------------------------------------------
   Granite City           Granite City             01/23/2029         07/24/2028
----------------------------------------------------------------------------------
    St. Jacob         Maryville/River Bend         04/26/2029         11/28/2010
----------------------------------------------------------------------------------
   New Douglas              Hillsboro              07/02/2029         10/01/2018
----------------------------------------------------------------------------------
     LaSalle             LaSalle/Ottawa            12/14/2029         07/05/2033
----------------------------------------------------------------------------------
    Grantfork         Maryville/River Bend         12/19/2029            None
----------------------------------------------------------------------------------
    Livingston              Hillsboro              07/06/2033         10/01/2012
----------------------------------------------------------------------------------
    Hillsboro               Hillsboro              07/11/2033         06/08/2012
----------------------------------------------------------------------------------
     Oakdale                 Sparta                08/02/2034            None
----------------------------------------------------------------------------------
   Cedar Point           LaSalle/Ottawa            07/10/2036         10/01/2012
----------------------------------------------------------------------------------
   Addieville*        Mt. Vernon/ Centralia                           10/01/2017
----------------------------------------------------------------------------------
     Chenoa*               Bloomington             07/22/2041            None
----------------------------------------------------------------------------------
     Bureau*             LaSalle/Ottawa            07/24/2041         10/01/2013
----------------------------------------------------------------------------------
     Malden*             LaSalle/Ottawa            07/25/2041         10/01/2015
----------------------------------------------------------------------------------
     Ashley*          Mt. Vernon/ Centralia        07/25/2041         10/01/2016
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
    Okawville*        Mt. Vernon/ Centralia        07/25/2041         10/01/2018
----------------------------------------------------------------------------------
      Mark*              LaSalle/Ottawa            07/26/2041         10/01/2012
----------------------------------------------------------------------------------
      Dover*             LaSalle/Ottawa            07/29/2041         10/01/2015
----------------------------------------------------------------------------------
   Waltonville*       Mt. Vernon/ Centralia        08/06/2041         10/01/2018
----------------------------------------------------------------------------------
    Hoyleton*         Mt. Vernon/ Centralia        08/07/2041         10/01/2015
----------------------------------------------------------------------------------
     Venedy*          Mt. Vernon/ Centralia        08/12/2041         10/01/2017
----------------------------------------------------------------------------------
   New Minden*        Mt. Vernon/ Centralia        08/13/2041         10/01/2016
----------------------------------------------------------------------------------
    Bethalto*         Maryville/River Bend         08/14/2041         08/14/2041
----------------------------------------------------------------------------------
     Sparta*                 Sparta                08/19/2041         10/12/2010
----------------------------------------------------------------------------------
     Cherry*             LaSalle/Ottawa            08/20/2041         10/01/2012
----------------------------------------------------------------------------------
     Tilden*                 Sparta                08/21/2041         11/28/2010
----------------------------------------------------------------------------------
      Maroa*               Bloomington             08/30/2041         10/01/2012
----------------------------------------------------------------------------------
      Wamac*          Mt. Vernon/ Centralia        09/24/2041         03/21/2016
----------------------------------------------------------------------------------
     Herrick*               Hillsboro              09/25/2041            None
----------------------------------------------------------------------------------
    Richview*         Mt. Vernon/ Centralia        09/25/2041         10/01/2016
----------------------------------------------------------------------------------
     Raleigh*               Eldorado               10/07/2041            None
----------------------------------------------------------------------------------
South Jacksonville*       Jacksonville             10/19/2041         07/07/2008
----------------------------------------------------------------------------------
    Victoria*                Kewanee               10/29/2041         10/01/2016
----------------------------------------------------------------------------------
     Naplate*            LaSalle/Ottawa            10/30/2041            None
----------------------------------------------------------------------------------
     Worden*          Maryville/River Bend         11/01/2041         10/01/2012
----------------------------------------------------------------------------------
    Sheridan*            LaSalle/Ottawa            11/04/2041            None
----------------------------------------------------------------------------------
     Patoka*          Mt. Vernon/ Centralia        11/05/2041         10/01/2012
----------------------------------------------------------------------------------
     Newark*             LaSalle/Ottawa            11/09/2041            None
----------------------------------------------------------------------------------
      Odin*           Mt. Vernon/ Centralia        11/15/2041         10/01/2012
----------------------------------------------------------------------------------
    Tiskilwa*            LaSalle/Ottawa            11/18/2041            None
----------------------------------------------------------------------------------
    Standard*            LaSalle/Ottawa            12/04/2041         10/01/2012
----------------------------------------------------------------------------------
     Nilwood*               Hillsboro              12/05/2041            None
----------------------------------------------------------------------------------
    Granville*           LaSalle/Ottawa            12/06/2041         10/01/2012
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
     Belgium*               Danville               12/10/2041         10/01/2013
----------------------------------------------------------------------------------
      Troy*           Maryville/River Bend         12/10/2041         12/10/2041
----------------------------------------------------------------------------------
    Sandoval*         Mt. Vernon/ Centralia        12/10/2041         07/13/2017
----------------------------------------------------------------------------------
   Brownstown*              Hillsboro              12/12/2041            None
----------------------------------------------------------------------------------
      Huey*           Mt. Vernon/ Centralia        12/16/2041            None
----------------------------------------------------------------------------------
     Towanda*              Bloomington             12/17/2041            None
----------------------------------------------------------------------------------
     Gridley*              Bloomington             12/19/2041            None
----------------------------------------------------------------------------------
    Indianola*              Danville               12/21/2041            None
----------------------------------------------------------------------------------
   Williamson*              Hillsboro              12/26/2041         10/01/2012
----------------------------------------------------------------------------------
    Galesburg*              Galesburg              01/03/2042         01/03/2042
----------------------------------------------------------------------------------
    Chrisman*               Danville               01/08/2042            None
----------------------------------------------------------------------------------
  Hollowayville*         LaSalle/Ottawa            01/08/2042         10/01/2013
----------------------------------------------------------------------------------
    Arlington*           LaSalle/Ottawa            01/13/2042         10/01/2012
----------------------------------------------------------------------------------
     Muncie*                Danville               01/17/2042         10/01/2014
----------------------------------------------------------------------------------
     Sidell*                Danville               01/20/2042            None
----------------------------------------------------------------------------------
     Marine*          Maryville/River Bend         01/22/2042         02/05/2042
----------------------------------------------------------------------------------
    Stanford*              Bloomington             01/24/2042            None
----------------------------------------------------------------------------------
    Neponset*                Kewanee               01/27/2042         10/01/2012
----------------------------------------------------------------------------------
    Smithton*              Belleville              01/31/2042         11/01/2010
----------------------------------------------------------------------------------
  Fayetteville*            Belleville              02/03/2042         10/01/2016
----------------------------------------------------------------------------------
     Colfax*               Bloomington             02/03/2042            None
----------------------------------------------------------------------------------
    Brooklyn*             Granite City             02/05/2042         02/05/2042
----------------------------------------------------------------------------------
    Equality*               Eldorado               02/06/2042            None
----------------------------------------------------------------------------------
   Ridge Farm*              Danville               02/07/2042         10/01/2012
----------------------------------------------------------------------------------
     Ottawa*             LaSalle/Ottawa            02/07/2042            None
----------------------------------------------------------------------------------
   Walnut Hill*       Mt. Vernon/ Centralia        02/11/2042         10/01/2015
----------------------------------------------------------------------------------
  Collinsville*       Maryville/Ri ver Bend        02/14/2042         02/14/2042
----------------------------------------------------------------------------------
     Swansea*              Belleville              02/19/2042         02/05/2014
----------------------------------------------------------------------------------
     Annawan*                Kewanee               02/19/2042         10/02/2007
----------------------------------------------------------------------------------
     Weldon*               Bloomington             02/21/2042         10/01/2012
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
     Manlius*                Kewanee               02/27/2042         10/01/2013
----------------------------------------------------------------------------------
   Cerro Gordo*              Decatur               02/28/2042         10/01/2011
----------------------------------------------------------------------------------
    Mt. Clare*              Hillsboro              02/28/2042         10/01/2012
----------------------------------------------------------------------------------
    Mt. Zion*                Decatur               03/16/2042         10/06/2005
----------------------------------------------------------------------------------
   Caseyville*        Maryville/River Bend         03/16/2042         11/03/2015
----------------------------------------------------------------------------------
      Witt*                 Hillsboro              03/17/2042         10/01/2012
----------------------------------------------------------------------------------
    Hennepin*            LaSalle/Ottawa            03/26/2042         06/24/2015
----------------------------------------------------------------------------------
   Millington*           LaSalle/Ottawa            04/03/2042            None
----------------------------------------------------------------------------------
      Secor*               Bloomington             04/09/2042            None
----------------------------------------------------------------------------------
   Dalton City*              Decatur               04/22/2042         10/01/2013
----------------------------------------------------------------------------------
    Atkinson*                Kewanee               04/22/2042         10/01/2007
----------------------------------------------------------------------------------
   Warrensburg*              Decatur               04/27/2042         06/01/2042
----------------------------------------------------------------------------------
    Westville*              Danville               04/29/2042            None
----------------------------------------------------------------------------------
     Dalzell*            LaSalle/Ottawa            05/11/2042         10/01/2012
----------------------------------------------------------------------------------
     Aviston*             E. St. Louis             05/20/2042         06/01/2013
----------------------------------------------------------------------------------
    Bartelso*             E. St. Louis             05/20/2042         10/01/2013
----------------------------------------------------------------------------------
   Summerfield*           E. St. Louis             05/20/2042         05/20/2042
----------------------------------------------------------------------------------
     Hecker*               Belleville              05/26/2042         10/01/2016
----------------------------------------------------------------------------------
    Valmeyer*             E. St. Louis             05/26/2042         10/01/2015
----------------------------------------------------------------------------------
    Millstadt*             Belleville              05/27/2042         04/02/2020
----------------------------------------------------------------------------------
     Mineral*                Kewanee               06/02/2042         10/01/2012
----------------------------------------------------------------------------------
    Flanagan*              Bloomington             06/10/2042            None
----------------------------------------------------------------------------------
   Bishop Hill*              Kewanee               06/10/2042         10/01/2017
----------------------------------------------------------------------------------
    Magnolia*            LaSalle/Ottawa            06/10/2042         10/01/2016
----------------------------------------------------------------------------------
   Little York*             Galesburg              06/12/2042         10/01/2016
----------------------------------------------------------------------------------
     Niantic*                Decatur               06/15/2042         10/01/2013
----------------------------------------------------------------------------------
      Avon*                 Galesburg              06/17/2042         10/01/2016
----------------------------------------------------------------------------------
   North Utica*          LaSalle/Ottawa            06/17/2042         10/01/2011
----------------------------------------------------------------------------------
   Evansville*               Sparta                06/25/2042         10/01/2017
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
   Seatonville*          LaSalle/Ottawa            07/01/2042         10/01/2013
----------------------------------------------------------------------------------
    Lenzburg*              Belleville              07/14/2042         10/12/2010
----------------------------------------------------------------------------------
   Cooksville*             Bloomington             08/07/2042            None
----------------------------------------------------------------------------------
  Standard City*            Hillsboro              08/10/2042            None
----------------------------------------------------------------------------------
   Steeleville*              Sparta                08/10/2042         10/01/2012
----------------------------------------------------------------------------------
    Centralia*        Mt. Vernon/ Centralia        08/11/2042         08/24/2014
----------------------------------------------------------------------------------
   Litchfield*              Hillsboro              08/12/2042         06/25/2013
----------------------------------------------------------------------------------
    Nashville*        Mt. Vernon/ Centralia        08/21/2042            None
----------------------------------------------------------------------------------
   Dorchester*              Hillsboro              08/24/2042         11/30/2031
----------------------------------------------------------------------------------
     Danvers*              Bloomington             08/25/2042            None
----------------------------------------------------------------------------------
     Hudson*               Bloomington             08/25/2042            None
----------------------------------------------------------------------------------
    Danville*               Danville               08/27/2042         01/21/2008
----------------------------------------------------------------------------------
      Cisco*                 Decatur               09/10/2042         10/01/2016
----------------------------------------------------------------------------------
  E. Galesburg*             Galesburg              09/15/2042         09/15/2042
----------------------------------------------------------------------------------
   Troy Grove*           LaSalle/Ottawa            09/30/2042            None
----------------------------------------------------------------------------------
     Argenta*                Decatur               10/07/2042         10/01/2012
----------------------------------------------------------------------------------
     Dawson*                 Decatur               10/09/2042         10/01/2014
----------------------------------------------------------------------------------
    Maryville*        Maryville/River Bend         10/30/2042         11/01/2010
----------------------------------------------------------------------------------
  Fairview Hts.*          E. St. Louis             11/06/2042         01/15/2021
----------------------------------------------------------------------------------
    LaMoille*            LaSalle/Ottawa            11/09/2042         10/01/2012
----------------------------------------------------------------------------------
     Enfield*               Eldorado               11/13/2042            None
----------------------------------------------------------------------------------
  Mechanicsburg*             Decatur               12/11/2042         10/01/2014
----------------------------------------------------------------------------------
   Mt. Auburn*               Decatur               12/18/2042         10/01/2012
----------------------------------------------------------------------------------
   Glen Carbon*       Maryville/River Bend         12/24/2042         12/24/2042
----------------------------------------------------------------------------------
     DeWitt*               Bloomington             12/28/2042         10/01/2016
----------------------------------------------------------------------------------
     Buffalo*                Decatur               03/02/2043         06/01/2043
----------------------------------------------------------------------------------
     Trenton*             E. St. Louis             04/01/2043         06/01/2013
----------------------------------------------------------------------------------
    Maeystown*            E. St. Louis             04/05/2043            None
----------------------------------------------------------------------------------
      Benld*                Hillsboro              04/06/2043         12/02/2003
----------------------------------------------------------------------------------


* This community has adopted a new Electric and/or Gas Franchise Ordinance since the beginning of the Franchise Renewal Program initiated in 1991.

                         ATTACHMENT TO SCHEDULE 3.12(c)
                         ------------------------------

                   Electric and Gas Franchise Ordinance Report
                 (Sorted by Electric Franchise Expiration Date)

----------------------------------------------------------------------------------
                                                        EXPIRATION DATE
                                              ------------------------------------
   MUNICIPALITY              REGION                ELECTRIC              GAS
==================================================================================
     Ridgway*               Eldorado               06/14/2043            None
----------------------------------------------------------------------------------
   Illiopolis*               Decatur               06/24/2043         10/01/2013
----------------------------------------------------------------------------------
    Junction*               Eldorado               08/11/2043            None
----------------------------------------------------------------------------------
    Lexington*             Bloomington             09/13/2043            None
----------------------------------------------------------------------------------
   Shawneetown*             Eldorado               01/07/2044            None
----------------------------------------------------------------------------------
  E. Carondelet*          E. St. Louis             01/27/2044         10/01/2013
----------------------------------------------------------------------------------
   St. Libory*             Belleville              05/17/2044         10/01/2016
----------------------------------------------------------------------------------
     Pierron*               Hillsboro              05/17/2044         02/22/2033
----------------------------------------------------------------------------------
      Downs*               Bloomington             07/14/2044            None
----------------------------------------------------------------------------------
      Nason*          Mt. Vernon/ Centralia        11/02/2044            None
----------------------------------------------------------------------------------
    Sheffield*               Kewanee               02/20/2045         10/01/2007
----------------------------------------------------------------------------------
     Hoffman*         Mt. Vernon/ Centralia        08/09/2045         03/25/2029
----------------------------------------------------------------------------------
    Eldorado*               Eldorado               11/13/2045            None
----------------------------------------------------------------------------------
    Ellsworth*             Bloomington             08/09/2046            None
----------------------------------------------------------------------------------
      Buda*                  Kewanee               12/23/2046         10/01/2012
----------------------------------------------------------------------------------
     DuQuoin*                Sparta                05/07/2047         05/07/2047
----------------------------------------------------------------------------------

                                SCHEDULE 3.13(a)
                                ----------------

                                EMPLOYEE MATTERS

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.14
                                  -------------

                               MATERIAL CONTRACTS

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.15
                                  -------------

                              INTELLECTUAL PROPERTY

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.16
                                  -------------

                                  REAL PROPERTY

                                      None.

                                  SCHEDULE 3.18
                                  -------------

                                PERSONAL PROPERTY

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.19
                                  -------------

                             AFFILIATE TRANSACTIONS

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.21
                                  -------------

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 3.23
                                  -------------

                             REGULATORY PROCEEDINGS

1. In orders issued on November 17, 2003, and December 17, 2003, FERC directed the transmission providers, including IPC, to eliminate the charge for through-and-out transmission service as applied to requests made on or after November 17, 2003, for service that commences on or after April 1, 2004, when the power being delivered over IPC's transmission system ultimately sinks in the region comprised of PJM, the Midwest ISO, AEP, AMEREN, Dayton P&L, ComEd, or IP. The revenues lost due to the elimination of this charge can be recovered from the loads that benefit by the elimination of such charge via a "lost revenue recovery mechanism." This proceeding is on-going. IPC submitted the first of two required compliance filings on January 2, 2004 and will submit the second required compliance filing by February 13, 2004. FERC's decision in this proceeding is subject to requests for rehearing and appeal.

2. The ICC has been petitioned to investigate the financial and operating condition of IPC, pursuant to the action captioned Petition for an investigation into the conditions of Illinois Power Company, No. 03-0673, the People of the State of Illinois, by and through Lisa Madigan, Attorney General of the State of Illinois, the Cook County State's Attorney Office ex rel. Richard A. Devine, State's Attorney of Cook County, American Association of Retired Persons, Citizen Action/Illinois, Citizens Utility Board, Environmental Law and Policy Center, Illinois State Public Interest Research Group, Inc., Petitioners.

3. IPC filed a notice with the ICC under Section 16-111(g) of the IPUA with respect to a proposed amendment to the sublease between IPC and DMG relating to the Tilton Assets, as a result of which the ICC initiated an investigation. IPC subsequently filed a notice of withdrawal of the Section 16-111(g) notice and request for dismissal of the ICC investigation, which notice of withdrawal has not yet been acted upon by the ICC.

4. Pursuant to a letter dated January 30, 2004, FERC notified IPC that IPC had been selected, along with other companies, for inclusion in an industry-wide audit of Account 154 (Plant Materials and Operating Supplies) and Account 163 (Stores Expense Undistributed) to be conducted by the Office of the Executive Director, Division of Regulatory Audits.

                                  SCHEDULE 3.24
                                  -------------

                                     HEDGING

None.

                                  SCHEDULE 3.27
                                  -------------

                          CLINTON NUCLEAR POWER STATION

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 4.3(a)
                                 ---------------

                               PURCHASER APPROVALS

1.   Expiration of waiting period pursuant to HSR Act.

2. Approval by SEC pursuant to Section 9 of PUHCA. (Approval(s) by SEC pursuant to (i) Sections 6 and 7 of PUHCA, to the extent Purchaser intends to issue securities in connection with the transactions contemplated by the Agreement, and (ii) Section 13 of PUHCA, to the extent Purchaser plans to incorporate IPC into the services covered by Purchaser's service company.)

3.   Approvals by ICC as described in Item I of Schedule 8.2(b).

4. Approval by the Federal Communications Commission pursuant to Section 310 of the Communications Act of 1934.

5. Receipt by Seller of a Final Order of FERC under Section 203 of the FPA for the transfer of IPC's jurisdictional facilities to Purchaser and for the transfer of the EEI Shares to Ameren Energy Resources Company.

6. Receipt by Seller of a Final Order of FERC under Section 205 of the FPA for approval of the PPA.

                                 SCHEDULE 4.3(b)
                                 ---------------

                               PURCHASER CONFLICTS

The transactions contemplated by Section 5.15 may require a waiver under Purchaser's credit agreements.

                                  SCHEDULE 5.1
                                  ------------

                               CONDUCT OF BUSINESS

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 5.1(f)
                                 ---------------

                              CAPITAL EXPENDITURES

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 5.3(b)
                                 ---------------


   POTENTIAL REGULATORY COMMITMENTS AND CONDITIONS TO BE ACCEPTED BY PURCHASER

     Purchaser shall make the following commitments in its application with ICC:

1.   Purchaser will recapitalize IPC pursuant to the following steps:

     a. Purchaser will cause an aggregate of at least $750 million principal amount of IPC long-term debt to be repurchased or retired on or before December 31, 2006.

     b. Purchaser will cause IPC's common equity to total capitalization ratio to range between 50%-60% by December 31, 2006.

     c. To the extent necessary to accomplish the above, Purchaser will cause IPC to repurchase its 11.50% first mortgage bonds by December 31, 2006.

2. Purchaser will cause IPC to expend between $275 million and $325 million on capital projects during Purchaser's first two years of ownership of IPC;

3. Purchaser will maintain the IPC headquarters in Decatur, Illinois for not less than five years following closing;

4. IPC workforce reductions resulting from the acquisition will not exceed 25 employees for a period of four years following Closing, except to the extent additional reductions occur through attrition or voluntary separation programs;

5.   IPC will honor all existing labor agreements;

6. IPC employees, retirees and retirees' surviving dependents will remain in their current IPC benefit plans or be moved into appropriate Purchaser plans; and

7. IPC will establish a dividend policy comparable to the dividend policy of Purchaser's other Illinois utilities consistent with achieving and maintaining a common equity ratio between 50% and 60%.

                                  SCHEDULE 5.7
                                  ------------

                       PERMITTED INTERCOMPANY ARRANGEMENTS

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 5.15
                                  -------------

                                INTERCOMPANY NOTE

No more than two days prior to the Closing and no later than immediately prior to the Closing, Dynegy and Seller will cause the principal of and all accrued and unpaid interest on the Intercompany Note to be eliminated pursuant to the following steps:

     o First, the principal amount of the Intercompany Note will be reduced in consideration of the assumption by Dynegy or Seller of (i) the recorded net deferred tax obligation of IPC and (ii) certain intercompany payables of IP, with the principal amount to be reduced by the amount of such assumed obligations.

     o Second, Dynegy and Seller will cause IPC, immediately following such reduction, to distribute the remaining Intercompany Note (and all obligations associated therewith, including the remaining principal and any accrued and unpaid interest amount) to Seller.

The result of the foregoing transactions shall be the elimination of the receivable and payable associated with the Intercompany Note.

                                  SCHEDULE 5.19
                                  -------------

                              CONSENT SOLICITATION

                  [Filed confidentially pursuant to Rule 104]

                                  SCHEDULE 5.24
                                  -------------

      SELLER'S IMPLEMENTATION PLAN OF SECTION 404 OF THE SARBANES-OXLEY ACT

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 6.1(c)
                                 ---------------

                       EMPLOYMENT AGREEMENT (ALTENBAUMER)

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 6.1(d)
                                 ---------------

                         EMPLOYMENT AGREEMENT (SCHUKAR)

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 6.1(e)
                                 ---------------

                               SELLER BONUS PLANS

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 6.1(g)
                                 ---------------

                               AFFILIATE EMPLOYEES

                  [Filed confidentially pursuant to Rule 104]

                                 SCHEDULE 6.2(a)
                                 ---------------

                              SELLER PENSION PLANS

1. Dynegy Inc. Retirement Plan as Amended and Restated Effective December 1, 2001 (formerly known as the Illinois Power Company Retirement Income Plan for Salaried Employees)

2. Illinois Power Company Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement As Amended and Restated Effective December 1, 2001

                                 SCHEDULE 6.2(b)
                                 ---------------

                              SELLER SAVINGS PLANS

1.

     Illinois Power Company Incentive Savings Plan As Amended and Restated Effective January 1, 2002, as further amended effective October 1, 2003 and January 1, 2004

2. Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement As Amended and Restated Effective January 1, 2002, as further amended effective October 1, 2003 and January 1, 2004

                                  SCHEDULE 7.7
                                  ------------

                            PURCHASE PRICE ALLOCATION

     Dynegy and Purchaser have agreed that $125,000,000 of the Purchase Price will be allocated to the EEI Shares and the balance of the Purchase Price will be allocated to the capital stock of IPC purchased from Seller.

                                 SCHEDULE 8.1(b)
                                 ---------------

                      REQUIRED SELLER REGULATORY APPROVALS

1. A Final Order of the FERC under Section 203 of the FPA for the transfer of IPC's jurisdictional facilities to Purchaser and for the transfer of the EEI Shares to Ameren Energy Resources Company.

2. A Final Order of the FERC under Section 205 of the FPA for approval of the PPA.

3. A Final Order of the FERC under Section 203 of the FPA for approval of the Generation Agreement (to the extent the Generation Agreement involves the transfer of FERC-jurisdictional facilities).

4. A Final Order of the FERC under Section 205 of the FPA for approval of the Blackstart Agreement.

5. Any approvals of ICC necessary in connection with transactions necessary to fulfill IPC's obligations under Section 8.2(j).

6. A Final Order of ICC approving, pursuant to Sections 7-204 and 7-204A of the IPUA, of the acquisition by Purchaser of the Common Shares and of the Preferred Shares of IPC in accordance with the Agreement.

7. Approval of ICC pursuant to Section 7-101 of the IPUA for IPC to cancel the Intercompany Note in accordance with Section 5.15 of the Agreement.

8. Approval of ICC pursuant to Section 7-101 of the IPUA for the termination at Closing of (i) the Services and Facilities Agreement among IPC, Dynegy and other affiliates of Dynegy and (ii) Netting Agreement among IPC, Dynegy and other affiliates of Dynegy.

9. Receipt by the parties of all necessary approvals under the Public Utility Holding Company Act.

10. The waiting period applicable to the purchases of the Shares under the HSR Act shall have expired or been terminated.

11. Receipt from the FCC of authority to transfer radio, microwave and other private wireless telecommunications licenses from IPC to Purchaser.

                                 SCHEDULE 8.1(e)
                                 ---------------

                            REQUIRED DYNEGY CONSENTS

1.   Consents required under Dynegy's Credit Agreement.

                                 SCHEDULE 8.2(b)
                                 ---------------

                     REQUIRED PURCHASER REGULATORY APPROVALS

     I.   ICC APPROVALS

          (i) Approval of Purchaser's proposed recapitalization of IPC pursuant to Section 6-103 of the Illinois Public Utility Act ("IPUA"), including the elimination of all payables and receivables associated with the Intercompany Note;

          (ii) Approval of IPC's entry into agreements with Affiliates of Purchaser, pursuant to Section 7-101 of the IPUA, for the provision of general services and fuel procurement services, for the allocation of tax liability, and for participation in a money pool;

          (iii) Approval of Purchaser's acquisition of the Common Shares and of the Preferred Shares and of the transactions contemplated by the Agreement pursuant to Sections 7-204 and 7-204A of the IPUA and, to the extent required by ICC, pursuant to Section 7-102 of the IPUA;

          (iv) A finding by ICC that Purchaser's acquisition of the Common Shares and the Preferred Shares is prudent and reasonable, and that the public will benefit thereby, taking into consideration the effect of the purchase on IPC's deferred tax balances and rate-base valuation; a finding and approval of Purchaser's proposed IPC accounting entries associated with the acquisition, including the entries associated with the changes in the deferred tax balances;

          (v) A finding by ICC, pursuant to Section 7-204(c) of the IPUA, that IPC should be allowed to amortize ratably over the period 2005-2010 no less than $100 million of costs incurred in accomplishing the reorganization of IPC, and to recover the unamortized portion over the period 2007-2010;

          (vi) Termination of ICC's restriction on IPC's ability to declare and pay dividends on its common stock, imposed in ICC Docket 02-0561, and approval for IPC to declare and pay dividends when its first mortgage bonds are rated either: (i) at least BBB- by Standard & Poors or (ii) at least BAA3 by Moody's Investor Services;

          (vii) Approval, pursuant to Section 9-201 of the IPUA, of electric automatic adjustment clause tariff riders not materially and adversely different than as proposed by Purchaser, to become effective on January 2, 2007, under which IPC may recover the prudent costs, net of insurance recoveries and other contributions, associated with any claims or damages related to asbestos exposure.

     II.  FERC

          (i) Receipt by Seller of a Final Order of FERC under Section 203 of the FPA for the transfer of IPC's jurisdictional facilities to Purchaser and for the transfer of the EEI Shares to Ameren Energy Resources Company.

          (ii) Receipt by Seller of a Final Order of FERC under Section 205 of the FPA for approval of the PPA.

     III. SEC

          The parties shall have received all necessary approvals under the Public Utility Holding Company Act without any requirement relating to the divestiture of assets.

     IV.  DOJ/FTC

          The waiting period applicable to the purchase of the Shares under the HSR ACT shall have expired or been terminated.

     V.   FCC

          Receipt from the FCC of authority to transfer radio, microwave and other private wireless telecommunications licenses from IPC to Purchaser.

                                 SCHEDULE 8.2(e)
                                 ---------------

                           REQUIRED PURCHASER CONSENTS

None.